     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            RELIANT RESOURCES, INC.
             (Exact name of Registrant as Specified in Its Charter)

             DELAWARE                             4911                            76-0655566
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)           Identification Number)

                             1111 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 497-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                MICHAEL L. JINES
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY
                             1111 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 497-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)


                          COPIES TO:

                 MICHAEL P. ROGAN                                   RICHARD B. AFTANAS
                 C. KEVIN BARNETTE                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                        FOUR TIMES SQUARE
            1440 NEW YORK AVENUE, N.W.                           NEW YORK, NEW YORK 10036
              WASHINGTON, D.C. 20005                                  (212) 735-3000
                  (202) 371-7000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO          OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
      SECURITIES TO BE REGISTERED          BE REGISTERED         PER NOTE(1)              PRICE(1)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
9.25% Senior Secured Notes due 2010....    $550,000,000              100%               $550,000,000            $44,495
-----------------------------------------------------------------------------------------------------------------------------
9.50% Senior Secured Notes due 2013....    $550,000,000              100%               $550,000,000            $44,495
-----------------------------------------------------------------------------------------------------------------------------
Guarantees related to the 9.25% Senior
Secured Notes due 2010.................         N/A                  N/A                    N/A                   (2)
-----------------------------------------------------------------------------------------------------------------------------
Guarantees related to the 9.50% Senior
Secured Notes due 2013.................         N/A                  N/A                    N/A                   (2)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(f) under the Securities Act.
(2) No separate consideration will be received for the guarantees, therefore, no registration fee is required pursuant to Rule 457(n) under the Securities Act.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                  PRIMARY STANDARD
                                                   STATE OF          INDUSTRIAL
                                               INCORPORATION OR    CLASSIFICATION       I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANT*                    FORMATION         CODE NUMBER      IDENTIFICATION NUMBER
------------------------------                 ----------------   ----------------   ---------------------
Choctaw County Trust.........................    Delaware               4911             51-0408775
GuideStreet, Inc. ...........................    Delaware               4911             76-0634346
Hunterstown Trust............................    Delaware               4911             51-0408774
Insync Internet Services, Incorporated.......      Texas                4911             76-0485154
Orion Power Holdings, Inc. ..................    Delaware               4911             58-2087649
Reeves County Land Associates, LLC...........    Delaware               4911             74-3051418
Reliant Energy Arrow Canyon, LLC.............    Delaware               4911             76-0663722
Reliant Energy Atlantic, LLC.................    Delaware               4911             76-0655914
Reliant Energy Aurora Development, LLC.......    Delaware               4911             76-0639813
Reliant Energy Aurora Holding, LLC...........    Delaware               4911             51-0397864
Reliant Energy Aurora I, LP..................    Delaware               4911             76-0639815
Reliant Energy Aurora II, LP.................    Delaware               4911             76-0639816
Reliant Energy Aurora, LP....................    Delaware               4911             76-0641100
Reliant Energy Bighorn, LLC..................    Delaware               4911             76-0664188
Reliant Energy Broadband, Inc. ..............    Delaware               4911             76-0655569
Reliant Energy California Holdings, LLC......    Delaware               4911             76-0566778
Reliant Energy CapTrades Holding Corp........    Delaware               4911             51-0389078
Reliant Energy Choctaw County, LLC...........   Mississippi             4911             76-0659578
Reliant Energy Communications, Inc. .........    Delaware               4911             76-0616444
Reliant Energy Construction, LLC.............    Delaware               4911             76-0678301
Reliant Energy Coolwater, Inc. ..............    Delaware               4911             76-0555457
Reliant Energy Customer Care Services, LLC...    Delaware               4911             76-0662575
Reliant Energy Corporate Services, LLC.......    Delaware               4911             56-2368220
Reliant Energy Deer Park, Inc. ..............    Delaware               4911             76-0439514
Reliant Energy Desert Basin, LLC.............    Delaware               4911             76-0607158
Reliant Energy Development Services, Inc. ...    Delaware               4911             76-0621758
Reliant Energy Electric Solutions, LLC.......    Delaware               4911             69-0007344
Reliant Energy Ellwood, Inc. ................    Delaware               4911             76-0555453
Reliant Energy Equipment Company, LLC........     Nevada                4911             75-3081595
Reliant Energy Erie West, LLC................    Delaware               4911             76-0656062
Reliant Energy Etiwanda, Inc. ...............    Delaware               4911             76-0555456
Reliant Energy Europe Trading & Marketing,
  Inc. ......................................    Delaware               4911             76-0618977
Reliant Energy Florida Holdings, LLC.........    Delaware               4911             76-0619311
Reliant Energy Funding, LLC..................    Delaware               4911             42-1582985
Reliant Energy Gas Storage, LLC..............    Delaware               4911             76-0697568
Reliant Energy Gilbert, LLC..................    Delaware               4911             52-2182202
Reliant Energy Hunterstown, LLC..............    Delaware               4911             76-0656061
Reliant Energy Indian River, LLC.............    Delaware               4911             74-2931711
Reliant Energy Key/Con Fuels, LLC............    Delaware               4911             76-0664189
Reliant Energy Mandalay, Inc. ...............    Delaware               4911             76-0555455
Reliant Energy Mid-Atlantic Development,
  Inc. ......................................    Delaware               4911             76-0642335
Reliant Energy Net Ventures, Inc. ...........    Delaware               4911             76-0651994

                                                                  PRIMARY STANDARD
                                                   STATE OF          INDUSTRIAL
                                               INCORPORATION OR    CLASSIFICATION       I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANT*                    FORMATION         CODE NUMBER      IDENTIFICATION NUMBER
------------------------------                 ----------------   ----------------   ---------------------
Reliant Energy New Smyrna Beach, LLC.........    Delaware               4911             76-0691394
Reliant Energy Northeast Generation, Inc. ...    Delaware               4911             76-0639817
Reliant Energy Northeast Holdings, Inc. .....    Delaware               4911             51-0399148
Reliant Energy Ormond Beach, Inc. ...........    Delaware               4911             76-0573510
Reliant Energy Osceola, LLC..................    Delaware               4911             76-0616342
Reliant Energy Partsco, LLC,.................    Delaware               4911             46-0471966
Reliant Energy Portland, LLC.................    Delaware               4911             76-0656060
Reliant Energy Power Generation, Inc. .......    Delaware               4911             76-0530625
Reliant Energy Power Operations I, Inc. .....    Delaware               4911             76-0621756
Reliant Energy Power Operations II, Inc. ....    Delaware               4911             76-0646051
Reliant Energy Renewables Atascocita GP,
  LLC........................................    Delaware               4911             76-0643760
Reliant Energy Renewables Atascocita, LP.....    Delaware               4911             76-0643759
Reliant Energy Renewables Baytown GP, LLC....    Delaware               4911             76-0681221
Reliant Energy Renewables Baytown, LP........    Delaware               4911             76-0681222
Reliant Energy Renewables Blue Bonnet GP,
  LLC,.......................................    Delaware               4911             76-0652018
Reliant Energy Renewables Blue Bonnet, LP....    Delaware               4911             76-0652524
Reliant Energy Renewables Coastal Plains GP,
  LLC........................................    Delaware               4911             76-0643758
Reliant Energy Renewables Coastal Plains,
  LP.........................................    Delaware               4911             76-0643757
Reliant Energy Renewables Conroe GP, LLC.....    Delaware               4911             76-0652460
Reliant Energy Renewables Conroe, LP.........    Delaware               4911             76-0652527
Reliant Energy Renewables Fort Worth GP,
  LLC........................................    Delaware               4911             76-0694543
Reliant Energy Renewables Fort Worth, LP.....    Delaware               4911             76-0694541
Reliant Energy Renewables Holdings II, LLC...    Delaware               4911             47-0891628
Reliant Energy Renewables Security GP, LLC...    Delaware               4911             76-0643756
Reliant Energy Renewables Security, LP.......    Delaware               4911             76-0643755
Reliant Energy Renewables, Inc. .............    Delaware               4911             76-0643486
Reliant Energy Retail Holdings, LLC..........    Delaware               4911             76-0655580
Reliant Energy Retail Services, LLC..........    Delaware               4911             76-0655567
Reliant Energy Sabine (Delaware), Inc. ......    Delaware               4911             52-2067701
Reliant Energy Sabine (Texas), Inc. .........    Delaware               4911             76-0555452
Reliant Energy Services Desert Basin, LLC....    Delaware               4911             76-0625991
Reliant Energy Services International,
  Inc. ......................................    Delaware               4911             76-0586841
Reliant Energy Services Mid-Stream, LLC......    Delaware               4911             76-0637432
Reliant Energy Services New Mexico, LLC......    Delaware               4911             76-0637228
Reliant Energy Services, Inc. ...............    Delaware               4911             72-1183055
Reliant Energy Seward, LLC...................    Delaware               4911             76-0656057
Reliant Energy Shelby County II, LP..........    Delaware               4911             76-0635117
Reliant Energy Shelby County, LP.............    Delaware               4911             76-0625976
Reliant Energy Shelby Development Corp.......    Delaware               4911             76-0625972
Reliant Energy Shelby Holding Corp...........    Delaware               4911             51-0394701
Reliant Energy Shelby I, LP..................    Delaware               4911             76-0625973
Reliant Energy Shelby II, LP,................    Delaware               4911             76-0625974
Reliant Energy Signal Peak, LLC..............    Delaware               4911             52-2317083

                                                                  PRIMARY STANDARD
                                                   STATE OF          INDUSTRIAL
                                               INCORPORATION OR    CLASSIFICATION       I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANT*                    FORMATION         CODE NUMBER      IDENTIFICATION NUMBER
------------------------------                 ----------------   ----------------   ---------------------
Reliant Energy Solutions, LLC,...............    Delaware               4911             76-0676968
Reliant Energy Solutions California, Inc. ...    Delaware               4911             76-0674923
Reliant Energy Solutions East, LLC...........    Delaware               4911             46-0471978
Reliant Energy Solutions Holdings, LLC.......    Delaware               4911             46-0471983
Reliant Energy Solutions West, LLC,..........    Delaware               4911             01-0748333
Reliant Energy Titus, LLC....................    Delaware               4911             76-0656054
Reliant Energy Trading Exchange, Inc. .......    Delaware               4911             76-0642320
Reliant Energy Ventures, Inc. ...............    Delaware               4911             76-0387091
Reliant Energy Wholesale Service Company.....    Delaware               4911             76-0626673
Reliant Energy Winter Haven, LLC.............    Delaware               4911             43-1970340
Reliant Resources International Services,
  Inc. ......................................    Delaware               4911             76-0662796
ReliantEnergy.com, Inc. .....................    Delaware               4911             76-0587264
Seward Trust.................................    Delaware               4911             51-0408777
StarEn Power, LLC,...........................    Delaware               4911             76-0662793
Texas Star Energy Company....................    Delaware               4911             76-0681220

---------------

* Addresses and telephone numbers of principal executive offices are the same as that of Reliant Resources, Inc.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION DATED JULY 24, 2003

PRELIMINARY PROSPECTUS

                             (RELIANT RESOURCES LOGO)

                                OFFER TO EXCHANGE:

                 $550,000,000 9.25% SENIOR SECURED NOTES DUE 2010
                    CUSIP # 75952B AE 5, ISIN # US75952BAE56,
                    CUSIP # U75885 AB 6, ISIN # USU75885AB69,
                    CUSIP # 75952B AG 0, ISIN # US75952BAG05,

         IN EXCHANGE FOR $550,000,000 9.25% SENIOR SECURED NOTES DUE 2010
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                       AND

                 $550,000,000 9.50% SENIOR SECURED NOTES DUE 2013
                    CUSIP # 75952B AH 8, ISIN # US75952BAH87,
                    CUSIP # U75885 AC 4, ISIN # USU75885AC43,
                    CUSIP # 75952B AK 1, ISIN # US75952BAK17,

         IN EXCHANGE FOR $550,000,000 9.50% SENIOR SECURED NOTES DUE 2013
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                        OF

                             RELIANT RESOURCES, INC.
                   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON               , 2003, UNLESS EXTENDED.
                             -----------------------

     Terms of the exchange offer:

     - The exchange notes are being registered with the Securities and Exchange Commission and are being offered in exchange for the original notes that were previously issued in an offering exempt from the Securities and Exchange Commission's registration requirements.

     - The terms of the exchange offer are summarized below and more fully described in this prospectus.

     - We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

     - We will not receive any proceeds from the exchange offer.

     - The terms of the exchange 2010 notes and 2013 notes are substantially identical to the original 2010 notes and 2013 notes, respectively, except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.
                             ---------------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF THE RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR ORIGINAL NOTES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

                                   PROSPECTUS

AVAILABLE INFORMATION.......................................    i
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.............  iii
PROSPECTUS SUMMARY..........................................    1
RISK FACTORS................................................   18
USE OF PROCEEDS.............................................   46
THE EXCHANGE OFFER..........................................   47
CAPITALIZATION..............................................   53
SELECTED FINANCIAL INFORMATION AND OTHER DATA...............   54
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   58
OUR BUSINESS................................................   59
MANAGEMENT..................................................   83
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   89
DESCRIPTION OF OTHER INDEBTEDNESS...........................   92
DESCRIPTION OF NOTES........................................   98
PLAN OF DISTRIBUTION........................................  168
LEGAL MATTERS...............................................  168
EXPERTS.....................................................  168
GLOSSARY OF TERMS...........................................  A-1

                             AVAILABLE INFORMATION

     Reliant Resources files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document Reliant Resources files at the SEC's public reference room in Washington, D.C., 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Web site at www.sec.gov or from Reliant Resources' web site at www.reliantresources.com. However, the information on Reliant Resources' web site does not constitute a part of this prospectus.

     In this document, Reliant Resources "incorporates by reference" the information it files with the SEC, which means that Reliant Resources can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. Reliant Resources incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until the completion of the exchange of original notes:

     - Reliant Resources' Annual Report on Form 10-K/A filed on May 1, 2003 for the fiscal year ended December 31, 2002;

     - Reliant Resources' Proxy Statement on Schedule 14A, filed on April 30, 2003;

     - Reliant Resources' Quarterly Report on Form 10-Q filed on May 14, 2003 for the quarter ended March 31, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on January 10, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on February 3, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on February 24, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on March 17, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on March 24, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on March 28, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on April 1, 2003 (to the extent filed by Reliant Resources under the Securities Exchange Act of 1934);

     - Reliant Resources' Current Report on Form 8-K filed on April 16, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on May 12, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on May 16, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on June 5, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on June 18, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on June 24, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on June 27, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on June 30, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on July 11, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on July 22, 2003; and

     - Reliant Resources' Current Report on Form 8-K filed on July 23, 2003.

     You may request a copy of these filings at no cost, by writing or telephoning Reliant Resources at: P.O. Box 4567, Houston, Texas 77210-4567,
Attention: Investor Relations, telephone (713) 497-7000.

     For our most recent annual consolidated financial statements and notes, see our Current Report on Form 8-K filed on June 30, 2003 and incorporated by reference herein. For our most recent annual "Management's Discussion and Analysis of Financial Condition and Results of Operations," see our Current Report on Form 8-K filed on June 5, 2003 and incorporated by reference herein. For our most recent interim consolidated financial statements and notes and interim "Management's Discussion and Analysis of Financial Condition and Results of Operations," see our Current Report on Form 8-K filed on July 23, 2003 and incorporated by reference herein.

     For Orion Power Holdings, Inc.'s most recent annual consolidated financial statements and notes and annual "Management's Discussion and Analysis of Financial Condition and Results of Operations," see our Current Report on Form 8-K filed on April 16, 2003 and incorporated by reference herein. For Orion Power Holdings, Inc.'s most recent interim consolidated financial statements and notes and interim "Management's Discussion and Analysis of Financial Condition and Results of Operations," see our Current Report on Form 8-K filed on May 16, 2003 and incorporated by reference herein. For Reliant Energy Mid-Atlantic Power Holdings, LLC's most recent annual consolidated financial statements and notes, see our Current Report on Form 8-K filed on July 22, 2003 and incorporated by reference herein. For Reliant Energy Retail Holdings, LLC's most recent annual consolidated financial statements and notes, see our Current Report on Form 8-K filed on June 27, 2003 and incorporated by reference herein.

     You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. Reliant Resources has not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes statements concerning expectations, assumptions, beliefs, plans, projections, objectives, goals, strategies and future events or performance that are intended as "forward-looking statements". You can identify our forward-looking statements by the words "anticipates", "believes", "continue", "could", "estimates", "expects", "forecast", "goal", "intends", "may", "objective", "plans", "potential", "predicts", "projection", "should", "will" and similar words.

     We have based our forward-looking statements on management's beliefs and assumptions based on information available at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events and performance may and often do vary materially from actual results. Therefore, actual results may differ materially from those expressed or implied by our forward-looking statements. For more information regarding the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements, see "Risk Factors" beginning on page 18.

     You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

     In this prospectus, the words "Reliant Resources" refer to Reliant Resources, Inc. and the words "we", "our", "ours", and "us" refer to Reliant Resources, Inc. and our subsidiaries. The following summary contains basic information about the notes and the exchange offer. It does not contain all of the information that may be important to you. For a complete understanding of the notes and the exchange offer, we encourage you to read this entire document and the documents we have referred you to herein. We provide a glossary of terms used in this prospectus beginning on page A-1.

                                COMPANY OVERVIEW

     We are based in Houston, Texas and provide electricity and energy services to retail and wholesale customers. We provide a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas under the Reliant Energy brand name. These customers range from residences and small businesses to large commercial, industrial and institutional customers. Our business includes approximately 22,000 MW of power generation capacity in operation, under construction or under contract in the United States. In addition, we have the exclusive option to acquire CenterPoint's 81% ownership interest in Texas Genco, which owns approximately 14,000 MW of generating capacity in Texas.

     In June 1999, the Texas legislature adopted an electric restructuring law that amended the regulatory structure governing electric utilities in Texas in order to allow retail electric competition with respect to all customer classes beginning in January 2002. In response to this legislation, CenterPoint adopted a business separation plan in order to separate its regulated and unregulated operations. Under the business separation plan, we were incorporated in Delaware in August 2000, and CenterPoint transferred substantially all of its unregulated businesses to us. We completed an initial public offering of approximately 20% of our common stock in May 2001. In September 2002, the distribution of the remaining shares of our common stock owned by CenterPoint to its stockholders was completed and, as a result, we are no longer a subsidiary of CenterPoint.

RETAIL ENERGY

     We are a certified retail electric provider in Texas, which allows us to provide electricity to residential, small commercial and large commercial, industrial and institutional customers. Our retail energy segment provides standardized electricity and related products and services to residential and small commercial customers with an aggregate peak demand for power up to approximately one MW (i.e., small and mid-sized business customers) and offers customized electric commodity and energy management services to large commercial, industrial and institutional customers with an aggregate peak demand for power in excess of approximately one MW (i.e., refineries, chemical plants, manufacturing facilities, real estate management firms, hospitals, universities, school systems, governmental agencies, multi-site retailers, restaurants, and other facilities under common ownership or franchise arrangements with a single franchiser, which aggregate to approximately one MW or greater of peak demand). We currently provide retail electric service to residential and small commercial customers only in Texas and primarily in the Houston area. We have no near-term plans to provide retail electric service to residential and small commercial customers outside of Texas. However, we recently entered into contracts to provide retail electric services to large commercial, industrial and institutional customers in New Jersey beginning August 1, 2003, and we are taking steps to provide electricity and related products and services to large commercial, industrial and institutional customers in certain other states, including Maryland and Pennsylvania where we have received licenses to provide retail electric service.

     Included in our retail energy segment are our ERCOT generation facilities which consist of ten power generation units completed or under various stages of construction at seven facilities with an aggregate net generation capacity of 805 MW located in Texas.

WHOLESALE ENERGY

     Our wholesale energy segment provides energy and energy services with a focus on the competitive segment of the United States wholesale energy markets. We have built a diversified portfolio of electric power generation facilities, through a combination of acquisitions and development, that are not subject to traditional cost-based regulation; therefore, we can generally sell electricity at prices determined by the market, subject to regulatory limitations. We market electric energy, capacity and ancillary services and procure natural gas, coal, fuel oil, natural gas transportation capacity and other energy-related commodities to optimize our physical assets and provide risk management services for our asset portfolio.

     We own an interest in, or lease 120 operating electric power generation facilities with an aggregate net generating capacity of 19,083 MW located in five regions of the United States -- the Mid-Atlantic, New York, the Mid-Continent, the Southeast and the West regions. The generating capacity of these facilities consists of approximately 32% of base-load, 36% of intermediate and 32% of peaking capacity. Our generating capacity is fueled 39% by natural gas, 23% by coal, 3% by oil and 31% has dual-fuel capability. The remaining 4% of our generating capacity is hydroelectric. We have two electric power generation facilities and replacement or incremental electric power generation units at two existing facilities, or 2,461 MW of net generating capacity, under construction.

     The following table describes our electric power generation facilities and net generating capacity by region:

                                                  TOTAL NET
                                 NUMBER OF       GENERATING
                                GENERATION        CAPACITY
REGION                         FACILITIES(1)       (MW)(2)           DISPATCH TYPE(3)           FUEL TYPE
------                         -------------     ----------          ----------------           ---------
MID-ATLANTIC
  Operating(4)...............        22             4,795        Base, Intermediate, Peak   Gas/Coal/Oil/Hydro
  Under                              --             1,120        Base, Intermediate         Gas/Coal
    Construction(5)(6)(7)....
                                    ---            ------
  Combined...................        22             5,915
NEW YORK
  Operating(8)...............        77             2,952        Base, Intermediate, Peak   Gas/Oil/Hydro
MID-CONTINENT
  Operating..................         9             4,484        Base, Intermediate, Peak   Gas/Oil/Coal
  Under Construction(5)......         1               800        Intermediate, Peak         Gas
                                    ---            ------
  Combined...................        10             5,284
SOUTHEAST
  Operating(9)(10)...........         5             2,210        Base, Intermediate, Peak   Gas/Oil
WEST
  Operating(11)(12)(13)......         7             4,642        Base, Intermediate, Peak   Gas/Oil
  Under Construction(5)......         1               541        Base, Intermediate         Gas
                                    ---            ------
  Combined...................         8             5,183
TOTAL
  Operating..................       120            19,083
  Under Construction.........         2             2,461
                                    ---            ------
  Combined...................       122            21,544
                                    ===            ======

---------------

 (1) Unless otherwise indicated, we own a 100% interest in each facility listed.

 (2) Average summer and winter net generating capacity.

 (3) We use the designations "Base," "Intermediate," and "Peak" to indicate whether the facilities described are base-load, intermediate, or peaking facilities, respectively.

 (4) We lease a 100%, 16.67% and 16.45% interest in three Pennsylvania facilities having 614 MW, 284 MW and 282 MW of net generating capacity, respectively, through facility lease agreements having terms of 26.5 years,
     33.75 years and 33.75 years, respectively.

 (5) We consider a project to be "under construction" once we have acquired the necessary permits to begin construction, broken ground on the project site and contracted to purchase machinery for the project, including the combustion turbines.

 (6) The 1,120 MW of net generating capacity under construction is based on 1,317 MW of net generating capacity currently under construction, less 197 MW of net generating capacity that will be retired upon completion of one of the projects.

 (7) Our two construction projects in the Mid-Atlantic region are replacement or incremental electric power generation units at existing facilities. These units are reflected in the operating generation facilities count, but the net generating capacity of such units will be reflected in the under construction count until the units begin commercial operation.

 (8) Excludes two hydro plants with a net generating capacity of 5 MW, which are not currently operational.

 (9) We own a 50% interest in one of these facilities having a net generating capacity of 108 MW. An independent third party owns the other 50%.

(10) We lease a 100% interest in two Florida facilities having 630 MW and 474 MW of net generating capacity, respectively, through facility lease agreements having terms of 10 years and 5 years, respectively.

(11) Beginning in January 2003, two California generation units having 264 MW of total net generating capacity were idled due to a lack of required environmental permits.

(12) We own a 50% interest in one Nevada facility having a total generating capacity of 470 MW. An independent third party owns the other 50%.

(13) Includes our 588-megawatt Desert Basin plant, located in Casa Grande, Arizona. On July 9, 2003, we entered into a definitive agreement to sell our Desert Basin plant to SRP.

     We seek to optimize our physical asset positions consisting of our power generation asset portfolio, pipeline transportation capacity positions, pipeline storage positions and fuel positions and provide risk management services for our asset positions. We perform these functions through procurement, marketing and hedging activities for power, fuels and other energy related commodities. With the downturn in the industry, the decline in market liquidity and our liquidity capital constraints, the principal function of our commercial activities is to optimize our assets. In March 2003, we decided to exit our proprietary trading activities and liquidate, to the extent practicable, our proprietary positions. Although we are exiting the proprietary trading business, we have existing positions which will be closed as economically feasible or in accordance with their terms. We will continue to engage in marketing and hedging activities related to our electric generating facilities, pipeline transportation capacity positions, pipeline storage positions and fuel positions.

DISCONTINUED OPERATIONS

     We own and operate 13 electric power generation units organized into three clusters with an aggregate net generating capacity of 3,496 MW, of which 3,231 MW are operational, located in the Netherlands. These facilities consist of approximately 39% of base-load, 15% of intermediate and 46% of peaking capacity. Our European energy segment produces, buys and sells electricity, gas and other energy-related commodities primarily in the Netherlands wholesale market. The primary customers in the Netherlands are electric distribution companies, large industrial consumers and energy trading companies.

     Our European trading and origination operations are currently centered in the Netherlands, with an additional office in Germany. Our European trading and origination operations focus on hedging and optimizing our generation assets in the Netherlands. During 2002, we traded electricity and fuel products in the Netherlands, Germany, Austria, the United Kingdom and the Scandinavian countries. In September 2002, we decided to substantially exit our proprietary trading activities in Europe.

     In February 2003, we announced the sale of our European energy business to Nuon for approximately Euro 1.1 billion (as of March 31, 2003, approximately $1.2 billion). As additional contingent consideration for the sale, we will also receive 90% of the dividends and other distributions in excess, if any, of approximately Euro 110 million (as of March 31, 2003, approximately $120 million) paid by NEA to REPGB following consummation of the sale. We intend to use the cash proceeds from the sale first to prepay the Euro 600 million bank term loan borrowed by RECE to finance a portion of the original acquisition costs of our European energy operations. We currently expect this sale to close in the summer of 2003. In accordance with current accounting standards, the results of these operations are now reported as discontinued operations.

                            OBJECTIVES AND STRATEGY

     We are committed to building a balanced wholesale and retail energy business. Achievement of this goal will be facilitated by focusing on the following strategic priorities:

OPTIMIZE OUR BUSINESS

     Our retail energy business has a strong competitive position in Texas and has provided us with a stable source of earnings. Following deregulation, as anticipated, we have seen a loss of residential and small business market share in the Houston area service territory. We are pursuing customers in other markets outside of the Houston area service territory to mitigate the loss of this market share. As a result of such marketing efforts, we have made out-of-territory market share gains which have helped to offset losses within the Houston area service territory. Further, our business which provides electricity and energy services to customers with an aggregate peak demand of greater than approximately one MW has grown its market share substantially since deregulation and is poised to continue to grow in Texas. In addition, we have recently opened an office in New Jersey and are focused on building a strong position in the surrounding region.

     Our wholesale energy business consists of a portfolio of diverse generation assets which enable us to market electric energy, capacity and ancillary services. In addition, we procure natural gas, coal, fuel oil, natural gas transportation capacity and other energy-related commodities and maintain a commercial infrastructure to optimize our physical assets and contractual positions through marketing and hedging activities. We focus on contracting our capacity and procuring the necessary fuel to generate that power, to lock in energy margins. While current market conditions are generally weak, we expect the profitability of our wholesale energy business to improve markedly when markets return to more balanced supply and demand fundamentals and market rules and regulations improve.

IMPROVE OUR CAPITAL STRUCTURE

     Our March 2003 refinancing provided us liquidity and removed near-term debt maturities which enhances our ability to access the capital markets. Our business is an inherently cyclical one; consequently, we believe that we need a more balanced capital structure, and we intend to replace the majority of our bank debt with long-term fixed income debt and equity. Our first step in this process was our issuances of $275 million of convertible senior subordinated notes in June and July 2003 and $1.1 billion of notes in July 2003 (described below in "-- Recent Developments"). The net proceeds of the convertible senior subordinated notes were placed in an escrow account for the possible acquisition of Texas Genco and the net proceeds of the notes were used to pay down our bank debt.

OPPORTUNISTICALLY DIVEST NON-CORE ASSETS

     We continuously evaluate our non-core assets. As we demonstrated by our agreement to sell our European energy operations and by our recent agreement to sell our 588-megawatt Desert Basin plant operations (described below in "-- Recent Developments"), we will consider selling specific generation assets in order to narrow our focus, bolster our liquidity and strengthen our financial position.

CAPITALIZE ON UNIQUE OPPORTUNITIES

     We will continue to pursue opportunities to enhance our businesses within the parameters of our capital structure. We have the exclusive option to acquire CenterPoint's 81% interest in Texas Genco, which could have strategic advantages, including synergies and operational benefits, given that we source a significant percentage of our electric energy supply from Texas Genco.

     The continued expansion and growth of our residential and small commercial retail energy business in Texas and our large commercial, industrial and institutional retail energy business both in Texas and other strategic markets in the United States also remain top priorities.

                              RECENT DEVELOPMENTS

     In March 2003, we completed a $6.2 billion financing package that refinanced $5.9 billion of our existing bank credit facilities with new credit facilities and provided us with an additional $300 million senior priority credit facility. The $5.9 billion of new credit facilities consists of a $2.1 billion revolving credit facility and a $3.8 billion term loan, all of which mature in 2007 and do not require any mandatory principal payments prior to May 15, 2006. The $300 million senior priority credit facility provides us with additional liquidity in the event of extreme movements in commodity prices. It matures upon the earlier of our purchase of any of the outstanding common stock of Texas Genco or December 15, 2004.

     Concurrently with our offering of the notes, we issued and sold in a private placement an aggregate principal amount of $275 million of our 5.00% convertible senior subordinated notes due 2010. For additional information regarding the $275 million of convertible senior subordinated notes, see "Description of Other Indebtedness -- 5.00% Convertible Senior Subordinated Notes due 2010". We also entered into an amendment to our new credit facilities to, among other things, permit the offering of these notes, share collateral with these notes and certain future note offerings and increase our flexibility to purchase CenterPoint's interest in Texas Genco. The amendment allows us to negotiate a purchase of CenterPoint's interest in Texas Genco outside the option at a price less than or equal to the price set under the option and also extends the deadline for agreeing to purchase an interest in Texas Genco until September 15, 2004. The amendment also revised the collateral mechanics to replace the collateral agent with a collateral trustee for the benefit of the banks and the secured noteholders, revised the mandatory prepayment provisions so that the notes will share pro rata with the banks any net proceeds from asset sales required to be paid to the banks and separated the Orion Power Holdings, Inc. limited guaranty from the credit agreement so it can ratably guaranty the bank debt and the notes.

     On July 9, 2003, we entered into a definitive agreement to sell our 588-megawatt Desert Basin plant, located in Casa Grande, Arizona, to Salt River Project Agricultural Improvement and Power District (SRP) of Phoenix for $289 million. Desert Basin, a combined-cycle facility that we developed, started commercial operation in 2001 and is currently providing all of its power to SRP under a 10-year power purchase agreement, which will be terminated in connection with the sale. The Desert Basin plant is the only operation of REDB, an indirect wholly-owned subsidiary of ours. The transaction is subject to regulatory approvals, including the FERC, and certain third-party consents and approvals. The transaction is expected to close by the end of 2003. We intend to use the net proceeds of approximately $287 million to prepay indebtedness of our senior secured debt or for the possible acquisition of direct or indirect ownership interests in assets currently owned by Texas Genco.

     We will recognize a loss on the sale of our Desert Basin plant operations in the third quarter of 2003 and in connection with the anticipated sale, we will report the assets and liabilities to be sold as discontinued operations effective July 2003. We preliminarily estimate the loss on disposition to be approximately $75 million ($68 million after-tax), consisting of a loss of $18 million ($11 million after-tax) on the tangible assets and liabilities associated with our actual investment in the Desert Basin plant operations and a loss of $57 million (pre-tax and after-tax due to the non-deductibility of goodwill for income tax purposes) relating to the allocated goodwill of our wholesale energy reporting unit. Determination of the actual amount of goodwill to be allocated to this business requires developing an updated estimate of the fair value of our wholesale energy reporting unit, which is expected to be completed by the end of the third quarter of 2003. When this information is available, the amount of goodwill to be allocated can be finalized and will likely vary from the preliminary estimate noted above.

     This anticipated sale of our Desert Basin plant operations requires us, in accordance with SFAS No. 142, to allocate a portion of the goodwill in the wholesale energy reporting unit to the Desert Basin plant operations on a relative fair value basis as of July 2003 in order to compute the gain or loss on disposal. SFAS No. 142 also requires us to test the recoverability of goodwill in our remaining wholesale energy reporting unit as of July 2003. After the allocation of goodwill to the Desert Basin plant operations, our wholesale energy segment's remaining goodwill is estimated to be approximately $1.4 billion, which is being tested for impairment effective July 2003.

     For further discussion regarding the anticipated sale of our Desert Basin plant operations and our July 2003 goodwill impairment evaluation of our wholesale energy reporting unit, see "Risk Factors -- Risks Related to Our Wholesale Energy Operations."

     Based on our results of operations of our wholesale energy and retail energy segments for the second quarter of 2003 through May 31, 2003, we currently anticipate that our results from continuing operations for this period will be significantly less than our results from continuing operations for the comparable period in 2002.

                   CORPORATE STRUCTURE AND COMPONENTS OF DEBT

     The following simplified diagram presents our general corporate structure and the components of our banking and credit facilities and other long-term debt to third parties of Reliant Resources and its subsidiaries (excluding our European energy discontinued operations) as of March 31, 2003 (in billions):

                             (DEBT STRUCTURE CHART)
---------------

(1) As of March 31, 2003, Reliant Resources had letters of credit outstanding of $0.3 billion supporting the Seward Trust tax-exempt debt and $0.2 billion of letters of credit relating to commercial activities under its senior secured revolver. In addition, Reliant Resources had letters of credit outstanding of $0.1 billion under its cash collateralized letter of credit facility.

(2) As of March 31, 2003, we had margin deposits supporting commercial activities and collateral for letters of credit relating to commercial activities aggregating $0.5 billion.

(3) Includes an aggregate of 14 generation facilities located in the states of California, Arizona, Nevada, Florida, Illinois, Pennsylvania and Mississippi.

(4) In August 2000, we entered into separate sale/leaseback transactions with each of the three owner-lessors for our interests in three generating stations acquired in the REMA acquisition. For additional discussion of these lease transactions, see note 14(a) to our consolidated financial statements incorporated by reference herein.

(5) In July 2002, we entered into a receivables facility arrangement with a financial institution to sell an undivided interest in accounts receivable from residential and small commercial retail electric customers, on an ongoing basis. Pursuant to this receivables facility, we formed a QSPE as a bankruptcy remote indirect subsidiary of RERH. For additional information regarding this transaction, see note 15 to our consolidated financial statements incorporated by reference herein.

(6) We issued $275 million of convertible senior subordinated notes ($225 million in June 2003 and $50 million in July 2003) and $1.1 billion of notes in July 2003. The net proceeds of the convertible senior subordinated notes were placed in an escrow account for the possible acquisition of Texas Genco and the net proceeds of the notes were used to pay down our bank debt. The above table does not reflect issuances of the convertible senior subordinated notes and notes and the use of the proceeds therefrom.

                      SUMMARY OF COLLATERAL AND GUARANTEES

     The table below outlines the principal differences between the collateral for the notes and our new credit facilities. In the tables below, "X" indicates that such entity is providing this indicated collateral or guaranty. The property securing the notes consists of substantially all of our and our guarantors' operating assets, except: (1) certain assets that secure our new credit facilities but not the notes and (2) certain assets that were otherwise permitted to be excluded from the property securing our new credit facilities. The notes are guaranteed by each of our domestic restricted subsidiaries that guarantee borrowings under our new credit facilities other than certain subsidiaries of Orion Power. This summary does not contain all the information that may be important to you. For a complete understanding of the collateral securing the notes, we encourage you to read the section entitled "Description of Notes" and the security documents.

LIEN ON ASSETS
(EXCLUDING STOCK)(1)

                                       ORION     RELIANT                  OTHER MERCHANT
                                      MIDWEST/    ENERGY                    GENERATION
                               RERH   ORION NY   SERVICES   REPG   REMA   FACILITIES(2)
                               ----   --------   --------   ----   ----   --------------
Notes........................   X                   X        X                  X
Credit Facilities............   X                   X        X                  X

STOCK PLEDGES
(BY ISSUER OF THE PLEDGED STOCK)

                                       ORION     RELIANT                  OTHER MERCHANT
                                       POWER      ENERGY                    GENERATION
                               RERH   HOLDINGS   SERVICES   REPG   REMA   FACILITIES(2)
                               ----   --------   --------   ----   ----   --------------
Notes........................   X        X                          X
Credit Facilities............   X        X          X        X      X           X

GUARANTORS(3)

                                       ORION     RELIANT                  OTHER MERCHANT
                                       POWER      ENERGY                    GENERATION
                               RERH   HOLDINGS   SERVICES   REPG   REMA   FACILITIES(2)
                               ----   --------   --------   ----   ----   --------------
Notes........................   X     Partial       X        X                  X
Credit Facilities............   X     Partial       X        X                  X

---------------

(1) Certain intercompany notes that are subordinated to the guarantees have not been pledged to secure the notes.

(2) Our other merchant generation facilities include 14 generation facilities located in the states of California, Arizona, Nevada, Florida, Illinois, Pennsylvania and Mississippi.

(3) Subsidiary Guarantees: provided by substantially all subsidiaries unless limited by financing restrictions and structural issues (non-guarantors include Liberty, LEP, Orion Capital, Orion MidWest, Orion NY, RECE, Channelview, REMA and REPGB).

                                     * * *

     Our principal executive offices are located at 1111 Louisiana Street, Houston, Texas 77002, and our telephone number is (713) 497-3000.

                         SUMMARY OF THE EXCHANGE OFFER

     On July 1, 2003, we completed the private offering of $550,000,000 aggregate principal amount of 9.25% Senior Secured Notes due 2010 and $550,000,000 aggregate principal amount of 9.50% Senior Secured Notes due 2013. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

SECURITIES OFFERED............   Up to:

                                 - $550,000,000 aggregate principal amount of
                                   new 9.25% Senior Secured Notes due 2010, which have been registered under the Securities Act, and

                                 - $550,000,000 aggregate principal amount of
                                   new 9.50% Senior Secured Notes due 2013, which have been registered under the Securities Act.

                                 The form and terms of these exchange notes are identical in all material respects to those of the original notes of the same series. The exchange notes, however, will not contain transfer restrictions and registration rights applicable to the original notes.

THE EXCHANGE OFFER............   We are offering to exchange:

                                 - $1,000 principal amount of our new 9.25%
                                   Senior Secured Notes due 2010, which have been registered under the Securities Act, for each $1,000 principal amount of our outstanding 9.25% Senior Secured Notes due 2010, and

                                 - $1,000 principal amount of our new 9.50%
                                   Senior Secured Notes due 2013, which have been registered under the Securities Act, for each $1,000 principal amount of our outstanding 9.50% Senior Secured Notes due 2013.

                                 In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $550,000,000 principal amount of original 9.25% Senior Secured Notes due 2010 outstanding and $550,000,000 principal amount of original 9.50% Senior Secured Notes due 2013 outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

RESALES.......................   Based on interpretations by the staff of the
                                 SEC, as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                                 - you are acquiring the exchange notes in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate and have no arrangement or
                                   understanding with any person to participate, in a distribution of the exchange notes; and

                                 - you are not an affiliate of ours.

                                 If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

                                 - you cannot rely on the applicable
                                   interpretations of the staff of the SEC; and

                                 - you must comply with the registration and
                                   prospectus delivery requirements of the
                                   Securities Act in connection with any resale transaction.

                                 Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

                                 Furthermore, any broker-dealer that acquired any of its original notes directly from us:

                                 - may not rely on the applicable interpretation
                                   of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

                                 - must also be named as a selling noteholder in
                                   connection with the registration and
                                   prospectus delivery requirements of the
                                   Securities Act relating to any resale
                                   transaction.

EXPIRATION DATE...............   5:00 p.m., New York City time, on           ,
                                 2003 unless we extend the expiration date.

                                 The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes. Interest is paid on the notes on January 15 and July 15 of each year, commencing on January 15, 2004. If your original notes are accepted for exchange, then you will receive interest

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND ORIGINAL
NOTES.........................   on the exchange notes and not on the original
                                 notes.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to customary
                                 conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes. See "The Exchange

                                 Offer -- Conditions to the Exchange Offer" for more information regarding conditions to the exchange offer.

PROCEDURES FOR TENDERING
ORIGINAL NOTES................   Except as described in the section titled "The
                                 Exchange Offer -- Procedures for Tendering", a tendering holder must, on or prior to the expiration date transmit an agent's message to the exchange agent at the address listed in this prospectus.

WITHDRAWAL RIGHTS.............   Tenders may be withdrawn at any time before
                                 5:00 p.m., New York City time, on the
                                 expiration date.

ACCEPTANCE OF ORIGINAL NOTES
AND DELIVERY OF EXCHANGE
NOTES.........................   Subject to the conditions stated in the section
                                 "The Exchange Offer -- Conditions to the
                                 Exchange Offer" of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date.
                                 See "The Exchange Offer -- Terms of the
                                 Exchange Offer."

EXCHANGE AGENT................   Wilmington Trust Company is serving as exchange
                                 agent in connection with the exchange offer.
                                 The address and telephone number of the
                                 exchange agent are listed under the heading
                                 "The Exchange Offer -- Exchange Agent."

USE OF PROCEEDS...............   We will not receive any proceeds from the
                                 issuance of exchange notes in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds."

                       SUMMARY OF THE TERMS OF THE NOTES

     The form and terms of the exchange notes and the original notes are identical in all material respects, except that the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture.

ISSUER........................   Reliant Resources, Inc.

EXCHANGE NOTES OFFERED........   $550 million in aggregate principal amount of
                                 9.25% Senior Secured Notes due 2010 and $550
                                 million in aggregate principal amount of 9.50%
                                 Senior Secured Notes due 2013.

MATURITY......................   2010 notes: July 15, 2010

                                 2013 notes: July 15, 2013.

INTEREST RATE.................   2010 notes: 9.25% per year

                                 2013 notes: 9.50% per year.

INTEREST PAYMENT DATES........   January 15 and July 15 of each year, commencing
                                 on January 15, 2004.

RANKING.......................   The notes are our senior obligations and are
                                 pari passu in right of payment with all our existing and future senior indebtedness, including the Credit Agreement Debt (as defined under "Description of Notes -- Certain
                                 Definitions"). The notes are senior in right of payment to all our existing and future subordinated indebtedness, including the 5.00%
                                 Convertible Senior Subordinated Notes due 2010 that were offered in the concurrent offering with the notes.

GUARANTEES....................   The notes are jointly and severally guaranteed
                                 by each of our current and future domestic restricted subsidiaries that guarantee borrowings under our Credit Agreement or any of our other debt (other than certain subsidiaries of Orion Power Holdings, Inc., also referred to as the Orion Bank Guarantors). Except for the limited guarantee by Orion Power Holdings, Inc., each guarantee is pari passu in right of payment with all existing and future senior indebtedness of that guarantor, including all Credit Agreement Debt, and is senior in right of payment to all existing and future subordinated indebtedness of such guarantor.
                                 The Orion Power Holdings, Inc. limited
                                 guarantee, together with the guaranty of the Orion Bank Guarantors of the Credit Agreement
                                 Debt, limited to an amount of approximately
                                 $1.1 billion, ratably guarantees the Credit
                                 Agreement Debt and the notes, and is
                                 subordinated to the Existing Indebtedness of Orion Power Holdings, Inc. and the existing indebtedness of Orion NY and Orion MidWest.

SECURITY......................   The notes and the subsidiary guarantees are
                                 secured together with the Credit Agreement
                                 General Facilities Debt and all future Parity
                                 Secured Debt equally and ratably by security interests in the Shared Collateral (subject to Credit Agreement Priority Facility Liens,
                                 Tranche A Priority Liens and other Permitted
                                 Liens). The Shared Collateral includes all of the assets of Reliant Resources and the guarantors that secure the Credit Agreement
                                 Debt, except for (1) capital stock or other securities issued by our subsidiaries (other than Orion Power Holdings, Inc., Reliant Energy
                                 Retail Holdings, LLC and Reliant Energy
                                 Mid-Atlantic Power Holdings, LLC), (2) the assets of the Orion Bank Guarantors and (3) proceeds of the issuance of these notes and other prepayments deposited to a prepayment collateral account and certain cash collateral deposits required under our Credit Agreement.
                                 The collateral trustee's liens upon the
                                 Collateral may be released under certain conditions as described under "Description of Notes -- Security -- Release of Security
                                 Interests." The terms "Parity Secured Debt,"
                                 "Credit Agreement Priority Facility Liens,"
                                 "Tranche A Priority Liens," "Permitted Liens,"
                                 "equally and ratably," "Collateral" and "Orion
                                 Bank Guarantors" are defined in the
                                 "Description of Notes" section of this
                                 prospectus.

OPTIONAL REDEMPTION...........   We cannot redeem the 2010 notes until July 15,
                                 2007 or the 2013 notes until July 15, 2008, except as described below. At anytime on or after July 15, 2007 for the 2010 notes and at anytime on or after July 15, 2008 for the 2013 notes, we can, in each case, redeem some or all of the notes at the respective redemption prices listed in the "Description of Notes -- Optional Redemption" section of this prospectus, plus accrued interest.

OPTIONAL REDEMPTION AFTER
EQUITY OFFERINGS..............   At any time before July 15, 2006, on one or
                                 more occasions, we can choose to redeem up to 35% of the outstanding aggregate principal amount of the 2010 notes and up to 35% of the outstanding aggregate principal amount of the 2013 notes with the net cash proceeds of any one or more equity offerings, so long as:

                                 - at least 65% of the aggregate principal
                                   amount of notes issued under the applicable indenture remains outstanding immediately after each such redemption; and

                                 - we redeem the notes within 75 days of such
                                   equity offering (or, in the case of net
                                   proceeds deposited into the Texas Genco
                                   Escrow Account, within 75 days of the date of such deposit).

                                 See "Description of Notes -- Optional
                                 Redemption."

CHANGE OF CONTROL OFFER.......   If a change of control of our company occurs,
                                 we must give holders of the notes the
                                 opportunity to sell to us at a purchase price of 101% of their face amount, plus accrued and unpaid interest. The term "Change of Control" is defined in the "Description of Notes -- Certain Definitions" section of this prospectus.

COVENANTS.....................   We issued each series of notes under a separate
                                 indenture. The indentures governing the notes contain covenants that limit our ability and that of our subsidiaries to:

                                 - incur additional debt;

                                 - pay dividends or distributions on, or redeem
                                   or repurchase, our capital stock;

                                 - make investments;

                                 - engage in transactions with affiliates;

                                 - create liens on our assets;

                                 - transfer or sell assets;

                                 - guarantee debt;

                                 - enter into sale and leaseback transactions;

                                 - restrict dividend or other payments to us;

                                 - consolidate, merge or transfer all or
                                   substantially all of our assets and the
                                   assets of our subsidiaries;

                                 - amend the subordination provisions of the
                                   convertible senior subordinated notes; and

                                 - engage in unrelated businesses.

                                 These covenants are subject to important exceptions and qualifications, which are described in the "Description of Notes" section of this prospectus. If the notes are assigned a rating equal to or higher than Baa3 by Moody's and BBB- by S&P and no default or event of default has occurred and is continuing, certain covenants will be suspended. If both ratings should subsequently decline to below Baa3 and BBB-, the suspended covenants will be reinstituted. For more details, see the "Description of Notes -- Certain
                                 Covenants -- Changes in Covenants when Notes
                                 Rated Investment Grade" section of this
                                 prospectus. The security documents creating the security interests in the Collateral include certain covenants relating to the Collateral.

AMENDMENTS AND WAIVERS........   Except for specific amendments, each of the
                                 indentures may be amended with the consent of the holders of a majority of the principal amount of the applicable notes then outstanding. In general, the security documents may be amended with the consent of Reliant
                                 Resources and the Credit Agreement Agent acting at the direction of the requisite number of lenders under the Credit Agreement, provided that no amendment may release all or substantially all of the Collateral without the consent of 100% of the lenders under the Credit
                                 Agreement Debt.

                        SUMMARY SELECTED FINANCIAL DATA

     The following tables present our summary selected consolidated financial data for 1998 through 2002 and the three months ended March 31, 2002 and March 31, 2003. The financial data for 1998, 1999 and 2000 are derived from the consolidated historical financial statements of CenterPoint. The financial data for the three months ended March 31, 2002 and March 31, 2003 are derived from our unaudited interim consolidated financial statements. The data set forth below should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the three years ended December 31, 2000, 2001 and 2002 included in our Current Report on Form 8-K filed on June 5, 2003, incorporated by reference herein, our historical consolidated financial statements and the notes to those statements included in our Current Report on Form 8-K filed on June 30, 2003, incorporated by reference herein, "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the three months ended March 31, 2002 and 2003 included in our Current Report on Form 8-K filed on July 23, 2003, incorporated by reference herein, and our interim consolidated financial statements and the notes to those statements included in our Current Report on Form 8-K filed on July 23, 2003, incorporated by reference herein. The historical financial information may not be indicative of our future performance and the historical financial information for 1998, 1999 and 2000 does not reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented.

                                                                                                            THREE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                         MARCH 31,
                                                  ------------------------------------------------------   ---------------------
                                                   1998     1999      2000          2001         2002          2002        2003
                                                  (1)(4)   (1)(4)   (1)(4)(5)   (1)(2)(4)(5)   (1)(3)(4)   (1)(3)(4)(5)    (1)
                                                  ------   ------   ---------   ------------   ---------   ------------   ------
                                                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNT)
INCOME STATEMENT DATA:
Revenues........................................   $277     $601     $2,732        $5,507       $10,638       $1,607      $2,633
Trading margins.................................     33       88        198           378           288           51         (74)
                                                   ----     ----     ------        ------       -------       ------      ------
  Total.........................................    310      689      2,930         5,885        10,926        1,658       2,559
                                                   ----     ----     ------        ------       -------       ------      ------
Expenses:
  Fuel and cost of gas sold.....................    102      293        911         1,576         1,086          163         375
  Purchased power...............................     13      149        926         2,498         7,421        1,031       1,708
  Accrual for payment to CenterPoint............     --       --         --            --           128           --          47
  Operation and maintenance.....................     65      128        336           464           786          150         197
  General, administrative and development.......     78       94        270           471           643          110         123
  Depreciation and amortization.................     15       23        118           171           378           57          89
                                                   ----     ----     ------        ------       -------       ------      ------
    Total.......................................    273      687      2,561         5,180        10,442        1,511       2,539
                                                   ----     ----     ------        ------       -------       ------      ------
Operating income................................     37        2        369           705           484          147          20
                                                   ----     ----     ------        ------       -------       ------      ------
Other income (expense):
  Gains (losses) from investments...............     --       14        (22)           23           (23)           3           1
  (Loss) income of equity investments of
    unconsolidated subsidiaries.................     (1)      (1)        43             7            18            4          (1)
  Gain on sale of development project...........     --       --         18            --            --           --          --
  Other, net....................................      1        1         --             2            23           (3)         (3)
  Interest expense..............................     (2)      --         (7)          (16)         (267)         (29)        (97)
  Interest income...............................      1        1         16            22            28            2          14
  Interest income (expense) -- affiliated
    companies, net..............................      2       (6)      (172)           12             5            3          --
                                                   ----     ----     ------        ------       -------       ------      ------
  Total other income (expense)..................      1        9       (124)           50          (216)         (20)        (86)
                                                   ----     ----     ------        ------       -------       ------      ------
Income (loss) from continuing operations before
  income taxes..................................     38       11        245           755           268          127         (66)
  Income tax expense (benefit)..................     17        6        102           292           121           46         (20)
                                                   ----     ----     ------        ------       -------       ------      ------
  Income (loss) from continuing operations......     21        5        143           463           147           81         (46)
                                                   ----     ----     ------        ------       -------       ------      ------
  Income (loss) from operations of discontinued
    European energy operations..................     --       15         73            79          (380)          12        (369)
  Income tax (benefit) expense..................     --       (4)        (7)          (18)           93           (3)         12
  Income (loss) from discontinued operations....     --       19         80            97          (473)          15        (381)
                                                   ----     ----     ------        ------       -------       ------      ------
Income (loss) before cumulative effect of
  accounting changes............................     21       24        223           560          (326)          96        (427)
Cumulative effect of accounting changes, net of
  tax...........................................     --       --         --             3          (234)        (234)        (25)
                                                   ----     ----     ------        ------       -------       ------      ------
Net income (loss)...............................   $ 21     $ 24     $  223        $  563       $  (560)      $ (138)     $ (452)
                                                   ====     ====     ======        ======       =======       ======      ======
BASIC EARNINGS (LOSS) PER SHARE:
  Income (loss) from continuing operations......                                   $ 1.67       $  0.51       $ 0.28      $(0.16)
  Income (loss) from discontinued operations,
    net of tax..................................                                     0.35         (1.63)        0.05       (1.31)
                                                                                   ------       -------       ------      ------
  Income (loss) before cumulative effect of
    accounting changes..........................                                     2.02         (1.12)        0.33       (1.47)
  Cumulative effect of accounting changes, net
    of tax......................................                                      .01         (0.81)       (0.81)      (0.08)
                                                                                   ------       -------       ------      ------
  Net income (loss).............................                                   $ 2.03       $ (1.93)      $(0.48)     $(1.55)
                                                                                   ======       =======       ======      ======
DILUTED EARNINGS (LOSS) PER SHARE:
  Income (loss) from continuing operations......                                   $ 1.67       $  0.50       $ 0.28      $(0.16)
  Income (loss) from discontinued operations,
    net of tax..................................                                     0.35         (1.62)        0.05       (1.31)
                                                                                   ------       -------       ------      ------
  Income (loss) before cumulative effect of
    accounting changes..........................                                     2.02         (1.12)        0.33       (1.47)
  Cumulative effect of accounting changes, net
    of tax......................................                                      .01         (0.80)       (0.81)      (0.08)
                                                                                   ------       -------       ------      ------
  Net income (loss).............................                                   $ 2.03       $ (1.92)      $(0.48)     $(1.55)
                                                                                   ======       =======       ======      ======

                                                                                                              THREE MONTHS
                                                                                                                  ENDED
                                                                   YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                     ----------------------------------------------------   -----------------
                                                      1998       1999       2000       2001        2002      2002      2003
                                                       (1)       (1)       (1)(5)    (1)(2)(5)    (1)(3)    (1)(5)      (1)
                                                     -------   --------   --------   ---------   --------   -------   -------
                                                                  (IN MILLIONS, EXCEPT OPERATING DATA AND RATIO)
STATEMENT OF CASH FLOW DATA:
Cash flows from operating activities...............  $    (2)  $     38   $    335   $   (152)   $    519   $   396   $  (227)
Cash flows from investing activities...............     (365)    (1,406)    (3,013)      (838)     (3,486)   (3,127)     (190)
Cash flows from financing activities...............      379      1,408      2,721      1,000       3,981     2,861      (314)
OTHER OPERATING DATA:
Capital Expenditures...............................      (31)      (293)      (918)      (819)       (641)     (177)     (189)
Trading and marketing activity(6):
  Natural gas (Bcf)(7).............................    1,115      1,481      2,273      3,265       3,449       951       360
  Power sales (thousand MWh)(7)....................   61,195    128,266    125,971    222,907     306,425    69,941    23,854
Power generation activity:
  Wholesale power sales (thousand MWh)(7)..........    2,973     10,204     39,300     62,825     128,812    21,503    27,097
Retail power sales (GWh)...........................       --         --         --        473      59,004    12,783    13,896
Net power generation capacity at the end of period
  (MW).............................................    3,800      4,469      9,231     11,109      19,888    16,753    19,888
Ratio of earnings to fixed charges(8)(9)(10).......    19.31       1.28       1.83       7.54        1.66      3.36        --

                                                                               DECEMBER 31,
                                                              ----------------------------------------------
                                                               1998     1999      2000      2001      2002     MARCH 31,
                                                               (1)       (1)     (1)(5)    (1)(5)      (1)       2003
                                                              ------   -------   -------   -------   -------   ---------
                                                                                    (IN MILLIONS)
BALANCE SHEET DATA:
Property, plant and equipment, net..........................  $  270   $   643   $ 2,439   $ 3,108   $ 7,294    $ 8,738
Total assets................................................   1,409     5,624    13,475    11,726    17,637     18,838
Short-term borrowings.......................................      --        --        --        92       669        306
Long-term debt to third parties, including current
  maturities................................................      --        69       260       297     6,159      7,639
Accounts and notes (payable) receivable -- affiliated
  companies, net............................................     (17)   (1,333)   (1,969)      445        --         --
Stockholders' equity........................................     652       741     2,345     5,984     5,653      5,263

---------------

 (1) Our results of operations include the results of the following acquisitions, all of which were accounted for using the purchase method of accounting, from their respective acquisition dates: the five generating facilities in California substantially acquired in April 1998, a generating facility in Florida acquired in October 1999, the REMA acquisition that occurred in May 2000 and the Orion Power acquisition that occurred in February 2002. See note 5 to our consolidated financial statements incorporated by reference herein for further information about the acquisitions occurring in 2000 and 2002. In October 1999, we acquired REPGB, which is part of our European energy operations. In February 2003, we signed an agreement to sell our European energy operations to Nuon. In the first quarter of 2003, we began to report the results of our European energy operations as discontinued operations in accordance with SFAS No. 144 and accordingly, reclassified prior period amounts. For further discussion of the sale, see note 23 to our consolidated financial statements incorporated by reference herein.

 (2) Effective January 1, 2001, we adopted SFAS No. 133 which established accounting and reporting standards for derivative instruments. See note 7 to our consolidated financial statements incorporated by reference herein for further information regarding the impact of the adoption of SFAS No. 133.

 (3) During the third quarter of 2002, we completed the transitional impairment test for the adoption of SFAS No. 142 on our consolidated financial statements, including the review of goodwill for impairment as of January 1, 2002. Based on this impairment test, we recorded an impairment of our European energy segment's goodwill of $234 million, net of tax, as a cumulative effect of accounting change. See note 6 to our consolidated financial statements incorporated by reference herein for further discussion.

 (4) Beginning with the quarter ended September 30, 2002, we now report all energy trading and marketing activities on a net basis in the statements of consolidated operations. Comparative financial statements for prior periods have been reclassified to conform to this presentation. See note 2(t) to our consolidated financial statements incorporated by reference herein for further discussion.

 (5) As described in note 1 to our consolidated financial statements incorporated by reference herein, our consolidated financial statements for 2000 and 2001 and for the three months ended March 31, 2002 have been restated from amounts previously reported. The restatement had no impact on previously reported consolidated cash flows.

 (6) Excludes financial transactions.

 (7) Includes physical contracts not delivered.

 (8) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes less (a)(1) income of equity investments of unconsolidated subsidiaries and (2) capitalized interest plus (b)(1) loss of equity investments of unconsolidated subsidiaries, (2) fixed charges, (3) amortization of capitalized interest and (4) distributed income of equity investees. Fixed charges consist of (a) interest expense, (b) interest expense -- affiliated companies, net, (c) capitalized interest and (d) interest within rent expense.

 (9) For the three months ended March 31, 2003, our earnings were insufficient to cover our fixed charges by $80 million as fixed charges were $130 million and earnings were $50 million.

(10) The pro forma ratios of earnings to fixed charges for the year ended December 31, 2002 and for the three months ended March 31, 2003 for the issuance of the notes and the convertible senior subordinated notes did not change from the historical ratios by more than 10% since the specific debt that was repaid with the issuance of the notes has only been outstanding since March 31, 2003. However, had we assumed the notes and the convertible senior subordinated notes had been issued and outstanding as of January 1, 2002, and had repaid debt, with the amount of the net proceeds from the notes, that was in place prior to our March 31, 2003 refinancing, our fixed charges would have increased by $96 million and $19 million for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. In addition, our ratio of earnings to fixed charges would have been 1.30 for the year ended December 31, 2002 and our earnings would have been insufficient to cover our fixed charges by $99 million for the three months ended March 31, 2003.

                                  RISK FACTORS

     Prospective investors should carefully consider the following information in conjunction with the other information in this prospectus and the documents incorporated by reference.

RISKS RELATED TO OUR RETAIL ENERGY OPERATIONS

  WE MAY LOSE A SIGNIFICANT NUMBER OF OUR RETAIL RESIDENTIAL AND SMALL COMMERCIAL CUSTOMERS IN THE HOUSTON METROPOLITAN AREA.

     In June 1999, the Texas legislature adopted the Texas electric restructuring law, which substantially amended the regulatory structure governing electric utilities in Texas in order to allow full retail competition. Beginning in 2002, all classes of Texas customers of most investor-owned electric utilities, and those of any municipal utility and electric cooperative that opted to participate in the competitive marketplace, were able to choose their retail electric provider. In January 2002, we began to provide retail electric services to all customers of CenterPoint who did not take action to select another retail electric provider. As an affiliated retail electric provider, we are initially required to sell electricity to these Houston area residential and small commercial customers at a specified price, or price to beat, whereas other retail electric providers will be allowed to sell electricity to these customers at any price. We are not permitted to offer electricity to these customers at a price other than the price to beat until January 2005, unless before that date the PUCT determines that 40% or more of the amount of electric power that was consumed in 2000 by the relevant class of customers in the Houston metropolitan area is committed to be served by retail electric providers other than us. Because we are not able to compete for residential and small commercial customers on the basis of price in the Houston area, we may lose a significant number of these customers to other providers.

  WE MAY LOSE A SIGNIFICANT PORTION OF OUR MARKET SHARE OF LARGE COMMERCIAL, INDUSTRIAL AND INSTITUTIONAL CUSTOMERS IN TEXAS.

     We are providing commodity services to the large commercial, industrial and institutional customers previously served by CenterPoint who did not take action to contract with another retail electric provider. In addition, we have signed contracts to provide electricity and energy efficiency services to large commercial, industrial and institutional customers, both in the Houston area, as well as in other parts of the ERCOT Region. We or any other retail electric provider can provide services to these customers at any negotiated price. The market for these customers is very competitive, and any of these customers that selects us to be their provider may subsequently decide to switch to another provider at the conclusion of the term of their contract with us.

  THE RESULTS OF OUR RETAIL ELECTRIC OPERATIONS IN TEXAS ARE LARGELY DEPENDENT UPON THE AMOUNT OF HEADROOM AVAILABLE IN OUR PRICE TO BEAT. FUTURE ADJUSTMENTS TO THE PRICE TO BEAT MAY BE INADEQUATE TO COVER OUR COSTS TO PURCHASE POWER TO SERVE OUR RESIDENTIAL AND SMALL COMMERCIAL CUSTOMERS.

     The results of our residential and small commercial retail electric operations in Texas are largely dependent upon the amount of headroom available in our price to beat. Headroom may be a positive or negative number. Our current price is based on a wholesale energy supply cost component, or "fuel factor", based on the ten trading-day average forward 12-month natural gas price of $4.956 per MMbtu. The PUCT's current regulations allow us to request an adjustment of our fuel factor based on the percentage change in the forward price of natural gas or as a result of changes in the price of purchased energy up to twice a year. As part of a request to change the fuel factor for changes in purchased energy prices, we would have to show that the fuel factor must be adjusted to restore the amount of headroom that existed at the time the initial price to beat fuel factor was set by the PUCT. We cannot estimate with any certainty the magnitude and frequency of the adjustments required, if any, and the eventual impact of such adjustments on the amount of headroom available in our price to beat. If this adjustment and any future adjustments to our price to beat are inadequate to cover future increases in our costs to purchase power to serve our price to beat customers or are delayed by the PUCT, our business, results of operations, financial condition and cash flows could be materially adversely affected.

     In March 2003, the PUCT approved a revised price to beat rule. The changes from the previous rule include an increase in the number of days used to calculate the natural gas price average from ten to 20, and an increase in the threshold of what constitutes a significant change in the market price of natural gas and purchased energy from 4% to 5%, except for filings made after November 15th of a given year that must meet a 10% threshold. The revised rule also provides that the PUCT will, after reaching a determination of stranded costs in 2004, make downward adjustments to the price to beat fuel factor if natural gas prices drop below the prices embedded in the then-current price to beat fuel factor. In addition, the revised rule also specifies that the base rate portion of the price to beat will be adjusted to account for changes in the non-bypassable rates that result from the utilities' final stranded cost determination in 2004. Adjustments to the price to beat will be made following the utilities' final stranded cost determination in 2004. At this time, we cannot predict the impact of the changes on our financial condition or results of operations. In March 2003, the PUCT approved our request to increase the price to beat fuel factor for residential and small commercial customers based on a 23.4% increase in the price of natural gas from our previous increase in December 2002. In June 2003, we filed our second and final request for 2003 with the PUCT to increase the price to beat fuel factor based on a 23.1% increase in the price of natural gas. Our requested increase was based on an average forward 12-month natural gas price of $6.1000/Mmbtu during the twenty-day trading period beginning May 14, 2003 and ending June 11, 2003. The requested increase represents an increase of 9.2% in the total bill of a residential customer using, on average, 12,000 kilowatt hours per year. There can be no assurances such request will be approved.

     CenterPoint has recently filed a petition with the PUCT to terminate excess mitigation credits. Excess mitigation credits serve as a credit to Centerpoint's nonbypassable charges to its customers. If excess mitigation credits are eliminated without a concurrent revision in price to beat, headroom would be adversely affected. We have until August 6, 2003 to intervene in this case; certain parties have already done so. We do not know whether the PUCT will grant CenterPoint's request or whether the price to beat will be revised if CenterPoint's request is granted.

  WE FACE STRONG COMPETITION FROM AFFILIATED RETAIL ELECTRIC PROVIDERS OF INCUMBENT ELECTRIC UTILITIES AND OTHER COMPETITORS OUTSIDE OF HOUSTON.

     In most retail electric markets outside the Houston area, our principal competitor is the local incumbent electric utility company's retail affiliate. These retail affiliates have the advantage of long-standing relationships with their customers. In addition to competition from the incumbent electric utilities' affiliates, we face competition from a number of other retail electric providers, including affiliates of other non-incumbent electric utilities, independent retail electric providers and, with respect to sales to large commercial, industrial and institutional customers, independent power producers and wholesale power providers acting as retail electric providers. Some of these competitors are larger and better capitalized than we are.

  OUR RETAIL ENERGY OPERATIONS ARE SUBJECT TO EXTENSIVE MARKET OVERSIGHT. CHANGES TO MARKET PROTOCOLS OR NEW REGULATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

     The ERCOT ISO, which oversees the ERCOT Region, has and may continue to modify the market structure and other market mechanisms in an attempt to improve market efficiency. Moreover, existing regulations may be revised or reinterpreted and new laws and regulations may be adopted or become applicable to our commercial activities. These actions could have a material adverse effect on our results of operations, financial condition and cash flows.

  PAYMENT DEFAULTS BY AND LITIGATION WITH OTHER RETAIL ELECTRIC PROVIDERS TO ERCOT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

     In the event of a default by a retail electric provider of its payment obligations to ERCOT, the portion of the obligation that is unrecoverable by ERCOT from the defaulting retail electric provider is assumed by the remaining market participants in proportion to each participant's load ratio share. As a retail electric provider and market participant in ERCOT, we would pay a portion of the amount owed to ERCOT should such a default occur, and ERCOT is not successful in recovering such amounts. The default of a retail electric provider in its obligations to ERCOT could have a material adverse effect on our business, results of operations, financial condition and cash flows.

     In March 2003, TCE, a retail electricity provider in the ERCOT market, filed for bankruptcy protection. The bankruptcy court approved an agreement by TCE to pay pre-petition amounts owed to ERCOT. TCE recently sought to reduce the payments that it had previously agreed to make. At a hearing on July 14, 2003, TCE and ERCOT announced an agreement, whereby TCE will continue to repay prepetition amounts owed to ERCOT on a revised schedule. ERCOT will also draw the down the remaining $2.5 million available under the letters of credit, with the other letters of credit being previously released or drawn down by ERCOT. No assurance can be given that TCE will be able to satisfy its obligations to ERCOT. According to information provided by ERCOT, TCE has not paid such amounts according to the schedule.

     On July 7, 2003, TCE filed a lawsuit against us and several other participants in the ERCOT power market in the Corpus Christi Federal District Court for the Southern District of Texas. TCE alleges that the defendants conspired to illegally fix and artificially increase the price of electricity in violation of state and federal antitrust laws, including price fixing, fraud, negligent misrepresentation, breach of fiduciary duty, defamation and disparagement to its business reputation, breach of contract, and negligence, along with other claims not alleged against us. The lawsuit seeks alleged damages in excess of $500 million, exemplary damages, treble damages, interest, costs of suit and attorneys' fees. The ultimate outcome of this lawsuit cannot be predicted at this time.

  WE ARE HEAVILY DEPENDENT UPON THIRD PARTY PROVIDERS OF CAPACITY AND ENERGY TO SUPPLY OUR RETAIL OBLIGATIONS.

     We do not own sufficient generating resources in Texas to supply our retail business. The capacity and energy to supply our retail business is purchased at market prices from a variety of suppliers under contracts with varying terms. Our retail customers are concentrated in the Houston metropolitan area, and there is limited ability to serve these customers with generation located outside the Houston metropolitan area. Texas Genco, located in the Houston congestion zone, is the largest supplier of capacity and energy for our retail business and is likely to remain our largest supplier for the foreseeable future. There is a significant risk that our business, results of operations, financial condition and cash flows could be materially adversely affected if we are not able to purchase the capacity and energy from Texas Genco or otherwise obtain sufficient capacity and energy required to serve our customers. The failure of any of our third party suppliers to perform under the terms of existing or future contracts could have a material adverse effect on our results of operations, financial condition and cash flows.

  WE MAY BE REQUIRED TO MAKE A SUBSTANTIAL PAYMENT TO CENTERPOINT IN 2004.

     To the extent that our price to beat for electric service to residential and small commercial customers in CenterPoint's Houston service territory during 2002 and 2003 exceeds the market price of electricity, we may be required to make a significant payment to CenterPoint in 2004. As of March 31, 2003, our estimate for the payment related to residential customers is between $160 million and $190 million, with a most probable estimate of $175 million. Unless we are able to make this payment out of operating cash flows, we will be required to incur additional debt to finance the payment. Any such additional debt will likely be secured by the collateral on an equal and ratable basis with the notes.

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

     Currently, we believe that the 40% test for small commercial customers will be met and we will not make a payment related to those customers. If the 40% test is not met related to our small commercial customers and a payment is required, we estimate this payment would be approximately $30 million.

  WE RELY ON THE INFRASTRUCTURE OF TRANSMISSION AND DISTRIBUTION UTILITIES AND THE ERCOT ISO TO TRANSMIT AND DELIVER ELECTRICITY TO OUR RETAIL CUSTOMERS AND TO OBTAIN INFORMATION ABOUT OUR RETAIL CUSTOMERS. IN ADDITION, WE RELY ON THE RELIABILITY OF OUR OWN INFRASTRUCTURE AND SYSTEMS TO PERFORM ENROLLMENT AND BILLING FUNCTIONS. ANY INFRASTRUCTURE FAILURE COULD NEGATIVELY IMPACT OUR CUSTOMERS' SATISFACTION AND COULD HAVE A MATERIAL NEGATIVE IMPACT ON OUR EARNINGS.

     We are dependent on transmission and distribution utilities for maintenance of the infrastructure through which we deliver electricity to our retail customers. Any infrastructure failure that interrupts or impairs delivery of electricity to our customers could negatively impact the satisfaction of our customers with our service and could have a material adverse effect on our results of operations, financial condition and cash flow. Additionally, we are dependent on the transmission and distribution utilities for performing service initiations and changes, and for reading our customers' energy meters. We are required to rely on the transmission and distribution utility or, in some cases, the ERCOT ISO, to provide us with our customers' information regarding energy usage, and we may be limited in our ability to confirm the accuracy of the information. The provision of inaccurate information or delayed provision of such information by the transmission and distribution utilities or the ERCOT ISO could have a material adverse effect on our business, results of operations, financial condition and cash flow. In addition, any operational problems with our new systems and processes could similarly have a material adverse effect on our business, results of operations, financial condition and cash flow. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Retail Energy" for the three years ended December 31, 2000, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, incorporated by reference herein.

  THE ERCOT ISO HAS EXPERIENCED A NUMBER OF PROBLEMS WITH ITS INFORMATION SYSTEMS SINCE THE ADVENT OF COMPETITION IN THE TEXAS MARKET THAT HAVE RESULTED IN DELAYS IN SWITCHING CUSTOMERS AND RECEIVING FINAL SETTLEMENT INFORMATION FOR CUSTOMER ACCOUNTS. OUR OPERATING RESULTS MAY BE ADVERSELY AFFECTED IF THESE PROBLEMS ARE NOT ALLEVIATED.

     The ERCOT ISO is the independent system operator responsible for maintaining reliable operations of the bulk electric power supply system in the ERCOT Region and for acting as a central agent for the registration of customers with their chosen retail electric supplier. Its responsibilities include ensuring that information relating to a customer's choice of retail electric provider, including data needed for ongoing servicing of customer accounts, is conveyed in a timely manner to the appropriate parties. Problems in the flow of information between the ERCOT ISO, the transmission and distribution utilities and the retail electric providers have resulted in delays and other problems in enrolling and billing customers. While the flow of information has improved materially over the course of the first year of full market choice operations, remaining system and process problems are still being addressed. When customer enrollment transactions are not successfully processed by all involved parties, ownership records in the various systems supporting the market are not synchronized properly and subsequent transactions for billing and settlement are adversely affected. The impact can include us not being the electric provider-of-record for intended or agreed upon time periods, delays in receiving customer consumption data from the ERCOT ISO that is necessary for billing, as well as the incorrect application of rates or prices and imbalances in our electricity supply and actual sales.

     The ERCOT ISO is also responsible for handling, scheduling and settlement for all electricity supply volumes in the ERCOT Region. The ERCOT ISO plays a vital role in the collection and dissemination of metering data from the transmission and distribution utilities to the retail electric providers. We and other retail electric providers schedule volumes based on forecasts, which are based, in part, on information supplied by the ERCOT ISO. To the extent that these amounts are not accurate or timely, we could have incorrectly estimated our scheduled volumes and supply costs.

     The ERCOT ISO has been submitting final volume settlements to us, primarily for the January 2002 time period. Their records indicate that our customers utilized greater volumes than what our records indicate. We have disputed the volume differences and the ERCOT ISO has denied these disputes. We are currently pursuing the ERCOT Alternate Dispute Resolution mechanism to resolve the differences,

     The ERCOT ISO charges various fees to the retail electric providers based primarily on each market participant's share of the volume of electricity delivered. These fees have increased substantially during the past six months. In addition, we may be billed a disproportionate share of these total fees if the ERCOT ISO's records indicate that our volumes delivered were greater than the volumes our records indicate.

     For additional information regarding settlement issues, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Retail Energy" for the three years ended December 31, 2000, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, incorporated by reference herein.

RISKS RELATED TO OUR WHOLESALE ENERGY OPERATIONS

  OUR RESULTS OF OPERATIONS WILL BE IMPACTED BY THE SALE OF OUR DESERT BASIN PLANT OPERATIONS AND COULD BE IMPACTED BY A POSSIBLE FUTURE GOODWILL IMPAIRMENT RELATED TO OUR WHOLESALE ENERGY SEGMENT.

     On July 9, 2003, we entered into a definitive agreement to sell our 588-megawatt Desert Basin plant, located in Casa Grande, Arizona, to SRP for $289 million. Desert Basin, a combined-cycle facility that we developed, started commercial operation in 2001 and is currently providing all of its power to SRP under a 10-year power purchase agreement, which will be terminated in connection with the sale. The Desert Basin plant is the only operation of REDB, an indirect wholly-owned subsidiary of ours. The transaction is subject to regulatory approvals, including the FERC, and certain third-party consents and approvals. The transaction is expected to close by the end of 2003. We intend to use the net proceeds of approximately $287 million to prepay indebtedness of our senior secured debt or for the possible acquisition of direct or indirect ownership interests in assets currently owned by Texas Genco.

     We will recognize a loss on the sale of our Desert Basin plant operations in the third quarter of 2003 and in connection with the anticipated sale, we will report the assets and liabilities to be sold as discontinued operations effective July 2003. We preliminarily estimate the loss on disposition to be approximately $75 million ($68 million after-tax), consisting of a loss of $18 million ($11 million after-tax) on the tangible assets and liabilities associated with our actual investment in the Desert Basin plant operations and a loss of $57 million ( pre-tax and after-tax due to the non-deductibility of goodwill for income tax purposes) relating to the allocated goodwill of our wholesale energy reporting unit. Determination of the actual amount of goodwill to be allocated to this business requires developing an updated estimate of the fair value of our wholesale energy reporting unit, which is expected to be completed by the end of the third quarter of 2003. When this information is available, the amount of goodwill to be allocated can be finalized and will likely vary from the preliminary estimate noted above. For example, if the estimated fair value of our wholesale energy segment increases or decreases by 10% from our most recent estimate as used in our November 1, 2002 impairment analyses, then the loss on the sale of the Desert Basin plant operations related to the goodwill allocated to it, will decrease or increase, respectively, by approximately $5 million and $6 million, respectively. Our November 1, 2002 goodwill impairment test indicated that the fair value of our wholesale energy reporting unit exceeded its carrying value by approximately five percent.

     This anticipated sale of our Desert Basin plant operations requires us, in accordance with SFAS No. 142, to allocate a portion of the goodwill in the wholesale energy reporting unit to the Desert Basin plant operations on a relative fair value basis as of July 2003 in order to compute the gain or loss on disposal. SFAS No. 142 also requires us to test the recoverability of goodwill in our remaining wholesale energy reporting unit as of July 2003. After the allocation of goodwill to the Desert Basin plant operations, our wholesale energy segment's remaining goodwill is estimated to be approximately $1.4 billion, which is being tested for impairment effective July 2003. The assessment of goodwill requires developing an updated estimate of the fair value of our wholesale energy reporting unit, which is expected to be completed by the end of the third quarter of 2003.

     During 2002 and 2003, margins on the sales of electricity in our industry have decreased substantially. In response to continued depressed prices for electric energy, capacity and ancillary services across much of the United States and our current judgments regarding the state of the wholesale electricity markets, we are in the process of evaluating our strategies and activities. During the first quarter of 2003, we decided to exit our proprietary trading activities. We anticipate internally restructuring certain commercial, operational and support groups to reduce costs. In addition, we are evaluating
(a) further changes in our market strategies, (b) mothballing certain power generation facilities, (c) deferring and/or materially reducing maintenance of power generation facilities and (d) divesting of certain assets. Also, we are evaluating the method of projecting future cash flows from our wholesale energy segment operations. In connection with this effort, our future cash flow projections and plans will be revised.

     If the assumptions and estimates underlying our July 2003 goodwill impairment evaluation for our wholesale energy reporting unit differ adversely from the assumptions previously used due to changes in our wholesale energy market outlook, strategies and activities, it is possible that a material amount of goodwill might be impaired and any such impairment would be reflected in the third quarter of 2003.

     As noted previously, our goodwill impairment analysis estimates the fair value of our reporting units using a combination of approaches, including an income approach based on internal plans, a market approach based on transactions in the marketplace for comparable types of assets, and a comparable public company approach. The income approach used in our analysis is a discounted cash flow analysis based on our internal plans and contains numerous assumptions made by management, any number of which if changed could significantly affect the outcome of the analysis. We believe that the income approach is the most subjective of the approaches.

     Our historical impairment analyses for our wholesale energy reporting unit included numerous assumptions, including but not limited to:

     - increases in demand for power that will result in the tightening of supply surpluses and additional capacity requirements over the next three to eight years, depending on the region;

     - improving prices in electric energy, ancillary services and existing capacity markets as the power supply surplus is absorbed; and

     - our expectation that more balanced, fair market rules will be implemented, which provide for the efficient operations of unregulated power markets, including capacity markets or mechanisms in regions where they currently do not exist.

     The internal cash flow analyses used in our November 1, 2002 impairment analysis ranged over a period of ten to 15 years with an assumed terminal value for the value of our operations at the end of the analysis of an EBITDA (earnings from continuing operations before depreciation and amortization, interest expense, interest income and income taxes) multiple of primarily 6 to
7.5. For our annual impairment test as of November 1, 2002, these after-tax cash flows (excluding interest) were discounted back to the date of the analysis at an appropriate risk-adjusted discount rate of primarily 9% in order to determine the fair value of the reporting unit under the income approach. The income approach was weighted along with the other two approaches to determine the fair value of the reporting unit. Our November 1, 2002 analyses assumed that the demand for power would rise at an annual rate of approximately 2% over the next several years. This growth over time was assumed to result in decreased reserve margins in the areas where we operate. As reserve margins decrease, power generation margins were assumed to rise substantially over time to a level sufficient to attract new capacity (estimated to be in 2007 and 2008). We assumed that this level of prices would be such that companies will build new generation facilities and these new facilities will be able to cover all of their operating expenses and yield an internal rate of return on their investment of 9%.

     These assumptions are consistent with the view that long run market prices will reach levels sufficient to support an adequate rate of return on the construction of new power generation, which we believe will be required to meet increased demand for power. This view is currently being challenged in certain markets as market rules unfold that provide more favorable returns to new capacity entering the market than is provided to existing capacity.

     Our current impairment analysis will reconsider these and other assumptions including: estimates of future market prices, valuation of plant and equipment, growth, competition and many other factors as of the determination date. The resulting impairment analysis is highly dependent on these underlying assumptions.

  OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS ARE SUBJECT TO MARKET RISKS, THE IMPACT OF WHICH WE CANNOT FULLY MITIGATE.

     As part of our merchant electric generation business, we sell electric energy, capacity and ancillary services and purchase fuel under short and long-term contractual obligations and through various spot markets. We are not guaranteed any rate of return on our capital investments through cost of service rates, and our results of operations, financial condition and cash flows from these businesses are subject to market risks which can be partially mitigated by hedging long-term sales agreements and other management actions. However, a substantial portion of market risk remains beyond our control. These market risks include commodity price risk, counterparty risk, credit risk, transmission risk and competitor actions.

  WE RELY ON MARKET LIQUIDITY AND THE ESTABLISHMENT OF VALID PRICING TO PROPERLY MANAGE OUR RISKS.

     Our commercial businesses depend on sufficient market participation to establish market liquidity and valid pricing to properly manage the risks inherent in our businesses. The recent reduction in the number of market participants has significantly decreased market liquidity and may impair our ability to manage business risks. In addition, such a reduction may increase our management's reliance on internal models for decision-making. Our internal models may not accurately represent the markets in which we participate, potentially causing us to make incorrect decisions. These factors could have a material adverse effect on our results of operations, financial condition and cash flows.

  WE MAY NOT BE ABLE TO SATISFY THE GUARANTEES AND INDEMNIFICATION OBLIGATIONS RELATING TO OUR COMMERCIAL ACTIVITIES IF THEY BECOME DUE AT THE SAME TIME.

     In connection with our commercial businesses, we guarantee or indemnify the performance of a significant portion of the obligations of certain of our subsidiaries. For example, we routinely guarantee the obligations of Reliant Energy Services and other subsidiaries of ours under substantially all of their gas and electricity trading, marketing and origination contracts. The obligations underlying these guarantees and indemnities are recorded on our consolidated balance sheet as trading and marketing liabilities and non-trading derivative liabilities. These obligations make up a significant portion of these line items. In addition, we have, from time to time, executed guarantees of the obligations of our subsidiaries under leases of real property, financing documents and certain other miscellaneous contracts such as long-term turbine maintenance contracts. Some of these guarantees and indemnities are for fixed amounts, others have a fixed maximum amount and others do not specify a maximum amount. If we were unable to successfully negotiate lower amounts or alternative arrangements, we would not be able to satisfy all of these guarantees and indemnification obligations if they were to all come due at the same time. For additional information regarding our guarantees and indemnification obligations, see note 14(f) to our consolidated financial statements incorporated by reference herein.

  WE RELY ON POWER TRANSMISSION AND NATURAL GAS TRANSPORTATION FACILITIES THAT WE DO NOT OWN OR CONTROL. IF THESE FACILITIES FAIL TO PROVIDE US WITH ADEQUATE TRANSMISSION CAPACITY, WE MAY NOT BE ABLE TO DELIVER OUR WHOLESALE POWER TO OUR CUSTOMERS OR RECEIVE NATURAL GAS PRODUCTS AT OUR FACILITIES.

     We depend on power transmission and distribution and natural gas transportation facilities owned and operated by utilities and others to deliver energy products to our customers. Our customers in turn either consume these products or deliver them to the ultimate consumer. If transmission or transportation is disrupted, or the capacity is inadequate, our ability to sell and deliver our products may be hindered.

  AS A RESULT OF EVENTS IN CALIFORNIA OVER THE PAST FEW YEARS, OUR WHOLESALE POWER OPERATIONS IN OUR WEST REGION HAVE EXPERIENCED DELAYS IN THE COLLECTION OF RECEIVABLES AND ARE SUBJECT TO UNCERTAINTY, INCLUDING POTENTIALLY MATERIAL REFUND OBLIGATIONS, RELATING TO ONGOING LITIGATION AND GOVERNMENTAL PROCEEDINGS RELATING TO OUR ACTIVITIES IN THE ELECTRICITY AND GAS MARKETS.

     We are defendants in several class action lawsuits and other lawsuits filed against us and a number of other companies that either owned generation plants in California or sold electricity in California markets. These lawsuits challenge the prices for wholesale electricity in California during parts of 2000 and 2001.

     In particular, in FERC Docket Nos. EL00-95-000, et al., the FERC has established a refund proceeding to reset the market clearing prices for sales into the Cal ISO and Cal PX spot markets for the period from October 2000 to mid-June 2001. Although this proceeding has not yet concluded, we are likely to have a substantial net refund obligation as a result of this proceeding, which we estimate to be between approximately $104 million and $230 million for energy sales in California. For information regarding reserves against receivables, the FERC refund methodology and uncertainty in the California wholesale energy market, see note 13(e) to our interim consolidated financial statements incorporated by reference herein.

     We and other companies are also the subject of continuing investigations by the FERC into potential manipulation of electric and natural gas prices in the West region for the period from January 2000 to June 2001, as well as alleged economic withholding. Refunds could be ordered if the FERC finds that we have engaged in strategies that violated Cal ISO tariffs, or were otherwise unlawful under the FPA. On March 26, 2003, the FERC issued a Show Cause order proposing to revoke the market-based rate authority of Reliant Energy Services as a result of certain trades with BP Energy Company at the Palo Verde trading hub in Arizona. In the Show Cause order, the FERC established a refund effective date of June 2, 2003. The significance of the refund effective date is that sales by Reliant Energy Services subsequent to the refund date are subject to potential refund in the event Reliant Energy Services' market-based rate authority is revoked. The FERC also indicated in the Show Cause order an intention to act on the proceeding by July 31, 2003. On July 18, 2003, the FERC issued a consent order to BP Energy Company that required BP Energy Company to pay $3 million and to pass its electricity sales through FERC review for the next six months, among other things. BP Energy Company's settlement with the FERC may increase the pressure on the FERC to act with respect to Reliant Energy Services' market-based rate authority. However, we can not assure you that the FERC will handle Reliant Energy Services' proceeding in the same manner and may conclude that, despite the BP Energy Company settlement, revocation of market-based rate authority would be appropriate. We are unable to predict with certainty whether the FERC will revoke Reliant Energy Services' market-based rate authority, or the market-based rate authority of any of Reliant Energy Services' affiliates, or the extent of potential adverse consequences to us that would result from any such revocation. There is the potential for serious harm to us if Reliant Energy Services' market-based rate authority is revoked, including potential impairment of our ability to access the debt and capital markets, loss of valuation of assets, and defaults and/or triggering of collateral posting requirements.

     Although the FERC's investigation into allegations of physical withholding by owners of generating assets, including Reliant Resources, is still ongoing, the FERC has approved a settlement agreement to resolve claims related to alleged physical withholding by us on two days in June 2000. We agreed to refund $14 million, found by the FERC staff to be the maximum amount by which the Cal ISO day-ahead market could have been affected by our actions. That settlement agreement does not resolve any possible incidents of physical withholding.

     Also, on March 26, 2003, the FERC staff issued a report on its investigation into electric and gas prices in the West, and concluded that we had engaged in "churning" of gas at the Topock delivery point over an eight month period. While the FERC staff found that our gas trading practices inflated the market prices for gas at that delivery point, it further found that those practices did not violate any law or regulation and imposed no refund obligation or penalty. However, the findings in the FERC staff report have formed the basis for (1) the assertion by certain parties in the FERC refund proceedings that our actions caused an increase in gas and electric prices of $2.75 billion and (2) two class action suits to be filed against us in the Superior Court of California. At least four lawsuits have been subsequently filed by various parties, two of which are class action lawsuits.

     Acting on recommendations in the March 26, 2003 report, the FERC on June 25, 2003 initiated an investigation of bids greater than $250/MWh during the period from May 1, 2000 through October 2, 2000 to determine if any such bids were the result of improper market conduct. On July 2, 2003, the FERC staff issued a set of data requests in connection with the investigation. We are cooperating fully with the FERC staff and will respond to the data requests on July 24, 2003. Also on June 25, 2003, the FERC initiated a proceeding against us and numerous other wholesale market participants to determine whether certain trading activities identified in reports filed by the Cal ISO violated certain market protocols and are subject to disgorgement of profits earned on such activities. The actual scope of the proceeding has not been established, but we will defend against all allegations of improper activities. The FERC has noticed a Plenary Conference for July 24, 2003 to discuss procedural issues for evidentiary hearings and the possibility of settlement negotiations.

     The Nevada Power Company and PacifiCorp are counterparties to certain of our long-term bilateral contracts, and have filed challenges to those contracts at the FERC based on the alleged impact of spot market dysfunctions in Western power markets in 2000 and 2001 on long-term forward markets. On June 25, 2003, the FERC voted to approve the issuance of orders denying these challenges. However, if the FERC determines on rehearing, or on remand on appeal to the United States Court of Appeals, that the rates under any of these long-term bilateral contracts should be modified as a result of the effect of such market dysfunctions, then we could be subject to refund obligations.

     On June 25, 2003, the FERC voted to approve the issuance of Orders to Show Cause relating to certain alleged gaming and/or anomalous market behavior in alleged violation of the Ca1 ISO and Ca1 PX tariffs by 43 market participants during the period from January 1, 2000 through June 20, 2001, including Reliant Resources, REPG and Reliant Energy Services, in Docket No. EL03-170-000. The FERC stated that evidence relating to the Show Cause orders would be heard in a trial-type evidentiary hearing before an administrative law judge. The Reliant Resources entities named in the Show Cause order will have an opportunity to bring forth evidence in the hearing to show that they did not engage in gaming and other anomalous behavior. If the alleged violations are proved, the Reliant Resources entities could be subject to disgorgement of profits, and certain other non-monetary remedies that could include revocation of market-based rate authority and/or additional required provisions in codes of conduct. The FERC also issued an order instituting an internal FERC Investigation of Anomalous Bidding Behavior and Practices in the Western Markets in Docket No. IN03-10-000. In this investigation, the FERC will review evidence of alleged economic withholding of generation. Specifically, the FERC determined that all bids into the Ca1 PX and Ca1 ISO markets for more than $250/MW for the time period from May 1, 2000 through October 1, 2000 should be considered prima facie excessive. The FERC may issue additional data requests to market participants. To the extent that any Reliant Resources entities are determined to have engaged in improper bidding, we may be subject to disgorgement of alleged profits, and other non-monetary actions, including possible revocation of market-based rate authority and/or additional required provisions in codes of conduct.

     In addition to the FERC investigations, several state and other federal regulatory investigations are ongoing in connection with the wholesale electricity and natural gas prices in California and neighboring

Western states to determine the causes of the high prices and potentially to recommend remedial action. On July 9, 2003, the City of Los Angeles announced that it had filed suit against us and one of our employees in the United States District Court for the Central District of California. The lawsuit alleges that we conspired to manipulate the price for natural gas in breach of our contract to supply the Los Angeles Department of Water and Power with natural gas and acted in violation of federal and state antitrust laws, the federal Racketeer Influenced and Corrupt Organization Act and the California False Claims Act. The lawsuit seeks treble damages for the alleged overcharges for gas purchased by the Los Angeles Department of Water and Power of an estimated $218 million, interest, costs of suit and attorneys' fees.

     We may also face more stringent state regulations in the future. There have been efforts in California to repeal deregulation. Also, a new California state statute may give the CPUC authority to regulate the operations of our California generating subsidiaries, beyond the existing state regulation regarding environmental and other health and safety matters. The CPUC has recently initiated the process of establishing the methods through which these new requirements will be administered.

     As these investigations proceed, additional matters could be discovered that could result in the imposition of restrictions on our businesses, fines, penalties or other adverse events. Furthermore, as events occur to other companies in the retail and wholesale energy industry that lead to investigations of such companies by regulatory authorities, we may also be investigated by such regulatory authorities if they decide to broaden their investigation to comparable companies in the industry.

  OUR WHOLESALE ENERGY SEGMENT IS SUBJECT TO EXTENSIVE MARKET REGULATION. CHANGES IN THESE REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

     The FERC, which has jurisdiction over wholesale power rates, as well as independent system operators that oversee some of these markets, has imposed and may continue to impose price limitations, bidding rules and other mechanisms in an attempt to address some of the price volatility in these markets and mitigate market price fluctuations. These actions, along with potential changes to existing mechanisms, could have a material adverse effect on our results of operations, financial condition and cash flows.

     We operate in a regulatory environment that is undergoing significant changes as a result of varying restructuring initiatives at both the state and federal levels. New regulatory policies, which may have a significant impact on our industry, are now being developed and we cannot predict the future direction of these changes or the ultimate effect that this changing regulatory environment will have on our business.

     Moreover, existing regulations may be revised or reinterpreted and new laws and regulations may be adopted or become applicable to our facilities or our commercial activities. Such future changes in laws and regulations may have a detrimental effect on our business. In this connection, state officials, the Cal ISO and the investor-owned utilities in California have argued to the FERC that our California generating subsidiaries should not continue to have market-based rate authority. (As discussed further above, in addition to these requests, the FERC has also recently issued a number of "Show Cause" orders against various market participants in the California markets, including a number of Reliant Resources entities. These "Show Cause" orders relate to alleged market manipulation and/or anomalous bidding practices, and could result in either disgorgement of alleged profits or the loss of market-based rate authority for various Reliant Resources entities. The FERC has also initiated an investigation into economic withholding allegations that could result in similar remedies.) In the event the market-based rate authority of any Reliant Resources entity is revoked, the FERC has not provided guidance on how cost-based rates might be implemented in a market regime. We cannot predict what actions the FERC may take in the future. The impact of receiving cost-based rates on our California portfolio is also not predictable given that the numerous details of any such implementation are unknown at this time.

     In addition to the FERC investigations, several state and other federal regulatory investigations are ongoing in connection with wholesale electricity prices to determine the causes of the high prices and potentially to recommend remedial action. As these investigations proceed, additional matters could be
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discovered that could result in the imposition of restrictions on our business, fines, penalties or other adverse actions.

     The Cal ISO has undertaken, at the FERC's direction, a market redesign process that includes an ongoing obligation to offer available capacity in Cal ISO markets, a $250 per MWh price cap, as well as "automated" mitigation of all bids when any zonal clearing price for balancing energy exceeds $91.87 per MWh. The automated mitigation is only applied to bids that exceed certain reference prices and that would significantly increase the market price. However, in February 2003, the Cal ISO stated that it intends to appeal in federal court the FERC's decision regarding the application of automated mitigation to local market power situations. While the FERC has adopted similar thresholds for both local and system market power, Cal ISO is seeking to have a more restrictive procedure applied to local market power. Additional features of the California market redesign to be implemented in the future include a revised market monitoring and mitigation structure, a revised congestion management mechanism and an obligation for load-serving entities in California to maintain capacity reserves. A new California state statute purports to give the CPUC new power to regulate the operations and maintenance practices of our California generating subsidiaries, beyond the existing state regulation, regarding environmental and other health and safety matters. The CPUC has recently initiated the process of establishing the methods through which these new requirements will be administered.

     The NY Market is subject to significant regulatory oversight and control. The results of our operations in the NY Market are dependent on the continuance of the current regulatory structure. The rules governing the current regulatory structure are subject to change. We cannot assure you that we will be able to adapt our business in a timely manner in response to any changes in the regulatory structure, which could have a material adverse effect on our financial condition, results of operations and cash flows. The primary regulatory risk in this market is associated with the oversight activity of the New York Public Service Commission, the NYISO and the FERC. Our assets located in New York are subject to "lightened regulation" by the New York Public Service Commission, including provisions of the New York Public Service Law that relate to enforcement, investigation, safety, reliability, system improvements, construction, excavation, and the issuance of securities. Because "lightened regulation" was accomplished administratively, it could be revoked. The NYISO has the ability to revise wholesale prices, which could lead to delayed or disputed collection of amounts due to us for sales of electric energy and ancillary services. The NYISO may in some cases, subject to the FERC approval, also impose cost-based pricing and/or price caps. The NYISO has implemented automated mitigation procedures under which day-ahead energy bids will be automatically reviewed. If bids exceed certain pre-established thresholds and have a significant impact on the market-clearing price, the bids are then reduced to a pre-established market-based or negotiated reference bid. The NYISO has also adopted, at the FERC's direction, more stringent mitigation measures for all generating facilities in transmission-constrained New York City.

     On June 25, 2003, the FERC announced that it was proposing new rules to prevent market abuse. The rules would prohibit certain transactions and practices under sellers' market-based rate electric tariffs and blanket gas certificates. The new rules relate to market manipulation, communications, reporting and record retention. Under the proposed rules, a seller found to have engaged in prohibited behavior would be subject to disgorgement of unjust profits and non-monetary remedies such as revocation of the seller's market-based rate authority or blanket certificate authority. If the FERC adopts its proposed market behavior rules, our future earnings may be adversely affected by an open-ended refund obligation on sales at market-based rates or under blanket certificate authority to the extent we were determined to have violated the new tariff provisions required by the proposed rule.

     The FERC also instituted a SMD rulemaking proceeding that proposes to eliminate discrimination in transmission service and to standardize electricity market design. The FERC's SMD proceeding would establish standardized transmission service throughout the United States, a standard wholesale electric market design, including forward and spot markets for energy and an ancillary services market. Further, this proceeding is also expected to provide all RTOs specifications regarding the entities that administer these markets and how these entities perform market monitoring and mitigation. While we believe SMD is a positive development for our business, significant opposition to SMD has been voiced, and we cannot
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

predict at this time whether SMD will be adopted as proposed or what effect standard market design, in whatever form it may take if and when it is adopted, would have on our business growth prospects and financial results.

     The FERC's RTO initiative, which began in May 1999, is making progress in all areas of the country. If RTOs are established as envisioned by the FERC, "rate pancaking," or multiple transmission charges that apply to a single point-to-point delivery of energy will be eliminated within a region, and wholesale transactions within the region and between regions will be facilitated. The end result could be a more competitive, transparent market for the sale of energy and a more economic and efficient use and allocation of resources. However, considerable opposition exists in some regions of the United States to the development of RTOs as envisioned by the FERC, and the timing for completion of the developing RTOs is uncertain.

     Additionally, federal legislative initiatives have been introduced and discussed to address the problems being experienced in some power markets and to enhance or limit the FERC authority. We cannot predict whether such proposals will be adopted or their impact on industry restructuring. If the trend towards competitive restructuring of the wholesale power markets is reversed, discontinued or delayed, the business growth prospects and financial results of our wholesale energy and retail energy segments could be adversely affected.

  OUR COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS ARE SIGNIFICANT AND THE COST OF COMPLIANCE WITH NEW ENVIRONMENTAL LAWS COULD ADVERSELY IMPACT OUR PROFITABILITY.

     Our wholesale energy segment is subject to extensive environmental regulation by federal, state and local authorities. We are required to comply with numerous environmental laws and regulations, and to obtain numerous governmental permits in operating our facilities, a number of which are coal-fired and subject to particularly intense regulatory oversight. We may incur significant additional costs to comply with these requirements. If we fail to comply with these requirements, we could be subject to civil or criminal liability and fines. Existing environmental regulations could be revised or reinterpreted, new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions. If any of these events occur, our business, results of operations and financial condition and cash flows could be materially adversely affected. For more information regarding compliance with environmental laws, see "Our Business -- Environmental Matters".

  THE MAJORITY OF OUR HYDROELECTRIC FACILITIES ARE REQUIRED TO BE LICENSED UNDER THE FEDERAL POWER ACT. ANY FAILURE TO OBTAIN OR MAINTAIN A REQUIRED LICENSE FOR ONE OR MORE OF OUR HYDROELECTRIC FACILITIES COULD HAVE AN ADVERSE IMPACT ON US.

     The Federal Power Act gives the FERC exclusive authority to license non-federal hydroelectric projects on navigable waterways and federal lands. The FERC hydroelectric licenses are issued for terms of 30 to 50 years. Some of our hydroelectric facilities, representing approximately 90 MW of capacity, have licenses that expire within the next ten years. Facilities that we own representing approximately 160 MW of capacity have new or initial license applications pending before the FERC. Upon expiration of a FERC license, the federal government can take over the project and compensate the licensee, or the FERC can issue a new license to either the existing licensee or a new licensee. In addition, upon license expiration, the FERC can decommission an operating project and even order that it be removed from the river at the owner's expense. In deciding whether to issue a license, the FERC gives equal consideration to a full range of licensing purposes related to the potential value of a stream or river. It is not uncommon for the relicensing process to take between four and ten years to complete. Generally, the relicensing process begins at least five years before the license expiration date and the FERC issues annual licenses to permit a hydroelectric facility to continue operations pending conclusion of the relicensing process. We expect that the FERC will issue to us new or initial hydroelectric licenses for all the facilities with pending applications. Presently, there are no applications for competing licenses and there is no indication that the FERC will decommission or order any of the projects to be removed.
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

  INCREASING COMPETITION IN WHOLESALE POWER MARKETS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION, CASH FLOWS AND MAY REQUIRE ADDITIONAL LIQUIDITY TO REMAIN COMPETITIVE.

     Our wholesale energy segment competes with other energy merchants. In order to successfully compete, we must have the ability to aggregate supplies at competitive prices from different sources and locations and must be able to efficiently utilize transportation services from third-party pipelines and transmission services from electric utilities. We also compete against other energy merchants on the basis of our relative skills, financial position and access to credit sources. Energy customers, wholesale energy suppliers and transporters often seek financial guarantees and other assurances that their energy contracts will be satisfied. If price information becomes increasingly available in the energy marketing and trading business, we anticipate that our operations will experience greater competition and downward pressure on per-unit profit margins. In addition, our merchant asset business is constrained by our liquidity, our access to credit and the reduction in market liquidity. Other companies with which we compete may not have similar constraints.

  OUR BUSINESS OPERATIONS AND HEDGING ACTIVITIES EXPOSE US TO THE RISK OF NON-PERFORMANCE BY COUNTERPARTIES.

     Our trading, marketing and risk management services operations are exposed to the risk that counterparties who owe us money or physical commodities and services, such as power, natural gas or coal, will not perform their obligations. Should the counterparties to these arrangements fail to perform, we might be forced to acquire alternative hedging arrangements or replace the underlying commitment at then-current market prices. In this event, we might incur additional losses to the extent of amounts, if any, already paid to the counterparties.

     As a result of recent events, including the credit crisis in the merchant energy sector, the bankruptcy filings of NRG Energy Inc., PG&E National Energy Group, Inc. (NEG) and Mirant Corp., the decreasing liquidity in our trading markets and the related downgrading of our credit ratings and the credit ratings of many of our trading counterparties to below investment grade, we have been required to enter into trading and other commercial arrangements with higher risk counterparties than those with whom we have typically contracted in the past. These arrangements, coupled with the credit crisis in our sector, have increased our exposure to the risk of non-performance by counterparties who owe us money or physical commodities.

  OPERATION OF POWER GENERATION FACILITIES INVOLVES SIGNIFICANT RISKS THAT COULD NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS AND CASH FLOWS.

     Our wholesale energy segment is exposed to risks relating to the breakdown or failure of equipment or processes, fuel supply interruptions, shortages of equipment, material and labor, and operating performance below expected levels of output or efficiency. Significant portions of our facilities were constructed many years ago. Older generating equipment, even if maintained in accordance with good engineering practices, may require significant capital expenditures to add to or upgrade equipment to keep it operating at peak efficiency, to comply with changing environmental requirements, or to provide reliable operations. Such changes could affect our operating costs. Any unexpected failure to produce power, including failure caused by breakdown or forced outage, could have a material adverse effect on our results of operations, financial condition and cash flows.

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

  CONSTRUCTION OF POWER GENERATION FACILITIES INVOLVES SIGNIFICANT SCHEDULE AND COST RISKS THAT COULD NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

     Currently, we have two power generation facilities, and replacement or incremental electric power generation units at two existing facilities, under construction. Our successful completion of these facilities is subject to the following:

     - power prices;

     - shortages and inconsistent qualities of equipment, material and labor;

     - availability of financing;

     - failure of key contractors and vendors to fulfill their obligations;

     - work stoppages due to plant bankruptcies and contract labor disputes;

     - permitting and other regulatory matters;

     - unforeseen weather conditions;

     - unforeseen equipment problems;

     - environmental and geological conditions; and

     - unanticipated capital cost increases.

     Any of these factors could give rise to delays, cost overruns or the termination of the plant expansion or construction. Many of these risks cannot be adequately covered by insurance. While we maintain insurance, obtain warranties from vendors and obligate contractors to meet specified performance standards, the proceeds of such insurance, warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or liquidated damages payments we may owe.

     In addition, construction delays and contractor performance shortfalls can result in the loss of revenues and may, in turn, adversely affect our results of operations. At our Seward power plant, one of our facilities under construction, a sub-contractor of one of our two main contractors at the plant, after a dispute with such main contractor, has filed a mechanics lien against the property to secure payment of the amount of their fees and damages, which the subcontractor alleges to be $36 million. These fees are disputed. The failure to complete construction according to specifications at this plant and our other facilities under construction can result in liabilities, reduced plant efficiency, higher operating costs and reduced earnings.

  THE LOSS OF THE TOLLING AGREEMENT FOR OUR LIBERTY ELECTRIC GENERATING STATION AND/OR A POTENTIAL FORECLOSURE BY THE LIBERTY LENDERS COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

     The output of our Liberty electric generating station is contracted under a long-term tolling agreement between LEP and PGET. During 2002, several rating agencies downgraded to sub-investment grade the debt of the two guarantors of PGET, NEG and PG&E Gas Transmission Northwest Corp. (GTN). In addition, on July 8, 2003, PGET and NEG filed for reorganization under Chapter 11 of the United States Bankruptcy Code; however, GTN did not file. The bankruptcy filing constitutes an event of default under the Liberty credit facility which has not been waived by the lenders. As a result, the lenders are entitled to control the disbursement of funds by LEP and Liberty. The lenders are also entitled to accelerate the debt and/or foreclose.

     Also, on July 8, 2003, PGET filed a motion with the bankruptcy court to reject the tolling agreement, which, if approved by the court, would deem the agreement terminated as of July 8, 2003. Liberty does not intend to oppose this motion. Liberty is obligated to provide PGET with a special invoice setting forth the amount of Liberty's loss due to the early termination in accordance with specific criteria. However, under the tolling agreement, PGET has the right to refer the loss calculation to arbitration, which could delay the receipt of such damages for an extended period. Liberty intends to make prompt demand of the termination payment under its guaranty with GTN (the guaranty, together with NEG's guaranty, is limited in amount to $140 million) and file the necessary claims for damages with the bankruptcy court against PGET and NEG. However, there can be no assurance that GTN would promptly pay any award or how much, if anything, could be recovered from PGET or NEG. Any amounts recovered from PGET, NEG and/or GTN would be handled in accordance with the Liberty credit facility. The most likely result is that the damages would be used to prepay LEP debt or paid into an account that is managed by the lenders under the credit facility.

     The tolling agreement provides for a fixed monthly payment to LEP. If the tolling agreement is terminated, LEP would need to find a power purchaser or tolling customer to replace PGET or sell the energy and/or capacity in the merchant energy market. In addition, upon termination of the tolling agreement, the gas transportation agreements that PGET utilizes in connection with the tolling agreement will revert to LEP, and LEP will be required to perform the obligations currently being performed by PGET under the gas transportation agreements, including the payment of a monthly transportation charge. Once the gas transportation agreements have reverted to LEP, LEP's payment obligations thereunder will be supported by a $5 million guaranty of Orion Power Development Company, Inc. (OPD), which is a wholly-owned subsidiary of Orion Power and the parent company of LEP and Liberty. If LEP fails to make payment under the transportation agreements, the transportation company may make a claim against OPD under this guaranty. Also, if LEP fails to maintain minimum creditworthiness as required under the gas tariff governing these transportation agreements on file with the FERC, LEP may be required to post additional collateral. However, OPD is not obligated to post any additional collateral.

     It is unlikely, given current market conditions, that LEP would have sufficient cash flow to pay all of its expenses or enable Liberty to make interest and scheduled principal payments under the Liberty credit facility as they become due, or to post the collateral which may be required to buy fuel or in respect of the gas transportation agreements, if the tolling agreement is terminated. The termination of the tolling agreement may cause both Liberty and LEP to seek other alternatives, including reorganization under the bankruptcy laws or a negotiated foreclosure transaction with the Liberty lenders. We, including Orion Power, would not be in default under our other current debt agreements if any of these events occur at Liberty.

     If the lenders foreclose on LEP and Liberty, we believe we could incur a pre-tax loss of an amount up to our recorded net book value with the potential of an additional loss due to an impairment of goodwill allocated to LEP as a result of the foreclosure. As of March 31, 2003, the combined net book value of LEP and Liberty was $367 million, excluding the non-recourse debt obligations of $266 million.

  WE COULD BE SUBJECT TO MARKET PRICES WHEN PURCHASING POWER AND/OR TO FINES UNDER CERTAIN OF OUR PROVIDER OF LAST RESORT AGREEMENTS.

     As part of our acquisition of Orion Power in February 2002, we became the provider of last resort for Duquesne Light. Under two agreements to be such provider of last resort, we are obligated for a specific period to provide energy to Duquesne Light to meet its obligations to satisfy the demands of any customer in the Duquesne Light service area that does not elect to buy energy from a competitive supplier as allowed by the Pennsylvania state deregulation initiatives or that elects to return to Duquesne Light as the designated provider of last resort. Under these contracts, we must provide all of the energy necessary to meet the contractual requirements with no minimum and no maximum quantity and Duquesne Light must buy all of the energy needed to satisfy its provider of last resort obligation from us. Given the historical demand for energy from provider of last resort customers and the historical energy generation from our assets located in Ohio, Pennsylvania and West Virginia, we generally expect to produce more energy than needed to meet our provider of last resort obligations under the POLR agreements. We will attempt to sell this excess energy into the market. The provider of last resort demand, however, will fluctuate on a continuous, real-time basis, and will likely peak during summer and winter, on weekdays, and during some hours of the day. This could cause the provider of last resort demand to be greater than the amount of energy we are able to generate at any given moment. As a result, we may need to purchase energy from
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

the market to cover our contractual obligations. This is likely to occur at times of higher market prices, while the price we receive will be fixed under our provider of last resort agreements and will not fluctuate with the market. We may also have to purchase energy from the market to cover our contractual obligations if we have operational problems at one or more of our generating facilities that reduce our ability to produce energy. Failure to provide sufficient energy could give rise to penalties under both of our provider of last resort agreements. A severe under-delivery of energy that forces Duquesne Light to deny some customers energy could give rise to penalties of $1,000 per MWh under the first agreement or between $100 and $1,000 per MWh under the second agreement, depending upon the circumstances of such under-delivery.

RISKS RELATED TO THE SALE OF OUR EUROPEAN ENERGY OPERATIONS

  WE SIGNED AN AGREEMENT TO SELL OUR EUROPEAN ENERGY OPERATIONS TO NUON. AS IN ANY SALE TRANSACTION WITH REGULATORY APPROVAL AS A CONDITION PRECEDENT, THERE IS RISK THAT THE SALE MAY BE SUBSTANTIALLY DELAYED OR MAY NOT BE CONSUMMATED.

     In February 2003, we signed a share purchase agreement to sell our European energy operations to Nuon. The sale is subject to the approval of the Dutch competition authority. We have obtained the approval of the German competition authority. We anticipate that the consummation of the sale will occur in the summer of 2003. However, there can be no assurance that the sale will not be substantially delayed nor that it will be consummated. No assurance can be given that we will obtain the approval of the Dutch authorities or that such approval can be obtained in a timely manner.

  THERE IS SIGNIFICANT OPERATIONAL, COMMERCIAL AND FINANCIAL RISK TO OUR EUROPEAN ENERGY OPERATIONS IF THE SALE TO NUON IS NOT CONSUMMATED.

     If the sale of our European energy operations is not consummated, we may be significantly impacted by negative market perception regarding an entity with a sub-investment grade credit rating, which has, directly and indirectly, three credit facilities with an aggregate face value of approximately $1.3 billion. Key commercial counterparties and vendors may limit their transactions and exposure with us. No assurance can be given regarding our ability to successfully or adequately mitigate these risks. In June 2003, the maturity date of the letter of credit facility was extended to January 5, 2004 and the maturity date of the revolving credit facility was extended to December 31, 2003.

RISKS RELATED TO OUR BUSINESSES GENERALLY

  WE DO NOT ATTEMPT TO FULLY HEDGE OUR ASSETS OR POSITIONS AGAINST CHANGES IN COMMODITY PRICES, AND OUR RISK MANAGEMENT POLICIES AND PROCEDURES MAY NOT BE EFFECTIVE.

     Commodity price risk is an inherent component of our retail and wholesale energy operations. Our results of operations, financial condition and cash flows depend, in large part, upon prevailing market prices for electricity and fuel in our markets. Market prices may fluctuate substantially over relatively short periods of time, potentially adversely impacting our results of operations, financial condition and cash flows. Changes in market prices for electricity and fuel may result from the following:

     - weather conditions;

     - seasonality;

     - demand for energy commodities and general economic conditions;

     - forced or unscheduled plant outages;

     - disruption of electricity or gas transmission or transportation, infrastructure or other constraints or inefficiencies;

     - addition of generating capacity;

     - availability of competitively priced alternative energy sources;
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

     - availability and levels of storage and inventory for fuel stocks;

     - natural gas, crude oil and refined products, and coal production levels;

     - the creditworthiness or bankruptcy or other financial distress of market participants;

     - changes in market liquidity;

     - natural disasters, wars, embargoes, acts of terrorism and other catastrophic events; and

     - federal, state and foreign governmental regulation and legislation.

     To mitigate our financial exposure related to commodity price fluctuations, we routinely enter into contracts to hedge a portion of our purchase and sale commitments, exposure to weather fluctuations, fuel requirements and transportation and inventories of natural gas, coal, refined products, and other commodities and services. As part of this strategy, we routinely utilize derivative instruments (e.g., fixed-price forward physical purchase and sales contracts, futures, financial swaps and option contracts). However, we do not expect to cover the entire exposure of our assets or positions to market price and volatility changes, and the coverage will vary over time. This hedging activity fluctuates according to strategic objectives, taking into account the desire for cash flow or earnings certainty, the availability of liquidity resources and our view of market prices.

     Our risk management procedures and our hedging strategies are constrained by our liquidity, our access to credit and the reduction in market liquidity, and may not be followed or work as planned. These and other factors may adversely impact our results of operations, financial condition and cash flows.

  WE MAY EXPERIENCE INADEQUATE LIQUIDITY DUE TO FACTORS WHICH LEAD TO POSTING OF ADDITIONAL COLLATERAL RELATED TO OUR DOMESTIC OPERATIONS.

     Based on current commodity prices, we estimate that as of June 30, 2003, we could be required to post additional collateral of up to $472 million related to our domestic operations. This estimate could increase based on changes to commodity prices. Factors which could lead to an increase in our actual posting of collateral include adverse changes in our industry or negative reactions to additional credit rating downgrades or the secured nature of our new credit facilities. Under certain unfavorable commodity price scenarios, it is possible that we could experience inadequate liquidity as a result of the posting of additional collateral.

     At times we have open positions in the market (required to be within established corporate risk management guidelines), resulting from optimizing our power generation portfolio and eliminating our remaining trading positions. If we have open positions, changes in commodity prices could negatively impact our results of operations, financial condition and cash flows. We have measures and controls in place that are designed to mitigate the impact of commodity price changes on our positions. These measures and controls are based on statistical analyses and estimates. Consequently, no assurance can be given that these controls and measures will be effective in the event that anomalous commodity price changes occur.

     For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trading and Marketing and Non-trading Operations" and "Quantitative and Qualitative Disclosures About Market Risk" for the three years ended December 31, 2000, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, incorporated by reference herein and Note 7 to our consolidated financial statements incorporated by reference herein.

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

  THE ULTIMATE OUTCOME OF THE NUMEROUS LAWSUITS AND REGULATORY PROCEEDINGS RELATING TO OUR ACTIVITIES IN THE ELECTRICITY AND GAS MARKETS TO WHICH WE ARE A PARTY CANNOT BE PREDICTED AT THIS TIME. ANY ADVERSE DETERMINATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

     We are party to numerous lawsuits and regulatory proceedings relating to our trading and marketing activities, including the following:

     - certain same-day commodity trading transactions in which we engaged in 1999, 2000 and 2001 involving purchases and sales with the same counterparty for the same volume at substantially the same price, which have been referred to as "round trip" or "wash" trades;

     - a series of four structured transactions entered into during the period May 2001 through September 2001, referred to as "structured transactions;"

     - our activities in the California wholesale market from January 2000 to June 2001, including our operation and sale of generation from generation facilities owned by our subsidiaries located in California; and

     - our price reporting and gas trading activities at the Topock delivery point in California.

     In addition, various state and federal governmental agencies have commenced investigations relating to these activities, including the California Attorney General, the FERC, the CFTC and criminal investigations by the United States Attorneys for the Southern District of New York and the Northern District of California and, in certain circumstances, the matters described elsewhere in this prospectus that have been the subject of the FERC and CFTC investigations. These lawsuits, proceedings and investigations are currently the subject of intense, highly charged media and political attention. While their ultimate outcome cannot be predicted at this time, the possibility of civil or criminal action against us or our current or former employees is possible. In addition, these lawsuits, proceedings and investigations could lead to the discovery of additional conduct or transactions not known at this time that could result in additional litigation or regulatory action. Certain of our current and former employees are, or may be, the subject of criminal investigations by the United States Attorney's office in one or more jurisdictions. The ultimate disposition of some of these matters could have a material adverse effect on our financial condition, results of operations and cash flows. See note 14(g) to our consolidated financial statements incorporated by reference herein and note 13(d) to our interim consolidated financial statements incorporated by reference herein.

     In June 2002, the SEC advised us that it had issued a formal order in connection with its investigation of our financial reporting, internal controls and related matters. The investigation focused on our round trip trades and certain structured transactions. We cooperated with the SEC staff. On May 12, 2003, we consented, without admitting or denying the SEC's findings, to the entry of an administrative cease-and-desist order obligating us to avoid future violations of certain provisions of the federal securities laws, including non-compliance with the antifraud provisions of the federal securities laws. The SEC did not assess any monetary penalties or fines relating to the order.

  OUR STRATEGIC PLANS MAY NOT BE SUCCESSFUL.

     Our future results of operations are dependent on the success of our strategic plans. Our strategic plans with respect to our wholesale energy segment indicate a shift in emphasis from identifying and pursuing acquisition and development candidates to completing facilities currently under construction and integrating recently acquired generation facilities. The integration and consolidation of our acquisitions with our existing business requires substantial management, financial and other resources and may not be successfully integrated. This change reflects our current focus on integrating the Orion Power assets with our other domestic wholesale energy operations, the completion of our construction projects and our judgments regarding the current state of the wholesale electricity and capital markets. Our strategy could change to respond to market conditions or other circumstances. Additionally, our strategic plans include the evaluation of our option to acquire 81% of Texas Genco from CenterPoint. Further, concurrently with
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

the closing of the offering of the notes, we entered into an amendment to our new credit facilities to, among other things, increase our flexibility regarding our potential purchase of Texas Genco. Under the credit agreement amendment, we are permitted to exercise the option granted to us by CenterPoint to purchase all the stock of Texas Genco or to negotiate a purchase of all the stock of Texas Genco outside the option at a price less than or equal to the price set under the option. The amendment also extends the deadline for agreeing to purchase Texas Genco to September 15, 2004. Our decision whether to purchase Texas Genco and the method used will be based on many factors including the option price and our ability to, and the terms and conditions pursuant to which we may, finance this acquisition.

  IF WE FAIL TO OBTAIN OR MAINTAIN ANY NECESSARY GOVERNMENTAL PERMIT OR APPROVAL, OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.

     Our operations are subject to complex and stringent energy, environmental and other governmental laws and regulations. The acquisition, ownership and operation of power generation facilities require numerous permits, approvals and certificates from federal, state and local governmental agencies. The operation of our generation facilities must also comply with environmental protection and other legislation and regulations. At present, we have wholesale operations in Arizona, California, Florida, Illinois, Maryland, Mississippi, Nevada, New Jersey, New York, Ohio, Pennsylvania, Texas and West Virginia. Most of our existing domestic generation facilities are exempt wholesale generators that sell electricity exclusively into the wholesale market. These facilities are subject to regulation by the FERC regarding rate matters and by state regulatory commissions regarding environmental and other health and safety matters. The FERC has authorized us to sell electricity produced from these facilities at market prices. The FERC retains the authority to modify or withdraw our market-based rate authority and to impose "cost of service" rates. Any reduction by the FERC of the rates we may receive for our generation activities may materially adversely affect our business, results of operations, financial condition and cash flows.

  CHANGES IN TECHNOLOGY MAY IMPAIR THE VALUE OF OUR POWER PLANTS AND MAY SIGNIFICANTLY IMPACT OUR BUSINESS IN OTHER WAYS AS WELL.

     Research and development activities are ongoing to improve alternative technologies to produce electricity, including fuel cells, microturbines and photovoltaic (solar) cells. It is possible that advances in these or other alternative technologies will reduce the costs of electricity production from these technologies to a level below that which we have forecasted. In addition, increased conservation efforts and advances in technology could reduce electricity demand and significantly reduce the value of our power generation assets. Changes in technology could also alter the channels through which retail electric customers buy electricity.

  OUR RESULTS OF OPERATIONS, OUR ABILITY TO ACCESS CAPITAL AND INSURANCE AND OUR FUTURE GROWTH PROSPECTS COULD BE ADVERSELY AFFECTED BY THE OCCURRENCE OR RISK OF OCCURRENCE OF FUTURE TERRORIST ATTACKS OR RELATED ACTS OF WAR.

     We are currently unable to measure the ultimate impact of the terrorist attacks of September 11, 2001 on our industry and the United States economy as a whole. The uncertainty associated with the military activity of the United States and other nations and the risk of future terrorist activity may impact our results of operations and financial condition in unpredictable ways. These actions could result in adverse changes in the insurance markets and disruptions of power and fuel markets. In addition, our generation facilities or the power transmission and distribution facilities on which we rely could be directly or indirectly harmed by future terrorist activity. The occurrence or risk of occurrence of future terrorist attacks or related acts of war could also adversely affect the United States economy. A lower level of economic activity could result in a decline in energy consumption, which could adversely affect our revenues, margins and cash flows and limit our future growth prospects. The occurrence or risk of occurrence could also increase pressure to regulate or otherwise limit the prices charged for electricity or gas. Also, these risks could cause instability in the financial markets and adversely affect our ability to access capital on terms and conditions acceptable to us.

  OUR INSURANCE COVERAGE MAY NOT BE SUFFICIENT AND OUR INSURANCE COSTS MAY INCREASE.

     We have insurance coverage, subject to various limits and deductibles, covering our generation facilities, including property damage insurance and general liability insurance in amounts that we consider appropriate. However, we cannot assure you that insurance coverage will be available in the future on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our generation facilities will be sufficient to restore the loss or damage without negative impact on our financial condition and results of operations. The costs of our insurance coverage have increased significantly during recent periods and may continue to increase in the future.

RISKS RELATED TO OUR CORPORATE AND FINANCIAL STRUCTURE

  WE HAVE SIGNIFICANT DEBT THAT COULD NEGATIVELY IMPACT OUR BUSINESS.

     We have a significant amount of debt outstanding. As of March 31, 2003, after giving pro forma effect to both the offering of the notes and the offering of the convertible senior subordinated notes and the use of the net proceeds from these notes, we would have had total consolidated debt of $8.3 billion (excluding $693 million of debt related to our European energy operations), of which $1.4 billion would have consisted of the notes and the convertible senior subordinated notes and the balance would have consisted of other debt including all borrowings under the credit facilities. Also, after giving pro forma effect to the offering of the notes and the concurrent offering of the convertible senior subordinated notes assuming these offerings had occurred on January 1, 2002, and the repayment of debt, with the amount of the net proceeds from the notes, that was in place prior to our March 2003 refinancing, our earnings would have been insufficient to cover our fixed charges by approximately $99 million for the three months ended March 31, 2003, and our ratio of earnings to fixed charges would have been 1.30 for the year ended December 31, 2002. Our high level of debt could:

     - make it difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt and the notes;

     - limit our ability to obtain additional financing to operate our business;

     - limit our financial flexibility in planning for and reacting to business and industry changes;

     - place us at a competitive disadvantage as compared to less leveraged companies;

     - increase our vulnerability to general adverse economic and industry conditions, including changes in interest rates and volatility in commodity prices; and

     - require us to dedicate a substantial portion of our cash flows to payments on our debt, thereby reducing the availability of our cash flow for other purposes including our operations, capital expenditures and future business opportunities.

     The incurrence of additional debt could make it more likely that we will experience some or all of the above-described risks.

  DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES, INCLUDING THE GUARANTORS, MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL LEVERAGE.

     We and our subsidiaries, including the guarantors, may be able to incur substantial additional indebtedness in the future. In certain instances, the terms of the indentures do not prohibit us or our subsidiaries from doing so. As of June 30, 2003, the credit agreement governing our new credit facilities would permit additional borrowings of up to $831 million after completion of the offering of the notes and after giving effect to the use of net proceeds from the offering of the notes and all of those borrowings would rank pari passu with the notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could significantly increase. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Consolidated Future Uses and Sources of Cash and Certain Factors Impacting Future Uses and Sources of Cash" for the three years ended December 31, 2000, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, incorporated by reference herein.

  IF WE DO NOT GENERATE SUFFICIENT POSITIVE CASH FLOWS, WE MAY BE UNABLE TO SERVICE OUR DEBT.

     Our ability to pay principal and interest on our debt, including the principal and interest on the notes, depends on our future operating performance. Future operating performance is subject to market conditions and business factors that often are beyond our control. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our debt, we may have to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow these alternative measures or that such measures would satisfy our scheduled debt service obligations.

     Based on our current level of anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our credit facilities will be adequate to meet our future needs for at least the next twelve months. However, under certain commodity pricing scenarios, we may experience strains on our liquidity. For further discussion of our current liquidity situation and related impacts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" for the three years ended December 31, 2000, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, incorporated by reference herein.

     We cannot assure you that our businesses will generate sufficient cash flows from operations to enable us to pay the principal, premium, if any, and interest on our debt, including these notes, or to fund our other liquidity needs. We may not be successful in realizing the cost savings and operating improvements that we currently anticipate. If commodity prices increase substantially in the near term, our liquidity could be severely strained. We may need to refinance all or a portion of our indebtedness, including these notes on or before maturity; however, we cannot assure you that we will be able to refinance the indebtedness on commercially reasonable terms or at all. If we cannot make scheduled payments on our debt, we will be in default and, as a result:

     - our debt holders could declare all outstanding principal and interest to be due and payable;

     - our senior secured debt lenders could terminate their commitments and commence foreclosure proceedings against our assets; and

     - we could be forced into bankruptcy or liquidation.

  THE TERMS OF OUR DEBT MAY SEVERELY LIMIT OUR ABILITY TO PLAN FOR OR RESPOND TO CHANGES IN OUR BUSINESSES.

     Our new credit facilities and these notes restrict our ability to take specific actions in planning for and responding to changes in our business without the consent of our lenders and noteholders, even if such actions may be in our best interest. Our new credit facilities also require us to maintain specified financial ratios and meet specific financial tests. Our ability to comply with these covenants, as they currently exist or as they may be amended, may be affected by many events beyond our control and our future operating results may not allow us to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with those financial covenants or to comply with the other restrictions in the credit agreement governing our new credit facilities could result in a default, which could cause that indebtedness (and by reason of cross-acceleration provisions, the notes and other indebtedness) to become immediately due and payable. If we are unable to repay those amounts, the holders of the Credit Agreement Debt could proceed against the collateral granted to them to secure that indebtedness. If those lenders accelerate the payment of our Credit Agreement Debt, we cannot assure you that we could pay that indebtedness immediately and continue to operate our business.

     In addition, the credit agreement governing our new credit facilities and the indentures governing the notes contain other covenants that restrict, among other things, our ability to:

     - pay dividends and other distributions with respect to our capital stock and purchase, redeem or retire our capital stock;

     - incur additional indebtedness and issue preferred stock;

     - enter into asset sales unless the proceeds from those asset sales are used to repay debt or, in certain circumstances and for a limited period of time, are placed in an escrow account to be available to be used to possibly acquire Texas Genco in the event that we determine that such acquisition is advantageous;

     - enter into transactions with affiliates;

     - incur liens on assets to secure certain debt;

     - engage in certain business activities; and

     - engage in certain mergers or consolidations and transfers of assets.

     See "Description of Notes."

  AN INCREASE IN OUR INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOWS.

     As of March 31, 2003, we had $7.2 billion of outstanding floating-rate debt (excluding $655 million of floating-rate debt of our European energy operations). Because of capital constraints impacting our business at the time some of this floating-rate debt was entered into, the interest rate margins are substantially above our historical borrowing margins. In addition, any floating-rate debt issued by us in the future could be at interest rate margins substantially above our historical borrowing margins. While we may seek to use interest rate swaps or other derivative instruments to hedge portions of our floating-rate exposure, we may not be successful in obtaining hedges on acceptable terms. Any increase in short-term interest rates would result in higher interest costs and could adversely affect our results of operations, financial condition and cash flows.

     In addition, the capital constraints currently impacting our industry may require additional future indebtedness to include terms and/or pricing that is more restrictive or burdensome than those of our current indebtedness and refinancings in March 2003. This may negatively impact our ability to operate our business and could adversely affect our results of operations, financial condition and cash flows. As a result of the June and July 2003 issuances of convertible senior subordinated notes and notes, our interest expense will increase substantially. We estimate that our net interest expense will increase by approximately $25 million during the second half of 2003 from previous projections. In addition, as a result of the July 2003 issuance of notes, we will expense approximately $30 million of deferred financing costs associated with the indebtedness prepaid with the proceeds from the issuance of notes. For additional information regarding the $275 million of convertible senior subordinated notes and $1.1 billion of notes, see "Description of Other Indebtedness" and "Description of Notes", respectively.

  OUR NON-INVESTMENT GRADE CREDIT RATINGS COULD ADVERSELY IMPACT OUR ABILITY TO ACCESS CAPITAL ON ACCEPTABLE TERMS, OPTIMIZE OUR ASSETS AND OPERATE OUR RISK MANAGEMENT ACTIVITIES.

     Our credit rating has been downgraded to below investment grade and could be downgraded further. The downgrading of our credit rating has limited, and will likely continue to limit, our ability to refinance our debt obligations and access the capital markets. A number of our commercial contracts and guarantees associated with our asset optimization and risk management operations require us to satisfy collateral margin requirements that vary depending on energy market prices and contract prices. In most cases, the consequences of rating downgrades under these contracts and guarantees could require that we provide credit support to our counterparties in the form of a pledge of cash collateral, a letter of credit or other similar credit support. To meet future requirements, substantial credit support could be necessary thereby reducing the availability of our cash flows for other purposes. In certain circumstances, our liquidity could be significantly strained, which could have a material adverse effect on our business. In addition, certain of our contracts with commercial, industrial and institutional retail electricity customers give the customer the right to terminate the contract based on our receiving a below-investment-grade credit rating from certain ratings agencies. As of June 30, 2003, we have not experienced any contract terminations in our retail energy segment as a result of downgrades of our credit ratings to below investment grade. As a result of the downgrading of our credit rating, we may not be able to satisfy future collateral margin requirements under these contracts and guarantees.

  OUR HISTORICAL FINANCIAL RESULTS AS A SUBSIDIARY OF CENTERPOINT MAY NOT BE REPRESENTATIVE OF OUR RESULTS AS A SEPARATE COMPANY.

     The historical financial information relating to periods prior to the Distribution that we have included in this prospectus does not necessarily reflect what our results of operations, financial condition and cash flows would have been had we been a separate, stand-alone entity during such periods. Our costs and expenses during such periods reflect charges from CenterPoint for centralized corporate services and infrastructure costs. These allocations have been determined based on assumptions that we and CenterPoint considered to be reasonable under the circumstances. This historical financial information is not necessarily indicative of what our results of operations, financial condition and cash flows will be in the future. We may experience significant changes in our cost structure, funding and operations as a result of our separation from CenterPoint, including increased costs associated with reduced economies of scale and increased costs associated with being a publicly traded, stand-alone company.

RISKS RELATING TO THE NOTES

  YOU MAY HAVE DIFFICULTY SELLING THE ORIGINAL NOTES THAT YOU DO NOT EXCHANGE.

     If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not intend to register the original notes under the Securities Act. To the extent original notes are tendered and accepted in the exchange offer, the trading market for the original notes could be adversely affected. See "The Exchange
Offer -- Consequences of Exchanging or Failing to Exchange Original Notes."

  YOU MAY FIND IT DIFFICULT TO SELL YOUR EXCHANGE NOTES BECAUSE THERE IS NO EXISTING TRADING MARKET FOR THE EXCHANGE NOTES.

     You may find it difficult to sell your exchange notes because an active trading market for the exchange notes may not develop. The exchange notes are being offered to the holders of the original notes. The original notes were issued on July 1, 2003 primarily to a small number of institutional investors. There is no existing trading market for the exchange notes, and there can be no assurance regarding the future development of a market for the exchange notes, or the ability of the holders of the exchange notes to sell their exchange notes or the price at which such holders may be able to sell their exchange notes. If such a market were to develop, the exchange notes could trade at prices that may be higher or lower than the initial offering price of the original notes depending on many factors, including prevailing interest rates, our financial position, operating results and the market for similar securities. We do not intend to apply for listing or quotation of the exchange notes on any exchange, and so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although the initial purchasers of the original notes have informed us that they intend to make a market in the exchange notes, they are not obligated to do so, and any market-making may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the exchange notes or that an active market for the exchange notes will develop. As a result, the market price of the exchange notes, as well as your ability to sell the exchange notes, could be adversely affected.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the exchange notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the exchange notes.

  BROKER-DEALERS OR NOTEHOLDERS MAY BECOME SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

     Any broker-dealer that:

     - exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, or

     - resells exchange notes that were received by it for its own account in the exchange offer,

may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition to broker-dealers, any noteholder that exchanges its original notes in exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

  NOT ALL OF OUR SUBSIDIARIES ARE GUARANTORS -- YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE, OR REORGANIZE.

     Not all of our subsidiaries guarantee the notes. The notes are guaranteed by all of our current and future domestic subsidiaries that guarantee borrowings under our new credit facilities or any of our other debt (other than certain subsidiaries of Orion Power Holdings, Inc., also referred to as the Orion Bank Guarantors). Orion Power Holdings, Inc. is prohibited by the terms of its indenture from guaranteeing the notes, except to the extent it meets certain financial tests. Orion Power Capital, LLC and its subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its subsidiaries, Reliant Energy Channelview, LP, Liberty Electric PA, LLC and Liberty Electric Power, LLC, and Reliant Energy Capital (Europe), Inc. and its subsidiaries are prohibited by the terms of their debt agreements from guaranteeing the notes, and RE Retail Receivables is prohibited by the terms of its receivables purchase agreement from guaranteeing the notes. In addition, certain non-wholly-owned and other of our subsidiaries, which are not guarantors of the Credit Agreement Debt, cannot guarantee the notes due to restrictions in the constituent documents or other agreements. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

  THE NOTES ARE EFFECTIVELY JUNIOR TO THE INDEBTEDNESS AND OTHER LIABILITIES OF OUR NON-GUARANTOR SUBSIDIARIES.

     The notes are effectively subordinated to the outstanding indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries.

     Assuming we had completed the offering of the notes on March 31, 2003, these notes would have been effectively junior to $3.2 billion (excluding $1.8 billion related to our European energy operations) of indebtedness and other liabilities, including trade payables (excluding intercompany liabilities), of our non-guarantor subsidiaries and approximately $39 million would have been available to these subsidiaries for future borrowing under their credit facilities (excluding $189 million available for future borrowings under our European credit facilities). The guarantor subsidiaries generated 90% of our consolidated revenues and 49% of our operating income for the year ended December 31, 2002. For the three months ended March 31, 2003, the guarantor subsidiaries generated 85% of our consolidated revenues. For the three months ended March 31, 2003, the guarantor subsidiaries had an operating loss of $59 million while we had operating income of $20 million on a consolidated basis. As of March 31, 2003, the guarantor subsidiaries held 41% of our net consolidated property, plant and equipment.

  THE INDEBTEDNESS UNDER OUR NEW CREDIT FACILITIES IS GUARANTEED BY CERTAIN SUBSIDIARIES THAT DO NOT GUARANTEE THE NOTES AND IS SECURED BY CERTAIN ASSETS THAT DO NOT SECURE THE NOTES.

     The notes are guaranteed by all of our subsidiaries that guarantee borrowings under our new credit facilities other than the Orion Bank Guarantors.

     In addition, the notes and the guarantees are secured by security interests in all of our and our subsidiaries' assets that secure indebtedness under our new credit facilities, except for (1) the assets of the Orion Bank Guarantors,
(2) debt and equity securities issued by our subsidiaries (other than Orion Power Holdings, Inc., Reliant Energy Retail Holdings, LLC and Reliant Energy Mid-Atlantic Power Holdings, LLC) (also referred to as the "excluded securities"), and (3) proceeds of the issuance of these notes and certain prepayments. See "Description of Notes -- Security -- Excluded Property." The notes are, however, guaranteed by the issuers of the excluded securities in all instances and are secured, equally and ratably with the Credit Agreement Debt and all other Secured Obligations, by all Collateral owned by each such issuer of excluded securities except: (1) in the case of capital stock, Reliant Energy Services Canada, Ltd. and RE Retail Receivables, LLC and (2) in the case of intercompany notes, RE Retail Receivables, LLC, Reliant Energy Capital (Europe), Inc., Reliant Energy Channelview LP, Reliant Energy Mid-Atlantic Power Holdings, LLC and Reliant Energy Northeast Management Company. The value of this excluded collateral could be significant, and the notes effectively rank junior to indebtedness secured by liens on, and to the extent of, this excluded collateral.

  THERE MAY NOT BE SUFFICIENT SHARED COLLATERAL TO PAY ALL OR ANY OF THE NOTES, ESPECIALLY IF WE INCUR ADDITIONAL SENIOR SECURED INDEBTEDNESS AS PERMITTED UNDER OUR NEW CREDIT FACILITIES AND THESE NOTES, WHICH WILL DILUTE THE VALUE OF THE SHARED COLLATERAL SECURING THE NOTES.

     Under the terms of the indentures governing the notes and the credit agreement governing our new credit facilities, we also are permitted in the future to incur additional indebtedness and other obligations that may share in the liens on the Collateral securing the notes. Any additional obligations secured by a lien on the Shared Collateral (whether senior to or equal with the lien of the notes) will dilute the value of the Shared Collateral.

     The proceeds from the sale of all such Shared Collateral may not be sufficient to satisfy the amounts outstanding under the notes and all other obligations secured by such liens after payment in full of the obligations secured by the Credit Agreement Priority Liens, Tranche A Priority Liens and other Permitted Prior Liens. Further, the proceeds from the sale of the Seward facility, the Hunterstown facility, and the Choctaw facility in a bankruptcy proceeding are subject to an intercreditor liquidation priority claim of up to $200 million in favor of the holders of the Tranche A Priority Liens in accordance with the provisions of the Citibank Intercreditor Agreement and proceeds from the sale of all Collateral will be applied, in priority over these notes, to pay obligations under the Credit Agreement Priority Facility in an aggregate amount up to $300 million.

     If such proceeds were not sufficient to repay amounts outstanding under the notes, then holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would only have an unsecured claim against our remaining assets. As of March 31, 2003, after giving pro forma effect to the offering of the notes and the application of the net proceeds from the offering, we would have had approximately $4.1 billion of indebtedness outstanding under our new credit facilities, $1.1 billion of outstanding indebtedness in these notes and $2.8 billion in all other debt (excluding $693 million related to our European energy operations). Under the indentures, we could also incur additional indebtedness secured by liens securing the notes so long as such liens secure indebtedness permitted to be incurred by the covenant described under "Description of Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and certain other conditions are met, including the satisfaction of the requirements of the definition "Sharing Eligible Debt" set forth under "Description of Notes -- Certain Definitions."

  IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE SHARED COLLATERAL PLEDGED TO SECURE THE NOTES, AND THE PROCEEDS FROM THE SALE OF THE SHARED COLLATERAL MAY BE INSUFFICIENT TO REPAY THE NOTES.

     No appraisals of any Shared Collateral were prepared in connection with the offering of the notes. The value of the Shared Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Shared Collateral. By their nature some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the Shared Collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as Shared Collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. In the event that a bankruptcy case is commenced by or against us, if the value of the Shared Collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other Secured Obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

     The security interest of the collateral trustee is subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral trustee will be able to obtain any such consent. If the collateral trustee exercises its rights to foreclose on certain assets, transferring required government approvals to, or obtaining new approvals by, a purchaser of assets may require governmental proceedings with consequent delays.

  RELEASE OF COLLATERAL BY REQUIRED LENDERS UNDER THE CREDIT AGREEMENT.

     Under the terms of the collateral trust agreement, so long as no Actionable Default Period is continuing, the Required Lenders under the Credit Agreement have the ability to release Shared Collateral without the consent of the holders of the notes. Therefore, the Shared Collateral available to secure the notes could be reduced in connection with the sales of assets or otherwise, subject to the use of proceeds requirements in the Credit Agreement and the indentures. At the election of the Required Lenders under the Credit Agreement, both the Credit Agreement and the notes could become unsecured obligations, with increased risks in bankruptcy or in other situations.

  YOUR RIGHT TO ENFORCE REMEDIES UNDER THE CREDIT AGREEMENT AND THE SECURITY DOCUMENTS IS LIMITED BY THE VOTING PROVISIONS OF THE COLLATERAL TRUST AGREEMENT.

     Under the terms of the collateral trust agreement, the collateral trustee generally acts pursuant to the direction of, when no Actionable Default Period is continuing, the required holders of the Credit Agreement Debt or the Credit Agreement Agent upon the authorization of such required holders, and when an Actionable Default Period is continuing, by the Required Secured Debtholders, voting together as a single class. In addition, when an Actionable Default Period is continuing, the required holders of the Credit Agreement Debt or the Credit Agreement Agent upon the authorization of such required holders may authorize the collateral trustee to commence enforcement proceedings against the Shared Collateral. Although the Required Secured Debtholders may also direct the collateral trustee during the continuance of an Actionable Default Period, they may not countermand any direction of the holders of the Credit Agreement Debt (or the Credit Agreement Agent on their authorization) regarding foreclosure or enforcement of liens or default remedies upon any Collateral.

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

     As of June 30, 2003, and after giving effect to the use of net proceeds from the offering of the notes, $3.6 billion in aggregate principal amount of all borrowings under our new credit facilities would be outstanding and $1.1 billion in aggregate principal amount of the notes would be outstanding. As of June 30, 2003, the holders of the notes would have 20% of the outstanding principal amount of Secured Debt and would therefore be unable to direct the collateral trustee without the consent of the holders of the Credit Agreement Debt. In addition, as of June 30, 2003, $831 million in additional borrowings under our new credit facilities will be available to us, after giving effect to the use of proceeds from the offering of the notes. Future issuances of Secured Debt would further dilute your percentage ownership of the outstanding principal amount of Secured Debt.

  TREATMENT OF COLLATERAL IN BANKRUPTCY -- THE COLLATERAL SECURING THE NOTES COULD BE IMPAIRED IN THE EVENT WE WERE TO FILE FOR BANKRUPTCY.

     Upon the occurrence of an event of default, the collateral trustee will have certain rights to foreclose upon and sell the Collateral. See "Description of Notes -- Security -- Collateral Trustee." This right to foreclose, however, would be subject to limitations under applicable bankruptcy law if we become subject to a bankruptcy proceeding. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay or repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral trustee would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." In certain circumstances, the security documents require the holders to waive this right to adequate protection. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have "undersecured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

  FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND LIENS SECURING GUARANTEES AND TO REQUIRE NOTE HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee and any liens granted to secure such guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

     - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

  FRAUDULENT CONVEYANCE MATTERS -- ANY FUTURE PLEDGE OF COLLATERAL MIGHT BE AVOIDABLE BY A TRUSTEE IN BANKRUPTCY.

     Any future pledge of collateral in favor of the collateral trustee, including pursuant to security documents delivered after the date of the indentures, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

  FAILURE TO PERFECT SECURITY INTERESTS -- RIGHTS OF HOLDERS OF NOTES IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY THE FAILURE TO PERFECT SECURITY INTERESTS IN CERTAIN COLLATERAL.

     The security interest in the Collateral securing the notes includes certain domestic assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the collateral trustee will monitor, or that we will inform the collateral trustee of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired Collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

  FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURES.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and special interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in the credit agreement governing our new credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indentures. See "Description of Notes -- Repurchase at the Option of Holders."

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange the original notes of like principal amount, the terms of which are identical in all material respects to the exchange notes. The original notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     When we sold the original notes in July 2003, we and the guarantors entered into a registration rights agreement with the initial purchasers of those original notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the original notes for notes of the same series that are registered under the Securities Act. We also agreed to use commercially reasonable efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer after the registration statement is declared effective. The registration rights agreement provides that we will be required to pay additional cash interest to the holders of the original notes if:

     - the registration statement is not filed by December 28, 2003;

     - the registration statement is not declared effective by March 24, 2004;
       or

     - the exchange offer has not been consummated within 30 days of such registration statement being declared effective.

The exchange offer is not being made to holders of original notes in any jurisdiction in which the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and conditions described in this prospectus, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on
          , 2003. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which we extend the exchange offer.

     As of the date of this prospectus, $550,000,000 aggregate principal amount of the 9.25% Senior Secured Notes due 2010 and $550,000,000 aggregate principal amount of the 9.50% Senior Secured Notes due 2013 are outstanding. This
prospectus is first being sent on or about           , 2003 to all holders of
original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under "Conditions to the Exchange Offer." We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any original notes by giving oral or written notice of an extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

     Original notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000. The CUSIP and other clearing reference numbers for the original notes are:

                              ORIGINAL 2010 NOTES

                                                       CUSIP NUMBER   ISIN NUMBER
                                                       ------------   ------------
Rule 144A Notes......................................  75952B AE 5    US75952BAE56
Regulation S Notes...................................  U75885 AB 6    USU75885AB69
Notes resold to Accredited Investors.................  75952B AG 0    US75952BAG05

                              ORIGINAL 2013 NOTES

                                                      CUSIP NUMBER       ISIN NUMBER
                                                      ------------   -------------------
Rule 144A Notes.....................................  75952B AH 8    US75952BAH87
Regulation S Notes..................................  U75885 AC 4    USU75885AC43
Notes resold to Accredited Investors................  75952B AK 1    US75952BAK17

     We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes, file a post-effective amendment to the prospectus and provide notice to the noteholders. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the noteholders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on the next business day after the expiration date.

     Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus.

PROCEDURES FOR TENDERING

     Except as described below, a tendering holder must, on or prior to the expiration date transmit an agent's message to the exchange agent at the address listed below under the heading "Exchange Agent." In addition, the exchange agent must receive, on or before the expiration date, a timely confirmation of book-entry transfer of the original notes into the exchange agent's account at The Depository Trust Company, or DTC, along with an agent's message.

     The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer.

     If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent's account.

     We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

     We reserve the right to reject any particular original note not properly tendered or any which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

     By tendering, each holder will be deemed to have represented to us that, among other things,

     - the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder; and

     - neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes.

     In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes. If any holder or other person is an "affiliate" of ours, as defined under Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

     By delivering an agent's message, a beneficial owner or holder will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the original notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with in interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such original notes, in accordance with the terms and conditions of the exchange offer.

     Each beneficial owner or holder will also be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the original notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such original notes, free and clear of all liens, restrictions, charges and encumbrances, and that the original notes tendered are not subject to any adverse claims or proxies. Each beneficial owner and holder, by tendering its original notes, also agrees that it will comply with its obligations under the registration rights agreement.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered. We will issue the exchange notes promptly after acceptance of the original notes. See "Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

     For each original note accepted for exchange, the holder of the original note will receive an exchange note of the same series as and having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the original notes. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

     In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of the original notes into the exchange agent's account at DTC.

     The non-exchanged original notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The transmission of the notes and agent's message to DTC and delivery by DTC to and receipt by the exchange agent of the related agent's message will be deemed to be a valid tender.

WITHDRAWAL RIGHTS

     Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal of a tender of notes to be effective, the exchange agent must receive a valid withdrawal request through the ATOP system from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related notes in order that such notes may be withdrawn. Properly withdrawn original notes may be re-tendered by following the procedures described under "Procedures for Tendering" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes of the same series, and may terminate or amend the exchange offer, if at any time before the acceptance of the original notes for exchange or the exchange of the exchange notes for the original notes, any of the following events occurs:

     - there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission: (1) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the exchange offer; or (3) any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

     - any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses
       (1), (2) or (3) above or, in our sole judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

     - any of the following has occurred: (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or (2) any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

     - any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes; which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

     These conditions to the exchange offer are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them in whole or in part in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

     In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     We have appointed Wilmington Trust Company as the exchange agent for the exchange offer. You should direct questions and requests for assistance or requests for additional copies of this prospectus to the exchange agent addressed as follows:

             Delivery To:  WILMINGTON TRUST COMPANY, EXCHANGE AGENT

        By Hand Before 5:00 p.m.:                By Registered or Certified Mail:
         Wilmington Trust Company                    Wilmington Trust Company
         One Rodney Square North                      DC-1615 Reorg Services
          1100 N. Market Street                           P.O. Box 8861
        Wilmington, DE 19890-1615                     1100 N. Market Street
        Attention: Corporate Trust                  Wilmington, DE 19899-8861
             Reorg Services,                        Attention: Corporate Trust
                1st Floor                                 Reorg Services

                           By Facsimile Transmission
               (for Eligible Institutions only):  (302) 636-4145
                     Confirm by Telephone:  (302) 636-6472

     All other questions should be addressed to Reliant Resources, Inc., P.O. Box 4567, Houston, Texas 77210-4567, Attention: Investor Relations.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us. We estimate these
expenses in the aggregate to be approximately $     . Solicitation of tenders
may be made by telephone, facsimile or in person by our, and our affiliates', officers and regular employees.

REIMBURSEMENT OF NOMINEE OF FORWARDING EXPENSES

     Banks, brokerage firms, or other nominees holding the notes on your behalf will be reimbursed for reasonable expenses incurred in transmitting this document and all related materials with respect to this offer to their customers and account executives via First Class Mail and via Internet Email. Any such reimbursement will be made at levels consistent with those established by the New York Stock Exchange.

TRANSFER TAXES

     Holders who tender their original notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE ORIGINAL NOTES

     Holders of original notes who do not exchange their original notes for exchange notes of the same series in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our "affiliates" (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     - will not be able to rely on the interpretation of the SEC's staff;

     - will not be able to tender its original notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution."

     We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents, restricted cash and certain other assets and our consolidated historical capitalization (1) as of March 31, 2003 and (2) as adjusted as of March 31, 2003 to give effect to the issuance of the notes and the use of the proceeds from the notes and the concurrent issuance of the convertible senior subordinated notes and the use of the proceeds therefrom and the write-off of approximately $30 million of deferred financing costs. The information appearing in this table should be read in conjunction with our historical and unaudited financial information, together with the notes thereto, where applicable, incorporated by reference herein.

                                                              AS OF MARCH 31, 2003
                                                              ---------------------
                                                              ACTUAL    AS ADJUSTED
                                                              -------   -----------
                                                                  (IN MILLIONS)
Cash and cash equivalents...................................  $   388     $   388
                                                              =======     =======
Restricted cash.............................................  $   177     $   442
                                                              =======     =======
Collateral for letters of credit relating to energy trading
  and hedging activities....................................  $   145     $   145
                                                              =======     =======
Margin deposits on energy trading and hedging activities....  $   344     $   344
                                                              =======     =======
Current maturities of long-term debt and short-term
  borrowings................................................  $   448     $   448
Reliant Resources credit facilities.........................    5,125       4,069
9.25% senior secured notes due 2010.........................       --         550
9.50% senior secured notes due 2013.........................       --         550
Convertible senior subordinated notes.......................       --         275
Other long-term debt........................................    2,372       2,372
                                                              -------     -------
Total debt..................................................    7,945       8,264
                                                              -------     -------
Stockholders' equity:
  Preferred stock, par value $0.001 per share; 125,000,000
     shares authorized; none outstanding....................       --          --
  Common stock, par value $0.001 per share; 2,000,000,000
     shares authorized; 299,804,000 issued..................       --          --
  Additional paid-in capital................................    5,877       5,877
  Treasury stock at cost, 7,672,245 shares..................     (132)       (132)
  Retained deficit..........................................     (449)       (479)
  Accumulated other comprehensive loss......................      (33)        (33)
                                                              -------     -------
Total stockholders' equity..................................    5,263       5,233
                                                              -------     -------
Total capitalization........................................  $13,208     $13,497
                                                              =======     =======

                 SELECTED FINANCIAL INFORMATION AND OTHER DATA

     The following tables present our selected consolidated financial data for 1998 through 2002 and the three months ended March 31, 2002 and March 31, 2003. The financial data for 1998, 1999 and 2000 are derived from the consolidated historical financial statements of CenterPoint. The financial data for 2001 and 2002 are derived from our audited financial statements. The financial data for the three months ended March 31, 2002 and March 31, 2003, are derived from our unaudited interim consolidated financial statements. The data set forth below should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the three years ended December 31, 2000, 2001 and 2002 included in our Current Report on Form 8-K filed on June 5, 2003, incorporated by reference herein, our historical consolidated financial statements and the notes to those statements included in our Current Report on Form 8-K filed on June 30, 2003, incorporated by reference herein, "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the three months ended March 31, 2002 and 2003 included in our Current Report on Form 8-K filed on July 23, 2003, incorporated by reference herein, and our interim consolidated financial statements and the notes to those statements included in our Current Report on Form 8-K filed on July 23, 2003, incorporated by reference herein. The historical financial information may not be indicative of our future performance and the historical financial information for 1998, 1999 and 2000 does not reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented.

                                                                                              THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                         MARCH 31,
                                    ------------------------------------------------------   ---------------------
                                     1998     1999      2000          2001         2002          2002        2003
                                    (1)(4)   (1)(4)   (1)(4)(5)   (1)(2)(4)(5)   (1)(3)(4)   (1)(3)(4)(5)    (1)
                                    ------   ------   ---------   ------------   ---------   ------------   ------
                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNT)
INCOME STATEMENT DATA:
Revenues..........................   $277     $601     $2,732        $5,507       $10,638       $1,607      $2,633
Trading margins...................     33       88        198           378           288           51         (74)
                                     ----     ----     ------        ------       -------       ------      ------
    Total.........................    310      689      2,930         5,885        10,926        1,658       2,559
                                     ----     ----     ------        ------       -------       ------      ------
Expenses:
  Fuel and cost of gas sold.......    102      293        911         1,576         1,086          163         375
  Purchased power.................     13      149        926         2,498         7,421        1,031       1,708
  Accrual for payment to
    CenterPoint...................     --       --         --            --           128           --          47
  Operation and maintenance.......     65      128        336           464           786          150         197
  General, administrative and
    development...................     78       94        270           471           643          110         123
  Depreciation and amortization...     15       23        118           171           378           57          89
                                     ----     ----     ------        ------       -------       ------      ------
    Total.........................    273      687      2,561         5,180        10,442        1,511       2,539
                                     ----     ----     ------        ------       -------       ------      ------
Operating income..................     37        2        369           705           484          147          20
                                     ----     ----     ------        ------       -------       ------      ------
Other income (expense):
  Gains (losses) from
    investments...................     --       14        (22)           23           (23)           3           1
  (Loss) income of equity
    investments of unconsolidated
    subsidiaries..................     (1)      (1)        43             7            18            4          (1)
  Gain on sale of development
    project.......................     --       --         18            --            --           --          --
  Other, net......................      1        1         --             2            23           (3)         (3)
  Interest expense................     (2)      --         (7)          (16)         (267)         (29)        (97)
  Interest income.................      1        1         16            22            28            2          14
  Interest income(expense) --
    affiliated companies, net.....      2       (6)      (172)           12             5            3          --
                                     ----     ----     ------        ------       -------       ------      ------
    Total other income(expense)...      1        9       (124)           50          (216)         (20)        (86)
                                     ----     ----     ------        ------       -------       ------      ------
Income (loss) from continuing
  operations before income
  taxes...........................     38       11        245           755           268          127         (66)
  Income tax expense (benefit)....     17        6        102           292           121           46         (20)
                                     ----     ----     ------        ------       -------       ------      ------
Income (loss) from continuing
  operations......................     21        5        143           463           147           81         (46)
                                     ----     ----     ------        ------       -------       ------      ------
  Income (loss) from operations of
    discontinued European energy
    operations....................     --       15         73            79          (380)          12        (369)
  Income tax (benefit) expense....     --       (4)        (7)          (18)           93           (3)         12
                                     ----     ----     ------        ------       -------       ------      ------
  Income (loss) from discontinued
    operations....................     --       19         80            97          (473)          15        (381)
                                     ----     ----     ------        ------       -------       ------      ------
Income (loss) before cumulative
  effect of accounting changes....     21       24        223           560          (326)          96        (427)
Cumulative effect of accounting
  changes, net of tax.............     --       --         --             3          (234)        (234)        (25)
                                     ----     ----     ------        ------       -------       ------      ------
Net income (loss).................   $ 21     $ 24     $  223        $  563       $  (560)      $ (138)     $ (452)
                                     ====     ====     ======        ======       =======       ======      ======

                                                                                              THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                         MARCH 31,
                                    ------------------------------------------------------   ---------------------
                                     1998     1999      2000          2001         2002          2002        2003
                                    (1)(4)   (1)(4)   (1)(4)(5)   (1)(2)(4)(5)   (1)(3)(4)   (1)(3)(4)(5)    (1)
                                    ------   ------   ---------   ------------   ---------   ------------   ------
                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNT)
BASIC EARNINGS (LOSS) PER SHARE:
  Income (loss) from continuing
    operations....................                                   $ 1.67       $  0.51       $ 0.28      $(0.16)
  Income (loss)from discontinued
    operations, net of tax........                                     0.35         (1.63)        0.05       (1.31)
                                                                     ------       -------       ------      ------
  Income (loss) before cumulative
    effect of accounting
    changes.......................                                     2.02         (1.12)        0.33       (1.47)
  Cumulative effect of accounting
    changes, net of tax...........                                      .01         (0.81)       (0.81)      (0.08)
                                                                     ------       -------       ------      ------
  Net income (loss)...............                                   $ 2.03       $ (1.93)      $(0.48)     $(1.55)
                                                                     ======       =======       ======      ======
DILUTED EARNINGS (LOSS) PER SHARE:
  Income from continuing
    operations....................                                   $ 1.67       $  0.50       $ 0.28      $(0.16)
  Income (loss) from discontinued
    operations, net of tax........                                     0.35         (1.62)        0.05       (1.31)
                                                                     ------       -------       ------      ------
  Income (loss) before cumulative
    effect of accounting
    changes.......................                                     2.02         (1.12)        0.33       (1.47)
  Cumulative effect of accounting
    changes, net of tax...........                                      .01         (0.80)       (0.81)      (0.08)
                                                                     ------       -------       ------      ------
  Net income (loss)...............                                   $ 2.03       $ (1.92)      $(0.48)     $(1.55)
                                                                     ======       =======       ======      ======

                                                YEAR ENDED DECEMBER 31,                  THREE MONTHS ENDED
                                  ----------------------------------------------------        MARCH 31,
                                   1998       1999       2000       2001        2002     -------------------
                                    (1)       (1)       (1)(5)    (1)(2)(5)    (1)(3)    2002(5)      2003
                                  -------   --------   --------   ---------   --------   --------   --------
                                                     (IN MILLIONS, EXCEPT OPERATING DATA)
STATEMENT OF CASH FLOW DATA:
Cash flows from operating
  activities....................  $    (2)  $     38   $    335   $   (152)   $    519   $   396    $  (227)
Cash flows from investing
  activities....................     (365)    (1,406)    (3,013)      (838)     (3,486)   (3,127)      (190)
Cash flows from financing
  activities....................      379      1,408      2,721      1,000       3,981     2,861       (314)
OTHER OPERATING DATA:
Trading and marketing
  activity(6):
  Natural gas (Bcf)(7)..........    1,115      1,481      2,273      3,265       3,449       951        360
  Power sales (thousand
    MWh)(7).....................   61,195    128,266    125,971    222,907     306,425    69,941     23,854
Power generation activity:
Wholesale power sales (thousand
  MWh)(7).......................    2,973     10,204     39,300     62,825     128,812    21,503     27,097
Retail power sales (GWh)........       --         --         --        473      59,004    12,783     13,896
Net power generation capacity
  (MW)..........................    3,800      4,469      9,231     11,109      19,888    16,753     19,888

                                                                  DECEMBER 31,
                                                ------------------------------------------------
                                                 1998                2000      2001                MARCH 31,
                                                 (1)     1999 (1)   (1)(5)    (1)(5)    2002 (1)     2003
                                                ------   --------   -------   -------   --------   ---------
                                                                       (IN MILLIONS)
BALANCE SHEET DATA:
Property, plant and equipment, net............  $  270   $   643    $ 2,439   $ 3,108   $ 7,294     $ 8,738
Total assets..................................   1,409     5,624     13,475    11,726    17,637      18,838
Short-term borrowings.........................      --        --         --        92       669         306
Long-term debt to third parties, including
  current maturities..........................      --        69        260       297     6,159       7,639
Accounts and notes (payable)
  receivable -- affiliated companies, net.....     (17)   (1,333)    (1,969)      445        --          --
Stockholders' equity..........................     652       741      2,345     5,984     5,653       5,263

---------------

(1) Our results of operations include the results of the following acquisitions, all of which were accounted for using the purchase method of accounting, from their respective acquisition dates: the five generating facilities in California substantially acquired in April 1998, a generating facility in Florida acquired in October 1999, the REMA acquisition that occurred in May 2000 and the Orion Power acquisition that occurred in February 2002. See note 5 to our consolidated financial statements incorporated by reference herein for further information about the acquisitions occurring in 2000 and 2002. In October 1999, we acquired REPGB, which is part of our European energy operations. In February 2003, we signed an agreement to sell our European energy operations to Nuon, a Netherlands-based electricity distributor. In the first quarter of 2003, we began to report the results of our European energy operations as discontinued operations in accordance with SFAS No. 144 and accordingly, reclassified prior period amounts. For further discussion of the sale, see note 23 to our consolidated financial statements incorporated by reference herein.

(2) Effective January 1, 2001, we adopted SFAS No. 133 which established accounting and reporting standards for derivative instruments. See note 7 to our consolidated financial statements incorporated by reference herein for further information regarding the impact of the adoption of SFAS No. 133.

(3) During the third quarter of 2002, we completed the transitional impairment test for the adoption of SFAS No. 142 on our consolidated financial statements, including the review of goodwill for impairment as of January 1, 2002. Based on this impairment test, we recorded an impairment of our European energy segment's goodwill of $234 million, net of tax, as a cumulative effect of accounting change. See note 6 to our consolidated financial statements incorporated by reference herein for further discussion.

(4) Beginning with the quarter ended September 30, 2002, we now report all energy trading and marketing activities on a net basis in the statements of consolidated operations. Comparative financial statements for prior periods have been reclassified to conform to this presentation. See note 2(t) to our consolidated financial statements incorporated by reference herein for further discussion.

(5) As described in note 1 to our consolidated financial statements incorporated by reference herein, our consolidated financial statements for 2000 and 2001 and for the three months ended March 31, 2002 have been restated from amounts previously reported. The restatement had no impact on previously reported consolidated cash flows.

(6) Excludes financial transactions.

(7) Includes physical contracts not delivered.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     For our most recent annual consolidated financial statements and notes, see our Current Report on Form 8-K filed on June 30, 2003 and incorporated by reference herein. For our most recent annual "Management's Discussion and Analysis of Financial Condition and Results of Operations", see our Current Report on Form 8-K filed on June 5, 2003 and incorporated by reference herein. For our most recent interim consolidated financial statements and notes and interim "Management's Discussion and Analysis of Financial Condition and Results of Operations", see our Current Report on Form 8-K filed on July 23, 2003 and incorporated by reference herein.

                                  OUR BUSINESS

GENERAL

     Our business operations consist of the following business segments:

     - Retail energy -- provides electricity and related services to retail customers primarily in Texas and acquires and manages the electric energy, capacity and ancillary services associated with supplying these retail customers;

     - Wholesale energy -- provides electric energy and energy services in the competitive segments of the United States wholesale energy markets;

     - Other operations -- includes our venture capital investment portfolio and unallocated corporate costs.

     Our European energy operations, formerly a financial reporting segment but now classified as discontinued operations, operate power generation facilities in the Netherlands and conduct wholesale energy trading and origination activities in Europe. In February 2003, we entered into a definitive agreement to sell this operation to Nuon.

FORMATION, IPO AND DISTRIBUTION

     In June 1999, the Texas legislature adopted an electric restructuring law that amended the regulatory structure governing electric utilities in Texas in order to allow retail electric competition with respect to all customer classes beginning in January 2002. In response to this legislation, CenterPoint, formerly Reliant Energy, adopted a business separation plan in order to separate its regulated and unregulated electric operations. Under the business separation plan, we were incorporated in Delaware in August 2000, and CenterPoint transferred substantially all of its unregulated businesses to us. We completed an initial public offering of approximately 20% of our common stock in May 2001 and received net proceeds from our initial public offering of $1.7 billion. We used $147 million of the net proceeds of our initial public offering to repay certain indebtedness that we owed to CenterPoint. We used the remainder of the net proceeds of our IPO for repayment of third party borrowings, capital expenditures, repurchases of our common stock and general corporate purposes. In September 2002, the Distribution was completed and, as a result, we are no longer a subsidiary of CenterPoint.

ORION POWER ACQUISITION

     In February 2002, we acquired all of the outstanding common stock of Orion Power for $2.9 billion and assumed debt obligations of $2.4 billion. Orion Power is an independent electric power generating company with a diversified portfolio of generating assets, both geographically across the states of New York, Pennsylvania, Ohio and West Virginia, and by fuel type, including gas, oil, coal and hydro. The Orion Power facilities constitute our New York regional portfolio and the majority of our Mid-Continent regional portfolio.

DISPOSITION OF EUROPEAN ENERGY OPERATIONS

     In February 2003, we signed a share purchase agreement to sell our European energy operations to Nuon, a Netherlands-based electricity distributor. Upon consummation of the sale, we expect to receive cash proceeds from the sale of approximately $1.2 billion (approximately Euro 1.1 billion as of March 31,
2003). We intend to use the cash proceeds from the sale first to repay the Euro 600 million bank term loan borrowed by RECE to finance a portion of the original acquisition costs of our European energy operations. As additional consideration for the sale, we will also receive 90% of the dividends and other distributions in excess of approximately $120 million (approximately Euro 110 million as of March 31, 2003) paid by NEA to REPGB following the consummation of the sale. The purchase price payable at closing assumes that our European energy operations will have, on the sale consummation date, net cash of at least $126 million (approximately Euro 115 million as of March 31, 2003). If the amount of net cash is less on such date, the purchase price will be reduced accordingly. The sale is subject to the approval of the Dutch competition authority. We anticipate that the consummation of sale will occur in the summer of 2003.

DISPOSITION OF DESERT BASIN PLANT

     On July 9, 2003, we entered into a definitive agreement to sell our 588-megawatt Desert Basin plant, located in Casa Grande, Arizona, to SRP for $289 million. The transaction is expected to close by the end of 2003. We will recognize a loss on the sale of our Desert Basin plant operations in the third quarter of 2003 and in connection with the anticipated sale, we will report the assets and liabilities to be sold as discontinued operations effective July 2003. For further discussion regarding the anticipated sale of our Desert Basin plant operations and its impact on our results of operations, see "Risk
Factors -- Risks Related to Our Wholesale Energy Operations".

RETAIL ENERGY

     We are a certified retail electric provider in Texas, which allows us to provide electricity to residential, small commercial and large commercial, industrial and institutional customers. In January 2002, we began to provide retail electric service to all customers of CenterPoint that did not take action to select another retail electric provider and to customers that selected us to provide them electric service. All classes of customers of most investor-owned Texas utilities can choose their retail electric provider. The law also allows municipal utilities and electric cooperatives to participate in the competitive marketplace, but to date, none have chosen to do so.

     Our retail energy segment provides standardized electricity and related products and services to residential and small commercial customers with an aggregate peak demand for power up to approximately one MW (i.e., small and mid-sized business customers) and offers customized electric commodity and energy management services to large commercial, industrial and institutional customers with an aggregate peak demand for power in excess of approximately one MW (e.g., refineries, chemical plants, manufacturing facilities, real estate management firms, hospitals, universities, school systems, governmental agencies, multi-site retailers, restaurants, and other facilities under common ownership or franchise arrangements with a single franchiser, which aggregate to approximately one MW or greater of peak demand). We own certain ERCOT generation facilities, which consist of ten power generation units completed or under various stages of construction at seven facilities with an aggregate net generation capacity of 805 MW located in Texas. The generating capacity of these facilities consists of 100% base-load capacity.

     We currently provide retail electric service only in Texas. We have no near-term plans to provide retail electric service to residential customers outside of Texas. However, we have entered into contracts to provide retail electric services to large commercial, industrial and institutional customers in New Jersey beginning August 1, 2003, and we are taking steps to provide electricity and related products and services to large commercial, industrial and institutional customers in certain other states. In New Jersey, we are registered as an "electric power supplier", and in Pennsylvania, we are registered as an "electric generation supplier". On May 21, 2003, the Maryland Public Service Commission granted one of our wholly-owned subsidiaries a license to provide electric service to large commercial, industrial and institutional clients in that state.

RESIDENTIAL AND SMALL COMMERCIAL SERVICES

     We have approximately 1.5 million residential customers and over 200,000 small commercial accounts in Texas, making us the second largest retail electric provider in Texas. The majority of our customers are in the Houston metropolitan area, but we also have customers in other metropolitan areas, including Dallas and Corpus Christi, Texas.

     In general, the Texas regulatory structure permits retail electric providers to procure electricity from wholesale generators at unregulated rates, sell the electricity at generally unregulated prices to retail customers and pay the local transmission and distribution utilities a regulated tariff rate for delivering the electricity to the customers. By allowing retail electric providers to provide retail electricity at any price, the Texas electric restructuring law is designed to encourage competition among retail electric providers. However, retail electric providers which are affiliates of, or successors in interest to, electric utilities are restricted in the prices they may charge to residential and small commercial customers within the affiliated transmission and distribution utility's traditional service territory. We are deemed to be the affiliated retail electric provider in CenterPoint's Houston area service territory, and we are an unaffiliated retail electric provider in all other areas. The prices that affiliated retail electric providers charge are subject to a specified price, or "price to beat" and the affiliated retail electric providers are not permitted to sell electricity to residential and small commercial customers in the service territory of the affiliated transmission and distribution utility at a price other than the price to beat until January 2005, unless before that date 40% or more electricity consumed in 2000 by the relevant class of customers in the affiliated transmission and distribution utility service territory is committed to be served by other retail electric providers. Unaffiliated retail electric providers may sell electricity to residential and small commercial customers at any price.

     In addition, the Texas electric restructuring law requires the affiliated retail electric provider to make the price to beat available to residential and small commercial customers who request it in the affiliated transmission and distribution utility's traditional service territory until January 1, 2007. The price to beat only applies to electric services provided to residential and small commercial customers (i.e., customers with an aggregate peak demand at or below one MW).

     The PUCT's regulations allow an affiliated retail electric provider to adjust the price to beat based on the wholesale energy supply cost component or "fuel factor" included in its price to beat up to twice a year. The PUCT's current regulations allow us to request an adjustment of our fuel factor based on the percentage change in the forward price of natural gas or as a result of changes in the price of purchased energy. As part of a request to change the fuel factor for changes in purchased energy prices, we would have to show that the fuel factor must be adjusted to restore the amount of headroom that existed at the time the initial price to beat fuel factor was set by the PUCT. During 2002, we requested, and the PUCT approved, two such adjustments to our price to beat fuel factor. In January 2003, we requested, and the PUCT approved in March 2003, an increase of our price to beat fuel factor. In June 2003, we filed our second and final request for 2003 with the PUCT to increase the price to beat fuel factor based on a 23.1% increase in the price of natural gas. Our requested increase was based on an average forward 12-month natural gas price of $6.1000/MMbtu during the twenty-day trading period beginning May 14, 2003 and ending June 11, 2003. The requested increase represents an increase of 9.2% in the total bill of a residential customer using, on average, 12,000 kilowatt hours per year. There can be no assurances such request will be approved. We cannot estimate with any certainty the magnitude and timing of future adjustments required, if any, or the impact of such adjustments on our headroom. To the extent that a requested adjustment is not received on a timely basis, our results of operations, financial condition and cash flows may be adversely affected.

     In March 2003, the PUCT approved a revised price to beat rule. The changes from the previous rule include an increase in the number of days used to calculate the natural gas price average from ten to 20, and an increase in the threshold of what constitutes a significant change in the market price of natural gas and purchased energy from 4% to 5%, except for filings made after November 15th of a given year that must meet a 10% threshold. The revised rule also provides that the PUCT will, after reaching a determination of stranded costs in 2004, make downward adjustments to the price to beat fuel factor if natural gas prices drop below the prices embedded in the then-current price to beat fuel factor. In addition, the revised rule also specifies that the base rate portion of the price to beat will be adjusted to account for changes in the non-bypassable rates that result from the utilities' final stranded cost determination in 2004. Adjustments to the price to beat will be made following the utilities' final stranded cost determination in 2004.

     To the extent that our price to beat for electric service to residential and small commercial customers in CenterPoint's Houston service territory during 2002 and 2003 exceeds the market price of electricity, we may be required to make a significant payment to CenterPoint in 2004. As of March 31, 2003, our estimate for the payment related to residential customers is between $160 million and $190 million, with a most probable estimate of $175 million. Currently, we believe that the 40% test for small commercial customers will be met and we will not make a payment related to those customers. If the 40% test is not met related to our small commercial customers and a payment is required, we estimate this payment would be approximately $30 million.

  LARGE COMMERCIAL, INDUSTRIAL AND INSTITUTIONAL SERVICES -- SOLUTIONS BUSINESS

     We provide electricity and energy services to large commercial, industrial and institutional customers (i.e., customers with an aggregate peak demand of greater than approximately one MW) in Texas with whom we have signed contracts. As of April 30, 2003, the average contract term for these contracts was 16 months. In addition, we provide electricity to those large commercial, industrial and institutional customers in CenterPoint's service territory who have not entered into a contract with any retail electric provider. We also provide customized energy solutions, including risk management and energy services products, and demand side and energy information services to our large commercial, industrial and institutional customers.

     Our large commercial, industrial and institutional customers include refineries, chemical plants, manufacturing facilities, real estate management firms, hospitals, universities, school systems, governmental agencies, multi-site retailers, restaurants and other facilities under common ownership or franchise arrangements with a single franchiser, which aggregate to approximately one MW or greater of peak demand. Excluding those parts of Texas not currently open to competition, the large commercial, industrial and institutional segment in Texas consists of approximately 2,700 buying organizations consuming an estimated aggregate of approximately 17,000 MW of electricity at peak demand. Our contracts with customers represent a peak demand of approximately 5,500 MW at approximately 24,000 metered locations.

  PROVIDER OF LAST RESORT

     In Texas, a provider of last resort is required to offer standard retail electric service with no interruption of service, except in the event of non-payment, to any customer requesting electric service, to any customer whose certified retail electric provider has failed to provide electric service or to any customer that voluntarily requests this type of service. Through a competitive bid process administered by the PUCT, we were appointed to serve as the provider of last resort in many regions of the state. We do not expect to serve a large number of customers in this capacity, as many customers are expected to subsequently select a retail electric provider. We will serve a two-year term as the provider of last resort ending December 31, 2004. Pricing for service provided by a provider of last resort may include a customer charge and an energy charge, which for residential and small commercial customers is adjustable based upon changes in the forward price of natural gas. For large non-residential customers, the energy charge is adjusted based upon the ERCOT market-clearing price of energy. For all customer classes, the adjustment to the energy charge is subject to a floor amount. Non-residential customers will be assessed a demand charge.

  RETAIL ENERGY SUPPLY

     We continuously monitor and update our retail energy supply positions based on our retail energy demand forecasts and market conditions. We enter into bilateral contracts with third parties for electric energy, capacity and ancillary services.

     Texas Genco (currently 81% owned by CenterPoint), which owns approximately 14,000 MW of aggregate net generation capacity in Texas, is our primary source of retail energy capacity. The generating capacity of the Texas Genco facilities consists of approximately 60% of base-load, 35% of intermediate and 5% of peaking capacity, and represents approximately 20% of the total capacity in ERCOT. To facilitate a competitive market in Texas, each power generator affiliated with a transmission and distribution utility must sell at auction 15% of the output of its installed generating capacity. These auction obligations will continue until January 2007, unless at least 40% of the electricity consumed by residential and small commercial customers in CenterPoint's service territory is being served by retail electric providers other than us. An affiliated retail electric provider may not purchase capacity sold by its affiliated power generation company in the state mandated capacity auctions. Therefore, we are prohibited from participating in the Texas Genco capacity auctions mandated by the PUCT. We may purchase capacity from non-affiliated parties, other than Texas Genco, in the capacity auctions mandated by the PUCT. Under an agreement between us and CenterPoint, Texas Genco is required to auction the remaining 85% of its capacity. We have the right to purchase 50% (but not less than 50%) of such remaining capacity at the prices established in such auctions. We also have the right to participate directly in such auctions.

     We have an option to acquire CenterPoint's ownership interest in Texas Genco that is exercisable from January 10, 2004 until January 24, 2004. Texas Genco's obligation to auction its capacity and our associated rights terminate
(a) if we do not exercise our option to acquire CenterPoint's ownership interest in Texas Genco by January 24, 2004 or (b) if we exercise our option to acquire CenterPoint's ownership interest in Texas Genco, on the earlier of (i) the closing of the acquisition or (ii) if the closing has not occurred, the last day of the sixteenth month after the month in which the option is exercised. Concurrently with the closing of the offering of the notes, we entered into an amendment to our new credit facilities to, among other things, increase our flexibility to purchase CenterPoint's interest in Texas Genco. The amendment allows us to negotiate a purchase of CenterPoint's interest in Texas Genco outside the option at a price less than or equal to the price set under the option and also extends the deadline for agreeing to purchase CenterPoint's interest in Texas Genco until September 15, 2004.

  ERCOT

     We are a member of ERCOT. The ERCOT ISO is responsible for maintaining reliable operations of the bulk electric power supply system in the ERCOT Region. Its responsibilities include ensuring that information relating to a customer's choice of retail electric provider is conveyed in a timely manner to anyone needing the information. It is also responsible for ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers in the ERCOT Region. Unlike some independent system operators in other regions of the country, the ERCOT ISO does not operate a centrally dispatched pool and does not procure energy on behalf of its members other than to maintain the reliable operation of the transmission system. Members are responsible for contracting their energy requirements bilaterally. The ERCOT ISO also serves as agent for procuring ancillary services for those who elect not to secure their own ancillary services requirement.

     Members of ERCOT include retail customers, investor and municipal owned electric utilities, rural electric cooperatives, river authorities, independent generators, power marketers and retail electric providers. The ERCOT Region operates under the reliability standards set by the North American Electric Reliability Council. The PUCT has primary jurisdictional authority over the ERCOT Region to ensure the adequacy and reliability of electricity across the state's main interconnected power grid.

     The ERCOT Region is divided into four congestion zones: north, south, west and Houston. While most of our retail demand and associated supply is located in the Houston congestion zone, we serve customers and acquire supply in all four congestion zones. In addition, ERCOT conducts annual and monthly auctions of transmission congestion rights which provide the entity owning transmission congestion rights the ability to financially hedge price differences between zones (basis risk). The PUCT prohibits any single ERCOT market participant from owning more than 25% of the available transmission congestion rights on any congestion path.

  COMPETITION

     For information regarding competitive factors affecting our retail energy segment, see "Risk Factors -- Risks Related to Our Retail Energy Operations".

  WHOLESALE ENERGY

     Our wholesale energy segment provides energy and energy services with a focus on the competitive segment of the United States wholesale energy markets. We have built a portfolio of electric power generation facilities, through a combination of acquisitions and development, that are not subject to traditional cost-based regulation; therefore, we can generally sell electricity at prices determined by the market, subject to regulatory limitations. We market electric energy, capacity and ancillary services and procure natural gas, coal, fuel oil, natural gas transportation capacity and other energy-related commodities. We also seek to optimize our physical assets and provide risk management services for our asset portfolio. In March 2003, we decided to exit our proprietary trading activities and liquidate, to the extent practicable, our proprietary positions. Although we are exiting the proprietary trading business, we have existing positions, which will be closed as economically feasible or in accordance with their terms. We will continue to engage in marketing and hedging activities related to our electric generating facilities, pipeline transportation capacity positions, pipeline storage positions and fuel positions.

  OVERVIEW OF WHOLESALE ENERGY MARKET

     Over the past two years, the wholesale energy markets in the United States have undergone dramatic changes. In late 2000 into early 2001, power markets across most of the United States were trading at historical highs due in large part to tight wholesale power market conditions, gas prices being at record levels because of falling supplies and strong demand from a growing economy, gas trading volumes continuing their rapid growth, and power trading and generation companies having substantial access to the debt and equity markets. However, during the summer of 2001, market conditions began to take a downward turn when the first significant wave of nearly 200,000 MW of new generating capacity commenced operations and began to ease the tight wholesale power market conditions. Also, state regulators, in concert with the FERC, began to impose price caps and other marketplace rules that resulted in power and ancillary service prices in certain markets being at or near the variable cost to provide them. Energy trading activity also saw a sharp reversal during 2001. The failure of certain energy companies damaged the reputation of the entire industry and energy trading specifically. The heightened attention on energy trading businesses and the subsequent findings and allegations of questionable business practices and transactions engaged in by a number of industry participants, including us, caused a further erosion of confidence in the industry. As a result, liquidity in the market began to decline.

     The overall market conditions in the wholesale power industry continued to worsen during 2002. With the addition of still more generation capacity and heightened regulatory oversight, power prices continued their downward trend, trading at or barely above the variable cost of production in many markets. Confronted with a weaker profit outlook in both electric generation and energy trading and significant amounts of short-term debt to be refinanced, credit agencies began a series of downgrades of substantially all the industry's major market participants, leaving many with below investment grade credit ratings. These downgrades severely curtailed the access of these companies to the debt or equity markets and triggered credit collateral requirements relating to their trading and hedging activities. Consequently, many companies were forced to significantly reduce their trading activities, which further reduced market liquidity. Moreover, during the second quarter of 2003, market liquidity was negatively impacted by the filings for reorganization under Chapter 11 of the United States Bankruptcy Code of three companies in the wholesale power industry, NRG Energy Inc., NEG and Mirant Corp.

     During the second half of 2002 and continuing into 2003, investors and government regulators, as well as many industry participants and independent observers, urged industry reforms to provide more balanced and sustainable long-term market conditions in both the power markets and the energy trading markets. The most significant of these are the FERC's efforts to implement SMD and industry efforts to develop clearing and settlement provisions at energy exchanges that would greatly reduce collateral requirements of participating companies.

  POWER GENERATION OPERATIONS

     We own, own an interest in, or lease 120 operating electric power generation facilities with an aggregate net generating capacity of 19,083 MW located in five regions of the United States (excluding our ERCOT generation facilities). The generating capacity of these facilities consists of approximately 32% of base-load, 36% of intermediate and 32% of peaking capacity. We have two electric power generation facilities and replacement or incremental electric power generation units at two existing facilities, or 2,461 MW of net generating capacity, under construction.

     The following table describes our electric power generation facilities and net generating capacity by region:

                                              TOTAL NET
                                NUMBER OF     GENERATING
                               GENERATION      CAPACITY
REGION                        FACILITIES(1)    (MW)(2)         DISPATCH TYPE(3)          FUEL TYPE
------                        -------------   ----------       ----------------          ---------
MID-ATLANTIC
  Operating(4)..............        22           4,795     Base, Intermediate, Peak  Gas/Coal/Oil/Hydro
  Under                             --           1,120     Base, Intermediate        Gas/Coal
     Construction(5)(6)(7)..
                                   ---          ------
  Combined..................        22           5,915
NEW YORK
  Operating(8)..............        77           2,952     Base, Intermediate, Peak  Gas/Oil/Hydro
MID-CONTINENT
  Operating.................         9           4,484     Base, Intermediate, Peak  Gas/Oil/Coal
  Under Construction(5).....         1             800     Intermediate, Peak        Gas
                                   ---          ------
  Combined..................        10           5,284
SOUTHEAST
  Operating(9)(10)..........         5           2,210     Base, Intermediate, Peak  Gas/Oil
WEST
  Operating(11)(12)(13).....         7           4,642     Base, Intermediate, Peak  Gas/Oil
  Under Construction(5).....         1             541     Base, Intermediate        Gas
                                   ---          ------
  Combined..................         8           5,183
TOTAL
  Operating.................       120          19,083
                                   ---          ------
  Under Construction........         2           2,461
                                   ---          ------
  Combined..................       122          21,544
                                   ===          ======

---------------

 (1) Unless otherwise indicated, we own a 100% interest in each facility listed.

 (2) Average summer and winter net generating capacity.

 (3) We use the designations "Base," "Intermediate," and "Peak" to indicate whether the facilities described are base-load, intermediate, or peaking facilities, respectively.

 (4) We lease a 100%, 16.67% and 16.45% interest in three Pennsylvania facilities having 614 MW, 284 MW and 282 MW of net generating capacity, respectively, through facility lease agreements having terms of 26.5 years,
     33.75 years and 33.75 years, respectively.

 (5) We consider a project to be "under construction" once we have acquired the necessary permits to begin construction, broken ground on the project site and contracted to purchase machinery for the project, including the combustion turbines.

 (6) The 1,120 MW of net generating capacity under construction is based on 1,317 MW of net generating capacity currently under construction, less 197 MW of net generating capacity that will be retired upon completion of one of the projects.

 (7) Our two construction projects in the Mid-Atlantic region are replacement or incremental electric power generation units at existing facilities. These units are reflected in the operating generation facilities count, but the net generating capacity of such units will be reflected in the under construction count until the units begin commercial operation.

 (8) Excludes two hydro plants with a net generating capacity of 5 MW, which are not currently operational.

 (9) We own a 50% interest in one of these facilities having a net generating capacity of 108 MW. An independent third party owns the other 50%.

(10) We lease a 100% interest in two Florida facilities having 630 MW and 474 MW of net generating capacity, respectively, through facility lease agreements having terms of 10 years and 5 years, respectively.

(11) Beginning in January 2003, two California generation units having 264 MW of total net generating capacity were idled due to a lack of required environmental permits.

(12) We own a 50% interest in one Nevada facility having a total generating capacity of 470 MW. An independent third party owns the other 50%.

(13) Includes our 588-megawatt Desert Basin plant, located in Casa Grande, Arizona. On July 9, 2003, we entered into a definitive agreement to sell our Desert Basin plant to SRP.

  MID-ATLANTIC REGION

     Facilities. We own, own an interest in, or lease 22 operating electric power generation facilities with an aggregate net generating capacity of 4,795 MW located in Pennsylvania, New Jersey and Maryland. The generating capacity of these facilities consists of approximately 45% of base-load, 28% of intermediate and 27% of peaking capacity.

     We are constructing a 795 MW gas-fired intermediate generation unit at an existing facility located in Pennsylvania. We expect this unit will begin commercial operation in the fourth quarter of 2003. We are also constructing a 522 MW coal-fired base-load unit that will replace two of our generating units at an existing facility located in Pennsylvania. This new unit will add 325 MW of additional generating capacity, net of the 197 MW of generating capacity of the existing units that will be retired upon commencement of commercial operations of the new unit. We expect this unit will begin commercial operation near the end of 2004. Because of lower price conditions in the PJM Market and the rising cost of operations, particularly with respect to emission costs, we retired an 82 MW coal-fired facility located in our Mid-Atlantic region in September 2002.

     The following table describes the electric power generation facilities we owned, leased or had under construction in the Mid-Atlantic region of the United States as of March 31, 2003:

                                            SUMMER/WINTER
                                            NET GENERATING
GENERATION FACILITIES(1)        LOCATION     CAPACITY(MW)     FUEL TYPE    DISPATCH TYPE(2)
------------------------        --------    --------------    ---------    ----------------
Operating
  Blossburg.................  Pennsylvania         23        Gas           Peak
  Conemaugh.................  Pennsylvania        282        Coal/Oil      Base/Peak
  Deep Creek................  Maryland             19        Hydro         Base
  Gilbert...................  New Jersey          615        Dual          Inter/Peak
  Glen Gardner..............  New Jersey          184        Dual          Peak
  Hamilton..................  Pennsylvania         23        Oil           Peak
  Hunterstown...............  Pennsylvania         71        Dual          Peak
  Keystone..................  Pennsylvania        284        Coal/Oil      Base/Peak
  Liberty...................  Pennsylvania        568        Gas           Base
  Mountain..................  Pennsylvania         47        Dual          Peak
  Orrtanna..................  Pennsylvania         23        Oil           Peak
  Piney.....................  Pennsylvania         28        Hydro         Base
  Portland..................  Pennsylvania        584        Coal/Gas/Oil  Base/Inter/Peak
  Sayreville................  New Jersey          496        Dual          Inter/Peak
  Seward....................  Pennsylvania        197        Coal          Base/Inter
  Shawnee...................  Pennsylvania         23        Oil           Peak
  Shawville(3)..............  Pennsylvania        614        Coal/Oil      Base/Peak
  Titus.....................  Pennsylvania        281        Coal/Dual     Inter/Peak
  Tolna Station.............  Pennsylvania         47        Oil           Peak
  Warren....................  Pennsylvania         68        Dual          Peak
  Wayne.....................  Pennsylvania         66        Oil           Peak
  Werner....................  New Jersey          252        Oil           Peak
                                                -----
Total Operating.............                    4,795
                                                -----
  Under Construction
     Hunterstown(4).........  Pennsylvania        795        Gas           Inter
     Seward(4)..............  Pennsylvania        325        Coal          Base
                                                -----
Total Under Construction....                    1,120
                                                -----
TOTAL COMBINED..............                    5,915
                                                =====

---------------

(1) Unless otherwise indicated, we own a 100% interest in each facility listed. All of these facilities are operational.

(2) We use the designations "Base," "Inter" and "Peak" to indicate whether the facilities described are base-load, intermediate or peaking facilities, respectively.

(3) We lease a 100% interest in the Shawville Station, a 16.67% interest in the Keystone Station and a 16.45% interest in the Conemaugh Station under facility interest lease agreements with original terms of 26.25 years, 33.75 years and 33.75 years, respectively.

(4) We expect the Hunterstown plant will begin commercial operation in the fourth quarter of 2003 and the Seward plant will begin commercial operation in the third quarter of 2004.

     Market Framework. We currently sell the power generated by our Mid-Atlantic facilities in the PJM Market and occasionally to buyers in adjacent power markets, such as the ECAR Market and NY Market. We also expect to sell power in a newly created PJM West Market. Each of the PJM, the NY and the

PJM West Markets operates as centralized power pools with open-access, non-discriminatory transmission systems. The PJM and PJM West Markets are administered by PJM, a FERC-approved RTO.

     Although the transmission infrastructure within these markets is generally well developed and independently operated, transmission constraints exist between, and to a certain extent within, these markets. In particular, transmission of power from western Pennsylvania and upstate New York to eastern Pennsylvania, New Jersey and New York City may be constrained. Depending on the timing and nature of transmission constraints, market prices may vary from market to market, or between sub-regions of a particular market. Market prices are generally higher in New York City than in other parts of New York due to the transmission constraints.

     In addition to managing the transmission system, PJM is responsible for maintaining competitive wholesale markets, operating the spot wholesale electric energy, capacity and ancillary services markets and determining the market clearing price based on bids submitted by participating generators in each market. PJM generally matches sellers with buyers within a particular market that meet specified minimum credit standards. We sell electric energy, capacity and ancillary services into the markets maintained by PJM on both a real-time basis and a forward basis for periods of up to one year. Our customers consist of the members of each market, including municipalities, electric cooperatives, integrated utilities, transmission and distribution utilities, retail electric providers and power marketers. We also sell electric energy, capacity and ancillary services to customers in our Mid-Atlantic region under negotiated bilateral contracts.

     PJM has an internal market monitor. The internal market monitor reports on issues relating to the operation of the PJM Market, including the determination of transmission congestion costs or the potential of any market participation to exercise market power within the PJM Market or PJM West Market. The internal market monitor evaluates the operation of both spot and bilateral markets to detect either design or structural flaws in the PJM Market and evaluates any proposed enforcement mechanisms that are necessary to assure compliance with the PJM Protocols.

     The PJM Protocols allow energy demand to respond to price changes. The lack of sufficient energy demand that may respond has been cited as the primary reason for retaining the electric energy, capacity and ancillary service market caps, which are currently set at $1,000 per MWh in the PJM Market and the energy price mitigation measures in the PJM Market.

     Energy market price mitigation measures are implemented for some generating facilities when, in the opinion of PJM, transmission constraints are present. This is commonly referred to as price capping. In such instances, PJM requires, for purposes of system reliability, the dispatch of specific units. In the opinion of PJM, these units are not needed to meet energy demand and are only necessary to maintain the stability of the PJM transmission system. When price capping is imposed, the asking price submitted by these generating facilities is disregarded in setting the PJM market price and the subject units receive a mitigated price that is generally equal to incremental operating costs of the generating unit plus 10%. Historically, 11 generating facilities, representing over 250 MW, in our Mid-Atlantic region have been consistently impacted by this procedure. In addition, a few other generating facilities in our Mid-Atlantic region have experienced occasional price capping during selective hours.

     PJM attempts to ensure that there is sufficient generation capacity to meet energy demand and ancillary services requirements through a capacity market. All power retailers are required to demonstrate commitments for capacity sufficient to meet their peak forecasted load plus a reserve above this level, currently set at 18%. Prices for capacity are capped by PJM at approximately $175 per MW per day.

  NEW YORK REGION

     Facilities. We own 77 operating electric power generation facilities with an aggregate net generating capacity of 2,952 MW located in New York. Our generating facilities in the New York region consist of two distinct groups, intermediate and peaking facilities located in New York City and, with the exception of one gas-fired facility, 73 small run-of-river hydro facilities located in central and northern New York

State. The overall generating capacity of these facilities consists of approximately 23% of base-load, 41% of intermediate and 36% of peaking capacity. With the exception of one facility, all of our New York facilities were acquired as a result of utility divestitures.

     The following table describes the electric power generation facilities we owned, leased or had under construction in the New York region of the United States as of March 31, 2003:

                                             SUMMER/WINTER
                                             NET GENERATING
GENERATION FACILITIES(1)          LOCATION   CAPACITY (MW)    FUEL TYPE   DISPATCH TYPE(2)
------------------------          --------   --------------   ---------   ----------------
Operating
  Astoria.......................  New York       1,277        Gas/Dual    Inter/Peak
  Carr Street...................  New York         101        Gas         Inter
  Gowanus.......................  New York         597        Dual/Oil    Peak
  Narrows.......................  New York         305        Dual        Peak
  Hydroelectric assets..........  New York         672        Hydro       Base
                                                 -----
Total Operating.................                 2,952
                                                 =====

---------------

(1) Unless otherwise indicated, we own a 100% interest in each facility listed. All of these facilities are operational.

(2) We use the designations "Base," "Inter" and "Peak" to indicate whether the facilities described are base-load, intermediate or peaking facilities, respectively.

     Market Framework. We currently sell the power generated by our New York regional facilities in the NY Market. In New York City, we sell electric energy and ancillary services into both day-ahead and real-time markets and capacity in the monthly and six month forward markets. Our customers include municipalities, electric cooperatives, integrated utilities, transmission and distribution utilities, retail electric providers and power marketers. Our hydro facilities are currently under contract to sell all electric energy, capacity and ancillary services to Niagara Mohawk under contract through September 2004.

     Our sales into markets administered by NYISO are governed by the NYISO Protocols. The NYISO Protocols allow energy demand to respond to high prices in emergency and non-emergency situations. The lack of sufficient energy demand that may respond to prices has been cited as one of the primary reasons for retaining wholesale energy bid caps, which are currently set at $1,000 per MWh in the NY Market.

     The NYISO Protocols established a capacity market in order to ensure that there is enough generation capacity to meet retail energy demand and ancillary services requirements. All power retailers are required to demonstrate commitments for capacity sufficient to meet their peak forecasted load plus a reserve requirement, currently set at 18%. As an additional local reliability measure, power retailers located in New York City are required to procure the majority of this capacity, currently 80% of their peak forecasted load, from generating units located in New York City. Because only a few suppliers own the existing in-city capacity, previously divested utility generation is subject to a capacity price cap of $105 per KW per year, and sales capacity from substantially all our existing in-city generating units are subject to this cap. Any generation capacity added following divestiture is not subject to a capacity price cap.

     NYISO has implemented a measure known as the "automated mitigation procedure" under which day-ahead energy bids will be automatically reviewed. If bids exceed certain pre-established thresholds and have a significant impact on the market-clearing price, the bids are then reduced to a pre-established market based or negotiated reference bid. NYISO has also adopted, at the FERC's direction, more stringent mitigation measures for all generating facilities in transmission-constrained New York City.

     NYISO has an internal market monitoring organization. The market monitor assesses the efficiency and effectiveness of the electric energy, capacity and ancillary services. In performing these functions, the internal market monitor develops reference price levels for each generator, oversees the operation of NYISO's automatic mitigation procedure, investigates potential anti-competitive behavior by market participants, recommends changes in market Protocols and prepares periodic reports for submission to the

FERC and other agencies. In addition, NYISO also has an external market advisor that works closely with the market monitor and has the independent authority to suggest changes in Protocols or recommend sanctions or penalties directly to the NYISO governing board. The NYISO market advisor issues written reports containing analyses and recommendations, which are made available to the public.

  MID-CONTINENT REGION

     Facilities. We own 9 operating electric power generation facilities with an aggregate net generating capacity of 4,484 MW located in Illinois, Ohio, Pennsylvania and West Virginia. The generating capacity of these facilities consists of approximately 51% of base-load, 7% of intermediate and 42% of peaking capacity.

     We are constructing an 800 MW gas-fired intermediate and peaking facility in Mississippi. We expect this facility will begin commercial operations in the third quarter of 2003.

     The following table describes the electric power generation facilities we owned or had under construction in the Mid-Continent region of the United States as of March 31, 2003:

                                                SUMMER/WINTER
                                                NET GENERATING
GENERATION FACILITIES(1)          LOCATION       CAPACITY(MW)    FUEL TYPE   DISPATCH TYPE(2)
------------------------          --------      --------------   ---------   ----------------
Operating
  Aurora......................  Illinois              912        Gas         Peak
  Avon Lake...................  Ohio                  721        Coal/Oil    Base/Peak
  Brunot Island...............  Pennsylvania          367        Gas/Oil     Inter/Peak
  Ceredo......................  West Virginia         475        Gas         Peak
  Cheswick....................  Pennsylvania          566        Coal        Base
  Elrama......................  Pennsylvania          487        Coal        Base
  New Castle..................  Pennsylvania          339        Coal/Gas    Base/Peak
  Niles.......................  Ohio                  246        Coal/Gas    Base/Peak
  Shelby County...............  Illinois              371        Gas         Peak
                                                    -----
Total Operating...............                      4,484
Under Construction
  Choctaw.....................  Mississippi           800        Gas         Inter/Peak
                                                    -----
TOTAL COMBINED................                      5,284
                                                    =====

---------------

(1) Unless otherwise indicated, we own a 100% interest in each facility listed.

(2) We use the designations "Base," "Inter" and "Peak" to indicate whether the facilities described are base-load, intermediate or peaking facilities, respectively.

     Market Framework. We generally sell the electric energy, capacity and ancillary services generated and/or provided by our Mid-Continent region portfolio into the PJM West Market, the ECAR Market and the MAIN Market. These markets include all or portions of Illinois, Wisconsin, Missouri, Indiana, Ohio, Michigan, Virginia, West Virginia, Tennessee, Maryland and Pennsylvania. The PJM West Market operates as part of the PJM centralized power pool with an open-access, non-discriminatory transmission system administered by an independent system operator approved by the FERC that is responsible for, among other things, maintaining competitive wholesale markets, operating the spot wholesale energy market and determining the market clearing price.

     The ECAR and MAIN Markets continue to be in a state of transition and are in the process of establishing RTOs that would define the rules and requirements around which competitive wholesale markets in the region would develop. The FERC has granted RTO status to the MISO, which administers a substantial portion of the transmission facilities in the Mid-Continent region. The FERC has also approved the various RTO selections made by the members of the former Alliance RTO. Some of the members of this group will join the MISO and others will join PJM. The final market structure for the Mid-Continent region remains unsettled. Some states within the ECAR and MAIN Markets have restructured their retail electric power markets to competitive markets from traditional utility monopoly markets, while others have not.

     The FERC has also required MISO to engage the services of an independent market monitor. The independent market monitor's duties include monitoring the functioning of the markets run by the MISO to ensure that they are functioning efficiently. This includes identifying factors that might contribute to economic inefficiency such as design flaws, inefficient market rules and barriers to entry. The independent market monitor must also monitor the conduct of individual market participants. MISO is currently waiting on approval by the FERC for a market mitigation plan that resembles the automated mitigation procedure utilized by NYISO.

     Our generating facilities located in Pennsylvania, Ohio, and West Virginia straddle the PJM West and other ECAR Markets. Currently, these generating facilities are primarily dedicated to serving the power demands of Duquesne Light in the greater Pittsburgh area under one contract through December 2004 and another which does not have a fixed termination date. During periods when the capacity of the generating facilities in our Mid-Continent region exceeds the power demands of the Duquesne Light, we may sell the excess power into the market.

     We currently sell electric energy, capacity and ancillary services from our Illinois generating facilities under bilateral contracts that have terms and conditions tailored to meet the customers' requirements. Our customers include municipalities, electric cooperatives, vertically integrated utilities, transmission and distribution utilities and power marketers.

  SOUTHEAST REGION

     Facilities. We own, own an interest in, or lease five power generation facilities with an aggregate net generating capacity of 2,210 MW located in Florida and Texas. The generating capacity of these facilities consists of approximately 2% of base-load, 27% of intermediate and 71% of peaking capacity.

     The following table describes the electric power generation facilities we owned in the Southeast region of the United States as of March 31, 2003:

                                                  NET GENERATING
GENERATION FACILITIES(1)               LOCATION    CAPACITY(MW)    FUEL TYPE   DISPATCH TYPE(2)
------------------------               --------   --------------   ---------   ----------------
Operating
  Sabine(3)..........................  Texas             54        Gas         Base
  Indian River.......................  Florida          587        Dual        Inter
  Osceola............................  Florida          465        Dual        Peak
  Leased facilities(4)...............  Florida        1,104        Dual        Peak
                                                      -----
Total Operating......................                 2,210
                                                      =====

---------------

(1) Unless otherwise indicated, we own a 100% interest in each facility listed.

(2) We use the designations "Base," "Inter" and "Peak" to indicate whether the facilities described are base-load, intermediate or peaking facilities, respectively.

(3) We own a 50% interest in this facility. An independent third party owns the other 50%.

(4) We lease a 100% interest in two Florida facilities having 630 MW and 474 MW of net generating capacity, respectively, through facility lease agreements having terms of 10 years and 5 years, respectively. One of these facilities is currently owned by Mirant Corp., which filed for reorganization under Chapter 11 of the United States Bankruptcy Code on July 14, 2003.

     Market Framework. We currently conduct the majority of our Southeast regional operations in Florida. Florida, other than a portion of the western panhandle, constitutes a single reliability council and contains approximately 5% of the United States population. Although dominated by incumbent utilities,

Florida is in the process of transitioning to a competitive wholesale generation market by developing rules for new capacity procurement and establishing the GridFlorida RTO. The FPSC has implemented new capacity procurement rules that require utilities to seek bids to purchase electricity from independent power producers and other utilities before embarking on self-build options for new capacity requirements. Additionally, the FPSC has approved a proposal to increase the level of planning reserve capacity from 15% to 20%. This new criterion applies to the three investor-owned utilities operating in peninsular Florida and becomes effective in the summer of 2004.

     The Florida markets are expected to be administered by the GridFlorida RTO. For the past year, the Grid Florida RTO's activities have focused on concerns expressed by the FPSC. However, recent progress has been slow due to a legal challenge by the state's consumer advocate division, which is disputing the FPSC's authority to authorize the transfer of assets to an RTO. A decision on this matter may not be reached until early 2004. At this time, the GridFlorida RTO has not finalized its proposal for market monitoring, but it will be obligated to establish a market monitor.

     We currently sell electric energy and capacity into the Florida market primarily under bilateral contracts that are non-standard and negotiated for terms and conditions. An OTC trading and ancillary services market has yet to fully develop. Customers who participate in power transactions in this region include municipalities, electric cooperatives and integrated utilities.

     In the rest of the Southeast Region, RTO formation is occurring under the auspices of the SeTrans RTO. The SeTrans RTO will cover the area from Georgia to eastern Texas. While the FERC has currently approved the basic formation of this entity, significant details of this market will not be known until mid or late 2003. Because the SeTrans RTO is still in the formative stages of development, it has only recently begun the process of selecting the independent entity that will become its market monitor.

  WEST REGION

     Facilities. We own, or own an interest in, seven electric power generation facilities with an aggregate net generating capacity of 4,642 MW located in California, Nevada and Arizona. The generating capacity of these facilities consists of approximately 18% of base-load, 75% of intermediate and 7% of peaking capacity. We are constructing a 541 MW gas-fired, base-load and intermediate generation facility in southern Nevada. We expect this facility will begin commercial operation in the fourth quarter of 2003.

     The following table describes the electric power generation facilities we owned or had under construction in the West region of the United States as of March 31, 2003:

                                               SUMMER/WINTER
                                               NET GENERATING
GENERATION FACILITIES(1)           LOCATION     CAPACITY(MW)    PRIMARY FUEL   DISPATCH TYPE(2)
------------------------           --------    --------------   ------------   ----------------
Operating
  Coolwater.....................  California         658        Gas/Dual       Inter
  Desert Basin(3)...............  Arizona            588        Gas            Base
  El Dorado(4)..................  Nevada             235        Gas            Base
  Ormond Beach..................  California       1,525        Gas            Inter
  Etiwanda......................  California       1,022        Gas            Inter/Peak
  Mandalay......................  California         560        Gas            Inter/Peak
  Ellwood.......................  California          54        Gas            Peak
                                                   -----
Total Operating.................                   4,642
Under Construction
  Big Horn(5)...................  Nevada             541        Gas            Base/Inter
                                                   -----
TOTAL COMBINED..................                   5,183
                                                   =====

---------------

(1) Unless otherwise indicated, we own a 100% interest in each facility listed.

(2) We use the designations "Base," "Inter" and "Peak" to indicate whether the facilities described are base-load, intermediate or peaking facilities, respectively.

(3) On July 9, 2003, we entered into a definitive agreement to sell our Desert Basin plant to SRP. For further discussion regarding the sale of our Desert Basin operations and its impact on our results of operations, see "Risk Factors -- Risks Related to Our Wholesale Energy Operations".

(4) We own a 50% interest in the El Dorado facility. Sempra Energy owns the other 50%.

(5) We expect this facility will begin commercial operation in the fourth quarter of 2003.

     Market Framework. Our West regional market includes the states of Arizona, California, Oregon, Nevada, New Mexico, Utah and Washington. Generally we sell the electric energy, capacity and ancillary services generated and/or provided by our California and Nevada facilities to customers located in the greater Los Angeles metropolitan area and in southern Nevada. We believe that our portfolio of intermediate and peaking facilities in southern California is important to the reliability of the California market given its production flexibility and close proximity to Los Angeles. Our customers in these states include power marketers, investor-owned utilities, electric cooperatives, municipal utilities and the Cal ISO acting on behalf of load-serving entities. We sell electric energy, capacity and ancillary services to these customers through a combination of bilateral contracts and sales made in the Cal ISO's day-ahead and hour-ahead ancillary services markets and its real-time energy market. The Cal ISO does not currently maintain a capacity market to ensure resource adequacy; however, California regulatory authorities are in the process of developing such a mechanism.

     We have agreed to sell up to 100% of our 588 MW operating Arizona facility's capacity to SRP under a long-term power purchase agreement. On July 9, 2003, we entered into a definitive agreement to sell the 588 MW plant to SRP. The transaction is expected to close by the end of 2003. In addition, although we do not own generation facilities in the states of Oregon, New Mexico, Utah and Washington, our trading and marketing operations have historically purchased and delivered energy commodities in these states.

     Two units at our Etiwanda facility in California totaling 264 MW of intermediate capacity, under their current configuration, do not satisfy the more stringent emissions standards that went into effect in 2003. We have evaluated the available capacity in California and determined that we will make the investment in the necessary environmental upgrades. We estimate that the cost of the necessary upgrades for both units will be approximately $9 million, of which $2 million has already been spent. Unit 5 at Etiwanda is subject to a similar standard which goes into effect on January 1, 2004. See
"-- Environmental Matters".

     In response to California's energy crisis of 2000 and 2001, the FERC and the Cal ISO have instituted energy price caps, formerly set below $100 per MWh and currently set at $250 per MWh, and must-offer requirements affecting all merchant generators in California. Furthermore, the Western region has seen significant new generation capacity become operational as well as a return to more normal hydro and temperature conditions. The impact of these regulatory and market changes has been to significantly lower power prices and spark spreads in the West region.

     The Cal ISO has a department of market analysis that acts as its internal market monitor. The department of market analysis monitors the efficiency and effectiveness of the ancillary services, congestion management and real-time energy markets. In performing these functions, the department of market analysis develops and publishes market performance indices, investigates potential anti-competitive behavior by market participants, recommends changes in market rules and protocols, and prepares periodic reports for submission to the FERC and other agencies. In addition to the department of market analysis, the Cal ISO also has a market surveillance committee that acts as its external advisor. The market surveillance committee works closely with the department of market analysis and has the independent authority to suggest changes in Cal ISO Protocols or recommend sanctions or penalties directly to the Cal ISO governing board. The market surveillance committee periodically produces written reports containing its analyses and recommendations, which are made available to the public subject to restrictions on confidential information. The Cal ISO has initiated, at the FERC's direction, automated mitigation procedures when any zonal clearing price for balancing energy exceeds $91.87 per MWh with any resulting zonal clearing price subject to the price cap of $250 per MWh. The automated mitigation procedures are only applied to bids that exceed certain reference prices and that would significantly increase the market price. However, in February 2003, the Cal ISO stated that it intends to appeal the FERC's decision regarding the application of automated mitigation procedures to local market power situations. While the FERC had adopted similar thresholds for both local and system market power, the Cal ISO is seeking to have a more restrictive procedure applied to local market power.

     A number of initiatives currently under consideration could materially impact our California operations. These initiatives include:

     - a California law directing the CPUC to seek approval from the FERC to allow the CPUC to enforce state-established maintenance and operation standards of our California plants;

     - implementation of a CPUC procurement process directing California utilities to procure, on a forward basis, electricity and capacity to serve the demand on their systems;

     - efforts by the Cal ISO to redesign the spot markets in California; and

     - the effect of the FERC's SMD effort, including its impact on the FERC approved western RTOs.

     In Nevada and Arizona, there is presently no RTO in place to manage the transmission systems or to operate energy markets, although the utilities in both states are participating in the development of RTOs. The West Connect RTO, which includes Arizona, and the RTO West, which includes Nevada, have both been approved by the FERC and are in process of developing operating rules and tariffs. Both RTOs are expected to be operational and assume control over transmission of facilities of participating utilities within the next several years. The FERC has also approved the establishment of market monitoring organizations as part of RTO West and West Connect RTO. The FERC is encouraging the RTOs to coordinate in the development of a region-wide market monitoring function. Additionally, in Nevada and Arizona, state-level regulatory initiatives may impact competition in the electric sector. In Nevada, the state legislature has passed legislation prohibiting the state's investor-owned utilities from divesting generation. Nevada also passed legislation and adopted regulations allowing large commercial and industrial customers to seek competitive alternatives to utility generation. In Arizona, proceedings are pending before the Arizona Corporate Commission that would require the state's investor owned utilities to seek competitive supply offers to serve 2,500 to 3,200 MW of local system demand.

  LONG-TERM PURCHASE AND SALE AGREEMENTS

     In the ordinary course of business, and as part of our hedging strategy, we enter into long-term sales arrangements for electric energy, capacity and ancillary services, as well as long-term purchase arrangements. For information regarding our long-term fuel supply contracts, purchase power and electric capacity contracts and commitments, electric energy and electric sale contracts and tolling arrangements, see notes 14(e), 14(i) and 14(j) to our consolidated financial statements incorporated by reference herein. For information regarding our hedging strategy relating to such long-term commitments, see "Risk
Factors -- Risks Related to Our Wholesale Energy Operations".

  COMMERCIAL OPERATIONS -- MARKETING, TRADING, POWER ORIGINATION AND RISK MANAGEMENT

     Strategy. Our domestic commercial business seeks to optimize our physical asset positions consisting of our power generation asset portfolio, pipeline transportation capacity positions, pipeline storage positions and fuel positions and provides risk management services for our asset positions. We perform these functions through procurement, marketing and hedging activities for power, fuels and other energy related commodities. With the downturn in the industry, the decline in market liquidity, and our liquidity capital constraints, the principal function of our commercial activities has shifted to optimizing our assets. Previous large volume activities primarily involving risk management to customers, gas marketing to third parties and trading of power and gas have been significantly reduced, and in some cases eliminated. As a result, we have reduced our trading workforce from 264 to 160 as of December 31, 2002, which include traders, originators, dispatchers and schedulers. We have also reduced support staff, including technical staff, accountants and risk control personnel, from 645 to 587 as of December 31, 2002. In addition to these staffing reductions, several unfilled positions were eliminated. In March 2003, we decided to exit our proprietary trading activities and liquidate, to the extent practicable, our proprietary positions. Although we are exiting the proprietary trading business, we have existing positions which will be closed as economically feasible or in accordance with their terms. We will continue to engage in marketing and hedging activities related to our electric generating facilities, pipeline transportation capacity positions, pipeline storage positions and fuel positions.

     Asset Optimization and Risk Management. Our domestic commercial businesses complement our merchant power generation business by providing a full range of energy management services. These services focus on two core functions, optimizing our physical asset position and providing risk management services for our portfolio. To perform these functions, we trade, market and hedge electric energy, capacity and ancillary services, as well as manage the purchase and sale of fuels and emission allowances.

     Asset optimization is maximizing the financial performance of an asset position. Our commercial groups optimize our assets by employing different products (e.g., on-peak power), geographic markets (e.g., buying from and selling into adjacent markets), fuel types (e.g., burning oil rather than natural gas at our fuel switching capable plants) and transaction terms (spot to multi-year term).

     Risk management services focus on managing the performance risk and price risk (of both purchases and sales) inherent in the asset position. The ultimate purpose of this activity is to identify the risks and reduce the volatility they could cause in our financial performance. Our commercial groups assist our risk control personnel and management in the identification of these risks and execute the transactions necessary to achieve this goal. As an example of this, we generally seek to sell a portion of the capacity of our domestic facilities under fixed-price sale contracts (energy or capacity) or contracts to sell energy at a predetermined multiple of fuel prices. Generally, we also seek to hedge our fuel needs associated with our forward power sale obligations. These power sales and fuel purchases provide us with certainty as to a portion of our margins. With respect to performance risk, we also take into account plant operational constraints and operating risk in making these determinations.

     Physical power and services from our assets portfolios are sold in real-time, hour-ahead, day-ahead, or multi-month or multi-year term markets. For purposes of supplying our generation, we purchase fuel from a variety of suppliers under daily, monthly and term, variable-load and base-load contracts that include either market-based or fixed pricing provisions. We use derivative instruments to execute these transactions.

     In addition, as part of our efforts to commercialize our asset portfolio and provide risk management services, we arrange for, schedule and balance the transportation rights of the natural gas from the supply receipt point to our plants. We generally obtain pipeline transportation to perform this function. Accordingly, we use a variety of transportation arrangements including short-term and long-term firm and interruptible agreements with intrastate and interstate pipelines. We also utilize brokered firm transportation agreements when dealing on the interstate pipeline system. In the normal course of business, it is common for us to hedge the risk of pipeline transportation expenses through "basis swap" transactions.

     We also enter into various short-term and long-term firm and interruptible agreements for natural gas storage in order to offer peak delivery services to satisfy electric generating demands. Natural gas storage capacity allows us to better manage the unpredictable daily or seasonal imbalances between supply volumes and demand levels.

     In support of our optimization and risk management effects, our power origination group, working closely with our other commercial groups, focuses on developing customized near-term products and long-term contracts. These are designed and negotiated on a case-by-case basis to meet the specific energy requirements of our customers. The target customer group generally includes investor-owned utilities, municipalities, cooperatives and other companies that serve end users.

     Risk Management Services to Customers. In addition to optimizing our power asset portfolio, our trading and marketing businesses provide risk management services to a variety of customers, which include natural gas distribution companies, electric utilities, municipalities, cooperatives, power generators, marketers or other retail energy providers, aggregators and large volume industrial customers. Risk management services primarily focus on mitigating customers' commodity price exposure and providing firm delivery services. To provide these services to these customers, we utilize the same skills and physical and financial instruments used to optimize and manage the risks of our asset portfolio. See below for the discussion of our decision to exit proprietary trading in March 2003.

     Proprietary Trading. Our commercial business obtains proprietary market knowledge and develops proprietary analysis through its efforts to manage our asset portfolio and provide risk management services to our customers. This enabled our commercial groups to take selective market positions, typically on a short-term basis, in power, fuel and other energy related commodities. Our commercial groups used derivative instruments to execute these transactions. In March 2003, we decided to exit our proprietary trading activities and liquidate, to the extent practicable, our proprietary positions. Although we are exiting the proprietary trading business, we have existing positions, which will be closed as economically feasible or in accordance with their terms. We will continue to engage in hedging activities related to our electric generating facilities, pipeline transportation capacity positions, pipeline storage positions and fuel positions.

     Risk Management Controls. For information regarding our risk management structure and policies relating to our trading and marketing operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trading and Marketing and Non-Trading Operations -- Trading and Marketing Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Quantitative and Qualitative Disclosures About Market Risk" for the three years ended December 31, 2000, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, incorporated by reference herein .

  REGULATION

     Electricity. The FERC has exclusive rate-making jurisdiction over wholesale sales of electricity and the transmission of electricity in interstate commerce by "public utilities." Public utilities that are subject to the FERC's jurisdiction must file rates with the FERC applicable to their wholesale sales or transmission of electricity in interstate commerce. All of our generation subsidiaries sell electric energy, capacity and ancillary services at wholesale and are public utilities with the exception of those facilities that are classified as qualifying facilities and not regulated as public utilities. The FERC has authorized all of our generation subsidiaries to sell electricity and related services at wholesale market-based rates. In its orders authorizing market-based rates, the FERC also has granted certain of these subsidiaries waivers of many of the accounting, record keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules.

     The FERC's orders accepting the market-based rate schedules filed by our subsidiaries or their predecessors, as is customary with such orders, reserve the right to revoke or limit our market-based rate authority if the FERC subsequently determines that any of our affiliates possess and exercise market power. If the FERC were to revoke or limit our market-based rate authority, we would have to file, and obtain the FERC's acceptance of, cost-based rate schedules for all or some of our sales. As discussed above under "Risk
Factors -- Risks Related to Our Wholesale Energy Options," the FERC recently issued a Show Cause order proposing to revoke the market-based rate authority of Reliant Energy Services. In addition, the loss of market-based rate authority could subject us to the accounting, record keeping and reporting requirements that the FERC imposes on public utilities with cost-based rate schedules.

     The FERC has issued a notice of proposed rulemaking describing its intention to standardize electricity markets and eliminate continuing discrimination in transmission service, with a proposed implementation date of September 2004. The goal of SMD is to promote a more economically efficient market design that will lower delivered energy costs, maintain reliability, mitigate market power and increase customer choice options. SMD proposes to eliminate discrimination in transmission service by requiring that all users of the grid take service pursuant to the same rates and terms and conditions of service, thus eliminating certain existing preferences enjoyed by some classes of customers. In addition, transmission-owning public utilities will be required to turn over the operation of their transmission systems to an independent transmission provider. SMD also seeks to establish day-ahead and real-time electric energy and ancillary service markets modeled after the energy markets that currently exist in the Northeast. Finally, SMD proposes to establish a capacity obligation on load serving entities and establishes nationwide price mitigation measures. However, there is substantial controversy surrounding the development of SMD, and it is unclear whether SMD would be implemented and what form it would take.

     The FERC also continues to promote the formation of large RTOs and has issued numerous orders on the various RTO proposals. The FERC's goal is to promote the formation of a robust wholesale market for electricity. While RTO participation by public utilities is voluntary, the overwhelming majority of the FERC jurisdictional utilities have indicated that they will join the proposed RTO for their region. At this time there are approximately nine proposed RTOs covering the vast majority of the continental United States. In addition, large portions of the nation's transmission system are currently operated by an independent entity. The Midwest grid is operated by the MISO and the Northeast grid is operated by three separate independent entities: New England ISO, NYISO and PJM. The ERCOT ISO independently operates the Texas grid. MISO and PJM have received RTO status from the FERC.

     Commercial Activities. Our domestic commercial operations are also subject to the FERC's jurisdiction. As a gas marketer, we make sales of natural gas in interstate commerce at wholesale pursuant to a blanket certificate issued by the FERC, but the FERC does not otherwise regulate the rates, terms or conditions of these gas sales.

     Hydroelectric Facilities. Our hydroelectric generation facilities are subject to the FERC's exclusive authority to license non-federal hydroelectric projects located on navigable waterways and federal lands. These FERC licenses must be renewed periodically and can include conditions on operation of the project at issue.

     SEC. A company engaged exclusively in the business of owning and/or operating facilities used for the generation of electric energy exclusively for sale at wholesale and selling electric energy at wholesale may be exempted from regulation under the PUHCA as an exempt wholesale generator. Our electric generation subsidiaries have received determinations of exempt wholesale generator status from the FERC or are companies that own or operate qualifying facilities. If we lose our exempt wholesale generator status or qualifying facility status, we would have to restructure our organization or risk being subjected to further regulation by the SEC.

  COMPETITION

     For a discussion of competitive factors affecting our wholesale energy segment, see "Risk Factors -- Risks Related to Our Wholesale Energy Operations".

EUROPEAN ENERGY

     In February 2003, we agreed to sell our European energy operations to Nuon, a Netherlands-based electricity distributor. The sale is subject to the approval of the Dutch competition authority. We anticipate the consummation of the sale in the summer of 2003.

OTHER OPERATIONS

     Our other operations business segment includes the following:

     - our venture capital investment portfolio; and

     - unallocated corporate costs.

     We are currently managing our venture capital investment portfolio and do not have plans to expand this business. As of March 31, 2003, the net book value of these investments was $41 million.

ENVIRONMENTAL MATTERS

  GENERAL

     We are subject to numerous federal, state and local requirements relating to the protection of the environment and the safety and health of personnel and the public. These requirements relate to a broad range of our activities, including the discharge of pollutants into air, water, and soil, the proper handling of solid, hazardous, and toxic materials and waste, noise, and safety and health standards applicable to the workplace. In order to comply with these requirements, we will spend substantial amounts from time to time to construct, modify and retrofit equipment, acquire air emission allowances for operation of our facilities, and clean up or decommission disposal or fuel storage areas and other locations as necessary. We anticipate spending approximately $173 million from 2003 through 2007 for such environmental compliance and remediation. These figures exclude our Netherlands operations which are the subject of a pending sale to Nuon. For a discussion of the pending sales, see "Management's Discussion and Analysis of Financial Conditions and Results of
Operations -- Overview" for the three years ended December 31, 2000, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, incorporated by reference herein.

     If we do not comply with environmental requirements that apply to our operations, regulatory agencies could seek to impose on us civil, administrative and/or criminal liabilities as well as seek to curtail our operations. Under some statutes, private parties could also seek to impose civil fines or liabilities for property damage, personal injury and possibly other costs.

  AIR QUALITY MATTERS

     As part of the 1990 amendments to the Federal Clean Air Act, standards for the emission of nitrogen oxide, a product of the combustion process associated with power generation, are being developed or have been finalized. The standards require reduction of emissions from our power generating facilities in the United States.

     The EPA has announced its determination to regulate hazardous air pollutants, including mercury, from coal-fired and oil-fired steam electric generating facilities under Section 112 of the Clean Air Act. The EPA plans to develop maximum achievable control technology standards for these types of generating facilities as well as for turbines, engines, and industrial boilers. The rulemaking for coal and oil-fired steam electric generating facilities must be completed by December 2004. Compliance with the rules will be required within three years thereafter. The maximum achievable control technology standards that will be applicable to the generating facilities cannot be predicted at this time and may adversely impact our operations. The rulemaking for turbines is expected to be complete in August 2003, and for engines and industrial boilers in early 2004. Based on the rules currently proposed, we do not anticipate a material adverse impact on our operations.

     In 1998, the United States became a signatory to the United Nations Framework Convention on Climate Change or "Kyoto Protocol". The Kyoto Protocol calls for developed nations to reduce their emissions of greenhouse gases. Carbon dioxide, which is a major byproduct of the combustion of fossil fuel, is considered to be a greenhouse gas. If the United States Senate ultimately ratifies the Kyoto Protocol, any resulting limitations on power plant carbon dioxide emissions could have a material adverse impact on all fossil fuel fired facilities, including those belonging to us.

     The EPA is conducting a nationwide investigation regarding the historical compliance of coal-fueled electric generating stations with various permitting requirements of the Clean Air Act. Specifically, the EPA and the United States Department of Justice have initiated formal enforcement actions and litigation against several other utility companies that operate these stations, alleging that these companies modified their facilities without proper pre-construction permit authority. Since June 1998, six of our coal-fired facilities have received requests for information related to work activities conducted at those sites, as have two of our recently acquired Orion Power facilities. The EPA has not filed an enforcement action or initiated litigation in connection with these facilities at this time. Nevertheless, any litigation, if pursued successfully by the EPA, could accelerate the timing of emission reductions currently contemplated for the facilities and result in the imposition of penalties. In addition to the EPA's requests for information, the New Jersey Department of Environmental Protection (NJDEP) recently requested a copy of all correspondence relating to the EPA requests for information for one of the six stations. To date, NJDEP has taken no further action in connection with this request.

     In February 2001, the United States Supreme Court upheld previously adopted EPA ambient air quality standards for fine particulate matter and ozone. While attaining these new standards may ultimately require expenditures for air quality control system upgrades for our facilities, regulations addressing affected sources and required controls are not expected until after 2005. Consequently, it is not possible to determine the impact on our operations at this time.

     In February 2002, the White House announced its "Clear Skies Initiative". The proposal is aimed at long-term reductions of multiple pollutants produced from fossil fuel-fired power plants. Reductions averaging 70% are targeted for sulfur dioxide, nitrogen oxide and mercury. If approved by the United States Congress, this program would entail a market-based approach using emission allowances; compliance with emission limits would be phased in over a period from 2008 to 2018. The Clear Skies Initiative has the potential to revise or eliminate several of the programs discussed above, including the maximum achievable control technology standards, the coal-fired utility enforcement initiative and fine particulate controls. In addition, a voluntary program for reducing greenhouse gas emissions was proposed as an alternative to the Kyoto Protocol. Fossil fuel-fired power plants in the United States would be affected by the adoption of this program, or other legislation that may be enacted by the United States Congress addressing similar issues. Such programs would require compliance to be achieved by the installation of pollution controls, the purchase of emission allowances or curtailment of operations.

     Units 1 and 2 of our Etiwanda Generating Station in California are currently subject to a regulatory permit variance that requires these units to be equipped with a selective catalytic reduction system or cease operation. On May 30, 2003, we notified the South Coast Air Quality Management District that we would install a selective catalytic reduction system by the end of March 2004, rather than surrender the permits for these units. Each unit has a rated capacity of 132 MW. Under the regulatory permitting rules regarding peaking generation facilities, our Etiwanda Unit 5 must have the "best available control technology" installed by the end of December 2003 or cease operation. Although we have initiated the process to obtain permits necessary to install such technology, whether we will proceed with such installation will depend upon the economic market for this unit which has not yet been determined. If we elect to proceed with such installation, it will be necessary to seek an extension of the deadline for completing such installation.

     We have also been addressing issues with our Cheswick, Pennsylvania facility's compliance with the visible emission (opacity) standards contained in its air permit. Although we have substantially reduced the frequency of the opacity exceedances since we acquired the facility as part of the Orion Power acquisitions, we recently received a letter, dated April 28, 2003, from the Group Against Smog and Pollution (GASP) notifying us of their intent to initiate an action under the citizens' suit provisions of the state and federal clean air laws to compel compliance and seek civil penalties. We do not anticipate that the cost of achieving compliance will involve material expenditures, but the potential penalties sought in such an action for past violations could exceed $100,000. The threatened action has not yet been commenced. Accordingly, we do not know whether the action will in fact, be commenced or whether the penalties sought will be material.
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

  FERC

     Last year the FERC granted ten new licenses for 23 of our hydroelectric facilities in New York. (For additional information related to the FERC, see "Risk Factors -- Risks Related To Our Wholesale Energy Operations"). The FERC imposed conditions in such licenses which will require us to spend approximately $21 million in capital expenditures in order to comply with such conditions. Applications for new FERC licenses remain pending for seven of our hydroelectric facilities in New York. Conditions which may be imposed in such additional new licenses may also result in capital expenditures.

     In the course of the FERC licensing proceedings various agencies have requested increased flow rates downstream of the dams in order to enhance fish habitats and for other purposes. The FERC has imposed conditions in the new licenses to increase such flow rates and we expect that the FERC will also impose similar conditions in the licenses for which applications remain pending. Increased flow rates may affect revenues for these facilities due to the loss of use of water for power generation. However, all of the minimum flow requirements and other environmental conditions in the respective licenses are the result of settlement agreements negotiated by us and our predecessors and settlement agreements are being pursued for the remaining pending license applications. Therefore, we do not expect such lost revenues to be material to the economic viability of such facilities.

  WATER QUALITY MATTERS

     As a result of litigation and technological improvements, state and federal efforts toward implementing the total maximum daily load provisions of the Clean Water Act have substantially increased in recent years. The establishment of total maximum daily loads to restore water bodies currently designated as impaired may result in more stringent discharge limitations for our facilities. Compliance with such limitations may require our facilities to install additional water treatment systems, modify operational practices or implement other wastewater control measures, the costs of which cannot be estimated at this time.

     In April 2002, the EPA proposed rules under Section 316(b) of the Clean Water Act relating to the design and operation of cooling water intake structures. This proposal is the second of three current phases of rulemaking dealing with Section 316(b) and generally would affect existing facilities that use significant quantities of cooling water. Under the amended court deadline, the EPA is to issue final rules for these Phase II facilities by February 2004. While the requirements of the final rule cannot be predicted at this time, there are significant potential implications under the EPA proposal for our generating facilities.

     A number of efforts are under way within the EPA to evaluate water quality criteria for parameters associated with the by-products of fossil fuel combustion. These parameters include arsenic, mercury and selenium. Significant changes in these criteria could impact station discharge limits and could require our facilities to install additional water treatment equipment. The impact on us as a result of these initiatives is unknown at this time.

  LIABILITY FOR PREEXISTING CONDITIONS AND REMEDIATIONS

     In connection with our acquisition of facilities, we, with a few exceptions, assumed liability for preexisting conditions, including some ongoing remediations. Funds for carrying out identified remediations have been included in our planning for future funding requirements, and we are not currently aware of any environmental condition at any of our facilities that we expect to have a material adverse effect on our financial position, results of operations or cash flows.

     A prior owner of one of our Northeast facilities entered into a consent order agreement with the Pennsylvania Department of Environmental Protection to remediate a coal refuse pile on the property of the facility. We expect our remaining obligation with respect to such remediation to be less than $1 million. In August 2000, we signed a modified consent order agreement that committed us to complete the remediation no later than November 2004.

     We are responsible for the costs of closing a number of active ash and related waste disposal sites associated with certain of our facilities, located in Pennsylvania. A number of such sites have already been closed (for which we are responsible for long-term maintenance costs), some will be closed within the next five years, and the remainder are anticipated to be closed thereafter. We have estimated that the total cost of our share to close these active sites (including future maintenance costs at closed sites) to be approximately $43 million. The portion of this figure estimated to be incurred in the years 2003 through 2007 is included in the environmental compliance and remediation figure for that period provided above. For risks associated with environmental compliance, see "Environmental Matters -- General".

     Under the New Jersey Industrial Site Recovery Act, owners and operators of industrial properties are responsible for performing all necessary remediation at a facility prior to the closing of the facility and the termination of operations, or ensuring that in connection with the transfer of such a facility the property will be remediated after the closing of the facility and the termination of operations. In connection with the acquisition of our facilities from Sithe Energies, Inc., we have agreed to take responsibility for costs relating to the transfer of four New Jersey properties we purchased from Sithe Energies, Inc. We estimate that the remaining costs to fulfill our obligations under the act will be approximately $7 to $8 million, which we expect to pay out through 2007. However, these remedial activities are still in the early stage. Following further investigation the scope of the necessary remedial work could increase and we could, as a result, incur greater costs.

     One of our Florida generation facilities discharges wastewater to percolation ponds, which in turn, percolate into the groundwater. Elevated levels of vanadium and sodium have been detected in groundwater monitoring wells. A noncompliance letter was received in 1999 from the Florida Department of Environmental Protection. In response to that letter, a study to evaluate the cause of the elevated constituents was undertaken and operational procedures were modified. At this time, if remediation is required, the cost, if any, is not anticipated to be material.

     In connection with the acquisition of 70 hydro plants in northern and central New York, three gas/oil-fired plants in New York City, and one gas/oil-fired plant in central New York, Orion Power assumed the liability for the environmental remediation at several properties. Orion Power developed remediation plans for each of the subject properties and entered into consent orders with the New York State Department of Environmental Conservation at the three New York City sites and one hydro site for releases of petroleum and other substances by the prior owners. The remaining portion of the liability we assumed for historical releases at all of these New York plants is approximately $7 million, which we expect to pay out through 2006. The consent order related to one New York City site also contained a provision to mitigate alleged impacts on fish populations. Activity on this issue was temporarily stayed pending the outcome of potential repowering opportunities. However, should repowering be considered inappropriate for this site, best technology available upgrades to the existing water intake system will have to be negotiated with the New York State Department of Environmental Conservation.

     As a result of their age, many of our facilities contain significant amounts of asbestos insulation, other asbestos containing materials, as well as lead-based paint. Existing state and federal rules require the proper management and disposal of these potentially toxic materials. We have developed a management plan that includes proper maintenance of existing non-friable asbestos installations, and removal and abatement of asbestos containing materials where necessary because of maintenance, repairs, replacement or damage to the asbestos itself. We have planned for the proper management, abatement and disposal of asbestos and lead-based paint at our facilities in our financial planning.

     Under CERCLA and similar state laws, owners and operators of facilities from or at which there has been a release or threatened release of hazardous substances, together with those who have transported or arranged for the disposal of those substances, are liable for the costs of responding to that release or threatened release, and the restoration of natural resources damaged by any such release. We are not aware of any liabilities under the act that would have a material adverse effect on our results of operations, financial position or cash flows.

LEGAL PROCEEDINGS

     For a discussion regarding certain legal proceedings affecting us, see note 14(g) to our consolidated financial statements incorporated by reference herein and note 13(d) to our interim consolidated financial statements incorporated by reference herein.

EMPLOYEES

     As of December 31, 2002, we had 6,002 full-time employees. Of these employees, 1,930 are covered by collective bargaining agreements. The collective bargaining agreements expire on various dates until May 14, 2007. The following table sets forth the number of our employees by business segment as of December 31, 2002:

SEGMENT                                                        NUMBER
-------                                                        ------
Retail energy...............................................   1,633
Wholesale energy............................................   3,143
European energy.............................................     680
Other operations............................................     546
                                                               -----
  Total.....................................................   6,002
                                                               =====

PROPERTIES

     Our corporate offices currently occupy approximately 500,000 square feet of leased office space in Houston, Texas, which lease expires in January 2004. During 2003, we expect to relocate our corporate offices. Upon relocation, our corporate offices will occupy approximately 520,000 square feet of leased office space in Houston, Texas. Our new lease expires in 2018, subject to two five-year renewal options.

     In addition to our corporate office space, we lease or own various real property and facilities relating to our generation assets and development activities. Our principal generation facilities are generally described under "-- Wholesale Energy". We believe we have satisfactory title to our facilities in accordance with standards generally accepted in the electric power industry, subject to exceptions, which, in our opinion, would not have a material adverse effect on the use or value of the facilities.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers, including their ages as of July 21, 2003, are as follows:

NAME                                    AGE              PRESENT POSITION
----                                    ---              ----------------
Joel V. Staff.........................  59    Chairman and Chief Executive Officer
Stephen W. Naeve......................  56    Vice Chairman
Robert W. Harvey......................  47    Executive Vice President and Group
                                              President -- Wholesale Business
Mark M. Jacobs........................  41    Executive Vice President and Chief
                                              Financial Officer
Jerry Langdon.........................  51    Executive Vice President and Chief
                                              Administrative Officer
Michael L. Jines......................  45    Senior Vice President, General Counsel
                                              and Corporate Secretary
Thomas C. Livengood...................  48    Vice President and Controller
Laree E. Perez........................  49    Director
William L. Transier...................  49    Director
E. William Barnett....................  70    Director
Donald J. Breeding....................  68    Director

     JOEL V. STAFF has served as our Chairman and Chief Executive Officer since the resignation of R. Steve Letbetter, our former Chairman and Chief Executive Officer, in April 2003. Until May 2002, he was with National-Oilwell, Inc., where he served as chairman, president and chief executive officer from July 1993 until May 2001. Previously, Mr. Staff spent 17 years with Baker Hughes, Inc. where he held various financial and general management positions, including senior vice president of the parent company and president of both the drilling and production groups. Mr. Staff serves on the board of directors of National-Oilwell, Inc. where he is a member of its executive committee and Ensco International, Incorporated, where he is a member of its audit committee. He is chairman of the board of directors of T-3 Energy Services, Inc., where he also serves as chairman of T-3 Energy Services' compensation and nominating committee and as a member of its audit committee.

     STEPHEN W. NAEVE is our Vice Chairman. Prior to becoming our Vice Chairman in May 2003, he served as our President and Chief Operating Officer. He has served as Vice Chairman of CenterPoint from June 1999 until the Distribution and as Chief Financial Officer of CenterPoint from 1997 until the Distribution. From 1997 to 1999, Mr. Naeve held the position of Executive Vice President and Chief Financial Officer of CenterPoint. Since 1988, he served in various officer capacities with CenterPoint, including Vice President -- Strategic Planning and Administration between 1993 and 1996. Mr. Naeve resigned as Vice Chairman of CenterPoint at the time of the Distribution.

     ROBERT W. HARVEY is our Executive Vice President and Group
President -- Wholesale Business. Prior to being appointed to such position in May 2003, he served as our Executive Vice President and Group
President -- Retail Business. Mr. Harvey served as Vice Chairman of CenterPoint from June 1999 until the Distribution. From 1982 to 1999, Mr. Harvey was employed with the Houston office of McKinsey & Co., Inc. He was a director (senior partner) and was the leader of the firm's North American electric power and natural gas practice. Mr. Harvey resigned as Vice Chairman of CenterPoint at the time of the Distribution.

     MARK M. JACOBS is our Executive Vice President and Chief Financial Officer. Mr. Jacobs served as Executive Vice President and Chief Financial Officer of CenterPoint from July 2002 until the Distribution. From 1989 to 2002, Mr. Jacobs was employed by Goldman, Sachs & Co. He was a Managing Director in the firm's Natural Resources Group. Mr. Jacobs resigned as Executive Vice President and Chief Financial Officer of CenterPoint at the time of the Distribution.

     JERRY LANGDON has served as our Executive Vice President and Chief Administrative Officer since May 2003. Mr. Langdon served as president of EPGT Texas Pipeline, L.P. from June 2001 until May 2003. He served as the Managing Partner and Chief Operating Officer of CARLANG Partners, L.P. from September 1999 until November 2001 and the President of Republic Gas Corporation from June 1993 until June 2001. In October 1988, Mr. Langdon was appointed by President Reagan to be a Commissioner to the Federal Energy Regulatory Commission, where he served until 1993. He has served as a director on the Gas Industry Standards Board (now the North American Energy Standards Board) since 1999 and is Chairman of the National Petroleum Council Coordinating Subcommittee. Mr. Langdon has served as an advisory director of Highland Energy Company since 1998, an advisory director of DLJ Global Energy Partners from 1999 until 2000 and a director of Costilla Energy Inc., Quanta Services, Inc. and Midcoast Energy, Inc. at various times from June 1996 to February 2002.

     MICHAEL L. JINES is our senior vice president and acting general counsel. Until mid-2003, he was our deputy general counsel and senior vice president and general counsel of our Wholesale Group. Prior to the Distribution, Mr. Jines served as deputy general counsel of CenterPoint and senior vice president and general counsel of Reliant Resources' Wholesale Group. He joined CenterPoint in 1982.

     THOMAS C. LIVENGOOD is our Vice President and Controller. Prior to joining us in August 2002, he served as Executive Vice President and Chief Financial Officer of Carriage Services, Inc., a publicly traded consumer services company, since 1996. From 1991 to 1996, he served as Vice President and Chief Financial Officer of Tenneco Energy Company, a division of Tenneco, Inc.

     LAREE E. PEREZ has been a Director of Reliant Resources since April 2002. Ms. Perez is an independent financial consultant in Albuquerque, New Mexico with the Medallion Company. From February 1996 until September 2002, she was Vice President of Loomis, Sayles & Company, L.P. Ms. Perez was co-founder, president and chief executive officer of Medallion Investment Company, Inc. from November 1991 until it was acquired by Loomis Sayles in 1996.

     WILLIAM L. TRANSIER has been a Director of Reliant Resources since December 2002. Mr. Transier has served as executive vice president and chief financial officer of Ocean Energy, Inc. since March 1999. From September 1998 to March 1999, he served as executive vice president and chief financial officer of Seagull Energy Corporation. From May 1996 to September 1998, he served as senior vice president and chief financial officer of Seagull Energy Corporation. Mr. Transier is also a director of Cal Dive International, Inc. and chairman of its audit committee.

     E. WILLIAM BARNETT has been a Director of Reliant Resources since October 2002. Mr. Barnett is a retired partner and currently senior counsel with Baker Botts LLP. He began practicing law with Baker Botts in 1958 and served as managing partner from 1984 through the end of 1997. He serves on the board of directors of numerous educational, health care and community organizations including chairman of the board of trustees of Rice University and life trustee of The University of Texas Law School Foundation.

     DONALD J. BREEDING has been a Director of Reliant Resources since October 2002. Mr. Breeding has been president and chief executive officer of Airline Management, LLC, engaged in aviation and airline consulting, since 1997. From 1992 to 1997, he was president and chief executive officer of Continental Micronesia, a majority-owned subsidiary of Continental Airlines. From 1988 to 1992, he was senior vice president of operations for Continental Airlines with responsibility for all flying operations activities of the company and responsibility for Continental Express. Mr. Breeding serves as a member of the board of directors of Pinnacle Airlines, Inc. and Miami Air International.

EXECUTIVE COMPENSATION

     These tables show the compensation of the chief executive officer and the four other most highly compensated executive officers in 2000, 2001 and 2002. Reported compensation for 2000 was paid by CenterPoint.

                           SUMMARY COMPENSATION TABLE
                FOR YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002

                                                                                       LONG-TERM COMPENSATION
                                                                                ------------------------------------
                                               ANNUAL COMPENSATION                           SECURITIES
                                    -----------------------------------------   RESTRICTED   UNDERLYING
                                                               OTHER ANNUAL       STOCK        OPTION        LTIP
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)     BONUS(1)    COMPENSATION(2)    AWARD(3)    AWARDS(4)    PAYOUTS(5)
---------------------------  ----   ----------   ----------   ---------------   ----------   ----------   ----------
R. Steve Letbetter(7)......  2002   $1,000,000           --       $44,919               --    700,000      $379,079
  Former Chairman and        2001      983,750   $1,739,270         2,514       $1,690,000    850,000       812,479
  Chief Executive Officer    2000      913,750    2,101,620           393               --    400,000       213,166
Stephen W. Naeve...........  2002      596,875           --           141               --    340,000       228,309
  President and              2001      568,750      773,500            88          901,345    420,000       334,560
  Chief Operating Officer    2000      537,500      752,500            81               --    175,000       102,489
Robert W. Harvey(8)........  2002      575,000           --         2,701               --    340,000       237,314
  Executive Vice President
    &                        2001      568,750      773,500         2,720          901,345    420,000            --
  President -- Retail
    Business                 2000      537,500      752,500           613               --    175,000            --
Hugh Rice Kelly(9).........  2002      446,250           --         3,427               --    130,000       139,803
  Former Senior Vice
    President,               2001      431,250      322,575         3,311               --    160,000       382,360
  General Counsel and        2000      412,500      408,375         1,135               --     80,000       134,970
  Corporate Secretary
Mark M. Jacobs(10).........  2002      202,865           --            --          959,629    318,667            --
  Executive Vice President
  and Chief Financial
    Officer


                                ALL OTHER
NAME AND PRINCIPAL POSITION  COMPENSATION(6)
---------------------------  ---------------
R. Steve Letbetter(7)......     $208,690
  Former Chairman and            315,542
  Chief Executive Officer        121,472
Stephen W. Naeve...........      107,241
  President and                  120,259
  Chief Operating Officer         81,290
Robert W. Harvey(8)........      154,321
  Executive Vice President
    &                            166,573
  President -- Retail
    Business                     123,014
Hugh Rice Kelly(9).........      104,186
  Former Senior Vice
    President,                   108,861
  General Counsel and             84,291
  Corporate Secretary
Mark M. Jacobs(10).........       11,870
  Executive Vice President
  and Chief Financial
    Officer

---------------

 (1) The amounts shown include salary and bonus earned as well as earned but deferred compensation.

 (2) The amounts shown include tax gross-ups paid to compensate for tax consequences of imputed income under the executive life insurance plan and the discount for any shares of our stock purchased under our employee stock purchase plan. Mr. Letbetter's amount also includes preferential interest paid on the deferred compensation that he elected to receive in 2002, in excess of 120% of the applicable federal long-term rate.

 (3) On July 29, 2002, Mr. Jacobs was granted an award of 205,488 shares of our restricted stock, which vest in equal installments on the first, second and third anniversaries of the date of grant. The amount shown is based on the closing price of the underlying shares on that date. On May 4, 2001, the following awards of our restricted stock were granted: Mr. Letbetter, 50,000 shares; Mr. Naeve, 26,667 shares and Mr. Harvey, 26,667 shares. The amounts shown are based on the closing prices of those shares on May 4, 2001. The aggregate value of restricted stock awards held as of December 31, 2002, based on closing sales prices of the underlying shares on that date, was $160,000 for Mr. Letbetter, $85,334 for Mr. Naeve, $85,334 for Mr. Harvey and $657,562 for Mr. Jacobs. In the event dividends are paid on the underlying common stock, dividend equivalents accrue on the restricted stock.

 (4) Securities underlying options are shares of our common stock, except for grants in 2000, which are shares of common stock of CenterPoint.

 (5) Amounts shown represent the dollar value of CenterPoint common stock paid out in that year based on the achievement of performance goals for the cycle ending in the prior year plus dividend equivalent accruals during the performance period.

 (6) Amounts for 2002 include (i) matching and profit sharing contributions to the savings plan and the savings restoration component of our deferral plan as follows: Mr. Letbetter, $193,449; Mr. Naeve, $97,627; Mr. Harvey, $96,095; Mr. Kelly, $55,518; and Mr. Jacobs, $11,870; (ii) the term portion of the premiums paid under split-dollar life insurance policies purchased in connection with our executive life insurance plan, as follows: Mr. Letbetter, $817; Mr. Naeve, $219; Mr. Harvey, $1,104; and Mr. Kelly, $2,232; (iii) accrued interest on deferred compensation that exceeds 120% of the applicable federal long-term rate, as follows: Mr. Letbetter, $14,424; Mr. Naeve, $9,395; Mr. Harvey, $2,215; and Mr. Kelly, $46,436.
     Additionally, the amount shown for Mr. Harvey for 2002 includes $54,907 in loan forgiveness discussed in footnote 8 below.

 (7) Mr. Letbetter resigned as our chairman and chief executive officer in April 2003.

 (8) In connection with Mr. Harvey's initial employment, we loaned him $250,000. The loan bears interest at a rate of 8% and principal and interest are to be forgiven in annual installments through May 2004 so long as Mr. Harvey remains employed by us or one of our subsidiaries as of each relevant anniversary of his employment date. The amount of loan forgiveness for 2002 was $54,907, which amount is included in the "All Other Compensation" column.

 (9) Mr. Kelly retired as our senior vice president, general counsel and corporate secretary in May 2003.

(10) Mr. Jacobs was not employed by us prior to July 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                               EXERCISE OR
                       NUMBER OF SECURITIES     % OF 2002          BASE                     GRANT DATE
                            UNDERLYING          EMPLOYEE      PURCHASE PRICE   EXPIRATION    PRESENT
                        OPTIONS GRANTED(1)    OPTION GRANTS     PER SHARE         DATE       VALUE(2)
                       --------------------   -------------   --------------   ----------   ----------
R. Steve
  Letbetter(3).......        700,000              9.80%           $10.90       02/29/2012   $3,563,000
Stephen W. Naeve.....        340,000              4.76%            10.90       02/29/2012    1,730,600
Robert W. Harvey.....        340,000              4.76%            10.90       02/29/2012    1,730,600
Hugh Rice Kelly(4)...        130,000              1.82%            10.90       02/29/2012      661,700
Mark M. Jacobs.......        318,667              4.46%             4.79       07/28/2012      713,814

---------------

(1) Option grants vest in one-third increments per year generally from the date of grant (so long as the officer remains an employee of Reliant Resources). All options would immediately vest upon a change in control as defined in our long-term incentive plan. A "change in control" generally is deemed to have occurred if (i) any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless the acquisition is directly from us and approved by our board of directors;
    (ii) our initial directors and individuals approved by a majority of the initial directors (or their approved successors) cease to constitute a majority of our board of directors; (iii) a merger, consolidation or acquisition involving us is carried out, unless more than 70% of the surviving company's outstanding voting securities is owned by our former stockholders in substantially the same proportion as before the transaction, any consideration paid by us (including the amount of any long-term debt assumed by the surviving company) does not exceed 50% of the fair market value of our outstanding voting securities immediately prior to the transaction, no person or group becomes the beneficial owner of 30% of more of the surviving company's voting securities as a result of the transaction, and a majority of the directors of the surviving company were our directors immediately prior to the transaction; or (iv) we transfer 70% or more of our assets to another corporation that is not wholly-owned by us, unless after the transfer more than 70% of the largest acquiring company's outstanding voting securities is owned by our former stockholders and a majority of the directors of the largest acquiring company were our directors immediately prior to the transaction.

(2) Grant date value is based on the Black-Scholes option pricing model assuming a five-year term, volatility of 46.99%, no annual dividend and a risk-free interest rate of 4.43%. Actual gains, if any, will be dependent on future performance of the common stock.

(3) Mr. Letbetter resigned as our chairman and chief executive officer in April 2003.

(4) Mr. Kelly retired as our senior vice president, general counsel and corporate secretary in May 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                           OPTIONS AT               THE MONEY OPTIONS AT
                            SHARES                      DECEMBER 31, 2002          DECEMBER 31, 2002($)(1)
                          ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                       EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   -----------   -------------   -----------   -------------
R. Steve Letbetter(2)...       --        $  --       823,354       1,371,814        $  --          $  --
Stephen W. Naeve........       --           --       377,482         666,002           --             --
Robert W. Harvey........       --           --       326,635         666,002           --             --
Hugh Rice Kelly(3)......       --           --       209,720         257,696           --             --
Mark M. Jacobs..........       --           --            --         318,667           --             --

---------------

(1) Based on the average of the high and low sales prices of our common stock on the New York Stock Exchange for December 31, 2002.

(2) Mr. Letbetter resigned as our chairman and chief executive officer in April 2003.

(3) Mr. Kelly retired as our senior vice president, general counsel and corporate secretary in May 2003.

           LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR(1)

                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                                               NON-STOCK PRICE-BASED PLANS(2)
                                                        ---------------------------------------------
                                                          BELOW
                                         PERFORMANCE    THRESHOLD   THRESHOLD    TARGET      MAXIMUM
                             NUMBER OF   PERIOD UNTIL    NUMBER      NUMBER     NUMBER OF   NUMBER OF
NAME                          SHARES        PAYOUT      OF SHARES   OF SHARES    SHARES      SHARES
----                         ---------   ------------   ---------   ---------   ---------   ---------
R. Steve Letbetter(3)......   125,000    2002 - 2004        0        62,500      125,000     187,500
Stephen W. Naeve...........    60,000    2002 - 2004        0        30,000       60,000      90,000
Robert W. Harvey...........    60,000    2002 - 2004        0        30,000       60,000      90,000
Hugh Rice Kelly(3).........    23,800    2002 - 2004        0        11,900       23,800      35,700
Mark M. Jacobs.............    25,488    2002 - 2004        0        12,744       25,488      38,232

---------------

(1) The payout of these awards can vary depending on Reliant Resources' total stockholder return ("TSR") measured against its peer group competitors. A performance modifier provides the incentive to maximize TSR relative to the competitor peer group by modifying the payout value so that awards may range from 0% to 150% of the target number of shares awarded. If a change in control occurs prior to the end of the performance period, the participant's right to receive shares will be settled with a cash payment to the participant equal to the product of (i) the fair market value per share of common stock on the date immediately preceding the date on which the change of control occurs and (ii) 150% of the target number of shares.

(2) The table does not reflect dividend equivalent accruals, if any, during the performance period.

(3) Mr. Letbetter resigned as our chairman and chief executive officer in April 2003, and Mr. Kelly retired as senior vice president, general counsel and corporate secretary in May 2003. The plan allows for a partial award of the target number of shares based on the relationship between the days the participant was active during the cycle to the total number of days in the three-year performance cycle.

STOCK OWNERSHIP

     The following table sets forth information regarding beneficial ownership of our common stock by each current director and nominee, our named executive officers, and our directors, nominee and named executive officers as a group, all as of March 27, 2003:

                                                        AMOUNT AND NATURE OF        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                BENEFICIAL OWNERSHIP(2)      OF CLASS
---------------------------------------                -----------------------      --------
E. William Barnett...................................             7,615(3)              *
Donald J. Breeding...................................             7,879(3)              *
Robert W. Harvey.....................................           994,080(4)(5)           *
Mark M. Jacobs.......................................           443,522(5)              *
Hugh Rice Kelly......................................           775,696(4)(6)           *
R. Steve Letbetter...................................         3,768,306(4)(5)(7)      1.3%
Stephen W. Naeve.....................................         1,255,342(4)(5)           *
Laree E. Perez.......................................             9,865(3)              *
Joel V. Staff........................................             9,678(3)              *
William L. Transier..................................             7,500(3)              *
All of the above officers and directors and other
  executive officers as a group (11 persons).........         7,298,666(4)(5)         2.4%

---------------

 * Indicates that such director's or officer's ownership does not exceed 1% of our outstanding common stock.

(1) The address of each beneficial owner is c/o Reliant Resources, Inc., 1111 Louisiana Street, Houston, Texas 77002.

(2) Includes shares owned directly or through the Reliant Resources, Inc. Savings Plan.

(3) Includes 7,500 shares of restricted stock awarded in March 2003 under the terms of our director compensation plan over which directors have no voting or investment power until such shares vest upon the earlier or retirement or at such time as he/she does not stand for reelection to the board of directors.

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

(4) Includes shares covered by Reliant Resources' stock options and other rights to acquire stock that are exercisable within 60 days, as follows: Mr. Harvey, 625,970 shares; Mr. Kelly, 578,629 shares; Mr. Letbetter, 2,884,922 shares; Mr. Naeve, 675,365 shares; and the group, 4,764,886 shares.

(5) Includes shares held under the terms of compensation plans over which executive officers have no voting or investment power until vesting in accordance with the terms of the plans as follows: Mr. Harvey, 358,667 shares; Mr. Jacobs, 442,976 shares; Mr. Letbetter, 601,890 shares; Mr. Naeve, 396,667 shares; and the group, 1,800,200 shares.

(6) Upon Mr. Kelly's retirement, 221,501 options became fully vested in accordance with the terms of his severance agreement.

(7) Upon Mr. Letbetter's resignation, 1,250,001 options became fully vested in accordance with the terms of his severance agreement.

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

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the normal course of operations, we have entered into transactions and agreements with related parties, including CenterPoint. For a discussion of historical related-party transactions, see note 3 to our consolidated financial statements incorporated by reference herein. Below are details of significant current related party transactions, arrangements and agreements.

AGREEMENTS WITH CENTERPOINT

     Master Separation Agreement. Shortly before our IPO, we entered into a master separation agreement with CenterPoint. The agreement provided for the separation of our assets and businesses from those of CenterPoint. It also contains agreements governing the relationship between CenterPoint and us after our IPO, and in some cases after the Distribution, and specifies the related ancillary agreements that we have signed with CenterPoint, some of which are described in further detail below.

     The agreement provides for cross-indemnities intended to place sole financial responsibility on us and our subsidiaries for all liabilities (except for certain possible tax liabilities) associated with the current and historical businesses and operations we conduct after giving effect to the separation, regardless of the time those liabilities arise, and to place sole financial responsibility for liabilities associated with CenterPoint's other businesses with CenterPoint and its other subsidiaries. Each party has also agreed to assume and be responsible for some specified liabilities associated with activities and operations of the other party and its subsidiaries to the extent performed for or on behalf of the other party's current or historical business.

     The agreement also requires us to indemnify CenterPoint for any untrue statement of a material fact, or omission of a material fact necessary to make any statement not misleading, in the registration statement or prospectus that we filed with the SEC in connection with our IPO.

     Texas Genco Option. In connection with the separation of our businesses from those of CenterPoint, CenterPoint granted us an option to purchase all of the shares of capital stock owned by CenterPoint in January 2004 of Texas Genco, which holds the Texas generating assets of CenterPoint's electric utility division. For additional information regarding the Texas Genco option and various agreements between Center Point and us related to the Texas Genco option, see note 4(b) to our consolidated financial statements incorporated by reference herein.

     Service Agreements. We have entered into agreements with CenterPoint under which CenterPoint will provide us, on an interim basis, various corporate support services, information technology services and other previously shared services such as corporate security, facilities management, accounts receivable, accounts payable, remittance processing and payroll, office support services and purchasing and logistics. The charges we will pay CenterPoint for these services are generally intended to allow CenterPoint to recover its fully allocated costs of providing the services, plus out-of-pocket costs and expenses. In addition, pursuant to lease agreements, CenterPoint will lease us office space in its headquarters building and various other locations in Houston, Texas for various terms. For additional information regarding these agreements, see note 4(a) to our consolidated financial statements incorporated by reference herein.

     Payment to CenterPoint. To the extent that our price to beat for electric service to residential and small commercial customers in CenterPoint's Houston service territory during 2002 and 2003 exceeds the market price of electricity, we may be required to make a significant payment to CenterPoint in 2004. As of March 31, 2003, our estimate for the payment related to residential customers is between $160 million and $190 million, with a most probable estimate of $175 million. For additional information regarding this payment, see note 14(d) to our consolidated financial statements incorporated by reference herein.

     Guarantee of Certain Benefit Payments. We have guaranteed, in the event CenterPoint becomes insolvent, certain non-qualified benefits of CenterPoint's and its subsidiaries' existing retirees at the Distribution totaling approximately $58 million.

     Transportation Agreement. Prior to the IPO, Reliant Energy Services (our wholly-owned trading subsidiary) entered into an agreement whereby a subsidiary of CenterPoint agreed to reimburse Reliant

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

Energy Services for any transportation payments made under a transportation agreement with ANR Pipeline Company and for the refund of $41 million due to ANR Pipeline Company, an unaffiliated company. For additional information regarding this transportation agreement, see note 14(e) to our consolidated financial statements incorporated by reference herein.

     Generating Capacity Auction Line of Credit. On October 1, 2002, our retail energy segment, through a subsidiary, entered into a master power purchasing contract with Texas Genco covering, among other things, our purchase of capacity and/or energy from Texas Genco's generating facilities. In connection with the March 2003 refinancing, this contract has been amended to grant Texas Genco a security interest in the accounts receivable and related assets of certain retail energy segment subsidiaries, the priority of which is subject to certain permitted prior financing arrangements, and the junior liens granted to the lenders under the March 2003 refinancing. In addition, many of the covenant restrictions contained in the contract were removed in the amendment. In connection with the offering of notes on July 1, 2003, the junior liens granted to the lenders were transferred to the collateral trustee under the collateral trust agreement and now secure the lenders, the holders of the notes and future holders of debt secured under the collateral trust agreement. The intercreditor arrangements with Texas Genco also were updated to reflect the transfer and the collateral trust agreement structure.

     Various Other Agreements. In connection with the separation of our businesses from those of CenterPoint, we have entered into other agreements providing for, among other things, mutual indemnities and releases with respect to our respective businesses and operations, matters relating to corporate governance, matters relating to responsibility for employee compensation and benefits, and the allocation of tax liabilities. In addition, we and CenterPoint have entered into various agreements relating to ongoing commercial arrangements including, among other things, the leasing of optical fiber and related maintenance activities, gas purchasing and agency matters, and subcontracting energy services under existing contracts. For additional information regarding these agreements, see notes 3 and 4 to our consolidated financial statements incorporated by reference herein.

EMPLOYMENT CONTRACTS AND SEVERANCE/CHANGE OF CONTROL AGREEMENTS

     Our officers, with the exception of Mr. Jacobs and Mr. Harvey, entered into severance agreements with us in January 2003. These agreements provide, in general, for the payment of certain severance benefits in the event of an involuntary termination of employment by us without cause or by the executive during the three year period following a change in control of Reliant Resources, Inc., as defined in our long-term incentive plan for good reason (collectively, a "covered termination"). Under the agreements, named officers who experience a covered termination are entitled to three times the sum of his or her annual salary and target bonus. Other officers that experience a covered termination are entitled to a lump-sum severance payment ranging from one times to two times the sum of his or her annual salary and target annual bonus depending on his or her classification and compensation. In addition, each officer is entitled to a pro rata portion of their current year bonus paid out at target, medical and life insurance for 18 months, or in the case of a change in control, three years, at the rate for active employees, outplacement services based upon his or her classification and compensation, legal fees paid by us, and continued access to financial planning services for the greater of the remainder of the calendar year or 60 days. An additional payment will be made to an executive to compensate for any excess parachute excise tax which may be imposed in connection with severance payments made in connection with a change in control. The agreements include a non-compete agreement between the executives and us, which is not applicable following a covered termination that occurs following a change in control. An executive's other benefits and awards on termination of employment will be treated in accordance with the terms of the applicable plan document. The term of the severance agreements is three years, with a one year automatic renewal thereafter. Generally, for purposes of the severance agreements, good reason is defined as a reduction in remuneration, or relocation of more than 50 miles, and for certain officers, good reason also includes a substantial reduction in authority and responsibility.

     Harvey Severance Agreement. Mr. Harvey entered into a severance agreement with us in May 2003. Mr. Harvey's severance agreement has substantially the same terms and conditions as the severance
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agreements entered into with our other officers, except that (i) upon a covered termination Mr. Harvey will also become fully vested in equity awards from us made prior to January 1, 2004 (ii) the Harvey agreement contains an expanded definition of good reason that (a) is applicable in the first three years of the term of the agreement and (b) provides that if an event constituting good reason occurs during such period, Mr. Harvey will receive his severance benefits even absent the occurrence of a change in control.

     Jacobs Severance Agreement. We entered into an employment agreement with Mr. Jacobs in July 2002, which was subsequently amended, which sets forth his compensation and duties and provides the applicable consequences upon any termination of his employment. Mr. Jacobs will also be entitled to a supplemental bonus at the end of the current term of his agreement if, at such time, the aggregate value of his initial option and restricted stock awards does not equal or exceed $1,850,000. Under the agreement, Mr. Jacobs is generally provided with the same severance terms and benefits as the terms and benefits described above with respect to the other named executive officer's severance agreements (other than Mr. Harvey).

     Letbetter Severance Agreement. In connection with his resignation in April 2003, Mr. Letbetter entered into an amendment to his severance agreement, pursuant to which he will receive severance payments equaling $6.9 million and a pro rata bonus with respect to our 2003 fiscal year of $747,946. In addition, Mr. Letbetter's medical insurance continues at active employee rates until age 65, his financial planning service is available up to a maximum cost of $25,000 and he is eligible for outplacement assistance up to a maximum cost of $100,000. Mr. Letbetter may also elect to purchase from us the split-dollar life insurance policy at the greater of the cash surrender value of the policy or the total premiums paid by us with respect to the policy. In addition, under the amended severance agreement Mr. Letbetter has entered into a consulting agreement with us for a minimum of 12 months under which he will be paid monthly installments of $83,333, with any services provided above the normal annual hour commitment paid at $500 per hour, and in April 2004, he will vest in 551,890 shares of restricted stock previously awarded to him, provided he does not breach the non-compete provision in his amended severance agreement during that period. His benefit under our 1985 deferred compensation plan will be paid to him in 15 annual installments of $49,152. Mr. Letbetter will be provided office space, parking and support for a three year period, continued home security monitoring until age 65, a transfer of the club membership previously provided to him and continued coverage under our directors' and officers' insurance. In addition, Mr. Letbetter's unvested options became immediately exercisable upon his resignation.

     Kelly Severance Agreement. Mr. Kelly's retirement will be treated as a covered termination under his severance agreement, pursuant to which he will receive a severance payment equal to three times his salary and target bonus, approximately $2.3 million, and a pro rata bonus with respect to our 2003 fiscal year of $96,164, outplacement services, financial planning, extended medical and life insurance coverage, which are the same benefits provided to similarly situated executives.

ADDITIONAL RELATED TRANSACTIONS

     In connection with Mr. Harvey's initial employment, he was loaned $250,000 which loan was assumed by us. This loan bears interest at a rate of 8% and principal and interest are to be forgiven in annual installments through May 2004 so long as Mr. Harvey remains employed by us or one of our subsidiaries as of each relevant anniversary of his employment date. The amount of loan forgiveness for 2002 was $54,907.

     The law firm of Baker Botts LLP provides legal services to the company. Mr. Barnett is employed as senior counsel at Baker Botts LLP. Fees paid by Reliant Resources to Baker Botts LLP did not exceed five percent of such law firm's gross revenues for its last fiscal year.

     The law firm of Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to the company. The brother of Mr. Naeve is a partner at Skadden, Arps, Slate, Meagher & Flom LLP. Fees paid by Reliant Resources to Skadden, Arps, Slate, Meagher & Flom LLP did not exceed five percent of such law firm's gross revenues for its last fiscal year.

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

                       DESCRIPTION OF OTHER INDEBTEDNESS

     During March 2003, we refinanced our (a) $1.6 billion senior revolving credit facilities, (b) $2.9 billion 364-day Orion acquisition term loan, and (c) $1.425 billion construction agency financing commitment, and we obtained a new $300 million senior priority revolving credit facility. The syndicated refinancing combined the existing credit facilities into a $2.1 billion senior secured revolving credit facility, a $921 million senior secured term loan, and a $2.91 billion senior secured term loan. The refinanced credit facilities mature in March 2007. The $300 million senior priority revolving credit facility matures on the earlier of our possible acquisition of Texas Genco or December 15, 2004 and is secured with a first lien on substantially all of our contractually and legally available assets. The other facilities totaling $5.93 billion are secured with a second lien on such assets. With the exception of subsidiaries prohibited by the terms of their financing documents from doing so, our subsidiaries guarantee both the refinanced credit facilities and the senior priority revolving credit facility.

     In connection with the refinancing, we were required to make a prepayment of $350 million under the senior revolving credit facility. This prepayment was made from cash on hand and is available to be reborrowed under the senior secured revolving credit facility. We must use the proceeds of any loans under the senior priority revolving credit facility solely to secure or prepay our ongoing commercial and trading obligations and not for other general corporate or working capital purposes. We must use the proceeds of any loans under the senior secured revolving credit facility solely for working capital and other general corporate purposes. We are not permitted to use the proceeds from loans under any of these facilities to acquire Texas Genco.

     The loans under the refinanced credit facilities bear interest at LIBOR, plus 4.0% or a base rate plus 3.0% and the loans under the senior priority revolving credit facility bear interest at LIBOR plus 5.5% or a base rate plus 4.5%. If the refinanced credit facilities are not permanently reduced by $500 million, $1.0 billion and $2.0 billion (cumulatively) by May 2004, 2005 and 2006, respectively, we must pay a fee ranging from 0.50% to 1.0% of the amount of the refinanced credit facilities still outstanding on each such date. With the proceeds of our issuance of the notes on July 1, 2003, we have satisfied the May 2004 and May 2005 permanent reduction amounts and therefore, will not be required to pay the above-described fees on either such date. We must prepay the refinanced facilities with proceeds from certain asset sales and issuances of securities and with certain cash flows in excess of a threshold amount. Additionally, we are required to make principal payments or commitment reductions on the refinanced facilities of $500 million by no later than May 2006 (such amount to be reduced by certain prepayments). With the proceeds of our issuance of the notes on July 1, 2003, we have made prepayments on the refinanced facilities sufficient to satisfy the May 2006 principal payment requirement. Our March 2003 credit facilities restrict our ability to take specific actions, subject to numerous exceptions that are designed to allow for the execution of our business plans in the ordinary course, including the completion of all four of the power plants currently under construction, the preservation and optimization of all of our existing investments in the retail energy and wholesale energy businesses, the ability to provide credit support for our commercial obligations and the possible acquisition of a majority interest in Texas Genco, and the financings related thereto. Such restrictions include our ability to:

     - encumber our assets;

     - enter into business combinations or divest our assets;

     - incur additional debt or engage in sale and leaseback transactions;

     - pay dividends or prepay other debt;

     - make investments or acquisitions;

     - enter into transactions with affiliates;

     - make capital expenditures;

     - materially change our business;

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

     - amend our debt and other material agreements;

     - repurchase our capital stock;

     - allow distributions from our subsidiaries to persons other than us or another subsidiary of ours; and

     - engage in certain types of trading activities.

Financial covenants include maintaining a debt to earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) ratio of a certain maximum amount and a EBITDAR to interest ratio of a certain minimum amount. We must be in compliance with each of the covenants before we can borrow or issue letters of credit under the revolving credit facilities. These covenants, however, are not anticipated to materially restrict our ability to borrow funds or obtain letters of credit. Additionally, our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in our being required to repay these borrowings before their scheduled due dates.

     In connection with our March 2003 refinancing, we issued to the lenders 20,373,326 warrants to acquire shares of our common stock. Of the total issued, 7,835,894 warrants vested in March 2003, 6,268,716 will vest if our refinanced credit facilities have not been reduced by an aggregate of $1.0 billion by May 2005 and the remaining 6,268,716 will vest if our refinanced credit facilities have not been reduced by an aggregate of $2.0 billion by May 2006. With the proceeds of our issuance of the notes on July 1, 2003, we have satisfied the May 2005 permanent reduction amount and therefore the applicable 6,268,716 warrants described above have been cancelled. The exercise prices of the warrants are based on average market prices of our common stock during specified periods in proximity to the refinancing date. The exercise price of the warrants that vested in March 2003 will be the average daily closing price for the period of 60 calendar days beginning 90 days after March 31, 2003. The warrants that vested in March 2003 are exercisable until August 2008, and the remaining warrants are exercisable for a period of five years from the date they become vested.

     5.00% Convertible Senior Subordinated Notes due 2010. In June and July 2003, we issued $275 million aggregate principal amount of convertible senior subordinated notes (comprised of an original issuance of $225 million in June 2003 and $50 million issued in July 2003 as a result of the underwriters' exercise of their option to purchase additional notes) in a private placement and received proceeds, after deducting the initial purchasers' discount and estimated out-of-pocket expenses, of $265 million. The convertible senior subordinated notes bear interest at 5.0% per annum, payable semi-annually on February 15 and August 15, and mature on August 15, 2010. The first interest payment will be made on August 15, 2003. The convertible senior subordinated notes are convertible into shares of our common stock at a conversion price of approximately $9.54 per share, subject to adjustment in certain circumstances. We may redeem the convertible senior subordinated notes, in whole or in part, at any time on or after August 20, 2008, if the closing price of our common stock has exceeded 125% of the conversion price then in effect for a specified period of time.

     Orion Power Senior Notes. Orion Power has outstanding $400 million aggregate principal amount of 12% senior notes due 2010. The senior notes are senior unsecured obligations of Orion Power. Orion Power is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes. The senior notes are not guaranteed by any of Orion Power's subsidiaries and are non-recourse to Reliant Resources. In connection with the Orion Power acquisition, we recorded the senior notes at an estimated fair value of $479 million. The $79 million premium is being amortized against interest expense over the life of the senior notes. The fair value of the senior notes was based on our incremental borrowing rates for similar types of borrowing arrangements as of the acquisition date. The senior notes indenture contains covenants that include, among others, restrictions on the payment of dividends by Orion Power.

     Orion Power's Debt. During October 2002, the Orion Power revolving credit facility was prepaid and terminated and, as part of the same transaction, we refinanced the Orion MidWest and Orion NY credit facilities, which refinancing included an extension of the maturities by three years to October 2005. In connection with these refinancings, we applied excess cash of $145 million to prepay and terminate the Orion Power revolving credit facility and to reduce the term loans and revolving working capital facilities
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

at Orion MidWest and Orion NY. As of the refinancing date, the amended and restated Orion MidWest credit facility included a term loan of approximately $974 million and a $75 million revolving working capital facility. As of the refinancing date, the amended and restated Orion NY credit facility included a term loan of approximately $353 million and a $30 million revolving working capital facility. The loans under each facility bear interest at LIBOR plus a margin or at a base rate plus a margin. The LIBOR margin is 2.50% during the first twelve months, 2.75% during the next six months, 3.25% for the next six months and 3.75% thereafter. The base rate margin is 1.50% during the first twelve months, 1.75% for the next six months, 2.25% for the next six months and 2.75% thereafter. The amended and restated Orion NY credit facility is secured by a first lien on a substantial portion of the assets of Orion NY and its subsidiaries (excluding certain plants). Orion MidWest and its subsidiary are guarantors of the Orion NY obligations under the amended and restated Orion NY credit agreement. Substantially all of the assets of Orion MidWest and its subsidiary are pledged, via a second lien, as collateral for this guarantee. The amended and restated Orion MidWest credit facility is, in turn, secured by a first lien on substantially all of the assets of Orion MidWest and its subsidiary. Orion NY and its subsidiaries are guarantors of the Orion MidWest obligations under the amended and restated Orion MidWest credit agreement. A substantial portion of the assets of Orion NY and its subsidiaries (excluding certain plants) are pledged, via a second lien, as collateral for this guarantee. Both the Orion MidWest and Orion NY credit facilities contain affirmative and negative covenants, including negative pledges, that must be met by each borrower under its respective facility to borrow funds or obtain letters of credit, and which require Orion MidWest and Orion NY to maintain a combined debt service coverage ratio of 1.5 to 1.0. These covenants are not anticipated to materially restrict either borrower's ability to borrow funds or obtain letters of credit under its respective credit facility. The facilities also provide for any available cash at one borrower facility to be made available to the other borrower to meet shortfalls in the other borrower's ability to make certain payments, including operating costs. This is effected through distributions of such available cash to Orion Capital, a direct subsidiary of Orion Power formed in connection with the refinancing. Orion Capital, as indirect owner of each of Orion MidWest and Orion NY, can then contribute such cash to the other borrower. Although cash sufficient to make the November and December 2002 payments on Orion Power's 12% senior notes and 4.5% convertible senior notes was provided in connection with the refinancing, the ability of the borrowers to make subsequent dividends to Orion Power for such interest payments or otherwise is subject to certain requirements (described below) that may restrict such dividends.

     As of December 31, 2002 and March 31, 2003, Orion MidWest had $969 million and $964 million, respectively, of term loans and $51 million and $40 million, respectively, of revolving working capital facility loans outstanding. A total of $14 million and $15 million in letters of credit were also outstanding under the Orion MidWest credit facility as of December 31, 2002 and March 31, 2003, respectively. As of December 31, 2002 and March 31, 2003, Orion NY had $351 million and $348 million, respectively, of term loans outstanding. There were no loans or letters of credit outstanding under the Orion NY working capital facility as of December 31, 2002. There were no borrowings outstanding and $15 million of letters of credit outstanding under this facility as of March 31, 2003. As of December 31, 2002, restricted cash under the Orion MidWest and the Orion NY credit facilities was $72 million and $73 million, respectively, and $27 million at Orion Capital. As of March 31, 2003, restricted cash under the Orion MidWest and the Orion NY credit facilities was $65 million and $61 million, respectively, and $14 million at Orion Capital. A certain portion of such restricted cash may be dividended to Orion Power if Orion MidWest and Orion NY have made certain prepayments and a number of distribution tests have been met, including satisfaction of certain debt service coverage ratios and the absence of events of default. These tests may restrict a dividend of such restricted cash to Orion Power. Any restricted cash which is not dividended will be applied on a quarterly basis to prepay on a pro rata basis outstanding loans at Orion MidWest and Orion NY. No distributions may be made under any circumstances after October 28, 2004. Orion MidWest's and Orion NY's obligations under the respective facilities are non-recourse to Reliant Resources.

     Liberty Credit Agreement. For a discussion of certain significant risks relating to Liberty, see "Risk Factors -- Risks Related to our Wholesale Energy Operations -- The loss of the tolling agreement for our Liberty electric generating station and/or a potential foreclosure by the Liberty lenders could have a
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

material adverse impact on our results of operations, financial condition and cash flows." In July 2000, LEP and Liberty, indirect wholly-owned subsidiaries of Orion Power, entered into a syndicated facility that provides for (a) a construction/term loan in an amount of up to $105 million; (b) an institutional term loan in an amount of up to $165 million; (c) a revolving working capital facility for an amount of up to $5 million; and (d) a debt service reserve letter of credit facility of $17 million. The outstanding borrowings related to the Liberty credit agreement are non-recourse to Reliant Resources.

     In May 2002, the construction loans were converted to term loans. As of the conversion date, the term loans had an outstanding principal balance of $270 million, with $105 million having maturities through 2012 and the balance having maturities through 2026. On the conversion date, Orion Power made the required cash equity contribution of $30 million into Liberty, which was used to repay a like amount of equity bridge loans advanced by the lenders. A related $41 million letter of credit furnished by Orion Power as credit support was returned for cancellation. In addition, on the conversion date, a $17 million letter of credit was issued in satisfaction of Liberty's obligation to provide a debt service reserve. The facility also provides for a $5 million working capital line of credit. The debt service reserve letter of credit facility and the working capital facility expire in May 2007. Liberty is currently not permitted to borrow under the working capital facility.

     As of March 31, 2003, amounts outstanding under the Liberty credit agreement bear interest at a floating rate, which may be either LIBOR plus 1.25% or a base rate plus 0.25%, except for the institutional term loan which bears interest at a fixed rate of 9.02%. For the floating rate term loan, the LIBOR margin is 1.25% during the first 36 months from the conversion date, 1.375% during the next 36 months and 1.625% thereafter. The base rate margin is 0.25% during the first 36 months from the conversion date, 0.375% during the next 36 months and 0.625% thereafter. The LIBOR margin for the revolving working capital facility is 1.25% during the first 36 months from the conversion date and 1.375% thereafter. The base rate margin is 0.25% during the first 36 months from the conversion date and 0.375% thereafter. As of December 31, 2002, Liberty had $103 million and $165 million of the floating rate and fixed rate portions of the facility outstanding, respectively. As of March 31, 2003, Liberty had $101 million and $165 million of the floating rate and fixed rate portions of the facility outstanding, respectively. A $17 million letter of credit was also outstanding under the Liberty credit agreement as of December 31, 2002 and March 31, 2003.

     The lenders under the Liberty credit agreement have a security interest in substantially all of the assets of Liberty. The Liberty credit agreement contains affirmative and negative covenants, including a negative pledge, that must be met to borrow funds or obtain letters of credit. Liberty is currently unable to access the working capital facility. Additionally, the Liberty credit agreement restricts Liberty's ability to, among other things, make dividend distributions unless Liberty satisfies various conditions. As of December 31, 2002 and March 31, 2003, restricted cash under the Liberty credit agreement totaled $27 million and $31 million, respectively. For a discussion of the existing default under the Liberty credit facility and the lenders' rights to accelerate the debt and/or foreclose, see "Risk Factors -- Risks Related to our Wholesale Energy Operations -- The loss of the tolling agreement for our Liberty electric generating station and/or a potential foreclosure by the Liberty lenders could have a material adverse impact on our results of operations, financial condition and cash flows."

     We, including Orion Power, are not in default under our other current debt agreements due to the credit agreement default by Liberty. For a discussion of certain significant risks relating to Liberty, including the risk that in the future we could incur a pre-tax loss of an amount up to our recorded net book value, see "Risk Factors -- Risks Related to our Wholesale Energy
Operations -- The loss of the tolling agreement for our Liberty electric generating station and/or a potential foreclosure by the Liberty lenders could have a material adverse impact on our results of operations, financial condition and cash flows."

     PEDFA Bonds for Seward Plant. One of our wholly-owned subsidiaries is in the process of constructing a 521 MW waste-coal fired, steam electric generation plant located in Indiana County, Pennsylvania. This facility, the Seward project, is directly owned by a special purpose entity, which was

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not consolidated as of December 31, 2002; however, due to our adoption of FIN
No. 46, effective on January 1, 2003, we consolidated this special purpose entity. In addition, on March 31, 2003, the entity that owns the plant became one of our indirect wholly-owned subsidiaries. Three series of secured tax-exempt revenue bonds relating to the Seward project have been issued by PEDFA, for a total of $300 million outstanding as of January 1, 2003 and March 31, 2003. The bonds were issued in December 2001 and April 2002. The bonds mature in December 2036. The bonds bear interest at a floating rate determined each week by the applicable remarketing agents. As of March 31, 2003, the bonds bore interest of 1.25%. Letters of credit totaling $305 million have been issued under our $2.1 billion senior secured revolver to support the bonds. The bonds are non-recourse to Reliant Resources.

     REMA Letter of Credit Facilities. REMA's lease obligations are currently supported by three letters of credit issued under three separate unsecured letter of credit facilities. See note 14(a) to our consolidated financial statements incorporated by reference herein for a discussion of REMA's lease obligations. The letter of credit facilities expire in August 2003. The amount of each letter of credit is equal to an amount representing the greater of (a) the next six months' scheduled rental payments under the related lease, or (b) 50% of the scheduled rental payments due in the next twelve months under the related lease. Under the letter of credit facilities, REMA pays a letter of credit fee based on its assigned credit rating. As of March 31, 2003, the fee equaled 2.75% of the total amount of the outstanding letters of credit. As of December 31, 2002 and March 31, 2003, there were $38 million and $50 million, respectively, in letters of credit outstanding under the facilities. While these letter of credit facilities are non-recourse to Reliant Resources, REMA's subsidiaries guarantee REMA's obligations under these facilities. REMA does not expect to renew or replace the existing letter of credit facilities. REMA anticipates that the beneficiary will draw on the letters of credit and that the proceeds of the letter of credit would support REMA's lease obligations. The drawing would not constitute a default of any of REMA's obligations and would constitute the making of a loan by the letter of credit issuer to REMA. The principal amount of the loan is expected to be $42 million and would be payable in six equal semi-annual installments beginning on the next lease payment date, January 2, 2004. The loan would accrue interest at the rate of LIBOR plus 3%.

     Reliant Energy Channelview L.P. In 1999, Channelview, a special purpose project subsidiary of REPG, entered into a $475 million syndicated credit facility to finance the construction and start-up operations of an electric power generation plant located in Channelview, Texas. The maximum availability under this facility was (a) $92 million in equity bridge loans for the purpose of paying or reimbursing project costs, (b) $369 million in loans to finance the construction of the project and (c) $14 million in revolving loans for general working capital purposes.

     In November 2002, the construction loans were converted to term loans. On the conversion date, subsidiaries of REPG contributed cash equity and subordinated debt of $92 million into Channelview, which was used to repay in full the equity bridge loans advanced by the lenders. As of December 31, 2002, Channelview had $369 million and $5 million of term loans and revolving working capital facility loans outstanding, respectively. As of March 31, 2003, Channelview had $367 million and $10 million of term loans and revolving working capital facility loans outstanding, respectively. The outstanding borrowings related to the Channelview credit agreement are non-recourse to Reliant Resources. The term loans have final maturities ranging from 2017 to 2024. The revolving working capital facility matures in 2007.

     As of March 31, 2003, with the exception of two tranches which total $91 million, the term loans and revolving working capital facility loans bear a floating rate interest at the borrower's option of either (a) a base rate of prime plus a margin of 0.25% or (b) LIBOR plus a margin of 1.25%. For $256 million of the term loans and the working capital facility loans, the LIBOR margin is 1.25% during the first 60 months from the conversion date, 1.45% during the next 48 months, 1.75% during the following 48 months and 2.125% thereafter. The base rate margin is 0.25% during the first 60 months from the conversion date, 0.45% during the next 48 months, 0.75% during the following 48 months and 1.125% thereafter. For $30 million of the term loans, the LIBOR margin is 1.25% during the first 60 months from the conversion date, 1.45% during the next 48 months, 1.875% during the following 48 months and 2.25% thereafter. The base rate margin is 0.25% during the first 60 months from the conversion date, 0.45% during the next
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48 months, 0.875% during the following 48 months and 1.25% thereafter. One tranche of $16 million bears a floating rate interest at the borrower's option of either (a) a base rate plus a margin of 2.407% or (b) LIBOR plus a margin of 3.407% throughout its term. A second tranche of $75 million bears interest at a fixed rate of 9.547% throughout its term.

     Obligations under the term loans and revolving working capital facility are secured by substantially all of the assets of the borrower. The Channelview credit agreement contains affirmative and negative covenants, including a negative pledge, that must be met to borrow funds. These covenants are not anticipated to materially restrict Channelview's ability to borrow funds under the credit facility. The Channelview credit agreement allows Channelview to pay dividends or make restricted payments only if specified conditions are satisfied, including maintaining specified debt service coverage ratios and debt service reserve account balances. As of December 31, 2002 and March 31, 2003, restricted cash under the credit agreement totaled $13 million.

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                              DESCRIPTION OF NOTES

     The terms of the exchange notes to be issued in the exchange offer are identical in all respects to the terms of the original notes of the same series, except for the transfer restrictions and registration rights relating to the original notes. In the case of each series, any original notes that remain outstanding after the exchange offer, together with the exchange notes issued in the exchange offer, will be treated as a single class of securities for voting purposes under the applicable indenture under which they were issued. You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "RRI" refers only to Reliant Resources, Inc. and not to any of its Subsidiaries. References to the "notes" refer to the original and exchange 2010 notes and the original and exchange 2013 notes collectively.

     RRI issued the original 2010 notes, and will issue the exchange 2010 notes, under an indenture, dated as July 1, 2003, among itself, the Guarantors and Wilmington Trust Company, as trustee. RRI issued the original 2013 notes, and will issue the exchange 2013 notes, under an indenture, dated as July 1, 2003, among itself, the Guarantors and Wilmington Trust Company, as trustee. RRI issued the original notes in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended. The security documents referred to below under the caption "-- Security" by and among RRI, the Guarantors and Wachovia Bank, National Association or one of its affiliates, as collateral trustee, contain the terms of the security arrangements that secure the notes.

     The following description is a summary of the material provisions of the indentures, the registration rights agreement and the security documents. It does not restate those agreements in their entirety. We urge you to read the indentures, the registration rights agreement and the security documents because they, and not this description, define your rights as holders of the notes. Copies of the indentures, the registration rights agreement and the security documents are available as set forth below under "-- Additional Information." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the indentures.

     The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indentures.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  THE NOTES

     The notes:

     - are general obligations of RRI;

     - are secured on an equal and ratable basis with the Credit Agreement General Facilities Debt and all future Parity Secured Debt by security interests in all Shared Collateral owned or at any time acquired by RRI (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Liens);

     - are pari passu in right of payment with all existing and future senior Indebtedness of RRI, including the Credit Agreement Debt;

     - are senior in right of payment to all current and future subordinated Indebtedness of RRI, including the Convertible Notes; and

     - are unconditionally guaranteed by the Guarantors.

  THE GUARANTEES

     The notes are guaranteed by all of RRI's Domestic Subsidiaries that guarantee borrowings under the Credit Agreement (other than the Orion Bank Guarantors). The notes are not guaranteed by the Excluded Subsidiaries.
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     Each guarantee of the notes (other than the guarantee by Orion Power
Holdings, Inc.):

     - is a general obligation of the Guarantor;

     - is secured on an equal and ratable basis with that Guarantor's guarantee of the Credit Agreement General Facilities Debt and that Guarantor's guarantee of future Parity Secured Debt by security interests in all Shared Collateral owned or at any time acquired by that Guarantor (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Liens);

     - is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including the Credit Agreement Debt; and

     - is senior in right of payment to all current and future subordinated Indebtedness of such Guarantor.

     The notes are also guaranteed by Orion Power Holdings, Inc. under the Orion Limited Guaranty on a limited basis. The Orion Limited Guaranty:

     - is limited in amount to an amount that, together with the amount guaranteed for the benefit of the Credit Agreement Debt by the Orion Bank Guarantors, will not cause Orion Power Holdings, Inc. to violate certain financial tests set forth in its indenture. RRI has calculated the aggregate amount permitted to be guaranteed by Orion Power Holdings, Inc. and the Orion Bank Guarantors to be approximately $1.1 billion.

     - is enforceable by the collateral trustee for the benefit of the holders of obligations secured by the security documents and is shared, as to such limited amount, on an equal and ratable basis with the holders of the Credit Agreement General Facilities Debt and of future Parity Secured Debt after satisfaction of Credit Agreement Priority Facility Liens and Tranche A Priority Liens.

     - is secured by security interests in all Shared Collateral owned or at any time acquired by Orion Power Holdings, Inc. (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Liens).

     - is subordinated in right of payment to Existing Indebtedness of Orion Power Holdings, Inc. and obligations under the existing Credit Facilities of Orion Power New York, L.P. and Orion Power Midwest, L.P. Such subordination terms also provide that, in the event Orion Power Holdings, Inc. is substantively consolidated with any Orion Facility Party upon a bankruptcy or similar proceeding relating to Orion Power Holdings, Inc., the collateral trustee may not proceed against the assets of Orion Power Holdings, Inc. or any Orion Facility Party until either (a) the Orion Power New York, L.P. and Orion Power Midwest, L.P. Credit Facilities shall have been paid in full or (b) the lenders under such Credit Facilities shall have received an amount equal to the amount guaranteed pursuant to the Orion Limited Guaranty.

     The operations of RRI are conducted through its subsidiaries and, therefore, RRI depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. However, not all of our subsidiaries guarantee the notes. The notes are effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of RRI's non-guarantor subsidiaries. Orion Power Holdings, Inc. is prohibited by the terms of its indenture from guaranteeing these notes, except for the limited guaranty provided under the Orion Limited Guaranty. Orion Power Capital, LLC and its subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its subsidiaries, Reliant Energy Channelview, LP, Liberty Electric PA, LLC and Liberty Electric Power, LLC, and Reliant Energy Capital (Europe), Inc. and its subsidiaries are prohibited by the terms of their debt agreements from guaranteeing these notes, and RE Retail Receivables, LLC is prohibited by the terms of its receivables purchase agreement from guaranteeing these notes. In addition, certain non wholly-owned and other subsidiaries of RRI, which are not guarantors of the Credit Agreement Debt, cannot guarantee the notes due to restrictions in their constituent documents or other agreements. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us, except to the extent that RRI is itself recognized as a creditor of the non-
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guarantor subsidiary, in which case the claims of RRI would still be effectively subordinated to the extent RRI's claims against the non-guarantor subsidiary are unsecured and the claims held by the other creditors are secured or RRI's claims are subordinated in right of payment to the claims held by the other creditors. The guarantor subsidiaries generated 90% of our consolidated revenues and 49% of our operating income in the year ended December 31, 2002 and held 41% of our consolidated property, plant and equipment, net, as of March 31, 2003.

     As of the date of the indentures and the date hereof, all of our subsidiaries other than RE Retail Receivables, LLC are "Restricted Subsidiaries." RE Retail Receivables, LLC was created in connection with an accounts receivable securitization program. Its assets consist of receivables and related assets purchased from Reliant Energy Retail Services, LLC and StarEnPower, LLC. Under the circumstances described below under the caption "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we may designate certain of our other subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indentures. Our Unrestricted Subsidiaries will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     RRI issued $550 million in aggregate principal amount of 2010 notes and $550 million in aggregate principal amount of 2013 notes on July 1, 2003. RRI may issue additional notes under either indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indentures, including the covenants described below under the captions
"-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Certain Covenants -- Liens." In the case of each series, the notes and any additional notes subsequently issued under the same indenture will be treated as a single class for all purposes under that indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. RRI issued the original notes in denominations of $1,000 and integral multiples of $1,000. The 2010 notes will mature on July 15, 2010, and the 2013 notes will mature on July 15, 2013.

     Interest on the 2010 notes accrues at the rate of 9.25% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2004. RRI will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

     Interest on the 2013 notes accrues at the rate of 9.50% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2004. RRI will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

     Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder has given wire transfer instructions to RRI, RRI will pay all principal, interest and premium and special interest, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless RRI elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustees are initially acting as paying agent and registrar. RRI may change the paying agent or registrar without prior notice to the holders of the notes, and RRI or any of its subsidiaries may act as paying agent or registrar.

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TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the applicable indenture. The registrar and the applicable trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. RRI is not required to transfer or exchange any note selected for redemption. Also, RRI is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

     RRI's payment obligations under the 2010 notes and under the 2013 notes are jointly and severally guaranteed on a senior basis by each of RRI's current (other than the Excluded Subsidiaries) and future Domestic Subsidiaries that guarantee borrowings under the Credit Agreement or any other Indebtedness of RRI. These subsidiary guarantees (except the Orion Limited Guaranty) are joint and several obligations of the Guarantors. The obligations of each Guarantor under its subsidiary guarantees are limited as necessary to prevent the subsidiary guarantees from constituting a fraudulent conveyance under applicable law. The Orion Limited Guaranty is limited to an amount that, together with the amount guaranteed for the benefit of the Credit Agreement Debt by the Orion Bank Guarantors, will not cause Orion Power Holdings, Inc. to violate certain financial tests set forth in its indenture. RRI has calculated the aggregate amount permitted to be guaranteed by Orion Power Holdings, Inc. and the Orion Bank Guarantors to be to approximately $1.1 billion. See "Risk
Factors -- Fraudulent Conveyance Matters -- Federal and State statutes allow courts, under specific circumstances, to void guarantees and liens securing guarantees and to require note holders to return payments received from guarantors."

     The subsidiary guarantees of each Guarantor are secured by all Shared Collateral owned or at any time acquired by that Guarantor (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Liens) and such subsidiary guarantees are pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including the Credit Agreement Debt.

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than RRI or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indentures, its subsidiary guarantees, the registration rights agreement (unless all material obligations in that agreement have been performed) and all security documents delivered by that Guarantor pursuant to supplemental indentures; or

             (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indentures and the collateral trust agreement.

     The subsidiary guarantees of a Guarantor will be released automatically and all security interests granted by that Guarantor to the collateral trustee will be released:

          (1) in connection with any sale or other disposition of all of the assets or Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) RRI or a Restricted Subsidiary of RRI, if the Net Proceeds of the sale or disposition are applied in accordance with the applicable provisions of the indentures and the collateral trust agreement;

          (2) if RRI designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indentures;

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          (3) upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions "-- Legal Defeasance and Covenant Defeasance" and "-- Satisfaction and Discharge;"

          (4) upon a dissolution of a Guarantor that is permitted under the indenture; or

          (5) if that Guarantor is released from its guarantee of all other Indebtedness of RRI; provided that all Liens on the Excluded Securities issued by such Guarantor securing any such Indebtedness have previously been or are concurrently released.

SECURITY

     The payment of the notes and all other Parity Secured Obligations of RRI, when due, and the performance of all other obligations of RRI under the Secured Debt Documents are secured equally and ratably by liens upon RRI's rights in the Shared Collateral. The payment of the guarantees of each Guarantor and all other obligations of such Guarantor, when due, and the performance of all other obligations of such Guarantor under the Secured Debt Documents are secured equally and ratably by liens upon such Guarantor's rights in the Shared Collateral. These liens are junior in priority to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Prior Liens.

     The notes and the guarantees are not secured by Excluded Property. The Excluded Property consists of two classes of property:

     - Separate Collateral, which consists of Excluded Securities and assets of the Orion Bank Guarantors. The collateral trustee will hold liens on the Separate Collateral pursuant to the security documents to secure Obligations under the Credit Agreement and, at the option of RRI, other Credit Facilities, but these liens do not secure the notes or the guarantees; and

     - Separate Cash Deposits held under the control of the Credit Agreement Agent to secure certain Obligations under the Credit Agreement.

  COLLATERAL TRUSTEE

     RRI has appointed Wachovia Bank, National Association to serve as the collateral trustee for the benefit of the holders of:

     - the 2010 notes;

     - the 2013 notes;

     - the Credit Agreement Debt;

     - any and all future Parity Secured Debt; and

     - all other Secured Obligations outstanding from time to time.

     The collateral trust agreement provides that the collateral trustee may not be the same institution serving as a Secured Debt Representative, but the Credit Agreement Agent or any other Secured Debt Representative may serve as agent for the collateral trustee.

     The collateral trustee (directly or through co-trustees, agents or sub-agents) holds, and is entitled to enforce, all Liens on the Collateral.

     Except as provided in the collateral trust agreement or the security documents or as directed by an Act of Secured Debtholders, the collateral trustee is not obligated:

          (1) to act upon directions purported to be delivered to it by any other Person;

          (2) to foreclose upon or otherwise enforce any Lien; or

          (3) to take any other action whatsoever with regard to any or all of the security documents, the Liens created thereby or the Collateral.

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  SHARED COLLATERAL

     The indentures and the security documents provide that:

          (1) the notes are secured, together with the Credit Agreement General Facilities Debt, all other Parity Secured Debt of RRI and all other Parity Secured Obligations of RRI, equally and ratably by security interests granted to the collateral trustee in all of the assets of RRI that secure Credit Agreement General Facilities Obligations except Excluded Property, and

          (2) each Guarantor's subsidiary guarantees are secured, together with such Guarantor's guarantee of the Credit Agreement General Facilities Debt, all other guarantees of Parity Secured Debt of such Guarantor and all other Parity Secured Obligations of such Guarantor, equally and ratably by security interests granted to the collateral trustee in all assets of such Guarantor that secure its guarantee of Credit Agreement General Facilities Obligations except Excluded Property

(the assets securing Credit Agreement General Facilities Obligations and guarantees of Credit Agreement General Facilities Obligations, excluding Excluded Property, are collectively the "Shared Collateral"). These security interests are junior in priority to the Credit Agreement Priority Facility Liens and Tranche A Priority Liens, which also are held by the collateral trustee under the security documents on a priority basis, and to other Permitted Prior Liens.

     The Shared Collateral consists of substantially all the operating assets of RRI and the Guarantors, subject to Permitted Liens, including:

     - mortgages on 14 electric generating plants (of which four are not yet in commercial operation) with a net generating capacity of 9,203 megawatts and related rights of way;

     - the outstanding Capital Stock of Reliant Energy Retail Holdings, LLC, which through its Subsidiaries is engaged in the retail energy business;

     - the outstanding Capital Stock of Orion Power Holdings, Inc., which through its Subsidiaries owns and operates 83 electric generating plants with a net generating capacity of 6,598 megawatts located in New York, Pennsylvania, Ohio and West Virginia;

     - the outstanding Capital Stock of REMA, which owns or leases, together with its subsidiaries, 21 electric generating plants with a net generating capacity of 4,227 megawatts located in Pennsylvania, New Jersey and Maryland; and

     - substantially all of the inventory, equipment, accounts, general intangibles and other personal property of the Guarantors, except Excluded Securities.

     The Shared Collateral does not include any of the assets of the Excluded Subsidiaries.

     The Shared Collateral also does not include certain assets that are subject to various contractual or legal restrictions on liens or were otherwise permitted by the holders of the Credit Agreement Obligations to be excluded from the Liens securing the Credit Agreement Obligations, including (1) certain receivables and related accounts of certain Guarantors that are in the retail energy business, which are subject to a receivables securitization program, and
(2) proceeds from the issuance of Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness that secure the Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness.

  EXCLUDED PROPERTY

     The notes are not secured by all of the assets that secure Credit Agreement Obligations. The indentures permit RRI and its Restricted Subsidiaries to maintain Permitted Separate Liens upon certain assets ("Excluded Property") as security for Obligations under the Credit Agreement or other Credit Facilities, without requiring RRI to grant Liens upon those assets as security for the notes or any future Parity Secured Debt. See "Risk Factors -- The indebtedness under our new credit facilities is guaranteed

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by certain subsidiaries that do not guarantee the notes and is secured by certain assets that do not secure the notes."

     The Excluded Property consists of:

     - All assets of the Subsidiaries of Orion Power Holdings, Inc. that are Orion Bank Guarantors. These Subsidiaries either are inactive, provide certain services to Orion Power Holdings, Inc. or its other Subsidiaries, or own certain of our wholesale power generation assets.

     - Capital Stock of subsidiaries and intercompany notes that satisfy the requirements of the defined term "Excluded Securities" (together with the assets of the Orion Bank Guarantors, "Separate Collateral"). The notes, however, are guaranteed by all issuers of Excluded Securities that are not Excluded Subsidiaries and such guarantees are secured under the security documents, equally and ratably with the Credit Agreement General Facilities Debt and all other Parity Secured Obligations by all Shared Collateral owned by all issuers of Excluded Securities that are not Excluded Subsidiaries. The Excluded Subsidiaries (excluding RE Retail Receivables, LLC and the entities reported as discontinued operations) generated 16% of our consolidated revenues and a $25 million operating loss for the year ended December 31, 2002 and held 57% of our consolidated property, plant and equipment, net, as of March 31, 2003.

     - Proceeds of the issuance of the original notes and other prepayments deposited to a prepayment collateral account pending application to the prepayment of the Credit Agreement Debt and cash collateral deposits required by the Credit Agreement to secure letter of credit exposure after default or to provide for mandatory prepayments after outstanding loans are repaid ("Separate Cash Deposits").

     All liens on Separate Collateral securing Credit Agreement Obligations and other Credit Facilities are held by the collateral trustee. Separate Cash Deposits will not be held by the collateral trustee.

     RRI and its Restricted Subsidiaries are permitted under the indentures to maintain or grant liens upon Excluded Property as security for Obligations under Credit Facilities without securing the notes or other Note Obligations by the additional lien ("Permitted Separate Liens"). The indentures limit Permitted Separate Liens on Excluded Securities as follows:

          (1) Liens that are attached to any Excluded Securities on the date of the indentures and were granted by the security documents to secure Indebtedness outstanding or committed under the Credit Agreement on the date of the indentures and Obligations in respect thereof may be maintained and, at the option of RRI, may also secure Obligations under other Credit Facilities constituting Parity Secured Debt;

          (2) Liens attaching to other Excluded Securities issued by a Restricted Subsidiary that is a Guarantor may be granted and maintained to secure only Credit Agreement Obligations and, at the option of RRI, Obligations under other Credit Facilities constituting Parity Secured Debt;

          (3) Liens attaching to Excluded Securities issued by Texas Genco or Texas Genco, L.P. and securing only Credit Agreement Obligations and, at the option of RRI, Obligations under other Credit Facilities constituting Parity Secured Debt may be granted and maintained if the issuer of such Excluded Securities either (A) guarantees the Parity Secured Obligations or
     (B) is prohibited, by the terms of an agreement governing its outstanding Indebtedness, from guaranteeing the Parity Secured Obligations; and

          (4) Liens attaching to Excluded Securities issued by an Unrestricted Subsidiary may be granted and maintained to secure any Indebtedness of such Unrestricted Subsidiary.

     Property that is received by RRI or any of its Subsidiaries as proceeds from the sale, exchange or other disposition of any Excluded Securities and other proceeds of Excluded Securities (except proceeds from the foreclosure, collection or other enforcement of Liens upon Excluded Securities) will not constitute Excluded Property and will be part of the Shared Collateral, to the extent such property otherwise constitutes Shared Collateral under the security documents, unless the proceeds are themselves Excluded Securities.

     During the pendency of any Actionable Default, and subject to the Order of Application, if any payment or distribution is made in cash to holders of Credit Agreement General Facilities Obligations or any other holders of Parity Secured Obligations from or on account of Separate Collateral by reason of enforcement of Liens or realization in a bankruptcy case, receivership or other insolvency or liquidation proceeding, then any concurrent or subsequent payment or distribution that is to be made in cash to such holders from or on account of Shared Collateral by reason of any such enforcement or realization shall be reduced, and any concurrent or subsequent payment or distribution that is to be made in cash to the remaining holders of Parity Secured Obligations from or on account of Shared Collateral by reason of any such enforcement or realization shall be increased, to the extent necessary to cause the aggregate amount of all payments and distributions made in cash to all holders of Parity Secured Obligations (whether made from or on account of Separate Collateral or from or on account of Shared Collateral) by reason of any such enforcement or realization to be distributed equally and ratably as fully as if the Separate Collateral had been Shared Collateral.

  ADDITIONAL PARITY SECURED DEBT

     The indentures and the security documents provide that RRI may incur additional Parity Secured Debt by issuing additional notes under either indenture, obtaining additional extensions of credit under the Credit Agreement or issuing or increasing a new Series of Secured Debt. The additional Parity Secured Debt will be pari passu with the notes and Obligations under the Credit Agreement, will be guaranteed on a pari passu basis by each Guarantor and will be secured by the Shared Collateral equally and ratably with the Credit Agreement General Facilities Debt and the notes for as long as the notes and guarantees of notes, subject to the covenants contained in the indentures, are secured by the Shared Collateral. The additional Parity Secured Debt will only be permitted to share in the Shared Collateral if such Indebtedness and the related Liens are permitted to be incurred under the covenants described below under the captions "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Certain Covenants -- Liens."

  EQUAL AND RATABLE SHARING OF SHARED COLLATERAL BY HOLDERS OF PARITY SECURED
  DEBT

     Notwithstanding (1) anything to the contrary contained in the Secured Debt Documents, (2) the time of incurrence of any Series of Secured Debt, (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Shared Collateral, (5) the time of taking possession or control over any Shared Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens:

          (A) all Liens at any time granted by RRI or any of its Subsidiaries in the Shared Collateral to secure any of the Parity Secured Debt shall secure, equally and ratably, all liabilities of RRI or such Subsidiary under or in respect of the Parity Secured Debt and other Parity Secured Obligations; and

          (B) all proceeds of all Liens at any time granted by RRI or any its Subsidiaries in the Shared Collateral to secure any of the Parity Secured Debt shall be allocated and distributed equally and ratably on account of all liabilities of RRI or such Subsidiary under or in respect of the Parity Secured Debt and other Parity Secured Obligations.

     The foregoing provision is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations and each present and future Secured Debt Representative.

PRIORITY LIENS

     Notwithstanding (1) anything to the contrary contained in the Secured Debt Documents, (2) the time of incurrence of any Series of Secured Debt, (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (5) the time of taking possession or control over any Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens, all Liens at any time granted by RRI or any of its Subsidiaries to secure any of the Parity Secured Debt shall be subject and subordinate to Credit Agreement Priority Facility Liens and Tranche A Priority Liens.

     The foregoing provision is intended for the benefit of, and will be enforceable as a third party beneficiary by, the collateral trustee as holder of Credit Agreement Priority Facility Liens and Tranche A Priority Liens.

  ESTABLISHMENT OF THE COLLATERAL TRUST; INTERCREDITOR CONFIRMATION

     On the date of the indentures:

          (1) RRI and the Guarantors entered into a collateral trust agreement with the collateral trustee, which set forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any property of RRI or any of its Subsidiaries at any time delivered to it, in trust for the benefit of the present and future holders of the Secured Obligations.

          (2) The Credit Agreement was amended (A) to authorize the Credit Agreement Agent to transfer to the collateral trustee all Liens and security documents securing any and all Obligations under the Credit Agreement, except Separate Cash Deposits, and (B) to confirm the agreement of the holders of the Credit Agreement Debt to the provisions described above under the captions "-- Equal and Ratable Sharing of Shared Collateral by Holders of Parity Secured Debt".

          (3) The Credit Agreement Agent transferred all its Liens and security documents, except Separate Cash Deposits, to the collateral trustee and undertook to act as agent for the collateral trustee in respect of certain matters, including the exercise of all powers granted to the Credit Agreement Agent in control agreements governing deposit accounts, commodity accounts and securities accounts constituting Collateral.

          (4) The collateral trustee and each other party to the security documents transferred to the collateral trustee entered into an amendment of or supplement to the security documents by which, among other things, the notes and other Note Obligations and each future Series of Secured Debt and all other Parity Secured Obligations were added to the obligations secured by the Shared Collateral.

          (5) The collateral trustee entered into an agreement by which it and the holders of Secured Obligations succeeded to the rights and obligations of the Credit Agreement Agent and the holders of the Obligations under the Credit Agreement, respectively, under the Texas Genco Intercreditor Agreement. Under the Texas Genco Intercreditor Agreement, the Liens of the collateral trustee in certain receivables and other assets of Reliant Energy Retail Holdings, LLC, and its Subsidiaries are subordinated to the Permitted Prior Liens of Texas Genco in such Collateral, and the collateral trustee is subject to related intercreditor provisions in favor of Texas Genco that limit the rights of the collateral trustee to enforce its Liens in such Collateral and otherwise limit the rights of the collateral trustee and the holders of Secured Obligations with respect to such Collateral.

          (6) The collateral trustee entered into an agreement by which it and the holders of Secured Obligations succeeded to the rights and obligations of the Credit Agreement Agent and the holders of the Credit Agreement Obligations, respectively, under an existing intercreditor agreement among the lenders party to the Credit Agreement, which provides the holders of Tranche A Loans under the Credit Agreement with a priority claim to proceeds of liquidation to the electric generating plants that constitute the Seward Facility, Hunterstown Facility, and Choctaw Facility and related contracts, rights and assets:

     - in the case of a liquidation of such assets after the commencement of a bankruptcy proceeding by or against RRI or certain of its subsidiaries that occurs on or before the expiration of any relevant preference periods set forth in the intercreditor agreement which RRI estimates to be approximately July 7, 2003, and

     - in an amount not to exceed $200,000,000 in the case of a liquidation of such assets of after the commencement of a bankruptcy by or against RRI or certain of its subsidiaries that occurs after the expiration of any relevant preference periods set forth in the intercreditor agreement which the RRI estimates to be approximately July 7, 2003.

     Each future Series of Secured Debt will be required to include an intercreditor confirmation.

  ENFORCEMENT OF SECURITY INTERESTS

     The collateral trust agreement permits the Required Lenders under the Credit Agreement, or the Credit Agreement Agent acting upon the authorization or with the consent of the Required Lenders, to direct the collateral trustee in the enforcement of the liens held by the collateral trustee and its rights under the security documents, to the extent permitted by the security documents. During an Actionable Default Period such directions will be subject to any contrary direction at any time given by the Required Secured Debtholders, based on a majority vote of outstanding and committed principal amount of Secured Debt (with all holders, including holders of notes and Credit Agreement Debt, voting as a single class), except that the Required Secured Debtholders may not countermand, in whole or in part, a direction by the Required Lenders instructing the collateral trustee to foreclose or otherwise enforce the collateral trustee's liens or default remedies upon any Collateral. See "Risk Factors -- Your right to enforce remedies under the Credit Agreement and the security documents will be limited by the voting provisions of the collateral trust agreement."

  ORDER OF APPLICATION

     The collateral trust agreement provides that if, pursuant to the exercise of any default remedies set forth in any security document, any Shared Collateral is sold or otherwise realized upon by the collateral trustee, the proceeds received by the collateral trustee in respect of such Shared Collateral will be distributed by the collateral trustee in the following order of application (the "Order of Application"):

          FIRST, to the payment of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities of any kind incurred by the collateral trustee or any co-trustee or agent in connection with any security document, including the reimbursement to any Secured Debt Representative of any amounts theretofore advanced by such Secured Debt Representative for the payment of such fees, costs and expenses;

          SECOND, to the collateral trustee (without duplication) in an amount equal to the collateral trustee's fees which are unpaid and to any Secured Debt Representative which has theretofore advanced or paid any such collateral trustee's fees in an amount equal to the amount thereof so advanced or paid by such Secured Debt Representative;

          THIRD, to the Credit Agreement Agent for application to the payment of Obligations under the Credit Agreement Priority Facility, or to be held by the Credit Agreement Agent pending such application, until all such Obligations have been paid in full in cash or the cash amount held by the Credit Agreement Agent in respect of the Credit Agreement Priority Facility is sufficient to pay all such Obligations in full in cash;

          FOURTH, to the Secured Debt Representative for the holders of the Obligations secured by the Tranche A Priority Liens for application to the Obligations secured by the Tranche A Priority Liens or to be held by such Secured Debt Representative pending such application in an amount not to exceed $200 million to the extent that the terms of the intercreditor agreement relating to the Tranche A Priority Liens require such payment;

          FIFTH, to the respective Secured Debt Representatives for application to the Parity Secured Obligations equally and ratably until all Parity Secured Obligations have been paid in full in cash for distribution, to (1) in the case of Credit Agreement General Facilities Obligations, to the Credit Agreement Agent for application pursuant to the terms of the Credit Agreement, (2) in the case of Note Obligations, to the trustees for application pursuant to the indentures and (3) in the case of all other Parity Secured Obligations, to the respective Secured Debt Representatives for application pursuant to the applicable Secured Debt Documents; and

          SIXTH, any surplus remaining after the payment in full in cash of all of the Secured Obligations shall be paid to the applicable Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

  RELEASE OF SECURITY INTERESTS

     The indentures provide that the collateral trustee's Liens upon the Shared Collateral will be released:

          (1) in whole, at any time when no Actionable Default Period is continuing, if neither RRI nor any Guarantor has any Indebtedness secured by Liens, except for the Liens described in clauses (10), (11), (17), and
     (28) of the definition of "Permitted Liens;"

          (2) as to any or all Shared Collateral at any time when no Actionable Default Period is continuing, if (A) consent to the release of Shared Collateral has been given by an Act of Secured Debtholders and (B) such release has become effective in accordance with the terms of the consent;

          (3) as to any or all Shared Collateral at any time when an Actionable Default Period is continuing, if (A) consent to the release of such Shared Collateral has been given by an Act of Secured Debtholders and by the Required Lenders and (B) such release has become effective in accordance with the terms of the consent;

          (4) as to (A) deposits in the Texas Genco Escrow Account that are to be applied to pay the purchase price to acquire assets or Equity Interests in Texas Genco or any of its Subsidiaries, concurrently with such application; (B) any or all deposits in the Texas Genco Escrow Account that are proceeds of Specified Junior Securities issued pursuant to clause (8) of the definition of "Permitted Debt," so long as 50% of such deposits are concurrently applied to the repayment of term Indebtedness constituting Credit Agreement Debt; (C) deposits in any Cash Collateral Account or the Texas Genco Escrow Account that are to be applied to fund any mandatory prepayment or purpose offer (including an Asset Sale Offer) that becomes required as to any Secured Debt as a result of a sale of assets, concurrently with such application, so long as effective provision is made for apportionment of such funding to all holders of Secured Debt entitled to participate in such mandatory prepayment or purchase offer in accordance with their respective entitlements under the Secured Debt Documents; and
     (D) deposits in any Cash Collateral Account or the Texas Genco Escrow Account that constitute proceeds from an asset sale that are permitted under the Secured Debt Documents to be reinvested or otherwise are not required under the Secured Debt Documents to be reinvested or otherwise are not required to be applied to a mandatory prepayment or purchase offer in respect of any Secured Debt, concurrently with such reinvestment in assets constituting Collateral or other permitted use under the Secured Debt Documents;

          (5) as to assets of the Seward Subsidiaries, concurrently with the incurrence by the Seward Subsidiaries of Permitted PEDFA Bond Indebtedness that (A) is Non-Recourse to RRI and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any provided by RRI); and (B) is secured solely by Liens on such assets; or

          (6) in accordance with the provisions of the security documents as in effect from time to time.

     With respect to each series of notes, the indenture also provides that the collateral trustee's Liens upon Shared Collateral will no longer secure the Note Obligations with respect to that series of notes and the right of the holders of such Note Obligations to the benefits and proceeds of the collateral trustee's Liens on Shared Collateral will terminate and be discharged:

          (1) upon satisfaction and discharge of the applicable indenture as set forth under the caption "-- Satisfaction and Discharge;"

          (2) upon a Legal Defeasance or Covenant Defeasance with respect to that series of notes as set forth under the caption "-- Legal Defeasance and Covenant Defeasance;" or

          (3) upon payment in full in cash of the applicable notes and all other related Note Obligations that are outstanding, due and payable at the time the notes are paid in full in cash.

     The collateral trust agreement authorizes the collateral trustee to effectuate or confirm any such release of Shared Collateral as required by the security documents if and as the collateral trustee is directed to do so by the Credit Agreement Agent or an Act of Secured Debtholders. Any release of all or substantially all Shared Collateral owned by any Guarantor will become effective only if all Liens on Excluded Securities issued by such Guarantor have previously been or are concurrently released.

     RRI will otherwise comply with the provisions of TIA sec.314(b).

     To the extent applicable, RRI will cause TIA sec.313(b), relating to reports, and TIA sec.314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA sec.314(d) may be made by an officer of RRI except in cases where TIA sec.314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the applicable trustee. Notwithstanding anything to the contrary in this paragraph, RRI will not be required to comply with all or any portion of TIA sec.314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA sec.314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA sec.314(d) is inapplicable to one or a series of released Collateral.

     To the extent applicable, RRI will furnish to the applicable trustee, prior to each proposed release of Collateral pursuant to the security documents:

          (1) all documents required by TIA sec.314(d); and

          (2) an opinion of counsel to the effect that such accompanying documents constitute all documents required by TIA sec.314(d).

     If any Collateral is released in accordance with the indentures or any security document and if RRI has delivered the certificates and documents required by the security documents and this covenant, the trustees, upon receipt of such certificates and opinion of counsel, will notify the collateral trustee of the receipt of such documents.

  AMENDMENT OF SECURITY DOCUMENTS

     The collateral trust agreement provides that no amendment or supplement to the provisions of any security document will be effective without the approval of the Obligors party thereto and the collateral trustee acting as directed by an Act of Secured Debtholders, except that:

          (1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the collateral trustee therein will become effective when executed and delivered by the Obligors party thereto and the collateral trustee as directed by such Obligors;

          (2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt (A) to vote its outstanding Secured Debt at any time when an Actionable Default Period is continuing as to any matter described as subject to an Act of Secured Debtholders (or that amends the provisions of this clause (2) or the definitions of "Act of Secured Debtholders", "Actionable Default", "Actionable Default Period", "equally and ratably" or "Required Secured Debtholders"), (B) to share in the Order of Application in the proceeds of enforcement of or realization on any Shared Collateral that has not been released in accordance with the provisions described above under the caption "-- Release of Security Interests" or (C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described above under the caption "-- Release of Security Interests", will become effective without the additional consent of such holder; and

          (3) no amendment or supplement that imposes any obligation upon the collateral trustee or any Secured Debt Representative in its individual capacity or adversely affects the rights of the collateral trustee or any Secured Debt Representative in its individual capacity will become effective without the additional consent of the collateral trustee or such Secured Debt Representative, in its individual capacity.

     Any amendment or supplement to the provisions of the security documents that releases Shared Collateral will be effective only in accordance with the requirements set forth above under the caption "-- Release of Security Interests."

OPTIONAL REDEMPTION

  2010 NOTES

     At any time prior to July 15, 2006, RRI may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2010 notes issued under the related indenture at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and special interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of RRI (other than any such net proceeds that are deposited into the Texas Genco Escrow Account, unless such net proceeds are released from that escrow account without being used to acquire assets of or Equity Interests in Texas Genco or any of its subsidiaries); provided that:

          (1) at least 65% of the aggregate principal amount of the 2010 notes issued under the related indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by RRI and its Subsidiaries); and

          (2) the redemption occurs within 75 days of the date of the closing of such Equity Offering (or, in the case of net proceeds deposited into the Texas Genco Escrow Account, within 75 days of the date of such deposit).

     On or after July 15, 2007, RRI may redeem all or a part of the 2010 notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and special interest, if any, on the 2010 notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of holders on the relevant record date to receive interest on the relevant interest payment date:

YEAR                                                          PERCENTAGE
----                                                          ----------
2007........................................................   104.625%
2008........................................................   102.313%
2009 and thereafter.........................................   100.000%

  2013 NOTES

     At any time prior to July 15, 2006, RRI may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2013 notes issued under the related indenture at a redemption price of 109.500% of the principal amount, plus accrued and unpaid interest and special interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of RRI (other than any such net proceeds that are deposited into the Texas Genco Escrow Account, unless such net proceeds are released from that escrow account without being used to acquire assets or Equity Interests in Texas Genco or any of its subsidiaries); provided that:

          (1) at least 65% of the aggregate principal amount of the 2013 notes issued under the related indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by RRI and its Subsidiaries); and

          (2) the redemption occurs within 75 days of the date of the closing of such Equity Offering (or, in the case of net proceeds deposited into the Texas Genco Escrow Account, within 75 days of the date of such deposit).

     On or after July 15, 2008, RRI may redeem all or a part of the 2013 notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and special interest, if any, on the 2013 notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of holders on the relevant record date to receive interest on the relevant interest payment date:

YEAR                                                          PERCENTAGE
----                                                          ----------
2008........................................................   104.750%
2009........................................................   103.167%
2010........................................................   101.583%
2011 and thereafter.........................................   100.000%

MANDATORY REDEMPTION

     RRI is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     If a Change of Control occurs, each holder of notes will have the right to require RRI to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indentures. In the Change of Control Offer, RRI will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and special interest, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, RRI will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indentures and described in such notice. RRI will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indentures, RRI will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indentures by virtue of such compliance.

     On the Change of Control Payment Date, RRI will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustees the notes properly accepted together with an officer's certificate stating the aggregate principal amount of notes or portions of notes being purchased by RRI.

     The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustees will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The provisions described above that require RRI to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indentures are applicable. Except as described above with respect to a Change of Control, the indentures do not contain provisions that permit the holders of the notes to require that RRI repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The restrictions on the ability of RRI and its subsidiaries described in this prospectus to incur additional indebtedness, to grant liens on its property, to make restricted payments and to make asset sales may discourage a takeover of RRI. Such restrictions and the restriction on transactions with affiliates may, in certain circumstances, discourage any leveraged buyout of RRI or any of its subsidiaries by the management of RRI. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indentures may not afford holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     RRI will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indentures applicable to a Change of Control Offer made by RRI and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or
(2) notice of redemption has been given pursuant to the indentures as described above under the caption "-- Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of RRI and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require RRI to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of RRI and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     RRI will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) RRI (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as reasonably determined by RRI or such Restricted Subsidiary);

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          (2) except for a Sale of the European Operations, at least 75% of the consideration received in the Asset Sale by RRI or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

             (A) any liabilities, as shown on RRI's most recent consolidated balance sheet, of RRI or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any subsidiary guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases RRI or such Restricted Subsidiary from further liability;

             (B) any securities, notes or other obligations received by RRI or any such Restricted Subsidiary from such transferee that are converted (by sale or other disposition) by RRI or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion within 60 days; and

             (C) reasonable reserves for indemnity obligations and purchase price adjustments funded in cash or held back by the purchaser.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than Excluded Proceeds, RRI (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds:

          (1) in the case of a sale of assets of a Restricted Subsidiary of RRI that is not a Guarantor, to repay Indebtedness of that Restricted Subsidiary and correspondingly reduce commitments with respect thereto;

          (2) in the case of a sale of assets pledged to secure Indebtedness (including Capital Lease Obligations), other than Secured Debt, to repay the Indebtedness secured by those assets; or

          (3) in the case of any Asset Sale:

             (A) to repay loans or letter of credit obligations outstanding under any Credit Agreement Priority Facility or to provide cash collateral for letters of credit issued under a Credit Agreement Priority Facility;

             (B) to acquire all or substantially all of the assets of, or all or a majority of the Voting Stock of, a Person engaged in a Permitted Business provided that such Person becomes a Guarantor;

             (C) to make a capital expenditure; or

             (D) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

     If any Net Proceeds from any sale of Shared Collateral or Excluded Securities or from any issuance of Equity Securities that constitute an Asset Sale are required pursuant to the terms of any of the Secured Debt Documents to be deposited into a cash collateral or similar account, then such Net Proceeds shall be deposited into a Cash Collateral Account as part of the Shared Collateral. As to any other Net Proceeds, pending final application of such Net Proceeds in accordance with this covenant, RRI may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indentures.

     Any Net Proceeds from Asset Sales (other than Excluded Proceeds) that are not applied or invested as provided in the second paragraph under "-- Asset Sales" will constitute "Excess Proceeds," except that if any portion of any Net Proceeds from an Asset Sale (other than Excluded Proceeds) is required at any time pursuant to any Secured Debt Document to be applied to the mandatory prepayment, redemption, repurchase or purchase of Parity Secured Debt or to provide cash collateral for letters of credit issued under Parity Secured Debt, then all of the Net Proceeds from that Asset Sale (other than Excluded Proceeds) will be deemed to be "Excess Proceeds" at that time. When the aggregate amount of Excess

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Proceeds exceeds $25.0 million, RRI will make an offer to all holders of notes and all other holders of other Indebtedness that is pari passu with the notes (other than Credit Agreement General Facilities Debt) (and, so long as the notes are secured, equally and ratably secured with the notes) containing provisions similar to those set forth in the indentures with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase (or repay, prepay or redeem, as applicable) an aggregate principal amount of notes and such other pari passu Indebtedness that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds multiplied by a fraction, the numerator of which consists of (A) the aggregate principal amount then outstanding on the notes and all such pari passu Indebtedness containing such provisions (not including Credit Agreement General Facilities Debt) and the denominator of which is (B) the sum of (i) such aggregate amount in the preceding clause (A) and (ii) the Credit Agreement General Facilities Debt then outstanding (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and special interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, RRI may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into any Asset Sale Offer exceeds the amount of Excess Proceeds, RRI will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     Notwithstanding the foregoing provisions of this "Asset Sale" covenant, any Net Proceeds received by RRI or a Restricted Subsidiary of RRI in connection with an Asset Sale may be deposited to the Texas Genco Escrow Account as part of the Shared Collateral and such deposit may be reserved for as long as deemed appropriate by RRI for application to the payment of the purchase price for assets of or Equity Interests in Texas Genco or any of its Subsidiaries, if (1) all other deposits in the Texas Genco Escrow Account derived from any source other than an Asset Sale are first applied to the payment of such purchase price and (2) in the case of a purchase of Equity Interests, Texas Genco or such Subsidiary, as applicable, becomes a Restricted Subsidiary of RRI concurrently with the first application of any funds on deposit in the Texas Genco Escrow Account to the payment of the purchase price for any Equity Interests in Texas Genco or any of its Subsidiaries. RRI may terminate such reserve at any time as to any or all proceeds from Asset Sales then held in the Texas Genco Escrow Account, and such proceeds will thereupon immediately become Excess Proceeds as to which an Asset Sale Offer is required as set forth in the preceding paragraph; provided, that any Net Proceeds of any Asset Sale of Reliant Energy Desert Basin, LLC and any of its Subsidiaries (or any of its or their assets) or RECE and any of its Subsidiaries (or any of its or their assets) that are released from the Texas Genco Escrow Account will not be treated as Excess Proceeds if they are applied promptly after such release to repay Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt.

     RRI will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indentures, RRI will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indentures by virtue of such conflict.

SELECTION AND NOTICE

     If less than all of the 2010 notes or the 2013 notes are to be redeemed at any time, the applicable trustee will select notes for redemption as follows:

          (1) if the applicable notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such notes are listed; or

          (2) if the applicable notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the applicable trustee deems fair and appropriate.

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     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of either of the indentures. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

  CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE

     If on any date following the date of the indentures:

          (1) the rating assigned to either series of notes by each of S&P and Moody's is an Investment Grade Rating, and

          (2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended with respect to that series of notes:

          (1) "-- Repurchase at the Option of Holders-Asset Sales;"

          (2) "-- Restricted Payments;"

          (3) "-- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (4) "-- Dividend and Other Payment Restrictions Affecting
     Subsidiaries;"

          (5) "-- Designation of Restricted and Unrestricted Subsidiaries;"

          (6) "-- Transactions with Affiliates;" and

          (7) clause (4) of the covenant described below under "-- Merger, Consolidation or Sale of Assets."

     Notwithstanding the foregoing, if the ratings assigned by both such rating agencies with respect to that series of notes should subsequently decline to below an Investment Grade Rating, the foregoing covenants will be reinstituted as of and from the date of such rating decline. The "Restricted Payments" covenant will be interpreted as if it had been in effect since the date of the indentures except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that either series of notes will ever achieve an investment grade rating or that any such rating will be maintained.

  Restricted Payments

     RRI will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of RRI's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving RRI or any of its Restricted Subsidiaries) or to the direct or indirect holders of RRI's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of RRI or to RRI or a Restricted Subsidiary of RRI);
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          (2) purchase, redeem or otherwise acquire or retire for value
     (including, without limitation, in connection with any merger or consolidation involving RRI) any Equity Interests of RRI;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of RRI or of any Guarantor that is contractually subordinated to the notes or any subsidiary guarantee (excluding any intercompany Indebtedness, intercompany receivables or intercompany advances between or among any of RRI and any of its Restricted Subsidiaries and Permitted PEDFA Bond Indebtedness), except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (2) RRI would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by RRI and its Restricted Subsidiaries after the date of the indentures (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (A) 50% of the Consolidated Net Income of RRI for the period (taken as one accounting period) from the beginning of the first full fiscal quarter since the date of the indentures to the end of RRI's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (B) 100% of the aggregate net cash proceeds (other than any such net cash proceeds that are deposited into the Texas Genco Escrow Account unless such net cash proceeds are released from the Texas Genco Escrow Account without being used to acquire assets or Equity Interests in Texas Genco or any of its Subsidiaries) received by RRI since the date of the indentures as a contribution to its common equity capital or surplus or from the issue or sale of Equity Interests of RRI (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of RRI that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of RRI), plus

             (C) to the extent that any Restricted Investment that was made after the date of the indentures is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

             (D) 50% of any cash received by RRI or a Restricted Subsidiary of RRI after the date of the indentures from an Unrestricted Subsidiary of RRI, to the extent that such cash was not otherwise included in Consolidated Net Income of RRI for such period and did not result in an increase in the amount available for future Permitted Investments, plus

             (E) to the extent that any Unrestricted Subsidiary of RRI is redesignated as a Restricted Subsidiary after the date of the indentures, the Fair Market Value of RRI's Investment in such Subsidiary as of the date of such redesignation.

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     The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indentures;

          (2) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds (other than any such net cash proceeds that are deposited into the Texas Genco Escrow Account) of, the substantially concurrent sale (other than to a Restricted Subsidiary of RRI) of, Equity Interests of RRI (other than Disqualified Stock) or of the substantially concurrent contribution of common equity capital or surplus to RRI, provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(B) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of RRI or any Guarantor that is subordinated to the notes or to any subsidiary guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of RRI to the holders of its Equity Interests on a pro rata basis;

          (5) so long as no Default has occurred and is continuing or would be caused thereby, (A) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of RRI or any Restricted Subsidiary of RRI in connection with any management equity subscription agreement, stock option agreement, shareholders' agreement, severance agreement, employee benefit plan or agreement or similar agreement or (B) the repurchase for value of any Equity Interests of RRI in the open market to satisfy stock options issued by RRI that are outstanding; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests after the date of the indentures may not exceed $15.0 million in any calendar year (or the pro rata portion thereof for the calendar year 2003);

          (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

          (7) the purchase by RRI of fractional shares upon conversion of any securities of RRI into Equity Interests of RRI;

          (8) the declaration and payment of dividends (A) to holders of any class or series of Disqualified Stock of RRI or any Restricted Subsidiary of RRI issued on or after the date of the indentures in accordance with the Fixed Charge Coverage test described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) to holders of Texas Genco Preferred Stock issued pursuant to clause (7) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (9) upon the occurrence of a Change of Control and after the completion of the offer to repurchase the notes as described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" (including the purchase of all notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Capital Stock or Indebtedness that is contractually subordinated to the notes or any subsidiary guarantee required under the terms of such Capital Stock or Indebtedness as a result of such Change of Control;

          (10) the transactions with any Person (including any Affiliate of RRI) set forth in clauses (1) and (4) of the second paragraph of the covenant described under the caption "-- Transaction with Affiliates" and the funding of any obligations in connection therewith;

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          (11) the issuance of Equity Interests of RRI (other than Disqualified
     Stock) for other Equity Interests of RRI in connection with any rights offering and payments for the redemption of fractional shares in connection with any rights offering; and

          (12) so long as no Default has occurred and is continuing or would be caused thereby, additional Restricted Payments in an aggregate amount not to exceed $75.0 million since the date of the indentures.

     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by RRI or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

     For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, RRI, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     RRI will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and RRI will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that RRI may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for RRI's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence (A) by RRI and the guarantee by the Guarantors and the Orion Bank Guarantors of additional Indebtedness and letters of credit under Credit Facilities and (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of RRI and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

             (i) $3.0 billion; or

             (ii) $5.527 billion less the sum, without duplication, of:

                (a) the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments under Credit Facilities of Excluded Subsidiaries, RECE and its Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiaries) that have been made by RRI or any of its Restricted Subsidiaries since the date of the indentures (excluding the first $500.0 million of such repayments other than repayments made with the proceeds from the issuance of Parity Secured Debt as permitted under the indentures);

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                (b) the aggregate amount, without duplication, of (x) all
           commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by RRI or any of its Restricted Subsidiaries (other than Credit Facilities of Excluded Subsidiaries, RECE and its Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiaries) and (y) all repayments of revolving credit borrowings under the Credit Agreement Priority Facility with the Net Proceeds from an Asset Sale other than temporary repayments pending the final application of such Net Proceeds contemplated by the "Asset Sale" covenant (whether or not the commitments thereunder are correspondingly reduced), in each case, since the date of the indentures; and

                (c) the aggregate principal amount of Indebtedness incurred pursuant to clause (5) of this paragraph (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to such clause (5)) that is at the time outstanding;

          (2) the incurrence by the Excluded Orion Power Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities of an Excluded Orion Power Subsidiary in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of all Excluded Orion Power Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (2), not to exceed $1.425 billion less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility of an Excluded Orion Power Subsidiary that have been made by the Excluded Orion Power Subsidiaries since the date of the indentures and less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility of an Excluded Orion Power Subsidiary that have been made by the Excluded Orion Power Subsidiaries since the date of the indentures; provided that the aggregate principal amount of all Indebtedness permitted to be incurred pursuant to this clause (2) (including all Permitted Refinancing Indebtedness to refund, refinance or replace Indebtedness incurred pursuant to this clause (2)) shall in no event be reduced to less than $150.0 million;

          (3) the incurrence by RECE and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities of RECE or any of its Subsidiaries in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of RECE and all Foreign Subsidiaries thereunder) not to exceed 110% of the amounts committed or outstanding under such Credit Facilities on the date of the indentures in any currency permitted by the terms of such Credit Facilities less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility of RECE or a Foreign Subsidiary that have been made by RECE or Foreign Subsidiaries since the date of the indentures and less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility of RECE or a Foreign Subsidiary that have been made by RECE or the Foreign Subsidiaries since the date of the indentures; provided that the aggregate principal amount of all such Indebtedness permitted to be incurred pursuant to this clause (3) (including all Permitted Refinancing Indebtedness to refund, refinance or replace Indebtedness incurred pursuant to this clause (3)) shall in no event be reduced to less than the currency equivalent of $100.0 million;

          (4) the incurrence by REMA and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities of REMA or any of its Subsidiaries in an aggregate principal amount at any one time outstanding under this clause (4) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of REMA and its Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $60.0 million;

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          (5) the incurrence by RRI and/or the Seward Subsidiaries of (A)
     Permitted PEDFA Bond Indebtedness and/or the guarantee thereof by RRI or
     (B) Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds, in an aggregate principal amount at any one time outstanding under this clause (5), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), without duplication, not to exceed $600.0 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness incurred pursuant to this clause (5) that have been made by RRI and/or the Guarantors and/or the Seward Subsidiaries since the date of the indentures;

          (6) the incurrence by Texas Genco or TG Holdco or any of its Subsidiaries, (A) after the first acquisition by RRI or TG Holdco of either
     (i) Equity Interests in Texas Genco or (ii) assets of Texas Genco or any of its Subsidiaries having a Fair Market Value equal to at least 50% of the Fair Market Value of Texas Genco and its Subsidiaries, of Indebtedness under a Credit Facility of Texas Genco or TG Holdco and/or one or more of its Subsidiaries in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6)(A), not to exceed $150.0 million at any one time outstanding or (B) after the first acquisition of assets of Texas Genco or any of its Subsidiaries having a Fair Market Value of less than 50% of the Fair Market Value of Texas Genco and its Subsidiaries, of Indebtedness under a Credit Facility of Texas Genco or TG Holdco and/or one or more of its Subsidiaries in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6)(B), not to exceed $75.0 million at any one time outstanding; provided that any such Indebtedness incurred pursuant to this clause (6) is Non-Recourse to RRI and its Restricted Subsidiaries other than TG Holdco and its Subsidiaries;

          (7) (A) the issuance of Texas Genco Preferred Stock or (B) the incurrence of Indebtedness by Texas Genco, TG Holdco or any of their Subsidiaries or by RRI and the Guarantors, in each case, to finance the purchase of assets of or Equity Interests in Texas Genco or any of its Subsidiaries, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (7); provided that the aggregate original principal amount of all such Indebtedness plus the aggregate original liquidation preference of such preferred stock does not exceed 50% of the purchase price paid for any such assets or 50% of the Enterprise Value of Texas Genco in the case of any acquisition of Equity Interests; provided further, that any such Indebtedness incurred by Texas Genco, TG Holdco or any of their Subsidiaries is Non-Recourse to RRI and its Restricted Subsidiaries other than TG Holdco and its subsidiaries; provided, further, in the case of a purchase of Equity Interests, Texas Genco or such Subsidiary, as applicable, becomes a Restricted Subsidiary of RRI concurrently with the first application of any funds on deposit in the Texas Genco Escrow Account to the payment of the purchase price for such Equity Interests;

          (8) the issuance of Specified Junior Securities by RRI, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8); provided that at least 50% of the net proceeds of such issuance (other than proceeds that are deposited into the Texas Genco Escrow Account) are applied to the repayment of term Indebtedness under RRI's Credit Facilities; provided, further, that if there is any change in the terms of such Specified Junior Securities that results in such securities no longer meeting all of the requirements of the definition of "Specified Junior Securities," then such change will be deemed to constitute an incurrence of Indebtedness by RRI that was not permitted by this clause (8);

          (9) the incurrence by RRI and its Restricted Subsidiaries of the Existing Indebtedness, including the Convertible Notes, and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9);

          (10) the incurrence by RRI and the Guarantors of Indebtedness represented by the notes and the related subsidiary guarantees issued on the date of the indentures and the exchange notes and the related subsidiary guarantees to be issued pursuant to the registration rights agreement and the

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     incurrence by any Restricted Subsidiary of RRI of any other subsidiary guarantee of the notes and the exchange notes, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10);

          (11) the incurrence by RRI or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of RRI or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $100.0 million at any one time outstanding;

          (12) the incurrence by RRI or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indentures to be incurred under the first paragraph of this covenant or clauses (1), (2),
     (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (21) of this paragraph;

          (13) the incurrence by RRI or any of its Restricted Subsidiaries of intercompany Indebtedness between or among RRI and any of its Restricted Subsidiaries; provided, however, that:

             (A) if RRI or any Guarantor is the obligor on such Indebtedness and
        (i) the payee is not RRI or a Guarantor or (ii) such Indebtedness constitutes Excluded Securities, such Indebtedness (except Permitted PEDFA Bond Indebtedness) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of RRI, or the subsidiary guarantee, in the case of a Guarantor; and

             (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than RRI or a Restricted Subsidiary of RRI and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either RRI or a Restricted Subsidiary of RRI (except transfers to the collateral trustee to secure Secured Obligations) will be deemed, in each case, to constitute an incurrence of such Indebtedness by RRI or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
        (13);

          (14) the incurrence by Orion Power Holdings, Inc. of the Orion Limited Guaranty or the incurrence of any other obligation of any Restricted Subsidiary that guarantees, secures or supports, equally and ratably, all of the Parity Secured Debt and other Parity Secured Obligations;

          (15) the issuance by any of RRI's Restricted Subsidiaries to RRI or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

             (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than RRI or a Restricted Subsidiary of RRI; and

             (B) any sale or other transfer of any such preferred stock to a Person that is not either RRI or a Restricted Subsidiary of RRI, will be deemed, in each case, to constitute an issuance of such preferred stock by RRI or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (15);

          (16) the incurrence by RRI or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

          (17) the incurrence by RRI or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds provided by RRI or a Restricted Subsidiary in the ordinary course of business;

          (18) the incurrence by RRI or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument
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     inadvertently drawn against insufficient funds, so long as such
     Indebtedness is covered within five business days;

          (19) the incurrence of Indebtedness arising from agreements of RRI or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by RRI and/or such Restricted Subsidiary in connection with such disposition;

          (20) the Guarantee by RRI or any Guarantor of Indebtedness that was permitted by the indentures to be incurred under the first paragraph of this covenant or clauses (8), (11) or (21) of this paragraph; and

          (21) the incurrence by RRI or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (21), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
     (21), not to exceed $500.0 million (which may, but need not, be incurred under a Credit Facility).

     RRI will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt), other than the Orion Limited Guaranty, that is contractually subordinated in right of payment to any other Indebtedness of RRI or that Guarantor (except Permitted PEDFA Bond Indebtedness) unless such Indebtedness is also contractually subordinated in right of payment to the notes or the applicable subsidiary guarantee on substantially identical terms; provided, however, that no Indebtedness of RRI will be deemed to be contractually subordinated in right of payment to any other Indebtedness of RRI solely by virtue of being unsecured or by virtue of being secured on a junior basis.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, RRI will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify from time to time all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes were first issued and authenticated under the indentures will initially be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) through (4) and (9) of the definition of Permitted Debt, as applicable, and all Permitted PEDFA Bond Indebtedness and other Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds outstanding on the date on which notes were first issued and authenticated under the indentures will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (5) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of RRI as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that RRI or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

  Liens

     RRI will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

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  Sale and Leaseback Transactions

     RRI will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that RRI or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) RRI or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

          (3) if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and RRI applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

     However, the preceding restrictions will not apply to a sale and leaseback transaction entered into between RRI and a Restricted Subsidiary or between Restricted Subsidiaries of RRI.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     RRI will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to RRI or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to RRI or any of its Restricted Subsidiaries;

          (2) make loans or advances to RRI or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to RRI or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements as in effect on the date of the indentures and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indentures as reasonably determined by RRI or such Restricted Subsidiary;

          (2) the indentures, the notes and the subsidiary guarantees;

          (3) applicable law, rule, regulation or order;

          (4) Indebtedness incurred by RECE and Foreign Subsidiaries of RRI that are Restricted Subsidiaries pursuant to clause (3) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (5) Indebtedness incurred by REMA pursuant to clause (4) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (6) Indebtedness incurred by the Seward Subsidiaries of Permitted PEDFA Bond Indebtedness or Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds pursuant to clause (5)

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     of the second paragraph of the covenant entitled "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (7) Indebtedness incurred by Texas Genco or TG Holdco pursuant to clause (6) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (8) Indebtedness incurred by TG Holdco or Texas Genco or any of their Subsidiaries or by RRI and the Guarantors pursuant to clause (7) of the second paragraph of the covenant entitled "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (9) customary non-assignment provisions in contracts, agreements, leases, permits and licenses entered into or issued in the ordinary course of business;

          (10) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

          (11) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (12) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as reasonably determined by RRI or such Restricted Subsidiary;

          (13) Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

          (14) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business or
     (ii) with the approval of RRI's or the Restricted Subsidiary's Board of Directors or chief financial officer, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

          (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (16) any Purchase Money Note or other Indebtedness or any contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

          (17) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which RRI or any Restricted Subsidiary of RRI is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of RRI or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of RRI or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

          (18) Indebtedness of a Restricted Subsidiary of RRI existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by RRI; and

          (19) with respect to clause (3) of the first paragraph of this covenant only, restrictions encumbering property at the time such property was acquired by RRI or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition.

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  Merger, Consolidation or Sale of Assets

     RRI may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not RRI is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of RRI and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either:

             (A) RRI is the surviving corporation; or

             (B) the Person formed by or surviving any such consolidation or merger (if other than RRI) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) is a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the notes pursuant to supplemental indentures duly and validly executed by the trustees;

          (2) the Person formed by or surviving any such consolidation or merger (if other than RRI) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of RRI under the notes, the indentures, the registration rights agreement (unless all material obligations in that agreement have been performed) and the security documents pursuant to supplemental indentures reasonably satisfactory to the trustees;

          (3) immediately after such transaction, no Default or Event of Default exists; and

          (4) RRI or the Person formed by or surviving any such consolidation or merger (if other than RRI), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

             (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of RRI immediately preceding the transaction; and

             (B) will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio of RRI as of such date.

     In addition, RRI may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     Notwithstanding the foregoing:

          (1) any Restricted Subsidiary of RRI may consolidate with, merge into or transfer all or part of its properties and assets to RRI or any other Restricted Subsidiary of RRI; and

          (2) RRI may merge with an Affiliate solely for the purpose of reincorporating RRI or re-forming in another jurisdiction.

  Transactions with Affiliates

     RRI will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets

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

from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of RRI (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable (as reasonably determined by RRI) to RRI or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by RRI or such Restricted Subsidiary with an unrelated Person; and

          (2) RRI delivers to the trustees:

             (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an officer's certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to RRI or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement or director's engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by RRI or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors;

          (2) transactions between or among RRI and/or its Restricted Subsidiaries;

          (3) transactions with a Person that is an Affiliate of RRI solely because RRI owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of RRI;

          (5) any issuance of Equity Interests (other than Disqualified Stock) of RRI to Affiliates of RRI;

          (6) Restricted Payments that do not violate the provisions of the indentures described above under the caption "-- Restricted Payments;"

          (7) transactions effected as part of a Qualified Securitization Transaction;

          (8) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate outstanding at any one time;

          (9) any agreement, instrument or arrangement as in effect as of the date of the indentures or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the date of the indentures as determined by RRI;

          (10) any pro rata distribution (including a rights offering) to all holders of a class of Equity Interests or Indebtedness of RRI or any of its Restricted Subsidiaries, including Persons who are Affiliates of RRI or any of its Restricted Subsidiaries; and

          (11) any transaction involving sales of electric capacity, energy, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation and fuel storage in the ordinary course of business on terms that are no less favorable (as reasonably determined by RRI) to RRI or the relevant Restricted Subsidiary of RRI than those that would have been obtained in a comparable transaction by RRI or such Restricted Subsidiary with an unrelated Person.

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  Business Activities

     RRI will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to RRI and its Subsidiaries taken as a whole.

  Additional Subsidiary Guarantees; Further Assurances; Insurance

     If after the date of the indentures RRI or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is required to become a guarantor of any borrowings under the Credit Agreement or any other Indebtedness of RRI, or any Excluded Subsidiary ceases to be an Excluded Subsidiary, then that Domestic Subsidiary or former Excluded Subsidiary will become a Guarantor and (A) execute supplemental indentures and a joinder agreement to the security documents in form and substance reasonably satisfactory to the trustees providing that such Subsidiary shall become a Guarantor under the indentures and a party as grantor to the security documents and (B) deliver an opinion of counsel satisfactory to the trustee, in each case, within 30 business days of the date on which it was acquired or created.

     RRI and each Guarantor will do or cause to be done all acts and things which may be required, or which the collateral trustee from time to time may reasonably request, to assure and confirm that the collateral trustee holds, for the benefit of the holders of the notes duly created, enforceable and perfected Liens (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Liens) upon all property, whether real, personal (including after-acquired personal property) or mixed, of RRI and the Guarantors that is subject to any Lien securing any other Series of Secured Debt, except Permitted Separate Liens upon Excluded Property.

     If RRI or any of the Guarantors at any time owns or acquires any property that is subject to a Lien securing any Parity Secured Debt (except Permitted Separate Liens upon Excluded Property), but is not subject to a valid, enforceable perfected Lien (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Liens) in favor of the collateral trustee as security equally and ratably for all of the Parity Secured Obligations, then RRI will, or will cause such Guarantor to the extent required under the Credit Agreement or any other Credit Facility of RRI to, concurrently:

          (1) execute and deliver to the collateral trustee a security document upon substantially the same terms as the security documents delivered in connection with the issuance of the notes or other terms reasonably satisfactory to RRI or such Guarantor and the collateral trustee acting at the direction of the Credit Agreement Agent, granting a Lien upon such property to the collateral trustee for the benefit of the holders of Parity Secured Obligations, equally and ratably;

          (2) cause the Lien granted in such security document to be duly perfected in any manner permitted by law and cause each other Lien that secures Indebtedness upon such property to be (A) released, unless it is a Permitted Lien, or (B) subordinated to the collateral trustee's Liens if it is not a Permitted Prior Lien; and

          (3) deliver to the trustees and collateral trustee any opinion of counsel delivered to or for the benefit of any Series of Secured Debt.

     Upon request of the collateral trustee at any time and from time to time, RRI and each Guarantor will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the collateral trustee may reasonably request to grant, perfect or maintain the priority of (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Prior Liens) the Liens and benefits intended to be conferred as contemplated by the Secured Debt Documents and the security documents for the benefit of the holders of the Parity Secured Obligations.

     RRI and the Guarantors will maintain with financially sound and reputable insurance companies, insurance on their property and assets (including the Shared Collateral) in at least such amounts, with

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such deductibles and against at least such risks as is customary for companies of the same or similar size engaged in the same or similar businesses as those of RRI and the Guarantors and furnish to the collateral trustee, upon written request, full information as to its property and liability insurance carriers. Holders of Note Obligations, as a class, will be named as an additional insured on all liability insurance policies of RRI and its Restricted Subsidiaries and the collateral trustee will be named as loss payee on all property and casualty insurance policies of each such person.

  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by RRI and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as determined by RRI. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary.

  No Amendment to Provisions of Convertible Notes

     Without the consent of the holders of at least a majority in aggregate principal amount of the 2010 notes and the holders of at least a majority in aggregate principal amount of the 2013 notes then outstanding, RRI will not amend, modify or alter the Convertible Note Indenture in any way to:

          (1) increase the rate of or change the time for payment of interest on any Convertible Notes;

          (2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Convertible Notes;

          (3) alter the redemption provisions or the price or terms at which RRI is required to offer to purchase any Convertible Notes; or

          (4) amend the subordination provisions of the Convertible Note Indenture.

  Payments for Consent

     RRI will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any monetary consideration to or for the benefit of any holder of any series of notes for or as an inducement to any consent under or waiver or amendment of any of the terms or provisions of the applicable indenture, such notes, the subsidiary guarantees or the registration rights agreement unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, RRI will furnish to holders of notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if RRI were required to file such reports; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if RRI were required to file such reports.

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     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on RRI's consolidated financial statements by RRI's certified independent accountants. In addition, RRI will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon reasonable request.

     If, at any time, RRI is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, RRI will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. RRI agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept RRI's filings for any reason, RRI will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if RRI were required to file those reports with the Commission.

     In addition, RRI and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     With respect to each series of notes, each of the following is an Event of
Default:

          (1) default for 30 days in the payment when due of interest on, or special interest with respect to, the applicable notes;

          (2) default in payment when due of the principal of, or premium, if any, on the applicable notes;

          (3) failure by RRI or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" for 30 days after notice from the applicable trustee or the holders of at least 25% in aggregate principal amount of the applicable series of notes then outstanding to comply with such provisions;

          (4) failure by RRI or any of its Restricted Subsidiaries for 60 days after notice from the applicable trustee or the holders of at least 25% in aggregate principal amount of the applicable series of notes then outstanding to comply with any of the other agreements in the applicable indenture or the security documents;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by RRI or any of its Restricted Subsidiaries other than (A) RECE and its Subsidiaries, (B) Reliant Energy Channelview, L.P. and its Subsidiaries so long as, taken together, they would not constitute a Significant Subsidiary, (C) Liberty Electric PA, LLC, Liberty Electric Power, LLC and their respective Subsidiaries so long as, taken together, they would not constitute a Significant Subsidiary and
     (D) Reliant Energy Retail Holdings, LLC or any Subsidiary thereof in connection with a Qualified Securitization Transaction (or the payment of which is guaranteed by RRI or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indentures, if that default:

             (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (B) results in the acceleration of such Indebtedness prior to its express maturity,

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        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

          (6) failure by RRI or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days;

          (7) the repudiation by RRI or any of its Restricted Subsidiaries of any of its obligations under any of the security documents or the unenforceability of any of the security documents against RRI or any of its Restricted Subsidiaries for any reason if such unenforceability shall be applicable to Collateral having an aggregate Fair Market Value of $50.0 million or more;

          (8) any security document or any Lien purported to be granted thereby on assets having a Fair Market Value in excess of $50.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason within the control of RRI or any of its Restricted Subsidiaries (other than pursuant to a release that is delivered or becomes effective as set forth in the applicable indenture) to be fully enforceable and perfected;

          (9) except as permitted by the applicable indenture, any subsidiary guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its subsidiary guarantee; and

          (10) certain events of bankruptcy or insolvency described in the applicable indenture with respect to RRI or any of its Restricted Subsidiaries (other than RECE and its Subsidiaries) that would constitute a Significant Subsidiary or relating to any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to RRI, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the applicable trustee or the holders of at least 25% in principal amount of the then outstanding notes of the applicable series may declare all the notes of that series to be due and payable immediately. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes of the applicable series may rescind any such acceleration with respect to that series of notes and its consequences.

     Subject to the provisions of the indentures relating to the duties of the trustees, in case an Event of Default occurs and is continuing, the trustees will be under no obligation to exercise any of the rights or powers under the indentures at the request or direction of any of the holders of the notes unless such holders have offered to the trustees indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indentures or the notes unless:

          (1) such holder has previously given the applicable trustee notice that an Event of Default is continuing;

          (2) holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series have requested the applicable trustee to pursue the remedy;

          (3) such holders have offered the applicable trustee security or indemnity satisfactory to it against any loss, liability or expense;

          (4) the applicable trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

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          (5) holders of a majority in aggregate principal amount of the outstanding notes of the applicable series have not given the applicable trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain limitations, with respect to either series of notes, holders of a majority in principal amount of the then outstanding notes of that series may direct the applicable trustee in its exercise of any trust or power. Either trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or special interest.

     With respect to either series of notes, the holders of a majority in aggregate principal amount of notes of that series then outstanding by notice to the applicable trustee may on behalf of the holders of that series of notes waive any existing Default or Event of Default and its consequences under the applicable indenture except a continuing Default or Event of Default in the payment of interest or special interest on, or the principal of, that series of notes.

     RRI is required to deliver to the trustees annually a statement regarding compliance with the indentures. Upon becoming aware of any Default or Event of Default, RRI is required to deliver to the trustees a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of RRI or any Guarantor, as such, will have any liability for any obligations of RRI or the Guarantors under the notes, the indentures, the subsidiary guarantees, the security documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     RRI may, at its option and at any time, elect to have all of its obligations discharged with respect to either or both series of the outstanding notes and all obligations of the Guarantors discharged with respect to the related subsidiary guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and special interest, if any, on such notes when such payments are due from the trust referred to below;

          (2) RRI's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustees, and RRI's and the Guarantor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indentures.

     In addition, RRI may, at its option and at any time, elect to have the obligations of RRI and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indentures ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the applicable series of notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the applicable series of notes.

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

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) RRI must irrevocably deposit with the applicable trustee, in trust, for the benefit of the holders of the applicable series of notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and special interest, if any, on the outstanding notes of the applicable series on the Stated Maturity or on the applicable redemption date, as the case may be, and RRI must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, RRI has delivered to the applicable trustee an opinion of counsel reasonably acceptable to such trustee confirming that (A) RRI has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the indentures, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, RRI has delivered to the applicable trustee an opinion of counsel reasonably acceptable to such trustee confirming that the holders of the outstanding notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indentures) to which RRI or any of its Subsidiaries is a party or by which RRI or any of its Subsidiaries is bound;

          (6) RRI must deliver to the applicable trustee an officer's certificate stating that the deposit was not made by RRI with the intent of preferring the holders of notes of the applicable series over the other creditors of RRI with the intent of defeating, hindering, delaying or defrauding creditors of RRI; and

          (7) RRI must deliver to the applicable trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     The Shared Collateral will be released with respect to the Note Obligations with respect to the applicable series of notes, as provided above under the caption "-- Security -- Release of Security Interests," upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this section.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the 2010 notes and the related indenture or the 2013 notes and the related indenture may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the 2010 notes or the 2013 notes, as the case may be, then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the

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2010 notes and the related indenture or the 2013 notes and the related indenture may be waived with the consent of the holders of a majority in principal amount of the then outstanding 2010 notes or the 2013 notes, as the case may be, (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     With respect to each series of notes, without the consent of each noteholder affected, an amendment or waiver may not (with respect to any such notes held by a non-consenting holder):

          (1) reduce the principal amount of such notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any such note or alter the provisions with respect to the redemption of such notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any such note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or special interest, if any, on such notes (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of the applicable series of notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any such note payable in money other than that stated in such notes;

          (6) make any change in the provisions of the applicable indenture relating to waivers of past Defaults or the rights of holders of such notes to receive payments of principal of, or interest or premium or special interest, if any, on such notes;

          (7) waive a redemption payment with respect to any such note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

          (8) make any change in the preceding amendment and waiver provisions.

     With respect to each series of notes, notwithstanding the preceding, without the consent of any holder of such notes, RRI, the Guarantors and the applicable trustee may amend or supplement the applicable indenture or the applicable notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of RRI's obligations to holders of such notes in the case of a merger or consolidation or sale of all or substantially all of RRI's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of such notes, or that does not adversely affect the legal rights under the applicable indenture of any such holder;

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act;

          (6) to make, complete or confirm any grant of Collateral permitted or required by the security documents, the collateral trust agreement or the applicable indenture or, with the consent of the Credit Agreement Agent, any release of Collateral that becomes effective as set forth in the security documents, the collateral trust agreement or the applicable indenture;

          (7) to conform the text of the applicable indenture, the applicable notes or the applicable subsidiary guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the applicable indenture, the applicable notes or the applicable subsidiary guarantees; or

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

          (8) to reflect any waiver or termination of any right arising under the provisions of the applicable indenture described above under the caption "-- Equal and Ratable Sharing of Shared Collateral by Holders of Parity Secured Debt" that otherwise would be enforceable by any holder of any Series of Secured Debt other than the applicable notes or any additional notes at any time issued under the applicable indenture, if such waiver or termination is set forth or provided in the applicable indenture or agreement governing or giving rise to such Series of Secured Debt, but no waiver or amendment pursuant to this clause (8) shall adversely affect the rights of any holder of notes.

     No amendment or supplement to the provisions of either indenture described under the caption "-- Equal and Ratable Sharing of Shared Collateral by Holders of Parity Secured Debt" will:

          (1) be effective unless set forth in a writing signed by the applicable trustee with the consent of the holders of at least a majority in principal amount of each affected Series of Secured Debt then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Series of Secured Debt), voting as a separate class; or

          (2) be effective without the written consent of RRI.

     Any such amendment or supplement that imposes any obligation upon the collateral trustee or adversely affects the rights of the collateral trustee in its individual capacity will become effective only with the consent of the collateral trustee.

SATISFACTION AND DISCHARGE

     Each indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (A) all applicable notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and applicable notes for whose payment money has been deposited in trust and thereafter repaid to RRI, have been delivered to the applicable trustee for cancellation; or

             (B) all applicable notes that have not been delivered to the applicable trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and RRI or any Guarantor has irrevocably deposited or caused to be deposited with such trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the applicable notes not delivered to the applicable trustee for cancellation for principal, premium and special interest, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which RRI or any Guarantor is a party or by which RRI or any Guarantor is bound;

          (3) RRI or any Guarantor has paid or caused to be paid all sums payable by it under the applicable indenture; and

          (4) RRI has delivered irrevocable instructions to the applicable trustee under the applicable indenture to apply the deposited money toward the payment of the applicable notes at maturity or the redemption date, as the case may be.

     In addition, RRI must deliver an officer's certificate and an opinion of counsel to the applicable trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
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     The Shared Collateral will be released with respect to the Note Obligations with respect to the applicable series of notes only, as provided above under the caption "-- Security -- Release of Security Interests," upon a discharge of the applicable indenture in accordance with the provisions described in this section.

CONCERNING THE TRUSTEES

     If a trustee becomes a creditor of RRI or any Guarantor, the applicable indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Each trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if the applicable indenture has been qualified under the Trust Indenture Act) or resign.

     The holders of a majority in principal amount of the then outstanding 2010 notes or 2013 notes, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The applicable indenture provides that in case an Event of Default occurs and is continuing, the applicable trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the applicable trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of 2010 notes or 2013 notes, as the case may be, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indentures, the security documents and the registration rights agreement without charge by writing to Reliant Resources, Inc., 1111 Louisiana Street, Houston, Texas 77002,
Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

     The original notes were offered and sold to qualified institutional buyers in reliance on Rule 144A("Rule 144A Notes"). The original notes also were offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, the original notes were and the exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

     The Rule 144A Notes and Regulation S Notes were initially represented by one or more notes in registered, global form without interest coupons (respectively, the "Rule 144A Global Notes" and the "Regulation S Global Notes") The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (the "Global Notes"). The Rule 144A Global Notes and the Regulation S Global Notes were and the Global Notes will be deposited upon issuance with the applicable trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. "

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear

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System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"), which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. RRI takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised RRI that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised RRI that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the holders to the exchange agent with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Certain investors in the Global Notes that represent the original notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After forty days from the closing of the offering of the original notes, such investors may also hold interests in such Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream hold interests in such Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURES FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and special interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indentures. Under the terms of the indentures, RRI and the trustees will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the

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notes for the purpose of receiving payments and for all other purposes.
Consequently, neither RRI, the trustees nor any agent of RRI or the trustees has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised RRI that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustees or RRI. Neither RRI nor the trustees will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and RRI and the trustees may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised RRI that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes, the Regulation S Global Notes and the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither RRI nor the trustees nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     All Global Notes of each series are exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (A) notifies RRI that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, RRI fails to appoint a successor depositary;

          (2) RRI, at its option, notifies the applicable trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear a restrictive legend unless that legend is not required by applicable law.

SAME DAY SETTLEMENT AND PAYMENT

     RRI will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. RRI will make all payments of principal, interest and premium and special interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. RRI expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised RRI that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

REGISTRATION RIGHTS; SPECIAL INTEREST

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these notes. See "-- Additional Information."

     RRI, the Guarantors and the Initial Purchasers entered into the registration rights agreement upon the closing of the offering of the original notes. Pursuant to the registration rights agreement, RRI and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement of which this prospectus is a part, RRI and the Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

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     If:

          (1) RRI and the Guarantors are not

             (A) required to file the Exchange Offer Registration Statement; or

             (B) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

          (2) any holder of Transfer Restricted Securities notifies RRI prior to the 20th day following consummation of the Exchange Offer that:

             (A) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

             (B) that it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

             (C) that it is a broker-dealer and owns notes acquired directly from RRI or an affiliate of RRI,

RRI and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

     RRI and the Guarantors will use all commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     For purposes of the preceding, "Transfer Restricted Securities" means each note until:

          (1) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

          (2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

          (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

          (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The registration rights agreement provides that:

          (1) RRI and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 180 days after the closing of the offering of the notes;

          (2) RRI and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 270 days after the closing of the offering of the notes;

          (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, RRI and the Guarantors will

             (A) commence the Exchange Offer; and

             (B) use all commercially reasonable efforts to issue on or prior to 300 days after the closing of the offering of the notes exchange notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

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          (4) if obligated to file the Shelf Registration Statement, RRI and the
     Guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises but no earlier than 180 days after the date of the indentures and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after filing with the Commission.

     If:

          (1) RRI and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

          (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness; or

          (3) RRI and the Guarantors fail to consummate the Exchange Offer within 300 days of the closing of the offering of the notes with respect to the Exchange Offer Registration Statement; or

          (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then RRI and the Guarantors will pay special interest to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default at a rate equal to 0.25% of the principal amount of notes held by such holder per annum, and such special interest will increase by an additional 0.25% per annum every 90 days thereafter, up to a maximum of 1.0% per annum, until the Exchange Offer is completed or the Shelf Registration Statement is declared effective.

     All accrued special interest will be paid by RRI and the Guarantors on each Damages Payment Date to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of special interest will cease.

     Holders of notes are required to make certain representations to RRI and Guarantors (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding special interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify RRI and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from RRI.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

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          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Act of Secured Debtholders" means, as to any matter, a direction in writing delivered to the collateral trustee:

          (1) at any time when no Actionable Default Period is continuing, by the Required Lenders; and

          (2) at any time when an Actionable Default Period is continuing, by or with the written consent of the Required Secured Debtholders; provided, that (A) so long as no direction has been given by or on behalf of the Required Secured Debtholders and subject in all respects to any contrary direction at any time given by the Required Secured Debtholders, the collateral trustee will act in accordance with instructions given to it from time to time by the Required Lenders (B) the Required Secured Debtholders may not countermand, in whole or in part, a direction by the Required Lenders instructing the collateral trustee to foreclose or otherwise enforce the collateral trustee's liens or default remedies upon any Collateral.

     "Actionable Default" means (1) the failure to pay any payment of principal of or interest on any Series of Secured Debt outstanding in the amount of $50.0 million or more resulting in an event of default under the applicable Series of Secured Debt after payment is due, including payments that are due (or if any required offer had been timely made would be due) in respect of any mandatory offer to purchase Parity Secured Debt resulting in an event of default under the applicable Series of Secured Debt, (2) the failure to pay in full, when due and payable in full (whether at maturity, upon acceleration or otherwise), either the notes or the Credit Agreement Debt or any other Series of Secured Debt outstanding in the amount of $50.0 million or more, (3) the exercise by the collateral trustee or any of its co-trustees or agents (including the Credit Agreement Agent) of any right or power that is exercisable by it only upon default to take sole and exclusive dominion or control over any deposits in a deposit account, commodity contract in a commodity account or financial asset in a securities account constituting any Shared Collateral or the delivery of any instructions to the collateral trustee directing it to foreclose or otherwise enforce, or to disburse the proceeds of enforcement of, any Lien upon any Collateral, or (4) the occurrence of any event of default under the indenture governing the notes or the Credit Agreement arising from the commencement of any bankruptcy case, receivership or other insolvency or liquidation proceeding by or against RRI or any of its Subsidiaries or any similar default provision at any time in effect under any indenture or agreement governing any Series of Secured Debt.

     "Actionable Default Period" means a period that commences on the date a Notice of Actionable Default is delivered to the collateral trustee and continues until the date (if ever) on which all notices of Actionable Default are withdrawn.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that a Person will be deemed to be an Affiliate if RRI has knowledge that such Person beneficially owns 10% or more of the Voting Stock of RRI; provided, further, that RRI will only be deemed to have knowledge of any Person beneficially owning 10% or more of RRI's Voting Stock if such Person has filed a statement of beneficial ownership pursuant to Sections 13(d) or 13(g) of the Exchange Act or has provided written notice thereof to RRI. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the foregoing, no Person (other than RRI or any Restricted Subsidiary of RRI) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of RRI solely by reason of such Investment.

     "Applicable Value" means the greater of (1) the aggregate principal amount, par value or book value as carried by RRI, as appropriate, or (2) the market value, of any capital stock or other securities of any Subsidiary of RRI.

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     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of RRI and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indentures described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests in any of RRI's Restricted Subsidiaries (other than Equity Interests of Texas Genco or TG Holdco issued within one year of the first acquisition of assets or Equity Interests of Texas Genco or any of its Subsidiaries).

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

          (2) a transfer of assets between or among RRI and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to RRI or to a Restricted Subsidiary of RRI;

          (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn out or obsolete assets or assets no longer used or useful in RRI's or any of its Restricted Subsidiaries' business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity;

          (7) a Restricted Payment that does not violate the covenant described above under the caption "-- Certain Covenants -- Restricted Payments" or a Permitted Investment;

          (8) the transfer by Erie Boulevard Hydropower, L.P. of the NiMo Assets to a New York (or a political subdivision thereof) industrial revenue authority in connection with any Approved IDA Transaction (as all of the foregoing capitalized terms are defined in the Amended and Restated Credit Agreement dated October 28, 2002 (the "OPNY Credit Agreement") as in effect on the date of the indentures, among Orion Power New York, L.P., Bank of America, N.A. as administrative agent, and the lenders parties thereto); provided that such transfer shall only be permitted hereunder if such transfer is permitted under the OPNY Credit Agreement;

          (9) a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, any of the foregoing events; provided that if such disposition involves assets having a Fair Market Value in excess of $20.0 million, that any cash proceeds received in connection therewith are treated as Net Proceeds of an Asset Sale;

          (10) the disposition by Choctaw County Trust or Reliant Energy Choctaw County, LLC of the substations and the related real property assets at the Choctaw Facility to be conveyed to Entergy pursuant to the terms and provisions of that certain Agreement for Engineering, Procurement and Construction between Entergy Mississippi Inc. and Reliant Energy Choctaw County, LLC dated as of July 31, 2001 and to the Tennessee Valley Authority;

          (12) the disposition by Reliant Energy Bighorn, LLC of the substation at the Bighorn generating facility (and the related real property assets) to be conveyed to Nevada Power Company pursuant to

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

     the terms and provisions of that certain EPC Agreement dated December 18, 2002 between Reliant Energy Bighorn, LLC and Nevada Power Company; and

          (13) a disposition of assets (other than any assets securing Secured
     Debt) in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members or board of directors thereof; and

          (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "Cash Collateral Account" means a deposit account at all times under the sole dominion and control of the collateral trustee (acting on its own or through its agent Bank of America, N.A., as collateral agent under the Credit Agreement or a successor collateral agent under the Credit Agreement) that is being held by the collateral trustee or such agent for the benefit of the holders of Secured Debt and includes the Texas Genco Escrow Account.

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     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) deposit accounts with any lender party to the Credit Agreement, Mellon Bank N.A., Wells Fargo Bank, N.A., Wachovia Bank, National Association, or any other bank that has a long-term debt rating of A+ or better by S&P and A1 or better by Moody's (an "Approved Bank");

          (4) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition;

          (5) repurchase obligations for underlying securities of the types described in clause (1) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition and secured by securities of the type described in clause (1), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement;

          (6) commercial paper with a rating of A-1 by S&P and P-1 by Moody's and, in each case, maturing within one year after the date of acquisition; and

          (7) money market funds which invest primarily in Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

     "CenterPoint" means CenterPoint Energy, Inc., a Texas corporation and its successors.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of RRI and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of RRI or any of its Restricted Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan);

          (2) the adoption of a plan relating to the liquidation or dissolution of RRI other than (A) the consolidation with, merger into or transfer of all or part of the properties and assets of any Restricted Subsidiary of RRI to RRI or any other Restricted Subsidiary of RRI and (B) the merger of RRI with an Affiliate solely for the purpose of reincorporating RRI or reforming RRI in another jurisdiction;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of RRI, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of RRI are not Continuing Directors; or

          (5) RRI consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, RRI, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of RRI or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of RRI outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the
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     outstanding shares of such Voting Stock of such surviving or transferee
     Person (immediately after giving effect to such issuance).

     "Choctaw Facility" means the nominally rated 872 MW combined cycle facility and related assets owned by Choctaw County Trust and located, or to be located, in French Camp, Choctaw County, Mississippi.

     "Citibank Intercreditor Agreement" means the Intercreditor Agreement, dated as of March 28, 2003, between Bank of America, N.A., as Administrative Agent and Collateral Agent, Citicorp USA, Inc., as Tranche A Agent, and Citibank, N.A., as Tranche A Collateral Agent, as in effect when originally entered into by the parties thereto and assumed by the collateral trustee.

     "Collateral" means the Shared Collateral and the Separate Collateral.

     "collateral trust agreement" means the Collateral Trust Agreement dated the date of the indentures, executed and delivered by RRI, the Guarantors and the collateral trustee, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

     "collateral trustee" means Wachovia Bank, National Association or one of its affiliates, in its capacity as collateral trustee under the collateral trustee agreement, together with its successors in such capacity.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (4) depreciation, depletion, amortization (including amortization of intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5) accruals for payments to CenterPoint as required under Section
     39.262 of the Texas Public Utility Regulatory Act to the extent by which RRI's affiliated retail electric provider's price to beat for providing retail electric service to residential and small commercial customers in CenterPoint's Houston service territory during 2002 and 2003 exceeds the market price of electricity, to the extent such accruals were deducted in computing such Consolidated Net Income; plus

          (6) charges associated with fees and expenses, including professional fees, incurred prior to the date of the indentures in connection with the modification of or preparation in connection therewith of Indebtedness of RRI that occurred prior to the date of the indentures, to the extent such charges were deducted in computing such Consolidated Net Income; plus

          (7) any fees payable pursuant to the Credit Agreement for failure to reduce Indebtedness below certain levels, to the extent such fees were deducted in computing such Consolidated Net Income; plus

          (8) the upfront costs of any Hedging Obligations paid prior to the date of the indentures, to the extent such costs were deducted in computing Consolidated Net Income; plus
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          (9) cash received during such period related to mark-to-market activities; less

          (10) cash paid during such period related to mark-to-market activities;

provided, however, that for purposes of this definition, any mark-to-market earnings or losses shall be excluded from the calculation of Consolidated Cash Flow to the extent taken into account in calculating Consolidated Net Income for such period.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments) paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2) for purposes of the covenant described above under the caption
     "-- Restricted Payments" only, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the cumulative effect of a change in accounting principles will be excluded; and

          (4) any non-cash impairment charges incurred subsequent to the date of the indentures will be excluded.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the assets of such Person less the liabilities of such Person all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Senior Debt" means, as of any date, the sum, without duplication, of:

          (1) the amount that would be shown on a consolidated balance sheet of RRI and its Restricted Subsidiaries prepared as of such date in accordance with GAAP as the liability in respect of (A) all Secured Debt, (B) all other Indebtedness of RRI or any Guarantor that is secured by a Lien on any of their properties and (C) all Indebtedness of any Excluded Subsidiary (other than intercompany Indebtedness between or among RRI and any of its Restricted Subsidiaries); provided, however, that Hedging Obligations will be excluded for purposes of this definition; and

          (2) to the extent not required to be reflected as a balance sheet liability, the aggregate maximum possible contingent reimbursement obligations of RRI and its Restricted Subsidiaries on such day in respect of all letters of credit and other extensions of credit that are then outstanding under any Credit Facility, secured by a Lien upon any of their properties, or incurred or Guaranteed by any Excluded Subsidiary.

     "Consolidated Senior Leverage Ratio" means, as of any date, the ratio of
(1) the Consolidated Senior Debt outstanding on such date after giving effect to all incurrences and repayments of Indebtedness made or to be made on such date to (2) the Consolidated Cash Flow of RRI for the most recently ended four full fiscal quarters for which internal financial statements are available.

     In addition, for purposes of calculating the Consolidated Senior Leverage
Ratio:

          (1) acquisitions that have been made by RRI or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by RRI or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or
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     subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Senior Leverage Ratio is made ("Leverage Ratio Calculation Date") will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period; and

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Ratio Calculation Date, will be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of RRI who:

          (1) was a member of such Board of Directors on the date of the indentures; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Convertible Note Indenture" means that certain indenture, dated as of June 24, 2003, by and between RRI and Wilmington Trust Company, as trustee, governing the Convertible Notes.

     "Convertible Notes" means $275.0 million in aggregate principal amount of RRI's 5.00% Convertible Subordinated Notes due 2010 that were issued and sold concurrently with the notes.

     "Credit Agreement" means the Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003, among RRI, the other Credit Parties named therein, the Lenders named therein, Bank of America, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank, Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents, Citicorp USA, Inc., as Tranche A Agent and Citibank, N.A., as Tranche A Collateral Agent, providing for up to $3.833 billion of term borrowings, $2.10 billion of revolving credit borrowings and letters of credit and $300.0 million of additional revolving credit borrowings, and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, modified, restated, renewed, extended, refinanced, or replaced, in each case, in whole or in part; provided, that a refinancing or replacement of any such agreement will only be deemed a "Credit Agreement" if so designated by RRI.

     "Credit Agreement Agent" means Bank of America, N.A., as administrative agent and collateral agent under the Credit Agreement, together with any successor or replacement agent in such capacity.

     "Credit Agreement Debt" means the Credit Agreement General Facilities Debt and the Credit Agreement Priority Facility.

     "Credit Agreement Documents" means the Credit Agreement and the security documents.

     "Credit Agreement General Facilities Debt" means Indebtedness of RRI (and guarantees thereof by any Guarantor or by any Orion Bank Guarantor under an Existing Orion Bank Guaranty) under the Credit Agreement, except the Credit Agreement Priority Facility. For purposes only of the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales," the aggregate amount of Credit Agreement General Facilities Debt shall be the sum of the outstanding principal amount of any loans, the aggregate face amount of any outstanding letters of credit, the aggregate amount of any unreimbursed drawings under any letters of credit and all unused commitments under the Credit Agreement that have not terminated, except (in each case) those outstanding under the Credit Agreement Priority Facility.

     "Credit Agreement General Facilities Obligations" means Credit Agreement General Facilities Debt and all Obligations in respect thereof under the Credit Agreement Documents but does not include Obligations in respect of the Credit Agreement Priority Facility.

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

     "Credit Agreement Obligations" means Credit Agreement General Facilities Obligations and Obligations under the Credit Agreement Priority Facility.

     "Credit Agreement Priority Facility" means a revolving credit facility under the Credit Agreement under which revolving loans or letters of credit may be provided to RRI or any of the guarantors under the Credit Agreement up to an aggregate outstanding amount not at any time exceeding $300.0 million (as such revolving credit facility may be extended, amended, refinanced or replaced from time to time so long as the aggregate principal amount available under such revolving credit facility does not exceed $300.0 million at any time), but only if and to the extent the Credit Agreement requires that (A) if a default or event of default under the Credit Agreements exists and is continuing, payments made by RRI or any of its Subsidiaries on account of Indebtedness outstanding under the Credit Agreement will be applied first to the payment of principal of and interest on the loans and the letter of credit obligations outstanding under such revolving credit facility before application is made to the payment of principal of and interest on the loans and the letter of credit obligations outstanding as Credit Agreement General Facilities Debt, and (B) proceeds from the enforcement of all Liens upon any property of RRI or any of its Subsidiaries securing any Indebtedness outstanding under the Credit Agreement will be applied to the payment of principal of and interest on the loans and the letter of credit obligations outstanding under such revolving credit facility before application is made to payment of principal of and interest on the loans and the letter of credit obligations outstanding as Credit Agreement General Facilities Debt; provided that a refinancing or replacement of any such revolving credit facility will only be deemed a "Credit Agreement Priority Facility" if so designated by RRI.

     "Credit Agreement Priority Facility Liens" means Liens securing Obligations under the Credit Agreement Priority Facility, but only to the extent securing such Obligations.

     "Credit Facility" or "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders (including PEDFA) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors), in each case, in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes issued under that indenture mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require RRI to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that RRI may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indentures shall be equal to the maximum amount that RRI and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     "Domestic Subsidiary" means any Restricted Subsidiary of RRI that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of RRI.

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     "Enterprise Value" means an amount equal to (i) the product of (A) the purchase price per share to be paid by RRI or TG Holdco for each share of common stock of Texas Genco either upon the exercise of the Option Agreement determined on such exercise date in accordance with the Option Agreement or in connection with a Permitted TG Purchase Transaction (as applicable), in each case exclusive of any control premium multiplied by (B) the aggregate number of shares of the common stock of Texas Genco issued and outstanding on the date the Option Agreement is exercised in accordance with the Option Agreement or a definitive agreement with respect to a Permitted TG Purchase Transaction is fully executed (as applicable), plus (ii) to the extent not included in the purchase price per share set forth in clause (i)(A) above and without any duplication, any control premium actually paid by RRI or TG Holdco in connection with the purchase of the outstanding common stock of Texas Genco pursuant to the Option Agreement or a Permitted TG Purchase Transaction (as applicable), plus (iii) the aggregate principal amount of any consolidated Indebtedness of Texas Genco and its Subsidiaries (A) on the date RRI or TG Holdco exercises the Texas Genco Option or a definitive agreement with respect to a Permitted TG Purchase Transaction is fully executed (as applicable) or (B) if such amount is not capable of being determined within two business days (x) after the earliest to occur of the exercise of the Option Agreement, the expiration of the Option Agreement and the termination of the Option Agreement, (y) after the execution of a definitive agreement with respect to a Permitted TG Purchase Transaction or (z) after the exercise of the Option Agreement or the execution of a definitive agreement with respect to a Permitted TG Purchase Transaction (as applicable), on the last day of the fiscal quarter ending immediately before the date the Option Agreement is exercised or a defined agreement with respect to a Permitted TG Purchase Transaction is executed (as applicable). In no event shall "Enterprise Value" include the principal amount of any Indebtedness incurred to purchase Texas Genco or incurred to provide working capital to Texas Genco or TG Holdco.

     "equally and ratably" means, in reference to sharing of any Liens on Shared Collateral or proceeds thereof as among the holders of Note Obligations, the holders of Credit Agreement General Facilities Obligations and the holders of Parity Secured Obligations in respect of any other Series of Secured Debt, after allowing for the payment priorities in the Order of Application, that such Liens or proceeds:

          (1) shall be allocated and distributed first to the trustees for account of the holders of notes, to the Credit Agreement Agent for account of the holders of Credit Agreement General Facilities Debt and to the Secured Debt Representative for each other Series of Secured Debt for account of the holders of such Series of Secured Debt, ratably in proportion to the principal, interest, fees and premium (if any) outstanding, when the allocation or distribution is made, on the notes, Credit Agreement General Facilities Debt (including Hedging Obligations and amounts payable to a lender in connection with a bank account or any other banking services, in each case, that are required by the Credit Agreement to be secured on an equal and ratable basis with the Credit Agreement General Facilities Debt) and all other Series of Secured Debt (allocated proportionately to the Secured Debt Representative for each other Series of Secured Debt if there is more than one), respectively; and thereafter

          (2) shall be allocated and distributed thereafter (if any remain after payment in full of all of the principal, interest, fees and premium (if any) outstanding on the notes, Credit Agreement General Facilities Debt, including the Hedging Obligations and other amounts payable to a lender referred to in clause (1), and each other Series of Secured Debt) to the trustees for account of the holders of any remaining Note Obligations, to the Credit Agreement Agent for account of the holders of any remaining Credit Agreement General Facilities Obligations and to the Secured Debt Representative for each other Series of Secured Debt for account of the holders of any remaining Parity Secured Obligations in respect of such Series of Secured Debt, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations, Credit Agreement General Facilities Obligations and other remaining Parity Secured Obligations, respectively, that are due and demanded prior to the date such distribution is made.

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

     For this purpose:

          (A) Unfunded commitments to extend credit shall not be counted as outstanding debt;

          (B) Obligations of RRI or any Guarantor or OPH or any Orion Bank Guarantor in respect of outstanding letters of credit, bank guarantees, bankers' acceptances or other similar instruments shall be counted as outstanding debt (whether or not contingent), except that if any such instrument thereafter expires without being funded, an equitable adjustment shall be made in any future distribution so that the aggregate amount distributed is distributed equally and ratably as if such instrument had never been outstanding (but all distributions shall be final and non-refundable when made);

          (C) During the pendency of any Actionable Default, and subject to the Order of Application, if any payment or distribution is made in cash to holders of Credit Agreement General Facilities Obligations or any other holders of Parity Secured Obligations from or on account of Separate Collateral by reason of enforcement of Liens or realization in a bankruptcy case, receivership or other insolvency or liquidation proceeding, then any concurrent or subsequent payment or distribution that is to be made in cash to such holders from or on account of Shared Collateral by reason of any such enforcement or realization shall be reduced, and any concurrent or subsequent payment or distribution that is to be made in cash to the remaining holders of Parity Secured Obligations from or on account of Shared Collateral by reason of any such enforcement or realization shall be increased, to the extent necessary to cause the aggregate amount of all payments and distributions made in cash to all holders of Parity Secured Obligations (whether made from or on account of Separate Collateral or from or on account of Shared Collateral) by reason of any such enforcement or realization to be distributed equally and ratably as fully as if the Separate Collateral had been Shared Collateral; and

          (D) All amounts apportioned and distributed to the Credit Agreement Agent or the Secured Debt Representative for any other Series of Secured Debt may be allocated, apportioned and distributed by it in accordance with the applicable provisions of the Credit Agreement or the indentures or agreement governing such other Series of Secured Debt, including to give effect to any payment priorities provided for therein as among the holders of Obligations outstanding thereunder.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a public or private sale for cash of Capital Stock (other than Disqualified Stock).

     "Excluded Orion Power Subsidiaries" means Orion Power Capital LLC and each of its Subsidiaries for so long as each such Person has not guaranteed or otherwise provided direct credit support for any other Indebtedness of RRI or any of its other Restricted Subsidiaries.

     "Excluded Proceeds" means any Net Proceeds of Asset Sales that are designated by the Board of Directors of RRI as "Excluded Proceeds;" provided, that not more than $300.0 million of such Net Proceeds from Asset Sales may be designated as "Excluded Proceeds" during any single calendar year.

     "Excluded Securities" means debt or equity securities issued by any Subsidiary of RRI other than Reliant Energy Retail Holdings, LLC, Orion Power Holdings, Inc. and REMA (or their successors).

     "Excluded Subsidiaries" means each of the Excluded Orion Power Subsidiaries, the Orion Bank Guarantors, the Excluded Texas Genco Subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its Subsidiaries, Reliant Energy Capital (Europe), Inc. and its Subsidiaries, Liberty Electric PA, LLC, Liberty Electric Power, LLC, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., RE Retail Receivables, LLC, Midwest Ash Disposal, Inc., CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of RRI or any of its other Restricted Subsidiaries (except, in the case of the Orion Bank Guarantors, pursuant to the Existing Orion Bank
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Guarantees for as long as the limitations on such guarantee under the Credit
Agreement (as in effect on the date of the indentures) and under the Existing Indebtedness of Orion Power Holdings, Inc. continue to be applicable to such Orion Bank Guarantor, or with respect to Indebtedness of other Excluded Subsidiaries).

     "Excluded Texas Genco Subsidiaries" means TG Holdco, Texas Genco and each of their respective subsidiaries, but only if and for as long as none of them has guaranteed or otherwise provided direct credit support for any Indebtedness of RRI or any of its other Restricted Subsidiaries that are not TG Holdco or Subsidiaries of TG Holdco.

     "Existing Indebtedness" means Indebtedness of RRI and its Restricted Subsidiaries in existence on the date of the indentures, until such amounts are repaid; provided, however, that in no event will any Indebtedness that qualifies for categorization as Permitted Debt under clauses (1) through (5) of the definition of Permitted Debt be considered to be Existing Indebtedness.

     "Existing Orion Bank Guarantees" means limited guarantees of Credit Agreement Obligations delivered by Orion Bank Guarantors prior to the date of the indentures.

     "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of RRI (unless otherwise provided in the indentures).

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

          (4) if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such
     Indebtedness will be calculated as if the rate in effect on the
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     Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness, but only for such period of time as equals the then remaining term of such Hedging Obligations as of the Calculation Date).

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued determined in accordance with GAAP, including, without limitation, amortization of debt issuance costs incurred on or after the date of the indentures (but excluding (A) amortization of debt issuance costs incurred prior to the date of the indentures and (B) charges associated with fees and expenses, including professional fees, incurred prior to the date of the indentures in connection with the modification of or preparation in connection therewith of Indebtedness of RRI that occurred prior to the date of the indentures) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt created after the date of the indentures, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations with respect to interest rates and net of interest income; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of RRI (other than Disqualified Stock) or to RRI or a Restricted Subsidiary of RRI, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

          (5) any charges associated with upfront payments with respect to interest rate hedges made prior to the date of the indentures.

     "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
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     "Guarantors" means each of:

          (1) Choctaw County Trust, GuideStreet, Inc., Hunterstown Trust, Insync Internet Services, Incorporated, Reeves County Land Associates, LLC, Reliant Energy Arrow Canyon, LLC, Reliant Energy Atlantic, LLC, Reliant Energy Aurora Development, LLC, Reliant Energy Aurora Holding, LLC, Reliant Energy Aurora I, LP, Reliant Energy Aurora II, LP, Reliant Energy Aurora, LP, Reliant Energy Bighorn, LLC, Reliant Energy Broadband, Inc., Reliant Energy California Holdings, LLC, Reliant Energy CapTrades Holding Corp., Reliant Energy Choctaw County, LLC, Reliant Energy Communications, Inc., Reliant Energy Construction, LLC, Reliant Energy Coolwater, Inc., Reliant Energy Corporate Services, LLC, Reliant Energy Customer Care Services, LLC, Reliant Energy Deer Park, Inc., Reliant Energy Desert Basin, LLC, Reliant Energy Development Services, Inc., Reliant Energy Electric Solutions, LLC, Reliant Energy Ellwood, Inc., Reliant Energy Equipment Company, LLC, Reliant Energy Erie West, LLC, Reliant Energy Etiwanda, Inc., Reliant Energy Europe Trading & Marketing, Inc., Reliant Energy Florida Holdings, LLC, Reliant Energy Funding, LLC, Reliant Energy Gas Storage, LLC, Reliant Energy Gilbert, LLC, Reliant Energy Hunterstown, LLC, Reliant Energy Indian River, LLC, Reliant Energy Key/Con Fuels, LLC, Reliant Energy Mandalay, Inc., Reliant Energy Mid-Atlantic Development, Inc., Reliant Energy Net Ventures, Inc., Reliant Energy New Smyrna Beach, LLC, Reliant Energy Northeast Generation, Inc., Reliant Energy Northeast Holdings, Inc., Reliant Energy Ormond Beach, Inc., Reliant Energy Osceola, LLC, Reliant Energy Partsco, LLC, Reliant Energy Portland, LLC, Reliant Energy Power Generation, Inc., Reliant Energy Power Operations I, Inc., Reliant Energy Power Operations II, Inc., Reliant Energy Renewables Atascocita GP, LLC, Reliant Energy Renewables Atascocita, LP, Reliant Energy Renewables Baytown GP, LLC, Reliant Energy Renewables Baytown, LP, Reliant Energy Renewables Blue Bonnet GP, LLC, Reliant Energy Renewables Blue Bonnet, LP, Reliant Energy Renewables Coastal Plains GP, LLC, Reliant Energy Renewables Coastal Plains, LP, Reliant Energy Renewables Conroe GP, LLC, Reliant Energy Renewables Conroe, LP, Reliant Energy Renewables Fort Worth GP, LLC, Reliant Energy Renewables Fort Worth, LP, Reliant Energy Renewables Holdings II, LLC, Reliant Energy Renewables Security GP, LLC, Reliant Energy Renewables Security, LP, Reliant Energy Renewables, Inc., Reliant Energy Retail Holdings, LLC, Reliant Energy Retail Services, LLC, Reliant Energy Sabine (Delaware), Inc., Reliant Energy Sabine (Texas), Inc., Reliant Energy Services Desert Basin, LLC, Reliant Energy Services International, Inc., Reliant Energy Services Mid-Stream, LLC, Reliant Energy Services New Mexico, LLC, Reliant Energy Services, Inc., Reliant Energy Seward, LLC, Reliant Energy Shelby County II, LP, Reliant Energy Shelby County, LP, Reliant Energy Shelby Development Corp., Reliant Energy Shelby Holding Corp., Reliant Energy Shelby I, LP, Reliant Energy Shelby II, LP, Reliant Energy Signal Peak, LLC, Reliant Energy Solutions, LLC, Reliant Energy Solutions California, Inc., Reliant Energy Solutions East, LLC, Reliant Energy Solutions Holdings, LLC, Reliant Energy Solutions West, LLC, Reliant Energy Titus, LLC, Reliant Energy Trading Exchange, Inc., Reliant Energy Ventures, Inc., Reliant Energy Wholesale Service Company, Reliant Energy Winter Haven, LLC, Reliant Resources International Services, Inc., ReliantEnergy.com, Inc., Seward Trust, StarEn Power, LLC, Texas Star Energy Company; and

          (2) any other Restricted Subsidiary of RRI that executes a subsidiary guarantee in accordance with the provisions of the indentures;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the net obligations of such Person under:

          (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to manage interest rate risk; and

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          (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

     "Hunterstown Facility" means the nominally rated 873 MW combined cycle facility and related assets owned by Hunterstown Trust and located, or to be located, in Straban Township, Adams County, Pennsylvania.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof;

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

          (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. If obligations of a Securitization Entity are Indebtedness, for the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount of and premium (if any) on the Indebtedness, in the case of any other Indebtedness; and

          (3) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person, the lesser of:

             (A) the Fair Market Value of such asset at such date of determination, and

             (B) the amount of such Indebtedness of such other Persons.

     "intercreditor confirmation" means the agreement of any holder of Parity Secured Debt or other Parity Secured Obligations to the provisions described under the captions "-- Equal and Ratable Sharing of Shared Collateral by Holders of Parity Secured Debt" and "-- Priority Liens", as set forth in any Secured Debt Document for the benefit of, and enforceable as a third party beneficiary by, each present and future holder of Parity Secured Obligations and each present and future Secured Debt Representative and, in the case of the provisions described under the caption "-- Priority Liens", the collateral trustee as holder of Credit Agreement Priority Facility Liens and Tranche A Priority Liens.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

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     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude extensions of trade credit by RRI and its Restricted Subsidiaries in the ordinary course of business and Permitted PEDFA Bond Indebtedness. If RRI or any Subsidiary of RRI sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of RRI such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of RRI, RRI will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of RRI's Investments in such Subsidiary that were not sold or disposed of. The acquisition by RRI or any Subsidiary of RRI of a Person that holds an Investment in a third Person will be deemed to be an Investment by RRI or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in the indentures, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease that constitutes a security interest.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (A) any Asset Sale; or
     (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

     "Net Proceeds" means the aggregate cash proceeds received by RRI or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse" means, with respect to any specified Person and the Indebtedness of such Person:

          (1) neither RRI nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) for the Indebtedness of such Person other than a pledge of the Equity Interests of such Person, (B) is directly or indirectly liable as a guarantor or otherwise of the Indebtedness of such Person, or (C) constitutes the lender with respect to the Indebtedness of such Person; and

          (2) in the case of an Unrestricted Subsidiary, no default on the Indebtedness of such Person (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of

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     Indebtedness of RRI or any of its Restricted Subsidiaries to declare a default on such Indebtedness of RRI or any of its Restricted Subsidiaries or cause the payment of such Indebtedness of RRI or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

     "Note Documents" means the 2010 notes and the related indenture, the 2013 notes and the related indenture, the registration rights agreement, the respective exchange notes, the subsidiary guarantees, each intercreditor confirmation and the security documents.

     "Note Obligations" means:

          (1) notes issued on the date of the indentures;

          (2) notes issued by RRI after the date of the indentures that constitute Sharing Eligible Debt; or

          (3) all related exchange notes;

together with the subsidiary guarantees and all other Obligations (including all Obligations owing to the trustees) of any Obligor under the Note Documents.

     "Notice of Actionable Default" means a written notice given to the collateral trustee by the Required Secured Debtholders or any Secured Debt Representative, stating that an Actionable Default has occurred and is continuing.

     "Obligations" means any principal, interest, premium, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Obligor" means RRI, the Guarantors and each other Subsidiary of RRI that has granted the collateral trustee a Lien upon any property as security for any Note Obligation.

     "Option Agreement" means that certain Option Agreement, dated as of December 31, 2000, by and between CenterPoint and RRI, as the same may be amended, supplemented or otherwise modified from time to time.

     "Orion Bank Guarantors" means, collectively, Beaver River, LLC, Eddystone Power, LLC, Free State Electric, LLC, Grane Creek, LLC, Liberty Member, LLC, Liberty MidAtlantic, LLC, MidAtlantic Liberty, LLC, OPD Group, Inc., OPOS MidAtlantic, Inc., Orion Power Atlantic, Inc., Orion Power Atlantic LLC, Orion Power Atlantic, Ltd., Orion Power Development Company, Inc., Orion Power Marketing and Supply, Inc., Orion Power New York GP II, Inc., Orion Power Operating Services, Inc., Orion Power Operating Services Astoria, Inc., Orion Power Operating Services Carr Street, Inc., Orion Power Operating Services Coldwater, Inc. and Orion Power Operating Services Midwest, Inc.

     "Orion Facility Party" means each of Orion Power New York, L.P., Orion Power Midwest, L.P., Orion Power Capital, LLC, Midwest Ash Disposal, Inc., Orion Power MidWest GP, Inc., Orion Power MidWest LP, LLC, Twelvepole Creek, LLC, Carr Street Generating Station, LP, Eric Boulevard Hydropower, LP, Astoria Generating Company, LP, Orion Power New York GP, Inc., and Orion Power New York LP, LLC.

     "Orion Limited Guaranty" means the Amended and Restated Limited Guaranty, dated as of the date of the indentures, executed by Orion Power Holdings, Inc. and delivered to the collateral trustee.

     "Parity Secured Debt" means:

          (1) the notes issued on the date of the indentures and any related exchange notes;

          (2) Credit Agreement General Facilities Debt outstanding or committed on the date of the indentures; and

          (3) Sharing Eligible Debt that is designated by RRI, in an officers' certificate delivered to the collateral trustee on or before the date of incurrence of such Indebtedness, as entitled to share equally

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     and ratably in the benefits and proceeds of all Liens held by the collateral trustee in Shared Collateral.

     "Parity Secured Obligations" means, collectively, the Note Obligations, the Credit Agreement General Facilities Obligations and all Obligations in respect of each other Series of Secured Debt but does not include Obligations in respect of the Credit Agreement Priority Facility.

     "PEDFA" means Pennsylvania Economic Development Financing Authority and its successors.

     "Permitted Business" means the business of providing services and products in the energy market and any businesses incidental or reasonably related thereto.

     "Permitted Investments" means:

          (1) any Investment in RRI or in a Restricted Subsidiary of RRI (other than an Orion Bank Guarantor);

          (2) any Investment in Cash Equivalents and, in the case of the Excluded Subsidiaries only, cash equivalents or other liquid investments permitted under any Credit Facility to which it is a party;

          (3) any Investment by RRI or any Restricted Subsidiary of RRI in a Person (other than an Orion Bank Guarantor), if as a result of such
     Investment:

             (A) such Person becomes a Restricted Subsidiary of RRI; or

             (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, RRI or a Restricted Subsidiary of RRI;

          (4) the exercise of the Texas Genco Option or the purchase of any assets or Equity Interests in Texas Genco or any of its Subsidiaries in accordance with the terms of the Credit Agreement;

          (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales;"

          (6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of RRI;

          (7) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of RRI or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (8) Investments represented by Hedging Obligations;

          (9) loans or advances to employees made in the ordinary course of business up to an aggregate principal amount not to exceed $10.0 million at any one time;

          (10) any Investment acquired by RRI or any of its Restricted Subsidiaries on account of any claim against, or interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by RRI or any of its Restricted Subsidiaries with respect to any claim against any other Person;

          (11) repurchases of the notes or pari passu Indebtedness;

          (12) any Investment by RRI or a Restricted Subsidiary of RRI in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction;

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          (13) payment of consolidated taxes pursuant to the Tax Sharing
     Agreement, dated as of October 1, 2002, among RRI and its Subsidiaries named therein, as amended, supplemented or modified from time to time and any other tax allocation agreements among RRI and its Subsidiaries;

          (14) receivables owing to RRI or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as RRI or such Restricted Subsidiary deems reasonable under the circumstances; and

          (15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $125.0 million.

     "Permitted Liens" means:

          (1) Liens held by the collateral trustee equally and ratably securing all Indebtedness that is Parity Secured Debt and equally and ratably securing all other Parity Secured Obligations;

          (2) Credit Agreement Priority Facility Liens, Tranche A Priority Liens and Permitted Separate Liens;

          (3) Liens on assets of Excluded Orion Power Subsidiaries securing Indebtedness of Excluded Orion Power Subsidiaries permitted to be incurred pursuant to clause (2) of the definition of Permitted Debt;

          (4) Liens on assets of RECE and its Subsidiaries securing Indebtedness of RECE and its Subsidiaries permitted to be incurred pursuant to clause
     (3) of the definition of Permitted Debt;

          (5) Liens on assets of REMA and its Subsidiaries securing Indebtedness of REMA and its Subsidiaries permitted to be incurred pursuant to clause
     (4) of the definition of Permitted Debt, including cash collateral for letters of credit issued thereunder and Liens encumbering assets of REMA and/or any of its Subsidiaries securing obligations under, or in connection with, or which constitute, Qualifying Credit Support (as defined in the participation agreements to which REMA is a party);

          (6) Liens on assets of the Seward Subsidiaries securing Permitted PEDFA Bond Indebtedness incurred by the Seward Subsidiaries and that is Non-Recourse to RRI and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any, provided by RRI);

          (7) Liens on assets of Reliant Energy Desert Basin, LLC securing Indebtedness of Reliant Energy Desert Basin, LLC permitted to be incurred under clause (21) of the definition of Permitted Debt;

          (8) Liens on assets of Texas Genco or TG Holdco or any of their Subsidiaries securing Indebtedness of Texas Genco or TG Holdco or any of their Subsidiaries permitted to be incurred pursuant to clauses (6) and (7) of the definition of Permitted Debt;

          (9) Liens on assets of a Restricted Subsidiary in existence on the date on which such Person becomes a Restricted Subsidiary; provided that on the date on which such Person becomes a Restricted Subsidiary, after giving effect to the incurrence of such Liens, the Consolidated Senior Leverage Ratio would not exceed 3.0 to 1.0;

          (10) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (11) of the definition of Permitted Debt, covering only the assets acquired with or financed by such Indebtedness;

          (11) Liens securing obligations under sale leaseback transactions permitted by the covenant described above under the caption "Certain Covenants -- Sale Leaseback," covering only the assets subject to such transaction;
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          (12) Liens in favor of RRI or the Guarantors;

          (13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (14) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

          (15) survey exceptions, encumbrances, easements or reservations, including those for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, mineral reservations and rights and leases, zoning restrictions and other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that (A) exist on the date of the indentures and are recorded on such date, (B) are permitted under the terms of the security documents or (C) do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indentures if such Permitted Refinancing Indebtedness is incurred by the same obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (except as provided in the proviso in clause (4) of the definition of Permitted Refinancing Indebtedness); provided, however, that:

             (A) the new Lien shall be limited to all or part of the same categories of property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof), except, if Permitted PEDFA Bond Indebtedness is Sharing Eligible Debt, it may be secured by Liens held by the collateral trustee on the Shared Collateral;

             (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement and (iii) any protective advances with respect to the property and assets that secure such Permitted Refinancing Indebtedness;

          (17) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

          (18) financing statements (including precautionary statements) filed in connection with a Capital Lease Obligation or an operating lease, in each case, not prohibited hereunder; provided that no such financing statement extends to, covers or refers to as collateral, any property or assets of a RRI or a Restricted Subsidiary, other than the property or assets which are subject to such Capital Lease Obligation or such operating lease;

          (19) Liens arising out of or in connection with any judgment that does not constitute an Event of Default or in connection with any litigation or other legal proceeding as to which an appeal to contest or review is timely commenced in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided that any right to levy, seizure, attachment, sequestration, foreclosure or garnishment of any property and assets of RRI or a Restricted Subsidiary thereof arising out of or in connection with any such Lien has been and continues to be enjoined or effectively stayed;

          (20) inchoate statutory Liens arising under ERISA;

          (21) Liens (A) on cash and short-term investments (i) deposited by RRI or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other

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     counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by RRI or any of its Subsidiaries, in the case of clause (i) or (ii), to secure obligations with respect to
     (a) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (b) interest rate, commodity price, or currency rate management contracts or derivatives and (B) encumbering assets other than accounts or receivables arising out of contracts or agreements relating to the generation, distribution or transmission of energy; provided that all such agreements or contracts are entered into in the ordinary course of business;

          (22) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights, contractual rights of setoff or netting arrangements entered into in the ordinary course of business and similar rights with respect to deposit accounts, commodity accounts and/or securities accounts;

          (23) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

          (24) Liens in favor of Texas Genco, L.P. created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC ("RERS"), StarEn Power, LLC ("StarEn") and Reliant Energy Solutions, LLC ("Solutions"), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P. and Solutions, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;

          (25) pledges and deposits to secure the payment of worker's compensation, unemployment insurance, social security benefits or obligations under similar laws, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements), reimbursement or indemnity obligations arising out of surety, performance, or other similar bonds, and other obligations of a like nature, in each case incurred in the ordinary course of business;

          (26) Liens in connection with any Approved IDA Transaction as described in clause (8) of the definition of Asset Sale;

          (27) Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person's obligations to such counterparty under such netting agreement; provided, that any such agreements and netting agreements are entered into in the ordinary course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

          (28) Liens on proceeds from the issuance of Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness and Liens on Indebtedness of RRI held by a Seward Subsidiary securing the Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness;

          (29) Liens on assets of the Excluded Subsidiaries existing on the date of the indentures;

          (30) Liens on assets of REMA and its Subsidiaries created in connection with the sale-leaseback of REMA's interests in the Keystone, Conemaugh and Shawville generating facilities consummated in August 2000;

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          (31) Liens on certain of Reliant Energy Choctaw County, LLC's switchyard equipment at the Choctaw generating facility granted to Entergy in connection with an Operating and Maintenance Agreement;

          (32) Liens created in connection with the indemnity and contribution obligations in favor of underwriters or note purchasers in connection with the Seward Tax-Exempt Bonds;

          (33) Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; and

          (34) Liens incurred in the ordinary course of business of RRI or any Restricted Subsidiary of RRI securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

     "Permitted PEDFA Bond Indebtedness" means Indebtedness incurred or guaranteed by RRI and/or the Seward Subsidiaries in tax-exempt industrial development act financings that are not supported by letters of credit outstanding under the Credit Agreement, the proceeds of which are used either:

          (1) to build the Seward Facility;

          (2) to reimburse RRI, its Restricted Subsidiaries or the Seward Subsidiaries for amounts advanced or incurred, or for Indebtedness incurred to fund such construction costs, prior to the date of incurrence of such Indebtedness; or

          (3) to refund or defease the Seward-Tax Exempt Bonds or refinance Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds.

     "Permitted Prior Liens" means (1) Liens described in clauses (9), (10),
(11), (13), (14), (15), (18), (21), (22), (23), (24), (25), (27), (31), (32) and
(33) of the definition of "Permitted Liens," (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition, (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the security documents, (4) Credit Agreement Priority Facility Liens, and (5) Tranche A Priority Liens.

     "Permitted Refinancing Indebtedness" means any Indebtedness of RRI or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of RRI or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, costs and fees and premiums incurred in connection therewith);

          (2) except for Permitted PEDFA Bond Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as reasonably determined by RRI or such Restricted Subsidiary;

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          (4) such Indebtedness is incurred either by RRI or by the Restricted
     Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, except that Permitted PEDFA Bond Indebtedness may be (A) incurred by RRI and/or guaranteed by RRI if the assets of the Seward Subsidiaries (other than Investments in RRI pledged to secure such Permitted PEDFA Bond Indebtedness and proceeds from the issuance of Permitted PEDFA Bond Indebtedness that secures Permitted PEDFA Bond Indebtedness) remain free of all Liens securing Indebtedness, except Liens held by the collateral trustee as security for Secured Obligations or (B) guaranteed by RRI on an unsecured basis if such Indebtedness is otherwise Non-Recourse to RRI and its other Restricted Subsidiaries(other than the Seward Subsidiaries) and is secured solely by Liens on the assets of the Seward Subsidiaries and/or the Equity Interests of the Seward Subsidiaries; provided, further, that in the case of (1) Indebtedness of an Excluded Orion Power Subsidiary that is being refinanced, replaced or refunded, such Indebtedness may be incurred at another Excluded Orion Power Subsidiary or at Orion Power Holdings, Inc. and (2) Indebtedness of RECE and any of its Subsidiaries that is being refinanced, replaced or refunded, such Indebtedness may be incurred by RECE or any of its Subsidiaries;

          (5) if incurred by RRI, such Indebtedness may be guaranteed by the Guarantors; and

          (6) in the case of any Indebtedness under the Credit Agreement, such Indebtedness may be guaranteed by the Orion Bank Guarantors.

     "Permitted TG Purchase Transaction" means a single transaction pursuant to which RRI or TG Holdco shall purchase Equity Interests of Texas Genco.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Purchase Money Note" means a promissory note of a Securitization Entity evidencing amounts owed to RRI or any Restricted Subsidiary of RRI in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

     "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by RRI or any of its Restricted Subsidiaries pursuant to which RRI or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

          (1) a Securitization Entity (in the case of a transfer by RRI or any of its Restricted Subsidiaries); and

          (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of RRI or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

     "RECE" means Reliant Energy Capital (Europe), Inc.

     "REMA" means Reliant Energy Mid-Atlantic Power Holdings, LLC.

     "Required Lenders" means, at any time in respect of any action or matter,
(1) the number or percentage of holders of Credit Agreement Obligations whose consent is required under the Credit Agreement to take such action or bind the holders of Credit Agreement Obligations to such matter or

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(2) the Credit Agreement Agent acting upon authorization under the Credit
Agreement or under the authorization or consent of the number or percentage of holders referred to in clause (1).

     "Required Secured Debtholders" means, at any time, the holders of a majority in aggregate outstanding principal amount of all Secured Debt then outstanding and unfunded letters of credit or credit commitments which, if funded, would constitute outstanding Secured Debt, voting together as a single class. For this purpose only, Secured Debt registered in the name of, or beneficially owned by, RRI or any of its Subsidiaries shall be deemed not to be outstanding.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Sale of the European Operations" means the sale of RRI's European energy operations to n.v. Nuon (Nuon), a Netherlands-based electricity distributor, pursuant to an agreement entered into in February 2003, as amended from time to time.

     "S&P" means Standard & Poor's Ratings Group.

     "Secured Debt" means the Parity Secured Debt and Indebtedness under the Credit Agreement Priority Facility.

     "Secured Debt Documents" means, collectively, the Credit Agreement Documents, the Note Documents, and the indentures or agreement governing each other Series of Secured Debt and all agreements binding on any Obligor related thereto.

     "Secured Debt Representative" means:

          (1) in the case of the 2010 notes, the applicable trustee;

          (2) in the case of the 2013 notes, the applicable trustee;

          (3) in the case of Credit Agreement Debt, the Credit Agreement Agent;
     or

          (4) in the case of any other Series of Secured Debt, the trustee, agent or representative of the holders of such Series of Secured Debt who maintains, or on whose behalf is maintained, the transfer register for or who acts as administrative agent for such Series of Secured Debt and is appointed as Secured Debt Representative (for purposes related to the administration of the security documents) pursuant to the indentures or agreement governing such Series of Secured Debt.

     "Secured Obligations" means the Parity Secured Obligations and all Obligations under the Credit Agreement Priority Facility.

     "Securitization Entity" means RE Retail Receivables, LLC, and any Person in which RRI or any Restricted Subsidiary of RRI makes an Investment and to which RRI or any Restricted Subsidiary of RRI transfers accounts receivable or equipment (and related assets, including contract rights) which engages in no activities other than in connection with the financing, sale, or purchase of accounts receivable or equipment or related assets (including contract rights) and which is designated by the Board of Directors of RRI (as provided below) as a Securitization Entity:

          (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

             (A) is guaranteed by RRI or any Restricted Subsidiary of RRI (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

             (B) is recourse to or obligates RRI or any Restricted Subsidiary of RRI in any way other than pursuant to Standard Securitization Undertakings; or

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             (C) subjects any property or asset of RRI or any Restricted
        Subsidiary of RRI, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2) with which neither RRI nor any Restricted Subsidiary of RRI has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to RRI or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of RRI, as determined by RRI, other than amounts payable in the ordinary course of business in connection with servicing receivables and other assets of such entity; and

          (3) to which neither RRI nor any Restricted Subsidiary of RRI has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of RRI shall be evidenced to the applicable trustee by filing with such trustee a certified copy of the Board Resolution of RRI giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing conditions.

     "security documents" means the collateral trust agreement, and all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security or agreements related thereto executed and delivered by RRI or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the collateral trustee to secure Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

     "Series of Secured Debt" means, severally, the notes, the Credit Agreement General Facilities Debt and each other issue or series of Parity Secured Debt.

     "Seward Facility" means the 521 MW coal facility and related assets owned by Seward Trust and located, or to be located, in New Florence, Indiana County, Pennsylvania.

     "Seward Subsidiaries" means Reliant Energy Seward, LLC, a Delaware limited liability company, and Seward Trust, a Delaware statutory trust.

     "Seward Tax-Exempt Bonds" mean (1) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, in the original aggregate principal amount of $150,000,000 (the "Seward Series 2001A Bonds"), (2) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, in the original aggregate principal amount of $75,000,000 (the "Seward Series 2002A Bonds"), (3) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, in the original aggregate principal amount of $75,000,000 (the "Seward Series 2002B Bonds"), and (4) any bonds issued by PEDFA after the date of the indentures as permitted under the Credit Agreement as in effect on the date of the indentures and supported by letters of credit outstanding under the Credit Agreement.

     "Sharing Eligible Debt" means:

          (1) Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt;

          (2) Indebtedness incurred under clause (21) of the definition of Permitted Debt;

          (3) the notes issued on the date of the indentures and the related exchange notes;

          (4) Permitted Refinancing Indebtedness incurred by RRI or, if it constitutes Permitted PEDFA Bond Indebtedness, Indebtedness incurred by RRI and/or the Seward Subsidiaries and/or guaranteed by RRI, the net proceeds of which are used to refinance Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds; provided, that, in the case of Permitted PEDFA Bond Indebtedness, the assets of the Seward Subsidiaries (other than Investments in RRI pledged to secure such

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     Permitted PEDFA Bond Indebtedness and proceeds from the issuance of
     Permitted PEDFA Bond Indebtedness that secures Permitted PEDFA Bond Indebtedness) shall remain free of all Liens securing Indebtedness, except Permitted Prior Liens and Liens held by the collateral trustee as security for the Parity Secured Debt;

          (5) Permitted Refinancing Indebtedness incurred by RRI, the net proceeds of which are used to refinance Indebtedness of Excluded Orion Power Subsidiaries incurred pursuant to clause (2) of the definition of Permitted Debt;

          (6) Indebtedness incurred by RRI and the Guarantors pursuant to clause
     (7) of the definition of Permitted Debt;

          (7) Permitted Refinancing Indebtedness, the net proceeds of which are used to refinance Parity Secured Debt; and

          (8) any other Indebtedness incurred by RRI if (A) when it was incurred, the incurrence of such Indebtedness by RRI was permitted by the indentures and (B) on the day such Indebtedness was incurred, after giving effect to such incurrence and the application of the proceeds from, and the creation of Liens to secure, such Indebtedness, the Consolidated Senior Leverage Ratio was not greater than 3.0 to 1.0;

provided that each category of Indebtedness described above:

             (A) must be guaranteed by any of the Restricted Subsidiaries that, on the date of incurrence of such Indebtedness, is obligated as a Guarantor under a subsidiary guarantee of the notes;

             (B) must not be subordinated in right of payment or in respect of the application of the proceeds of the collateral trustee's Liens on the Collateral to any other Indebtedness of RRI or any Guarantor (whether or not such other Indebtedness is part of the same series of Indebtedness), except in accordance with the Order of Application; and

             (C) is governed by an indenture or agreement that appoints a Secured Debt Representative and includes an intercreditor confirmation.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Specified Junior Securities" means subordinated debt securities issued by RRI that:

          (1) are subordinated in right of payment in full to the notes;

          (2) have a final maturity date occurring at least 91 days after the final maturity date of the notes issued under that indenture and have a Weighted Average Life to Maturity at least 91 days longer than the Weighted Average Life to Maturity of the notes;

          (3) are not guaranteed by any Subsidiary of RRI except for any guarantee by a Guarantor that is contractually subordinated in right of payment to the prior payment in full in cash to the subsidiary guarantees of the notes; and

          (4) are not convertible into any other securities except Equity Interests of RRI (other than Disqualified Stock).

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by RRI or any Subsidiary of RRI which are substantially similar to those in existence on the date of the indentures or are otherwise reasonably customary in an accounts receivable or equipment securitization transaction, in each case, as determined by RRI.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the
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documentation governing such Indebtedness as of the date of the indentures, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Texas Genco" means Texas Genco Holdings, Inc., a Texas corporation and a 100% owner of Texas Genco, LP, a Texas limited partnership.

     "Texas Genco Escrow Account" means a securities account at all times under the sole dominion and control of the collateral trustee (acting on its own or through its agent Bank of America, N.A. as collateral agent under the Credit Agreement or a successor collateral agent under the Credit Agreement), in which funds will be deposited and withdrawn in accordance with the terms of the Credit Agreement set forth therein as to the "Purchase Escrow Account," as defined therein.

     "Texas Genco Intercreditor Agreement" means the Intercreditor Agreement dated as of March 28, 2003 between Texas Genco, L.P. and Bank of America, N.A., and the collateral trustee.

     "Texas Genco Option" means the option, as amended from time to time, granted by CenterPoint to RRI or an assignee of RRI, to purchase all of the shares of common stock of Texas Genco owned by CenterPoint pursuant to the Option Agreement.

     "Texas Genco Preferred Stock" means preferred or preference stock of Texas Genco or TG Holdco the net proceeds of which are applied to purchase assets or Equity Interests of Texas Genco or any of its Subsidiaries.

     "TG Holdco" means a special purpose direct or indirect subsidiary of RRI organized under the laws of a State of the United States of America, which subsidiary may be formed by RRI solely for the purpose of owning and holding directly the Equity Interests of Texas Genco or any of its Subsidiaries or any of their respective assets; provided, however, that if TG Holdco is not, directly or indirectly, wholly-owned by RRI, then all of the Equity Interests of TG Holdco that are owned at any time by RRI or its Subsidiaries will be at all times owned and held in a single entity that is a Guarantor.

     "Tranche A Priority Liens" means:

          (1) the priority Liens on the electric generating plants that constitute the Seward Facility, Hunterstown Facility and Choctaw Facility and related contracts, rights and assets securing the "Adjusted Tranche A Obligations" (as defined in the Citibank Intercreditor Agreement), but such Liens shall cease to be Tranche A Priority Liens when, in accordance with the provisions of Section 2 of the Citibank Intercreditor Agreement, such Liens cease to secure Adjusted Tranche A Obligations in priority over other Credit Agreement General Facilities Debt; and

          (2) the liquidation priority claim of the holders of the Tranche A Priority Liens pursuant to Section 3 of the Citibank Intercreditor Agreement in an amount not to exceed $200.0 million.

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     "Unrestricted Subsidiary" means any Subsidiary of RRI or any successor to any of them that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

          (1) has no Indebtedness other than Indebtedness that is Non-Recourse to RRI and its Restricted Subsidiaries;

          (2) is not party to any agreement, contract, arrangement or understanding with RRI or any Restricted Subsidiary of RRI unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to RRI or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of RRI; and

          (3) is a Person with respect to which neither RRI nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

     Any designation of a Subsidiary of RRI as an Unrestricted Subsidiary will be evidenced to the applicable trustee by filing with such trustee a certified copy of the Board Resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indentures and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of RRI as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," RRI will be in default of such covenant. The Board of Directors of RRI may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of RRI of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

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                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. And such broker-dealer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

     Furthermore, any broker-dealer that acquired any of its original notes directly from us:

     - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

     - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

     For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. We have agreed to pay all expenses incident to the performance of our obligations in relation to the exchange offer. We will indemnify the holders of the notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the exchange notes will be passed upon for Reliant Resources, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules of Reliant Resources, Inc. as of December 31, 2001 and 2002 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K dated June 30, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in method of accounting for derivatives and hedging activities in 2001, (ii) the change in method of accounting for goodwill and other intangibles in 2002, (iii) the change in method of presenting trading and marketing activities from a gross basis to net basis in 2002, (iv) the change in method of accounting for early debt extinguishment, (v) accounting for European energy operations as discontinued operations, and (vi) the restatement of the 2000 and 2001 consolidated financial statements) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of El Dorado Energy, LLC as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant Resources, Inc. dated June 30, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivatives and hedging activities in
2001) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined and consolidated financial statements of Reliant Energy Mid-Atlantic Power Holdings, LLC as of December 31, 2001 and 2002 and for the periods from January 1, 2000 to May 11, 2000 and May 12, 2000 to December 31, 2000 and the years ended December 31, 2001 and 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant
Resources, Inc. dated July   , 2003, have been audited by Deloitte & Touche LLP,
independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (i) the change in method of accounting for derivatives and hedging activities in 2001 and (ii) the change in method of accounting for goodwill and other intangibles in 2002) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Reliant Energy Retail Holdings , LLC as of December 31, 2001 and 2002 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant Resources, Inc. dated June 27, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in method of accounting for goodwill and other intangibles in 2002 and (ii) the acquisition of Reliant Energy Renewables, Inc.) incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedules of Orion Power Holdings, Inc. as of December 31, 2002 and for the periods from January 1, 2002 to February 19, 2002 and February 20, 2002 to December 31, 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant Resources, Inc. dated April 16, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in method of accounting for goodwill and other intangibles in 2002 and (ii) the application of procedures relating to certain disclosures and reclassifications related to the 2000 and 2001 financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements for Orion Power Holdings, Inc. as of December 31, 2001 and for the years ended December 31, 2000 and 2001, incorporated in this prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivative financial instruments in 2001) which is incorporated by reference.

     We have been unable to obtain Arthur Andersen LLP's permission for the incorporation by reference in this prospectus of their report on the financial statements of Orion Power Holdings, Inc. Because Arthur Andersen LLP has not granted us permission to incorporate their report in this registration statement, you will not be able to recover against Arthur Andersen LLP for any untrue statements of material fact contained in our financial statements audited by Arthur Andersen LLP or for any omission to state a material fact required to be stated in those financial statements.

                                   APPENDIX A
                               GLOSSARY OF TERMS

     The following terms are used in this prospectus:

Alliance RTO..................   the proposed RTO for all or parts of Missouri,
                                 Illinois, Indiana, Michigan, Ohio, Kentucky,
                                 West Virginia, Pennsylvania, Tennessee,
                                 Virginia and North Carolina.

Bcf...........................   one billion cubic feet of natural gas.

Cal ISO.......................   California Independent System Operator.

Cal PX........................   California Power Exchange.

CenterPoint...................   CenterPoint Energy, Inc., on and after August
                                 31, 2002 and Reliant Energy, Incorporated prior to August 31, 2002.

CERCLA........................   Comprehensive Environmental Response
                                 Corporation and Liability Act of 1980.

Channelview...................   Reliant Energy Channelview L.P., one of our
                                 subsidiaries.

CPUC..........................   California Public Utility Commission.

Distribution..................   the distribution of approximately 83% of our
                                 common stock owned by CenterPoint to its stockholders on September 30, 2002.

Duquesne Light................   Duquesne Light Company

EBITDA........................   earnings (loss) before interest expense,
                                 interest income, income taxes, depreciation and amortization expense.

ECAR..........................   East Central Area Reliability Coordination
                                 Council.

ECAR Market...................   the wholesale electric market operated by ECAR.

EPA...........................   Environmental Protection Agency.

ERCOT.........................   Electric Reliability Council of Texas.

ERCOT ISO.....................   ERCOT Independent System Operator.

ERCOT Region..................   the electric market operated by ERCOT.

FASB..........................   Financial Accounting Standards Board.

FERC..........................   Federal Energy Regulatory Commission.

FIN No. 46....................   FASB Interpretation No. 46, "Consolidation of
                                 Variable Interest Entities, an Interpretation of ARB No. 51".

FPA...........................   the Federal Power Act.

FPSC..........................   Florida Public Service Commission.

GAAP..........................   United States generally accepted accounting
                                 principles.

GridFlorida RTO...............   the FERC approved RTO for Florida.

GW............................   gigawatt.

GWh...........................   gigawatt hour.

Headroom......................   the difference between the price to beat and
                                 the sum of (a) the charges, fees and
                                 transportation and distribution utility rates approved by the PUCT and (b) the price paid for electricity to serve price to beat customers.

IPO...........................   our initial public offering in May 2001.

KWh...........................   kilowatt hour.

LEP...........................   Liberty Electric Power, LLC, one of our
                                 subsidiaries.

Liberty.......................   Liberty Electric PA, LLC, one of our
                                 subsidiaries.

LIBOR.........................   London inter-bank offered rated.

MAIN..........................   Mid-America Interconnected Network.

MAIN Market...................   the wholesale electric market operated by MAIN.

MISO..........................   Midwest Independent Transmission System
                                 Operator.

Mmbtu.........................   one million British thermal units.

MW............................   megawatt.

MWh...........................   megawatt hour.

NEA...........................   NEA, B.V., formerly the coordinating body for
                                 the Dutch electric generating sector.

Nuon..........................   N.V. Nuon, a Netherlands-based electricity
                                 distributor.

NYISO.........................   New York Independent System Operator.

NY Market.....................   the wholesale electric market operated by
                                 NYISO.

Orion Capital.................   Orion Power Capital, LLC., one of our
                                 subsidiaries.

Orion MidWest.................   Orion Power MidWest, L.P., one of our
                                 subsidiaries.

Orion NY......................   Orion Power New York, L.P., one of our
                                 subsidiaries.

Orion Power...................   Orion Power Holdings, Inc., one of our
                                 subsidiaries.

OTC...........................   over-the-counter market.

PEDFA.........................   Pennsylvania Economic Development Financing
                                 Authority.

PGET..........................   PG&E Energy Trading-Power, L.P.

PJM...........................   PJM Interconnection, LLC.

PJM Market....................   the wholesale electric market operated by PJM
                                 regional transmission organization in all or part of Delaware, the District of Columbia, Maryland, New Jersey and Virginia.

PJM West Market...............   the wholesale electric market operated by PJM
                                 in the Midwest.

Protocols.....................   structure, agreements, tariffs, rules,
                                 regulations, mechanisms and requirements that govern rates, terms and conditions for electricity services.

PUCT..........................   Public Utility Commission of Texas.

PUHCA.........................   Public Utility Holding Company Act of 1935.

QSPE..........................   qualified special purpose entity.

RECE..........................   Reliant Energy Capital (Europe), Inc., one of
                                 our subsidiaries.

REDB..........................   Reliant Energy Desert Basin, LLC, one of our
                                 subsidiaries.

Reliant Energy................   Reliant Energy, Incorporated and its
                                 subsidiaries.

Reliant Energy Services.......   Reliant Energy Services, Inc., one of our
                                 subsidiaries.

REMA..........................   Reliant Energy Mid-Atlantic Power Holdings,
                                 LLC, one of our subsidiaries.

REPG..........................   Reliant Energy Power Generation, Inc., one of
                                 our subsidiaries.

REPGB.........................   Reliant Energy Power Generation Benelux, N.V.,
                                 one of our subsidiaries.

RERH..........................   Reliant Energy Retail Holdings, LLC, one of our
                                 subsidiaries.

RTO...........................   regional transmission organizations.

RTO West......................   the FERC approved RTO for Idaho, Montana,
                                 Nevada, Oregon, Utah and Washington.

SEC...........................   Securities and Exchange Commission.

SeTrans RTO...................   the FERC approved RTO for all or parts of
                                 Georgia, Alabama, Louisiana, Mississippi,
                                 Arkansas and eastern Texas.

SFAS..........................   Statement of Financial Accounting Standards.

SFAS No. 133..................   SFAS No. 133, "Accounting for Derivative
                                 Instruments and Hedging Activities", as
                                 amended.

SFAS No. 142..................   SFAS No. 142, "Goodwill and Other Intangible
                                 Assets".

SFAS No. 144..................   SFAS No. 144, "Accounting for Impairment or
                                 Disposal of Long-Lived Assets".

SMD...........................   the standard market design for the wholesale
                                 electric market proposed by the FERC.

SRP...........................   Saltwater River Project Agricultural
                                 Improvement and Power District of the State of Arizona.

TCE...........................   Texas Commercial Energy, a retail electric
                                 provider to ERCOT.

Texas electric restructuring
law...........................   Texas Electric Choice Plan adopted by the Texas
                                 legislature in June 1999.

Texas Genco...................   Texas Genco Holdings, Inc., a subsidiary of
                                 CenterPoint, and its subsidiaries.

West Connect RTO..............   the FERC approved RTO for all or part of
                                 Colorado, Arizona, New Mexico and a portion of Texas.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $1,100,000,000

(RELIANT RESOURCES, INC. LOGO)   RELIANT RESOURCES, INC.

                                   OFFER FOR

              ALL OUTSTANDING 9.25% SENIOR SECURED NOTES DUE 2010
              IN EXCHANGE FOR 9.25% SENIOR SECURED NOTES DUE 2010
        THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND

              ALL OUTSTANDING 9.50% SENIOR SECURED NOTES DUE 2013
              IN EXCHANGE FOR 9.50% SENIOR SECURED NOTES DUE 2013
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                                   PROSPECTUS

                           -------------------------

                                          , 2003

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF RELIANT RESOURCES, INC.

     Reliant Resources, Inc. is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

     Reliant Resources, Inc.'s Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and Reliant Resources, Inc.'s Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law.

     All of Reliant Resources, Inc.'s directors and officers are covered by insurance policies maintained by Reliant Resources, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

          INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE GUARANTORS

     The provisions of the Restated Certificate of Incorporation and By-laws of Reliant Resources, Inc. described above provide for indemnification, limitation on personal liability and the purchase of insurance on behalf of directors and officers of Reliant Resources, Inc. serving at the request of Reliant Resources, Inc. as director or officer of, or in other specified capacities in respect of, the Guarantors. In addition, the following provisions are applicable:

DELAWARE

  CORPORATE GUARANTORS

     GuideStreet, Inc., Hunterstown Trust, Incorporated, Reliant Energy Broadband, Inc., Reliant Energy CapTrades Holding Corp., Reliant Energy Communications, Inc., Reliant Energy Coolwater, Inc., Reliant Energy Deer Park, Inc., Reliant Energy Development Services, Inc., Reliant Energy Ellwood, Inc., Reliant Energy Etiwanda, Inc., Reliant Energy Europe Trading & Marketing, Inc., Reliant Energy Mandalay, Inc., Reliant Energy Mid-Atlantic Development, Inc., Reliant Energy Net Ventures, Inc., Reliant Energy Northeast Generation, Inc., Reliant Energy Northeast Holdings, Inc., Reliant Energy Ormond Beach, Inc., Reliant Energy Power Generation, Inc., Reliant Energy Power Operations I, Inc., Reliant Energy Power Operations II, Inc., Reliant Energy Renewables, Inc., Reliant Energy Sabine (Delaware), Inc., Reliant Energy Sabine (Texas), Inc., Reliant Energy Services International, Inc., Reliant Energy Services, Inc., Reliant Energy Shelby Development Corp., Reliant Energy Shelby Holding Corp., Reliant Energy Solutions California, Inc., Reliant Energy Trading Exchange, Inc., Reliant Energy Ventures, Inc., Reliant Energy Wholesale Service Company, Reliant Resources International Services, Inc., ReliantEnergy.com, Inc. and Texas Star Energy Company (collectively, the "Delaware Corporate Guarantors") are organized under the laws of the state of Delaware.

     The provisions of Delaware law regarding indemnification, limitation on personal liability and insurance on behalf of directors and officers described above as applicable to Reliant Resources, Inc. also apply to each of the Delaware Corporate Guarantors.

     The bylaws of each Delaware Corporate Guarantor provide that such corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of such person's status as a director, officer, employee, agent or fiduciary of the corporation or of any other entity or enterprise which such person is or was serving at the request of the corporation to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended.

     The bylaws of each Delaware Corporate Guarantor also provide that such corporation may maintain insurance to protect itself and any director, officer, employee or agent of the corporation or any other entity or enterprise against expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under Delaware law.

     The certificate of incorporation of each Delaware Corporate Guarantor provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law.

  LLC GUARANTORS

     Reeves County Land Associates, LLC, Reliant Energy Arrow Canyon, LLC, Reliant Energy Atlantic, LLC, Reliant Energy Aurora Development, LLC, Reliant Energy Aurora Holding, LLC, Reliant Energy Bighorn, LLC, Reliant Energy California Holdings, LLC, Reliant Energy Construction, LLC, Reliant

Energy Customer Care Services, LLC, Reliant Energy Corporate Services, LLC, Reliant Energy Desert Basin, LLC, Reliant Energy Electric Solutions, LLC, Reliant Energy Erie West, LLC, Reliant Energy Florida Holdings, LLC, Reliant Energy Funding, LLC, Reliant Energy Gas Storage, LLC, Reliant Energy Gilbert, LLC, Reliant Energy Hunterstown, LLC, Reliant Energy Indian River, LLC, Reliant Energy Key/Con Fuels, LLC, Reliant Energy New Smyrna Beach, LLC, Reliant Energy Osceola, LLC, Reliant Energy Partsco, LLC, Reliant Energy Portland, LLC, Reliant Energy Renewables Atascocita GP, LLC, Reliant Energy Renewables Baytown GP, LLC, Reliant Energy Renewables Blue Bonnet GP, LLC, Reliant Energy Renewables Coastal Plains GP, LLC, Reliant Energy Renewables Conroe GP, LLC, Reliant Energy Renewables Fort Worth GP, LLC, Reliant Energy Renewables Holdings II, LLC, Reliant Energy Renewables Security GP, LLC, Reliant Energy Retail Holdings, LLC, Reliant Energy Retail Services, LLC, Reliant Energy Services Desert Basin, LLC, Reliant Energy Services Mid-Stream, LLC, Reliant Energy Services New Mexico, LLC, Reliant Energy Seward, LLC, Reliant Energy Signal Peak, LLC, Reliant Energy Solutions, LLC, Reliant Energy Solutions East, LLC, Reliant Energy Solutions Holdings, LLC, Reliant Energy Solutions West, LLC, Reliant Energy Titus, LLC, Reliant Energy Winter Haven, LLC and StarEn Power, LLC (collectively, the "Delaware LLC Guarantors") are organized under the laws of the state of Delaware.

     Section 18-108 of the Delaware Limited Liability Company Act (the "Delaware LCC Act") provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any manager or member or other person from and against and all claims and demands whatsoever.

     Section 18-303 of the Delaware LLC Act provides generally that the debts, obligations and liabilities of a limited liability company shall be the solely the debts, obligations and liabilities of the company, and no member of manager of the company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the company, unless such member or manager agrees under a limited liability company agreement or other agreement to be personally liable for any or all of the debts, obligations and liabilities of the company.

     The limited liability company agreement for each of Reliant Energy Atlantic, LLC, Reliant Energy Erie West, LLC, Reliant Energy Gilbert, LLC, Reliant Energy Hunterstown, LLC, Reliant Energy Portland, LLC, Reliant Energy Seward, LLC and Reliant Energy Titus, LLC, each of which is a member-managed limited liability company, provides that the member and each person who is or has agreed to become a director or officer of the company, or each such person who serves or has agreed to serve at the request of the company as a director or officer of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be indemnified by the company to the full extent permitted by the Delaware LLC Act or any other applicable laws as now or hereafter in effect. The limited liability company agreement for each of these companies also provides that the member shall have no liability for obligations or liabilities of the company unless such obligations or liabilities are expressly assumed by the member in writing.

     The limited liability company agreement for each Delaware LLC Guarantor and is not named specifically in the preceding paragraph, each of which is a manager-managed limited liability company, provides that any person (which, for purposes of this paragraph, includes individuals and entities) who is or was a member, manager or officer of the company, or any person who, while a member, manager, officer, employee or agent of the company, is or was serving at the request of the company as a director, member, manager, officer, partner employee, agent or similar functionary of another entity, shall be entitled to indemnification to the fullest extent permitted by Delaware law or any successor statutory provisions, as amended. Without limiting the foregoing, the company may indemnify any person, if such person is entitled to indemnification pursuant to the foregoing, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was a member, manager or officer of the company, or is or was serving at the request of the company as a director, member, manager, officer, employee or agent of another entity, against expenses (including attorney's fees), judgments, fines and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that in a derivative suit brought by or on behalf of the company, no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged liable to the company unless the court in which such suit was brought determines that such person is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper. The limited liability company agreement for each of these companies also provides that the personal liability of members shall be limited to the amount of their respective capital contributions, except to the extent that any liability results from an unauthorized act of such member, and that each member's liability shall also be limited as set forth in the Delaware LLC Act and other applicable law. In addition, managers shall not be personally liable to the company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Delaware law as a result of the willful or grossly negligent act or omission of the manager. To the extent that Delaware law is amended to authorize action further eliminating or limiting the personal liability of managers, then, in addition to the above, the liability of a manager shall be limited to the fullest extent permitted by the amended laws of Delaware. Regarding insurance, the limited liability company agreement also provides that the company may maintain insurance on behalf of any person who is or was a member, manager, officer, employee or agent of the company, or is or was serving at the request of the company as a member, manager, director, officer, employee or agent of an entity against any liability assert against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the company would have the power or the obligation to indemnify such person under the indemnification provisions of the limited liability company agreement.

  LP GUARANTORS

     Reliant Energy Aurora I, LP, Reliant Energy Aurora II, LP, Reliant Energy Aurora, LP, Reliant Energy Renewables Atascocita, LP, Reliant Energy Renewables Baytown, LP, Reliant Energy Renewables Blue Bonnet, LP, Reliant Energy Renewables Coastal Plains, LP, Reliant Energy Renewables Conroe, LP, Reliant Energy Renewables Fort Worth, LP, Reliant Energy Renewables Security, LP, Reliant Energy Shelby County II, LP, Reliant Energy Shelby County, LP, Reliant Energy Shelby I, LP and Reliant Energy Shelby II, LP (collectively, the "Delaware LP Guarantors") are organized under the laws of the state of Delaware.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     There are no provisions for the indemnification of any partners or other persons in either the certificate of limited partnership or the agreement of limited partnership for any of the Delaware LP Guarantors.

  TRUST GUARANTORS

     Choctaw County Trust, Hunterstown Trust and Seward Trust (collectively, the "Delaware Trust Guarantors) are organized under the laws of the state of Delaware.

     Section 3803 of the Delaware Statutory Trust Act provides that a trustee, officer, employee, manager or other person who may manage the business or affairs of the statutory trust , when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof. Section 3817 of the Delaware Statutory Trust Act provides that a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     The trust agreement for each Delaware Trust Guarantor provides that the trust shall indemnify the owner trustee, its successors and assigns, and any co-trustee, and the directors, officers, employees, agents and servants of the aforementioned parties (referred to in this paragraph as the "indemnified parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively referred to in this paragraph as "expenses") which may be imposed on, incurred by or asserted against any indemnified party in any way relating to or arising out of the trust agreement, the other transaction documents, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement, except only that the trust shall not be required to indemnify an indemnified party from and against any expenses arising or resulting from the willful misconduct or gross negligence of the owner trustee or any inaccuracy of certain representations and warranties expressly made by the owner trustee, or for taxes imposed on, based on or measured by any compensation received by the owner trustee for its services.

     The trust agreement for each Delaware Trust Guarantor also provides that except as provided by the Delaware Statutory Trust Act, the certificateholder shall not be personally liable for any liability of the trust.

MISSISSIPPI

     Section 79-29-110 of the Mississippi Limited Liability Companies Act (the "Mississippi LLC Act") generally provides that a limited liability company may indemnify any member, manager or other person for acts taken in good faith and upon reasonable belief that conduct in such person's official capacity with the company was taken in the best interests of the company. Where the conduct did not involve actions in an official capacity, the member, manager or other person must only have acted in good faith and upon reasonable belief that such person's actions were not opposed to the best interests of the company. However, a company may not indemnify a member or manager when such person has been adjudged liable to the company, or in any other proceeding where such person was adjudged liable based on receiving an improper personal benefit. Unless otherwise provided for in the certificate of formation or the limited liability company agreement, a company must indemnify a member, manager or other person who was wholly successful on the merits, or otherwise in the defense of any proceeding to which he was a party based on his status as a member, manager or agent of the company. Additionally, the company may purchase insurance for members and managers against liability asserted against them in their official capacity whether or not the company could indemnify them under the Mississippi LLC Act.

     Section 79-29-305 of the Mississippi LLC Act provides that unless a member of a limited liability company agrees to be personally liable for obligations of the company, such member is not liable for the debts, obligations or liabilities of the company, or for any acts of other members of the company. Section 79-29-403 of the Mississippi LLC Act states that the certificate of formation or limited liability company agreement may provide for the elimination of liability for actions taken by members or managers except liability for improper personal financial benefit, an intentional infliction of harm on the company or its members, an intentional violation of criminal law or a violation of the Mississippi LLC Act's provisions for wrongful distributions.

     Reliant Energy Choctaw County, LLC is organized under the laws of the state of Mississippi. The limited liability company agreement for Reliant Energy Choctaw County, LLC provides that any person (which, for purposes of this paragraph, includes individuals and entities) who is or was a member, manager or officer of the company, or any person who, while a member, manager, officer, employee or agent of the company, is or was serving at the request of the company as a director, member, manager, officer, partner, employee, agent or similar functionary of an entity, shall be entitled to indemnification to the fullest extent permitted by Mississippi law or any successor statutory provisions, as amended. Without limiting the foregoing, the company may indemnify any person, if such person is entitled to indemnification pursuant to the foregoing, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was a member, manager or officer of the company, or is or was serving at the request of the company as a director, member, manager, officer, employee or agent of an entity, against expenses (including attorney's fees), judgments, fines and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that in a derivative suit brought by or on behalf of the company, no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged liable to the company unless the court in which such suit was brought determines that such person is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper.

     The limited liability company agreement also provides that the personal liability of members shall be limited to the amount of their respective capital contributions, except to the extent that any liability results from an unauthorized act of such member, and that each member's liability shall also be limited as set forth in the Mississippi LLC Act and other applicable law. In addition, managers shall not be personally liable to the company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Mississippi law as a result of the willful or grossly negligent act or omission of the manager. To the extent that Mississippi law is amended to authorize action further eliminating or limiting the personal liability of managers, then, in addition to the above, the liability of a manager shall be limited to the fullest extent permitted by the amended laws of Mississippi. Regarding insurance, the limited liability company agreement also provides that the company may maintain insurance on behalf of any person who is or was a member, manager, officer, employee or agent of the company, or is or was serving at the request of the company as a member, manager, director, officer, employee or agent of an entity against any liability assert against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the company would have the power or the obligation to indemnify such person under the indemnification provisions of the limited liability company agreement.

NEVADA

     Section 86.411 of the Nevada Limited-Liability Company Act (the "Nevada LLC Act") generally provides that a person sued as a manager, member, employee or agent of a limited-liability company, or was serving at the request of the company as manager, member, employee or agent of another enterprise, may be indemnified by the company for expenses, including attorneys' fees, if in the case of other than derivative suits, such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the company (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful). In the case of a derivative suit, Section 86.421 of the Nevada LLC Act provides that such person may be indemnified by the company for expenses, including attorneys' fees, if such person acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which such a person has been adjudged to be liable to the company, unless it is determined that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 86.431 of the Nevada LLC Act provides that indemnification is mandatory in the case of a manager, member, employee or agent who is successful on the merits in defense of a suit against such person. Additionally, Section 86.461 provides that an LLC may purchase insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company for any liability asserted against him and liability and expenses incurred by him in his official capacity, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

     Section 86.371 of the Nevada LLC Act generally provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of the company is individually liable for the debts or liabilities of the company.

     Reliant Energy Equipment Company, LLC is organized under the laws of the state of Nevada. The limited liability company agreement for Reliant Energy Equipment Company, LLC provides that any person (which, for purposes of this paragraph, includes individuals and entities) who is or was a member, manager or officer of the company, or any person who, while a member, manager, officer, employee or agent of the company, is or was serving at the request of the company as a director, member, manager, officer, partner, employee, agent or similar functionary of an entity, shall be entitled to indemnification to the fullest extent permitted by Nevada law or any successor statutory provisions, as amended. Without limiting the foregoing, the company may indemnify any person, if such person is entitled to indemnification pursuant to the foregoing, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was a member, manager or officer of the company, or is or was serving at the request of the company as a director, member, manager, officer, employee or agent of an entity, against expenses (including attorney's fees), judgments, fines and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that in a derivative suit brought by or on behalf of the company, no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged liable to the company unless the court in which such suit was brought determines that such person is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper.

     The limited liability company agreement also provides that the personal liability of members shall be limited to the amount of their respective capital contributions, except to the extent that any liability results from an unauthorized act of such member, and that each member's liability shall also be limited as set forth in the Nevada LLC Act and other applicable law. In addition, managers shall not be personally liable to the company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Nevada law as a result of the willful or grossly negligent act or omission of the manager. To the extent that Nevada law is amended to authorize action further eliminating or limiting the personal liability of managers, then, in addition to the above, the liability of a manager shall be limited to the fullest extent permitted by the amended laws of Nevada. Regarding insurance, the limited liability company agreement also provides that the company may maintain insurance on behalf of any person who is or was a member, manager, officer, employee or agent of the company, or is or was serving at the request of the company as a member, manager, director, officer, employee or agent of an entity against any liability assert against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the company would have the power or the obligation to indemnify such person under the indemnification provisions of the limited liability company agreement.

TEXAS

     Article 2.02-1 of the Texas Business Corporation Act provides generally that a person sued as a director, officer, employee or agent of a corporation, or while serving at the request of the corporation as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the corporation against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). Indemnification of a person found liable to the corporation or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

     Article 2.02-1 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director officer, employee agent or similar functionary of another entity or enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

     Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may limit or eliminate the directors' liability for monetary damages to the corporation or its shareholders for an act or omission in the director's capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

     Insync Internet Services, Incorporated is organized under the laws of Texas. The articles of incorporation of Insync Internet Services, Incorporated provide that each director, stockholder and officer shall, in the absence of fraud, be indemnified, whether then in office or not, for the reasonable cost and expenses incurred by him in connection with the defense of, or for advice concerning any claim asserted or proceeding brought against him by reason of his being or having been a director, stockholder or officer of the corporation or of any subsidiary of the corporation, to the maximum extent permitted by law. The bylaws of Insync Internet Services, Incorporated provide that each person who is or was serving as a director, officer, employee or agent of the corporation, or any person who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, agent or similar functionary of another entity or enterprise shall be entitled to indemnification as and to the fullest extent permitted by
Article 2.02-1 of the Texas Business Corporation Act or any successor statutory provision, as from time to time amended.

     The bylaws of Insync Internet Services, Incorporated also provide that the corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or similar functionary of another enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify such person against that liability under the bylaws or the Texas Business Corporation Act.

     The certificate of incorporation of Insync Internet Services, Incorporated provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided by Texas law.

     See "Item 22. Undertakings" for a description of the SEC's position regarding such indemnification provisions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     See Index to Exhibits at page II-53.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Reliant Resources, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Reliant Resources, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT RESOURCES, INC.
                                          (Registrant)

                                          By:       /s/ JOEL V. STAFF
                                            ------------------------------------
                                              Name: Joel V. Staff
                                              Title:   Chairman and Chief
                                                       Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. Naeve, Mark M. Jacobs, Joel V. Staff and Michael L. Jines, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ JOEL V. STAFF                    Chairman and Chief Executive Officer   July 24, 2003
 ------------------------------------------------       (Principal Executive Officer)
                  Joel V. Staff


                /s/ MARK M. JACOBS                    Executive Vice President and Chief    July 24, 2003
 ------------------------------------------------        Financial Officer (Principal
                  Mark M. Jacobs                              Financial Officer)


             /s/ THOMAS C. LIVENGOOD                    Vice President and Controller       July 24, 2003
 ------------------------------------------------       (Principal Accounting Officer)
               Thomas C. Livengood


              /s/ E. WILLIAM BARNETT                               Director                 July 24, 2003
 ------------------------------------------------
                E. William Barnett


              /s/ DONALD J. BREEDING                               Director                 July 24, 2003
 ------------------------------------------------
                Donald J. Breeding

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----


                /s/ LAREE E. PEREZ                                 Director                 July 24, 2003
 ------------------------------------------------
                  Laree E. Perez


             /s/ WILLIAM L. TRANSIER                               Director                 July 24, 2003
 ------------------------------------------------
               William L. Transier

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY CORPORATE SERVICES, LLC
                                          RELIANT ENERGY FUNDING, LLC
                                          RELIANT ENERGY RETAIL HOLDINGS, LLC

                                          By: RELIANT RESOURCES, INC.,
                                              In each case, its sole member

                                              By:    /s/ JOEL V. STAFF
                                              ----------------------------------
                                                  Name: Joel V. Staff
                                                  Title:   Chairman and Chief
                                                           Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. Naeve, Mark M. Jacobs, Joel V. Staff and Michael L. Jines, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                /s/ JOEL V. STAFF                       Chairman and Chief Executive      July 24, 2003
 ------------------------------------------------       Officer (Principal Executive
                  Joel V. Staff                                   Officer)


              /s/ E. WILLIAM BARNETT                              Director                July 24, 2003
 ------------------------------------------------
                E. William Barnett


              /s/ DONALD J. BREEDING                              Director                July 24, 2003
 ------------------------------------------------
                Donald J. Breeding

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


                /s/ LAREE E. PEREZ                                Director                July 24, 2003
 ------------------------------------------------
                  Laree E. Perez


             /s/ WILLIAM L. TRANSIER                              Director                July 24, 2003
 ------------------------------------------------
               William L. Transier

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                        RELIANT ENERGY CUSTOMER CARE SERVICES,
                                        LLC
                                        RELIANT ENERGY ELECTRIC SOLUTIONS, LLC
                                        RELIANT ENERGY RETAIL SERVICES, LLC
                                        RELIANT ENERGY SOLUTIONS, LLC
                                        RELIANT ENERGY SOLUTIONS HOLDINGS, LLC
                                        STAREN POWER, LLC

                                        By: RELIANT ENERGY RETAIL HOLDINGS, LLC,
                                            In each case, its sole member

                                        By: RELIANT RESOURCES, INC.,
                                            its sole member

                                            By:     /s/ JOEL V. STAFF
                                             -----------------------------------
                                                Name: Joel V. Staff
                                                Title:   Chairman and Chief
                                                         Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. Naeve, Mark M. Jacobs, Joel V. Staff and Michael L. Jines, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                /s/ JOEL V. STAFF                       Chairman and Chief Executive      July 24, 2003
 ------------------------------------------------       Officer (Principal Executive
                  Joel V. Staff                                   Officer)


              /s/ E. WILLIAM BARNETT                              Director                July 24, 2003
 ------------------------------------------------
                E. William Barnett

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


              /s/ DONALD J. BREEDING                              Director                July 24, 2003
 ------------------------------------------------
                Donald J. Breeding


                /s/ LAREE E. PEREZ                                Director                July 24, 2003
 ------------------------------------------------
                  Laree E. Perez


             /s/ WILLIAM L. TRANSIER                              Director                July 24, 2003
 ------------------------------------------------
               William L. Transier

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY SOLUTIONS EAST, LLC
                                          RELIANT ENERGY SOLUTIONS WEST, LLC

                                          By: RELIANT ENERGY SOLUTIONS HOLDINGS,
                                              LLC,
                                              In each case, its sole member

                                          By: RELIANT ENERGY RETAIL HOLDING
                                              HOLDINGS, LLC.
                                              its sole member

                                          By: RELIANT RESOURCES, INC.,
                                              its sole member

                                              By:    /s/ JOEL V. STAFF
                                              ----------------------------------
                                                  Name: Joel V. Staff
                                                  Title:   Chairman and Chief
                                                           Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. Naeve, Mark M. Jacobs, Joel V. Staff and Michael L. Jines, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                /s/ JOEL V. STAFF                       Chairman and Chief Executive      July 24, 2003
 ------------------------------------------------       Officer (Principal Executive
                  Joel V. Staff                                   Officer)

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


              /s/ E. WILLIAM BARNETT                              Director                July 24, 2003
 ------------------------------------------------
                E. William Barnett


              /s/ DONALD J. BREEDING                              Director                July 24, 2003
 ------------------------------------------------
                Donald J. Breeding


                /s/ LAREE E. PEREZ                                Director                July 24, 2003
 ------------------------------------------------
                  Laree E. Perez


             /s/ WILLIAM L. TRANSIER                              Director                July 24, 2003
 ------------------------------------------------
               William L. Transier

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          CHOCTAW COUNTY TRUST
                                          HUNTERSTOWN TRUST
                                          SEWARD TRUST

                                          By: RELIANT ENERGY FUNDING, LLC
                                              In each case, its Trustee

                                          By: RELIANT RESOURCES, INC.
                                              its sole member

                                              By:    /s/ JOEL V. STAFF
                                              ----------------------------------
                                                  Name: Joel V. Staff
                                                  Title:   Chairman and Chief
                                                           Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. Naeve, Mark M. Jacobs, Joel V. Staff and Michael L. Jines, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                /s/ JOEL V. STAFF                       Chairman and Chief Executive      July 24, 2003
 ------------------------------------------------       Officer (Principal Executive
                  Joel V. Staff                                   Officer)


              /s/ E. WILLIAM BARNETT                              Director                July 24, 2003
 ------------------------------------------------
                E. William Barnett

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


              /s/ DONALD J. BREEDING                              Director                July 24, 2003
 ------------------------------------------------
                Donald J. Breeding


                /s/ LAREE E. PEREZ                                Director                July 24, 2003
 ------------------------------------------------
                  Laree E. Perez


             /s/ WILLIAM L. TRANSIER                              Director                July 24, 2003
 ------------------------------------------------
               William L. Transier

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANTENERGY.COM, INC.
                                          GUIDESTREET, INC.

                                          By:       /s/ BRIAN LANDRUM
                                            ------------------------------------
                                              Name: Brian Landrum
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Landrum, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ BRIAN LANDRUM                          President, Sole Director         July 24, 2003
 ------------------------------------------------
                  Brian Landrum


               /s/ REX T. CLEVENGER                            Sr. V.P. Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ BRENDA K. BAYER                             V.P., Controller             July 24, 2003
 ------------------------------------------------
                 Brenda K. Bayer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY COOLWATER, INC.
                                          RELIANT ENERGY ELLWOOD, INC.
                                          RELIANT ENERGY ETIWANDA, INC.
                                          RELIANT ENERGY MANDALAY, INC.
                                          RELIANT ENERGY ORMOND BEACH, INC.

                                          By:       /s/ DANIEL HANNON
                                            ------------------------------------
                                              Name: Daniel Hannon
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Hannon his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ DANIEL HANNON                            President, Director            July 24, 2003
 ------------------------------------------------
                  Daniel Hannon


               /s/ REX T. CLEVENGER                            Sr. V.P. Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


            /s/ WILLIAM S. WALLER, JR.                         V.P., Treasurer              July 24, 2003
 ------------------------------------------------
              William S. Waller, Jr.


                /s/ MATTHEW GREEK                                  Director                 July 24, 2003
 ------------------------------------------------
                  Matthew Greek

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                       RELIANT ENERGY DEVELOPMENT SERVICES, INC.
                                       RELIANT ENERGY MID-ATLANTIC DEVELOPMENT,
                                       INC.
                                       RELIANT ENERGY NORTHEAST GENERATION, INC.
                                       RELIANT ENERGY NORTHEAST HOLDINGS, INC.
                                       RELIANT ENERGY POWER GENERATION, INC.
                                       RELIANT ENERGY POWER OPERATIONS I, INC.
                                       RELIANT ENERGY POWER OPERATIONS II, INC.
                                       RELIANT ENERGY SHELBY DEVELOPMENT CORP.
                                       RELIANT ENERGY SHELBY HOLDING CORP.
                                       RELIANT ENERGY WHOLESALE SERVICE COMPANY

                                       By:       /s/ ROBERT W. HARVEY
                                         ---------------------------------------
                                           Name: Robert W. Harvey
                                           Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Harvey his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ ROBERT HARVEY                          President, Sole Director         July 24, 2003
 ------------------------------------------------
                  Robert Harvey


               /s/ REX T. CLEVENGER                            Sr. V.P. Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


            /s/ WILLIAM S. WALLER, JR.                         V.P., Treasurer              July 24, 2003
 ------------------------------------------------
              William S. Waller, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, the State of Delaware, on July 24, 2003.

                                          RELIANT ENERGY CAPTRADES HOLDING CORP.
                                          RELIANT ENERGY SABINE (DELAWARE), INC.

                                          By:    /s/ PATRICIA F. GENZEL
                                            ------------------------------------
                                              Name: Patricia F. Genzel
                                              Title:   President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patricia F. Genzel his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

              /s/ PATRICIA F. GENZEL                  President, Secretary and Director     July 24, 2003
 ------------------------------------------------
                Patricia F. Genzel


                /s/ CONNIE CALFEE                                  Director                 July 24, 2003
 ------------------------------------------------
                  Connie Calfee


                  /s/ JIM TIPTON                                   Director                 July 24, 2003
 ------------------------------------------------
                    Jim Tipton

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY DEER PARK, INC.

                                          By:     /s/ CARLA J. MITCHAM
                                            ------------------------------------
                                              Name: Carla J. Mitcham
                                              Title:   Sr. Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carla J. Micham his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ CARLA J. MITCHAM                           Sr. Vice President            July 24, 2003
 ------------------------------------------------
                 Carla J. Mitcham


               /s/ W. FRED MCGUIRE                              Sole Director               July 24, 2003
 ------------------------------------------------
                 W. Fred McGuire

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY NET VENTURES, INC.

                                          By:       /s/ JOEL V. STAFF
                                            ------------------------------------
                                              Name: Joel V. Staff
                                              Title:   Chairman

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel V. Staff his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ JOEL V. STAFF                          Chairman, Sole Director          July 24, 2003
 ------------------------------------------------
                  Joel V. Staff


               /s/ REX T. CLEVENGER                           Sr. V.P., Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ BRENDA K. BAYER                             V.P., Controller             July 24, 2003
 ------------------------------------------------
                 Brenda K. Bayer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                        RELIANT RESOURCES INTERNATIONAL
                                        SERVICES, INC.

                                        By:       /s/ STEPHEN W. NAEVE
                                           -------------------------------------
                                            Name: Stephen W. Naeve
                                            Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. Naeve his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ STEPHEN W. NAEVE                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Stephen W. Naeve


               /s/ REX T. CLEVENGER                           Sr. V.P., Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ KENNETH BICKETT                             V.P., Controller             July 24, 2003
 ------------------------------------------------
                 Kenneth Bickett

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          INSYNC INTERNET SERVICES, INCORPORATED
                                          RELIANT ENERGY COMMUNICATIONS, INC.

                                          By:       /s/ JAMES B. ROBB
                                            ------------------------------------
                                              Name: James B. Robb
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James B. Robb his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ JAMES B. ROBB                                 President                 July 24, 2003
 ------------------------------------------------
                  James B. Robb


               /s/ REX T. CLEVENGER                           Sr. V.P., Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ BRENDA K. BAYER                             V.P., Controller             July 24, 2003
 ------------------------------------------------
                 Brenda K. Bayer


                /s/ DANIEL HANNON                               Sole Director               July 24, 2003
 ------------------------------------------------
                  Daniel Hannon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY VENTURES, INC.

                                          By:       /s/ DANIEL HANNON
                                            ------------------------------------
                                              Name: Daniel Hannon
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Hannon his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ DANIEL HANNON                          President, Sole Director         July 24, 2003
 ------------------------------------------------
                  Daniel Hannon


               /s/ REX T. CLEVENGER                           Sr. V.P., Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ BRENDA K. BAYER                             V.P., Controller             July 24, 2003
 ------------------------------------------------
                 Brenda K. Bayer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY SABINE (TEXAS), INC.
                                          RELIANT ENERGY SERVICES INTERNATIONAL,
                                          INC.
                                          RELIANT ENERGY SERVICES, INC.
                                          RELIANT ENERGY TRADING EXCHANGE, INC.

                                          By:     /s/ ROBERT W. HARVEY
                                            ------------------------------------
                                              Name: Robert W. Harvey
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Harvey his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey


               /s/ REX T. CLEVENGER                           Sr. V.P., Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ KENNETH BICKETT                                Controller                July 24, 2003
 ------------------------------------------------
                 Kenneth Bickett

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY BROADBAND, INC.

                                          By:     /s/ ROBERT W. HARVEY
                                            ------------------------------------
                                              Name: Robert W. Harvey
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Harvey his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey


               /s/ REX T. CLEVENGER                            Sr. V.P. Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ BRENDA K. BAYER                             V.P., Controller             July 24, 2003
 ------------------------------------------------
                 Brenda K. Bayer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY SOLUTIONS CALIFORNIA,
                                          INC.

                                          By:      /s/ JAMES A. AJELLO
                                            ------------------------------------
                                              Name: James A. Ajello
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Ajello his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ JAMES A. AJELLO                                President                 July 24, 2003
 ------------------------------------------------
                 James A. Ajello


            /s/ WILLIAM S. WALLER, JR.                         V.P., Treasurer              July 24, 2003
 ------------------------------------------------
              William S. Waller, Jr.


               /s/ BRENDA K. BAYER                                Controller                July 24, 2003
 ------------------------------------------------
                 Brenda K. Bayer


                /s/ ROBERT HARVEY                               Sole Director               July 24, 2003
 ------------------------------------------------
                  Robert Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          TEXAS STAR ENERGY COMPANY

                                          By:     /s/ ROBERT W. HARVEY
                                            ------------------------------------
                                              Name: Robert W. Harvey
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Harvey his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey


            /s/ WILLIAM S. WALLER, JR.                         V.P., Treasurer              July 24, 2003
 ------------------------------------------------
              William S. Waller, Jr.


               /s/ BRENDA K. BAYER                             V.P., Controller             July 24, 2003
 ------------------------------------------------
                 Brenda K. Bayer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES, INC.

                                          By:     /s/ CARLA J. MITCHAM
                                            ------------------------------------
                                              Name: Carla J. Mitcham
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carla J. Mitcham his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ CARLA J. MITCHAM                               President                 July 24, 2003
 ------------------------------------------------
                 Carla J. Mitcham


               /s/ REX T. CLEVENGER                           Sr. V.P., Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ BRENDA K. BAYER                             V.P., Controller             July 24, 2003
 ------------------------------------------------
                 Brenda K. Bayer


               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY EUROPE TRADING &
                                          MARKETING, INC.

                                          By:       /s/ JOHN R. BEAR
                                            ------------------------------------
                                              Name: John R. Bear
                                              Title:   President and Chief
                                                       Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Bear his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                 /s/ JOHN R. BEAR                       President and Chief Operating       July 24, 2003
 ------------------------------------------------                  Officer
                   John R. Bear


            /s/ WILLIAM S. WALLER, JR.                            Treasurer                 July 24, 2003
 ------------------------------------------------
              William S. Waller, Jr.


               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY ATLANTIC, LLC
                                          RELIANT ENERGY ERIE WEST, LLC
                                          RELIANT ENERGY GILBERT, LLC
                                          RELIANT ENERGY HUNTERSTOWN, LLC
                                          RELIANT ENERGY PORTLAND, LLC
                                          RELIANT ENERGY SEWARD, LLC
                                          RELIANT ENERGY TITUS, LLC

                                          By: RELIANT ENERGY MID-ATLANTIC
                                              DEVELOPMENT, INC.,
                                              In each case, its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President, Sole
                                                           Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY GAS STORAGE, LLC
                                          RELIANT ENERGY SERVICES DESERT BASIN,
                                          LLC
                                          RELIANT ENERGY SERVICES NEW MEXICO,
                                          LLC
                                          RELIANT ENERGY SERVICES MID-STREAM,
                                          LLC

                                          By: RELIANT ENERGY SERVICES, INC.,
                                              In each case, its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President, Sole
                                                           Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY KEY/CON FUELS, LLC

                                          By: RELIANT ENERGY NORTHEAST
                                              GENERATION, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President, Sole
                                                           Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                   RELIANT ENERGY RENEWABLES ATASCOCITA GP, LLC
                                   RELIANT ENERGY RENEWABLES BAYTOWN GP, LLC
                                   RELIANT ENERGY RENEWABLES BLUE BONNETT GP,
                                   LLC
                                   RELIANT ENERGY RENEWABLES COASTAL PLAINS GP,
                                   LLC
                                   RELIANT ENERGY RENEWABLES CONROE GP, LLC
                                   RELIANT ENERGY RENEWABLES FORT WORTH GP, LLC
                                   RELIANT ENERGY RENEWABLES HOLDINGS II, LLC
                                   RELIANT ENERGY RENEWABLES SECURITY GP, LLC

                                   By: RELIANT ENERGY RENEWABLES, INC.,
                                       In each case, its sole member

                                       By:       /s/ ROBERT W. HARVEY
                                         ---------------------------------------
                                           Name: Robert W. Harvey
                                           Title:   President, Sole Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES ATASCOCITA,
                                          LP

                                          By: RELIANT ENERGY RENEWABLES
                                              ATASCOCITA GP, LLC
                                              its General Partner

                                          By: RELIANT ENERGY RENEWABLES, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES BAYTOWN, LP

                                          By: RELIANT ENERGY RENEWABLES BAYTOWN
                                              GP, LLC
                                              its General Partner

                                          By: RELIANT ENERGY RENEWABLES, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES BLUE
                                          BONNETT, LP

                                          By: RELIANT ENERGY RENEWABLES BLUE
                                              BONNETT GP, LLC,
                                              its General Partner

                                          By: RELIANT ENERGY RENEWABLES, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES COASTAL
                                          PLAINS, LP

                                          By: RELIANT ENERGY RENEWABLES COASTAL
                                              PLAINS GP, LLC
                                              its General Partner

                                          By: RELIANT ENERGY RENEWABLES, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES CONROE, LP

                                          By: RELIANT ENERGY RENEWABLES CONROE
                                              GP, LLC
                                              its General Partner

                                          By: RELIANT ENERGY RENEWABLES, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES CONROE, LP

                                          By: RELIANT ENERGY RENEWABLES CONROE
                                              GP, LLC
                                              its General Partner

                                          By: RELIANT ENERGY RENEWABLES, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES FORT WORTH,
                                          LP

                                          By: RELIANT ENERGY RENEWABLES FORT
                                              WORTH GP, LLC
                                              its General Partner

                                          By: RELIANT ENERGY RENEWABLES, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY RENEWABLES SECURITY, LP

                                          By: RELIANT ENERGY RENEWABLES SECURITY
                                              GP, LLC
                                              its General Partner

                                          By: RELIANT ENERGY RENEWABLES, INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY AURORA, LP

                                          By: RELIANT ENERGY AURORA I, LP
                                              its General Partner

                                          By: RELIANT ENERGY AURORA DEVELOPMENT,
                                              LLC
                                              its General Partner

                                          By: RELIANT ENERGY AURORA HOLDING, LLC
                                              its sole member

                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY SHELBY COUNTY, LP
                                          RELIANT ENERGY SHELBY COUNTY II, LP

                                          By: RELIANT ENERGY SHELBY I, LP
                                              In each case, its General Partner

                                          By: RELIANT ENERGY SHELBY DEVELOPMENT
                                              CORP.
                                              its General Partner

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President, Sole
                                                           Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY SHELBY I, LP
                                          RELIANT ENERGY SHELBY II, LP

                                          By: RELIANT ENERGY SHELBY DEVELOPMENT
                                              CORP.,
                                              In each case, its General Partner

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                             Sole Director               July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          REEVES COUNTY LAND ASSOCIATES, LLC
                                          RELIANT ENERGY ARROW CANYON, LLC
                                          RELIANT ENERGY AURORA HOLDING, LLC
                                          RELIANT ENERGY BIGHORN, LLC
                                          RELIANT ENERGY CALIFORNIA HOLDINGS,
                                          LLC
                                          RELIANT ENERGY CHOCTAW COUNTY, LLC
                                          RELIANT ENERGY CONSTRUCTION, LLC
                                          RELIANT ENERGY DESERT BASIN, LLC
                                          RELIANT ENERGY EQUIPMENT COMPANY, LLC
                                          RELIANT ENERGY FLORIDA HOLDINGS, LLC
                                          RELIANT ENERGY PARTSCO, LLC
                                          RELIANT ENERGY SIGNAL PEAK, LLC

                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.,
                                              In each case, its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President, Sole
                                                           Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY AURORA DEVELOPMENT, LLC

                                          By: RELIANT ENERGY AURORA HOLDING, LLC
                                              its sole member

                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President, Sole
                                                           Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY INDIAN RIVER, LLC
                                          RELIANT ENERGY NEW SMYRNA BEACH, LLC
                                          RELIANT ENERGY OSCEOLA, LLC
                                          RELIANT ENERGY WINTER HAVEN, LLC

                                          By: RELIANT ENERGY FLORIDA HOLDINGS,
                                              LLC,
                                              In each case, its sole member

                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President, Sole
                                                           Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          RELIANT ENERGY AURORA I, LP
                                          RELIANT ENERGY AURORA II, LP

                                          By: RELIANT ENERGY AURORA DEVELOPMENT,
                                              LLC
                                              each of its General Partner

                                          By: RELIANT ENERGY AURORA HOLDING, LLC
                                              its sole member

                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.
                                              its sole member

                                              By:  /s/ ROBERT W. HARVEY
                                              ----------------------------------
                                                  Name: Robert W. Harvey
                                                  Title:   President, Sole
                                                           Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                        President, Sole Director         July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 24, 2003.

                                          ORION POWER HOLDINGS INC.

                                          By:     /s/ ROBERT W. HARVEY
                                            ------------------------------------
                                              Name: Robert W. Harvey
                                              Title:   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Harvey his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ ROBERT W. HARVEY                          President, Chairman            July 24, 2003
 ------------------------------------------------
                 Robert W. Harvey


            /s/ WILLIAM S. WALLER, JR.                         V.P., Treasurer              July 24, 2003
 ------------------------------------------------
              William S. Waller, Jr.


               /s/ REX T. CLEVENGER                           Sr. V.P., Finance             July 24, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ STEPHEN W. NAEVE                                Director                 July 24, 2003
 ------------------------------------------------
                 Stephen W. Naeve


             /s/ DEAN A. CHRISTIANSEN                              Director                 July 24, 2003
 ------------------------------------------------
               Dean A. Christiansen

                               INDEX TO EXHIBITS

                                                                              SEC FILE OR
EXHIBIT                                                                       REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT      NUMBER      REFERENCE
-------        --------------------        --------------------------------   ------------   ---------
   4.1    Restated Certificate of          Registration Statement on Form      333-48038        3.1
          Incorporation of Reliant         S-1
          Resources, Inc.
   4.2    Amended and Restated Bylaws of   Quarterly Report on Form 10-Q         1-16455        3
          Reliant Resources, Inc.          for the Quarterly Period Ended
                                           March 31, 2001
   4.3    Specimen Stock Certificate       Registration Statement on Form      333-48038        4.1
                                           S-1, dated October 16, 2000
   4.4    Rights Agreement effective as    Amendment No. 4 to Registration     333-48038        4.2
          of January 15, 2001 between      Statement on Form S-1, dated
          Reliant Resources, Inc. and      January 18, 2001
          The Chase Manhattan Bank, as
          Rights Agent, including a form
          of Rights Certificate
  *4.5    Indenture relating to the
          9.25% Senior Secured Notes due
          2010, dated as of July 1,
          2003, among Reliant Resources,
          Inc., the Guarantors listed in
          Schedule I thereto and
          Wilmington Trust Company, as
          Trustee
  *4.6    Form of 9.25% Senior Secured
          Notes due 2010 (included in
          Exhibit 4.5)
  *4.7    Indenture relating to the
          9.50% Senior Secured Notes due
          2013, dated as of July 1,
          2003, among Reliant Resources,
          Inc., the Guarantors listed in
          Schedule I thereto and
          Wilmington Trust Company, as
          Trustee
  *4.8    Form of 9.50% Senior Secured
          Notes due 2013 (included in
          Exhibit 4.7)
  *4.9    Registration Rights Agreement
          dated as of July 1, 2003 among
          Reliant Resources, Inc, Banc
          of America Securities LLC,
          Deutsche Bank Securities Inc.,
          Goldman, Sachs & Co. and Bar-
          clays Capital Inc.
 **4.10   Certificate of Formation of
          Reliant Energy Mid-Atlantic
          Power Holdings, LLC, as
          amended
 **4.11   Limited Liability Company
          Agreement of Reliant Energy
          Mid-Atlantic Power Holdings,
          LLC
 **4.12   Certificate of Formation of
          Reliant Energy Retail
          Holdings, LLC

                                                                              SEC FILE OR
EXHIBIT                                                                       REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT      NUMBER      REFERENCE
-------        --------------------        --------------------------------   ------------   ---------
 **4.13   Limited Liability Company
          Agreement of Reliant Energy
          Retail Holdings, LLC
 **4.14   Amended and Restated
          Certificate of Incorporation
          of Orion Power Holdings, Inc.
 **4.15   Amended and Restated Bylaws of
          Orion Power Holdings, Inc.
 **5      Opinion of Skadden, Arps,
          Slate, Meagher & Flom LLP.
  10.1    Master Separation Agreement      Reliant Energy, Incorporated's         1-3187       10.1
          between Reliant Resources and    Quarterly Report on Form 10-Q
          Reliant Energy, dated December   for the Quarterly Period Ended
          31, 2000.                        March 31, 2001
  10.2    Transition Services Agreement    Reliant Energy, Incorporated's         1-3187       10.2
          between Reliant Resources and    Quarterly Report on Form 10-Q
          Reliant Energy, dated Decem-     for the Quarterly Period Ended
          ber 31, 2000.                    March 31, 2001
  10.3    Technical Services Agreement     Reliant Energy, Incorporated's         1-3187       10.3
          between Reliant Resources and    Quarterly Report on Form 10-Q
          Reliant Energy, dated December   for the Quarterly Period Ended
          31, 2000.                        March 31, 2001
  10.4    Texas Genco Option Agreement     Reliant Energy, Incorporated's         1-3187       10.4
          between Reliant Resources and    Quarterly Report on Form 10-Q
          Reliant Energy, dated Decem-     for the Quarterly Period Ended
          ber 31, 2000.                    March 31, 2001
  10.5    Employee Matters Agreement be-   Reliant Energy, Incorporated's         1-3187       10.5
          tween Reliant Resources and      Quarterly Report on Form 10-Q
          Reliant Energy, dated December   for the Quarterly Period Ended
          31, 2000.                        March 31, 2001
  10.6    Retail Agreement between         Reliant Energy, Incorporated's         1-3187       10.6
          Reliant Resources and Reliant    Quarterly Report on Form 10-Q
          Energy, dated December 31,       for the Quarterly Period Ended
          2000.                            March 31, 2001
  10.7    Registration Rights Agreement    Reliant Energy, Incorporated's         1-3187       10.7
          between Reliant Resources and    Quarterly Report on Form 10-Q
          Reliant Energy, dated Decem-     for the Quarterly Period Ended
          ber 31, 2000.                    March 31, 2001
  10.8    Tax Allocation Agreement be-     Reliant Energy, Incorporated's         1-3187       10.8
          tween Reliant Resources and      Quarterly Report on Form 10-Q
          Reliant Energy, dated December   for the Quarterly Period Ended
          31, 2000.                        March 31, 2001
  10.9    Reliant Resources, Inc. Annual   Reliant Resources, Inc.'s Annual      1-16455       10.9
          Incentive Compensation Plan      Report on Form 10-K for the year
          effective January 1, 2001.       ended December 31, 2001
  10.10   Reliant Resources, Inc. 2001     Reliant Resources, Inc.'s Annual      1-16455       10.10
          Long-Term Incentive Plan         Report on Form 10-K for the year
          effective January 1, 2001.       ended December 31, 2001

                                                                              SEC FILE OR
EXHIBIT                                                                       REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT      NUMBER      REFERENCE
-------        --------------------        --------------------------------   ------------   ---------
  10.11   Reliant Energy, Incorporated's   Reliant Resources, Inc.             333-48038       10.11
          Executive Benefits Plan          Registration Statement on Form
          effective June 1, 1982,          S-1
          including the first, second
          and third amendments thereto
          (Reliant Resources has adopted
          certain obligations under this
          plan with respect to some of
          its officers).
  10.12   Reliant Energy, Incorporated's   Reliant Resources, Inc.             333-48038       10.12
          Benefit Restoration Plan, as     Registration Statement on Form
          amended and restated effective   S-1
          July 1, 1991, including the
          first amendment thereto
          (Reliant Resources has adopted
          certain obligations under this
          plan with respect to some of
          its employees).
  10.13   Share Subscription Agreement     Reliant Energy, Incorporated's         1-3187       10.2
          dated March 29, 1999 among Re-   Quarterly Report on Form 10-Q
          liant Energy Wholesale           for the quarter ended March 31,
          Holdings (Europe) Inc.,          1999.
          Provincie Noord Holland,
          Gemeente Amsterdam, N.V.,
          Provinciaal En Gemeenelijk
          Utrechts
          Stroomleveringsdedrijf,
          Reliant Energy Power
          Generation, Inc. and UNA.
  10.14   Share Purchase Agreement dated   Reliant Energy, Incorporated's         1-3187       10.3
          March 29, 1999 among Reliant     Quarterly Report on Form 10-Q
          Energy Wholesale Holdings (Eu-   for the quarter ended March 31,
          rope) Inc., Provincie Noord      1999.
          Holland, Gemeente Amsterdam,
          N.V., Provinciaal En
          Gemeenelijk Utrechts
          Stroomleveringsdedrijf,
          Reliant Energy Power
          Generation, Inc. and UNA.
  10.15   Deed of Amendment dated Sep-     Reliant Energy, Incorporated's         1-3187     2(b)(3)
          tember 2, 1999 among Reliant     Annual Report on Form 10-K for
          Energy Wholesale Holdings (Eu-   the year ended December 31,
          rope) Inc., Provincie Noord      1999.
          Holland, Gemeente Amsterdam,
          N.V., Provinciaal En
          Gemeenelijk Utrechts
          Stroomleveringsdedrijf,
          Reliant Energy Power
          Generation, Inc. and UNA.
  10.16   Purchase Agreement dated as of   Reliant Energy, Incorporated's         1-3187     2(c)
          February 19, 2000 among          Annual Report on Form 10-K for
          Reliant Energy Power             the year ended December 31,
          Generation, Reliant Energy       1999.
          Sithe Energies, Inc. and Sithe
          Northeast Generating Com-
          pany, Inc.
  10.17   Facility Lease Agreement dated   Registration Statement on Form      333-51464        4.6a
          as of August 14, 2000 between    S-4 of REMA.
          Conemaugh Lessor Genco LLC and
          Reliant Energy Mid-Atlantic
          Power Holding, LLC (REMA).

                                                                              SEC FILE OR
EXHIBIT                                                                       REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT      NUMBER      REFERENCE
-------        --------------------        --------------------------------   ------------   ---------
  10.18   Schedule identifying             Registration Statement on Form      333-51464        4.6b
          substantially identical          S-4 of REMA.
          agreements to Facility Lease
          Agreement constituting Ex-
          hibit 10.17.
  10.19   Series A Pass Through Trust      Registration Statement on Form      333-51464        4.4a
          Agreement dated as of August     S-4 of REMA.
          24, 2000 between Reliant
          Energy Mid-Atlantic Power
          Holding, LLC and Bankers Trust
          Company, made with respect to
          the formation of the Series A
          Pass Through Trust and the
          issuance of Series A Pass
          Through Certificates.
  10.20   Schedule identifying             Registration Statement on Form      333-51464        4.4b
          substantially identical          S-4 of REMA.
          agreements to Pass Through
          Trust Agreement constituting
          Exhibit 10.19.
  10.21   Participation Agreement dated    Registration Statement on Form      333-51464        4.5a
          as of August 24, 2000 among      S-4 of REMA.
          Conemaugh Lessor Genco LLC, as
          Owner Lessor, Reliant Energy
          Mid-Atlantic Power Holding,
          LLC, as Facility Lessee, Wil-
          mington Trust Company, as Les-
          sor Manager, PSEGR Conemaugh
          Generation, LLC, as Owner Par-
          ticipant, Bankers Trust
          Company, as Lease Indenture
          Trustee, and Bankers Trust
          Company, as Pass Through
          Trustee.
  10.22   Schedule Identifying             Registration Statement on Form      333-51464        4.5b
          substantially identical          S-4 of REMA.
          agreements to Participation
          Agreement constituting Ex-
          hibit 10.21.
  10.23   Lease Indenture of Trust,        Registration Statement on Form      333-51464        4.8a
          Mortgage and Security            S-4 of REMA.
          Agreement dated as of August
          24, 2000 between Conemaugh
          Lessor Genco LLC and Bankers
          Trust Company.
  10.24   Schedule identifying             Registration Statement on Form      333-51464        4.8b
          substantially identical          S-4 of REMA.
          agreements to Lease In-
          denture of Trust constituting
          Exhibit 10.23.
  10.25   Reliant Energy, Incorporated's   Reliant Resources, Inc.             333-48038       10.25
          Deferred Compensation Plan ef-   Registration Statement on Form
          fective as of September 1,       S-1
          1985, including the first nine
          amendments thereto (Reliant
          Resources has adopted certain
          obligations under this plan
          with respect to some of its
          employees).

                                                                              SEC FILE OR
EXHIBIT                                                                       REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT      NUMBER      REFERENCE
-------        --------------------        --------------------------------   ------------   ---------
  10.26   Reliant Energy, Incorporated's   Reliant Resources, Inc.             333-48038       10.26
          Deferred Compensation Plan, as   Registration Statement on Form
          amended and restated effective   S-1
          January 1, 1989, including the
          first nine amendments thereto
          (Reliant Resources has adopted
          certain obligations under this
          plan with respect to some of
          its employees).
  10.27   Reliant Energy, Incorporated's   Reliant Resources, Inc.             333-48038       10.27
          Deferred Compensation Plan, as   Registration Statement on Form
          amended and restated effective   S-1
          January 1, 1991, including the
          first ten amendments thereto
          (Reliant Resources has adopted
          certain obligations under this
          plan with respect to some of
          its employees).
  10.28   Reliant Energy, Incorporated's   Reliant Resources, Inc.             333-48038       10.28
          Savings Restoration Plan         Registration Statement on Form
          effective January 1, 1991,       S-1
          including the first and second
          amendments thereto (Reliant
          Resources has adopted certain
          obligations under this plan
          with respect to some of its
          employees).
  10.29   Reliant Energy, Incorporated's   Reliant Resources, Inc.             333-48038       10.29
          Director Benefits Plan           Registration Statement on Form
          effective January 1, 1992,       S-1
          including the first amendment
          thereto (Reliant Resources has
          adopted certain obligations
          under this plan with respect
          to members of its board of
          directors).
  10.30   Reliant Energy, Incorporated's   Reliant Resources, Inc.             333-48038       10.30
          Executive Life Insurance Plan    Registration Statement on Form
          effective January 1, 1994,       S-1
          including the first and second
          amendments thereto (Reliant
          Resources has adopted certain
          obligations under this plan
          with respect to some of its
          officers).
  10.31   Employment and Supplemental      Reliant Resources, Inc.             333-48038       10.31
          Benefits Agreement dated Sep-    Registration Statement on Form
          tember 4, 1984 between Reliant   S-1
          Energy, Incorporated and Hugh
          Rice Kelly (Reliant Resources
          has adopted Reliant Energy,
          Incorporated's obligations
          under this agreement).
  10.32   REPGB Stranded Cost Settle-      Reliant Resources, Inc.'s Annual      1-16455       10.32
          ment Agreement                   Report on Form 10-K for the year
                                           ended December 31, 2001

                                                                              SEC FILE OR
EXHIBIT                                                                       REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT      NUMBER      REFERENCE
-------        --------------------        --------------------------------   ------------   ---------
  10.33   Retention Agreement effective    Reliant Resources, Inc.'s Annual      1-16455       10.33
          May 4, 2001 between Reliant      Report on Form 10-K for the year
          Resources, Inc. and R. Steve     ended December 31, 2001
          Letbetter
  10.34   Retention Agreement effective    Reliant Resources, Inc.'s Annual      1-16455       10.34
          May 4, 2001 between Reliant      Report on Form 10-K for the year
          Resources, Inc. and Robert W.    ended December 31, 2001
          Harvey
  10.35   Retention Agreement effective    Reliant Resources, Inc.'s Annual      1-16455       10.35
          May 4, 2001 between Reliant      Report on Form 10-K for the year
          Resources, Inc. and Stephen W.   ended December 31, 2001
          Naeve
  10.36   Retention Agreement effective    Reliant Resources, Inc.'s Annual      1-16455       10.36
          May 4, 2001 between Reliant      Report on Form 10-K for the year
          Resources, Inc. and Joe Bob      ended December 31, 2001
          Perkins
  10.37   Reliant Resources, Inc.          Reliant Resources, Inc.'s Annual      1-16455       10.37
          Transition Stock Plan,           Report on Form 10-K for the year
          effective May 4, 2001            ended December 31, 2001
  10.38   Form of Amended and Restated     Reliant Resources, Inc.'s Annual      1-16455       10.38
          Construction Agency Agreement    Report on Form 10-K for the year
          for a Facility                   ended December 31, 2001
  10.39   Form of Amended and Restated     Reliant Resources, Inc.'s Annual      1-16455       10.39
          Guaranty regarding Restated      Report on Form 10-K for the year
          Construction Agency Agreement    ended December 31, 2001
  10.40   Employment Agreement effective   Reliant Resources, Inc.               1-16455       10.1
          July 29, 2002 between Reliant    Quarterly Report on Form 10-Q
          Resources, Inc. and Mark M.      for the quarter ended September
          Jacobs                           30, 2002
  10.41   Separation Agreement dated       Reliant Resources, Inc.               1-16455       10.2
          July 2, 2002 between Reliant     Quarterly Report on Form 10-Q
          Resources, Inc. and Joe Bob      for the quarter ended September
          Perkins                          30, 2002
  10.42   First Amended and Restated       Reliant Resources, Inc. Annual        1-16455       10.42
          Credit and Guaranty Agreement,   Report on Form 10-K/A for the
          dated as of March 28, 2003,      year ended December 31, 2002
          among (i) Reliant Resources,
          Inc., as a Borrower and
          Guarantor; (ii) the other
          Credit Parties referred to
          therein, as Borrowers and/or
          Guarantors; (iii) the Lenders
          referred to therein; (iv) Bank
          of America, N.A., as
          administrative agent for the
          Lenders, as Collateral Agent
          and as an Issuing Bank; (v)
          Barclays Bank PLC and Deutsche
          Bank AG, New York Branch, as
          syndication agents for the
          Lenders; (vi) Citicorp USA,
          INC., as Tranche A Agent; and
          (vii) Citibank, N.A., as
          Tranche A Collateral Agent.

                                                                              SEC FILE OR
EXHIBIT                                                                       REGISTRATION    EXHIBIT
NUMBER         DOCUMENT DESCRIPTION        REPORT OR REGISTRATION STATEMENT      NUMBER      REFERENCE
-------        --------------------        --------------------------------   ------------   ---------
 *10.43   Amendment No. 1 to First
          Amended and Restated Credit
          and Guaranty Agreement, dated
          as of June 16, 2003.
 *10.44   Intercreditor Agreement, dated
          as of March 28, 2003 between
          Bank of America, N.A. and
          Citibank USA, Inc. and
          Citibank, N.A.
 *12      Ratio of Earnings to Fixed
          Charges
  21.1    Subsidiaries of Reliant          Reliant Resources, Inc.'s Annual      1-16455       21.1
          Resources, Inc.                  Report on Form 10-K for the year
                                           ended December 31, 2001
 *23.1    Consent of Deloitte & Touche
          LLP
**23.2    Consent of Skadden, Arps,
          Slate, Meagher & Flom LLP
          (included in Exhibit 5)
 *24      Power of Attorney (included on
          pages II-4 to II-52 of this
          Registration Statement)
 *25.1    Form T-1 Statement of
          Eligibility and Qualification
          under the Trust Indenture Act
          of 1939, under the Indenture
**99.1    Form of Letter to Clients
**99.2    Form of Letter to Brokers,
          Dealers, Commercial Banks,
          Trust Companies and Other
          Nominees

---------------

 * Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.